As filed with the U.S. Securities and Exchange Commission on January 21, 2025
Registration No. 333-281324

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1
TO

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BEIGENE, LTD.
(Exact name of Registrant as specified in its charter)

Cayman Islands*	2834	98-1209416
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman
Cayman Islands KY1-1108
Telephone: (345) 949-4123
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John V. Oyler
Chief Executive Officer and Chairman
c/o Mourant Governance Services (Cayman) Limited
94 Solaris Avenue, Camana Bay
Grand Cayman
Cayman Islands KY1-1108
Telephone: (345) 949-4123
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mitchell S. Bloom
Edwin M. O’Connor
Marishka DeToy
Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02210
(617) 570-1000

Approximate date of commencement of proposed sale of the securities to the public: The Continuation described herein is expected to be effective as soon as practicable after this Registration Statement becomes effective, subject to compliance with global regulatory requirements.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

*
The Registrant intends, subject to shareholder approval, to effect a Continuance under Art. 161 of the Swiss Federal Code on Private International Law, pursuant to which the Registrant’s jurisdiction of incorporation shall be Switzerland.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be subject to change. This preliminary proxy statement / prospectus is not an offer to sell securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
PRELIMINARY PROXY STATEMENT/PROSPECTUS
SUBJECT TO COMPLETION, DATED JANUARY 21, 2025

PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING
OF BEIGENE, LTD.
PROSPECTUS FOR ORDINARY SHARES
CONTINUATION TO SWITZERLAND

BeiGene, Ltd. (the “Company” or “we”) is an exempted company incorporated in the Cayman Islands with limited liability. We are proposing to change our jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction known as a continuation under Section 206 of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”) and Article 161 of the Swiss Federal Code on Private International Law (the “Continuation”). The Continuation will be effective upon the Company’s registration with the Commercial Register of the Canton of Basel-Stadt, Switzerland. Thereafter, the continued Company will be subject to Swiss law, the Proposed Swiss Articles (as defined herein) and the organizational regulations (analogous to bylaws under Delaware law). We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Islands Registrar of Companies. The de-registration in the Cayman Islands and the Continuation under Swiss law will occur on the same date. Our board of directors (the “Board of Directors”) has unanimously approved our Continuation, believes it to be in the best interests of our shareholders and unanimously recommends approval of our Continuation to our shareholders. In this proxy statement/prospectus we sometimes refer to the Company as “BeiGene (Cayman)” prior to the Continuation and as “BeiGene (Switzerland)” after the Continuation. Unless the context requires otherwise, references to “BeiGene,” the “Company,” “we,” “us,” and “our” in this proxy statement/prospectus refer to BeiGene (Cayman) prior to the Continuation and BeiGene (Switzerland) after the Continuation, and its subsidiaries, on a consolidated basis. Upon completion of the Continuation, in accordance with the Proposed Swiss Articles, the Company’s English name will be changed to “BeOne Medicines Ltd.” (the “Name Change”).
The Continuation will change the governing law that applies to our shareholders from Cayman law to Swiss law. There are material differences between Cayman law and Swiss law. Our shareholders may have more or less rights under Swiss law depending on the specific set of circumstances. See “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” for a summary of the significant differences between Cayman law, Swiss law, and for comparative purposes, Delaware law.
The Continuation will not interrupt the corporate existence or operations of the Company or the listing of our American Depositary Shares (“ADSs”) on the Nasdaq Global Select Market (“Nasdaq”), each representing 13 ordinary shares of BeiGene (Cayman), each having a par value of US$0.0001 per share (the “Ordinary Shares”), our Ordinary Shares listed on The Stock Exchange of Hong Kong Limited (the “HKEx”), and our Ordinary Shares traded in Renminbi (the “RMB Shares”) listed on the Science and Technology Innovation Board of the Shanghai Stock Exchange (“STAR Market”). Each outstanding Ordinary Share at the time of the effectiveness of the Continuation will remain issued and outstanding as a registered share (the “Registered Shares”) of BeiGene (Switzerland). Following the completion of our Continuation, our ADSs, each representing 13 Registered Shares, will continue to be listed and traded on Nasdaq under the trading symbol “ONC”. Our Registered Shares will continued to be listed and traded on the HKEx under the stock code of “06160,” and the RMB Shares will be listed and traded on the STAR Market of the Shanghai Stock Exchange under the stock code of “688235.”
BeiGene, Ltd. is an exempted company incorporated under the laws of the Cayman Islands, which is structured as a holding company with global operations conducted through our subsidiaries. Our China operations are conducted by our Chinese subsidiaries owned by BeiGene (Hong Kong) Co., Limited, a wholly owned subsidiary of the Company. As a result of our operations in China, the Chinese regulatory authorities have significant influence over our conduct of business and may influence our operations as they deem appropriate to further economic, regulatory, political and societal goals.
Furthermore, the Chinese regulatory authorities have already issued statements and taken regulatory actions and may further promulgate relevant laws, rules and regulations to exert more oversight and control, including on those related to data security or anti-monopoly concerns that could affect the ability of companies that operate in China to accept foreign investments, or conduct securities offerings and other capital markets activities outside of China. Such actions could significantly limit or completely hinder our ability to offer or continue to offer securities to investors in the United States, Hong Kong or other markets and obtain external financing, and as a result, the trading prices of our ordinary shares could significantly decline or become worthless. For a detailed description of risks related to our doing business in China, please refer to the “Risk Factors” in Item 1A of Part II of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
The intercompany flow of funds within the organization is effected through capital contributions, intercompany loans, intercompany transfers of products and intellectual property, and cost reimbursements. Since our formation in 2010, BeiGene, Ltd. has raised over $10.8 billion in various public and private stock offerings or from lenders as of September 30, 2024. Of this amount, $2.0 billion and RMB18.4 billion have been transferred as capital contributions to its operating subsidiaries. As of September 30, 2024, BeiGene, Ltd. had intercompany loans outstanding of $2.2 billion to its operating subsidiaries. All biopharmaceutical patents previously owned by BeiGene, Ltd. have been transferred to operating subsidiaries for further development and commercialization. As of September 30, 2024, BeiGene, Ltd. held $447.8 million in cash, cash equivalents and short-term investments which are available for future investment in its programs and in our operating subsidiaries. To date, BeiGene, Ltd., has not received any dividends or distributions from its operating subsidiaries.
We may rely on dividends and other distributions on equity paid by our Chinese subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Under Chinese laws and regulations, our Chinese subsidiaries may pay dividends only out of their respective accumulated profits as determined in accordance with China’s accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Such statutory reserve funds cannot be distributed to us as dividends. To date, BeiGene, Ltd. has not received any dividends or distributions from its operating subsidiaries.
This proxy statement/prospectus incorporates important business and financial information about us from reports we file with the U.S. Securities and Exchange Commission. This incorporated information is not printed in or attached to this proxy statement/prospectus. We explain how you can find this information in “Where You Can Find More Information”. We urge you to review this proxy statement/prospectus, together with the incorporated information, carefully.
Investing in the ADSs, Ordinary Shares, or RMB Shares of the Company involves risks. See “RISK FACTORS” beginning on page 13 of this proxy statement/prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
Hong Kong Exchanges and Clearing Limited and the HKEx take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.
This document appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of the Company in Hong Kong. Although this document is a prospectus as defined in Section 2(a)(10) of the Securities Act, it is not, and shall not be deemed to be, a “prospectus” (as defined in Section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, Cap. 32 of Laws of Hong Kong)(“C(WUMP)O”) to be used in Hong Kong, and the publication of this document shall not be deemed to be an offer of securities made pursuant to a “prospectus” issued by or on behalf of the issuer for the purposes of the C(WUMP)O nor shall it constitute an advertisement, invitation or document containing an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities for the purposes of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong). Therefore, this document has not been and will not be registered with the Registrar of Companies in Hong Kong pursuant to Section 342C of the C(WUMP)O.

This proxy statement/prospectus dated        , 2025, and is first being made available/mailed to shareholder/ADS holders of BeiGene on or about        , 2025.

Letter to Shareholders

[•], 2025
Dear Fellow Shareholders:
      Since our founding in 2010, BeiGene has grown from a few dedicated scientists, clinicians and entrepreneurs into aglobal oncology powerhouse with more than11,000 colleagues across five continents. Today, we are at an inflection point in our global growth with established leadership in hematology and one of the largest, most promising pipelines in our industry across multiple modalities in heme and solid tumors.
      To better reflect our global oncology presence and prepare for our next phase of growth, we are seeking to change our Company name to BeOne Medicines Ltd., confirming our commitment to develop innovative medicines to eliminate cancer by partnering with the global community to serve as many patients as possible. We have already helped more than 1.4 million patients and built one of the most expansive oncology pipelines in the industry. Our global in-house research and development team, including clinical development and operations, is comprised of more than 3,600 colleagues across 45 countries. Our prolific research team of more than 1,100 colleagues brought 13 new potential medicines into the clinic in 2024.
      We were deliberate in choosing the name BeOne. The proposed name and logo capture our focus on coming together against cancer.
      The key attributes of the new logo design include:

•
“Be” represents the fundamental goal of any patient with cancer — simply to be free of disease;

•
“One” emphasizes our unity as a team and focus on bringing together patients, caregivers, scientists, healthcare providers, governments and industry with a shared mission to eliminate cancer together;

•
The word “Onc” spelled in red within “One” illustrates our redoubled commitment to oncology; and

•
The power button within the last “e” represents our always “on” approach in pursuing novel medicines that turn cancer “off” by disrupting key drivers of cancer cell growth and survival, harnessing the body’s immune system to attack tumors, and targeting specific biomarkers of cancer. The tilted angle of the button embodies our path which is not always straight-forward as we push the boundaries of science.

      The new name is part of a broader strategic growth plan that has enabled the Company’s global oncology leadership since our inception. We are also proposing to change our jurisdiction of incorporation from the Cayman Islands to Basel, Switzerland, a global hub of biopharmaceutical innovation. This decision, which comes after more than a year of thoughtful deliberation, will catalyze our growth as a leader in oncology research and development and enable us to reach even more patients around the world.
      We’ve been operating in Switzerland since 2017 and built a team of several hundred people. Our European team has overseen successful product launches and helped distinguish our prolific pipeline among leading academic institutions, policymakers, and researchers. With our European headquarters in Basel, we will continue to tap the region’s deep well of resources and expertise as we further develop our growing R&D pipeline.
      Our Company is better positioned for success than ever before. Our team has accomplished a great deal as we continue to expand the scope of our impact for patients. Our cost-advantaged global capabilities have allowed us to generate more potentially groundbreaking molecules in less time and at lower cost and to receive regulatory approvals in more than 70 countries for our three internally developed commercial medicines. With more than 60 potential therapies in development, our dedication to great science will drive us to new heights as a global oncology leader.
      We thank you for your support and hope you will join us as we continue the fight against cancer around the world.
Sincerely,
[SIGNATURE]
John V. Oyler
Co-Founder, Chairman and Chief Executive Officer of BeiGene

NOTICE OF EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS
Notice is hereby given that an Extraordinary General Meeting of Shareholders (the “EGM”) of BeiGene, Ltd. (“we,” “us,” “our,” “BeiGene,” or the “Company”) will be held on    , 2025, at 8:30 a.m. local time, at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands. The purpose of the meeting is to consider and vote on the following:
1.
To consider and vote upon a special resolution to approve the Company’s de-registration in the Cayman Islands and the Company’s continuation in Switzerland (the “Continuation”), in accordance with our seventh amended and restated memorandum and articles of association (collectively, our “Articles”), Section 206 of the Companies Act (as amended) of the Cayman Islands (the “Cayman Companies Act”) and Article 161 of the Swiss Federal Code on Private International Law;

2.
Subject to the approval of the Continuation, to consider and vote upon a special resolution to amend and restate our Articles in the form set forth in Exhibit A of this proxy statement/prospectus (the “Proposed Swiss Articles”), to be effective from the effective date of the Continuation; and

3.
Subject to the approval of the Continuation and as required by Swiss law, to approve the election of Ernst & Young AG to serve as our statutory auditor (for Swiss legal purposes) until our next annual general meeting and provide related audit services and the authorization to board of directors to fix the remuneration of Ernst & Young AG.

We do not expect to transact any other business at the EGM. Our board of directors (the “Board of Directors”) has fixed 5:00 a.m. Cayman Islands Time on February 5, 2025 as the record date (the “Record Date”). Holders of record of our Ordinary Shares as of 5:00 a.m. Cayman Islands Time on the Record Date are entitled to attend and vote at the EGM or any adjournment or postponement of that meeting. This proxy statement/prospectus more fully describes the details of the business to be conducted at the EGM. After careful consideration, our Board of Directors has approved each proposal and recommends that you vote FOR each proposal described in this proxy statement/prospectus.
Hong Kong Exchanges and Clearing Limited and The Stock Exchange of Hong Kong Limited take no responsibility for the contents of this proxy statement/prospectus, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this proxy statement/prospectus.
This proxy statement/prospectus, for which the Board of Directors collectively and individually accept full responsibility, includes particulars given in compliance with the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”) and the rules of the Science and Technology Innovation Board of the Shanghai Stock Exchange (“STAR Market”) for the purpose of giving information with regard to the Company. The Board of Directors, having made all reasonable inquiries, confirm that to the best of their knowledge and belief, the information contained in this proxy statement/prospectus is accurate and complete in all material respects and not misleading or deceptive, and there are no other matters the omission of which would make any statement herein or this proxy statement/prospectus misleading.
This proxy statement/prospectus is for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for the securities of the Company.
As of the date of this proxy statement/prospectus, the Board of Directors is comprised of Mr. John V. Oyler as Chairman and executive director, Dr. Xiaodong Wang as non-executive director, and Dr. Olivier Brandicourt, Dr. Margaret Dugan, Mr. Michael Goller, Mr. Anthony C. Hooper, Mr. Ranjeev Krishana, Dr. Alessandro Riva, Dr. Corazon (Corsee) D. Sanders, Mr. Qingqing Yi, and Ms. Shalini Sharp as independent non-executive directors.

Your vote is important. As promptly as possible, you are urged to complete, sign, date and return the accompanying form of proxy card to Mourant Governance Services (Cayman) Limited (for holders of our Ordinary Shares registered on our Cayman Islands register) and to Computershare Hong Kong Investor Services Limited (for holders of our Ordinary Shares registered on our Hong Kong register) no later than        Cayman Islands Time /        New York Time /        Hong Kong Time, on    , 2025 or your voting instructions to Citibank, N.A. (for holders of our ADSs) no later than 10:00 a.m. New York Time, on    , 2025 if you wish to exercise your voting rights. Holders of our Ordinary Shares traded in RMB as of the Record Date who wish to exercise their voting rights can vote either through (i) the voting platform of the Shanghai Stock Exchange (“SSE”) trading system by logging into their own accounts opened with their designated brokers for trade of RMB Shares during trading windows (i.e. 9:15 to 9:25, 9:30 to 11:30, and 13:00 to 15:00 Beijing Time) of the STAR Market on    , 2025; or (ii) the internet voting platform of the SSE (vote.sseinfo.com) from 9:15 to 15:00 Beijing Time on    , 2025. Holders of our RMB Shares as of the Record Date can also attend the Extraordinary General Meeting in person to vote on the proposals. Further announcement will be made by the Company on the SSE website regarding the voting arrangements for holders of RMB Shares listed on the STAR Market in accordance with the rules of the STAR Market.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE EXTRAORDINARY GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON    , 2025
In connection with our Extraordinary General Meeting of Shareholders (the “EGM”), we intend to use the Internet as the primary means of providing our proxy materials to holders of our Ordinary Shares, including, without limitation, our Ordinary Shares listed on HKEx and our RMB Shares listed on STAR Market. We intend to mail holders of our Ordinary Shares a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) with instructions for accessing the proxy materials on or about     , 2025. The Notice of Internet Availability will also provide, among other information, (i) the date, time, and location of the EGM, (ii) the matters to be acted upon at the EGM, (iii) the Board of Directors’ recommendation with regard to each matter, (iv) the website on which the proxy statement and form of proxy will be made available, and (v) a toll-free number and an e-mail address through which the holders of Ordinary Shares can request a paper or e-mail copy of our proxy statement and form of proxy if desired.
As a result, holders of the Ordinary Shares will not receive paper copies of our proxy materials, unless delivery of paper copies of proxy materials to any such holder is (i) required by local laws or applicable rules of the relevant stock exchange or (ii) timely requested by any such holder in accordance with the procedures and methods as set forth in the Notice of Internet Availability.
Holders of our ADSs will receive printed copies of the proxy materials in the mail, which will be mailed on or about      , 2025.
The accompanying proxy statement/prospectus will also be available to the public at www.beigene.com under “Investors — Nasdaq Investors — Filings & Financials — Financial Document Library,” on the U.S. Securities and Exchange Commission website (www.sec.gov), on the Hong Kong Exchanges and Clearing Limited website (www.hkexnews.hk) and on the SSE website (www.sse.com.cn). The form of proxy for use at the Extraordinary General Meeting is also enclosed. Such form of proxy is also published on the websites of the Company (www.beigene.com), the U.S. Securities and Exchange Commission (www.sec.gov), and Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk). A form of proxy to be used by holders of RMB Shares will be published on the SSE website (www.sse.com.cn).
This proxy statement/prospectus incorporates important business and financial information about us that is not included in or delivered with this document. See the sections of this proxy statement/prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference” beginning on pages 86 and 87, respectively. This information is available to any person, including any beneficial owner, upon request directed to our Investor Relations department by submitting a written request or oral request at Investor Relations department, BeiGene, Ltd. c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142 or at (781) 801-1800. In order to receive timely delivery of the documents, you must make your request no later than five business days prior to the date of the Extraordinary General Meeting.
By Order of the Board of Directors,
[signature]
Chan Lee
Senior Vice President, General Counsel
   , 2025
Notice to holders of the Ordinary Shares of BeiGene, Ltd.:
This proxy statement/prospectus is important and requires your immediate attention. If you are in any doubt as to any aspect of this proxy statement/prospectus or as to the action to be taken, you should consult your stockbroker or other registered dealer in securities, bank manager, solicitor, professional accountant or other professional adviser.
Neither the U.S. Securities and Exchange Commission nor any state securities commission has determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Hong Kong Exchanges and Clearing Limited and the HKEx take no responsibility for the contents of this document, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this document.
This document appears for information purposes only and does not constitute an invitation or offer to acquire, purchase or subscribe for securities of the Company in Hong Kong. Although this document is a prospectus as defined in Section 2(a)(10) of the Securities Act, it is not, and shall not be deemed to be, a “prospectus” (as defined in Section 342C of the Companies (Winding Up and Miscellaneous Provisions) Ordinance, Cap. 32 of Laws of Hong Kong)(“C(WUMP)O”) to be used in Hong Kong, and the publication of this document shall not be deemed to be an offer of securities made pursuant to a “prospectus” issued by or on behalf of the issuer for the purposes of the C(WUMP)O nor shall it constitute an advertisement, invitation or document containing an invitation to the public to enter into or offer to enter into an agreement to acquire, dispose of, subscribe for or underwrite securities for the purposes of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong). Therefore, this document has not been and will not be registered with the Registrar of Companies in Hong Kong pursuant to Section 342C of the C(WUMP)O.

FORWARD-LOOKING STATEMENTS	1
DELIVERY OF PROXY MATERIALS	2
SUMMARY	3
Information About The Extraordinary General Meeting And Voting	3
Information About the Continuation	9
RISK FACTORS	13
THE EXTRAORDINARY GENERAL MEETING	15
Date, Time and Place	15
The Proposals	15
Shareholders Entitled to Vote; Record Date	15
Quorum	15
Voting	16
No Appraisal Rights	18
Expenses of Solicitation	18
PROPOSAL NO. 1: APPROVAL OF THE CONTINUATION	19
General	19
Principal Reasons for the Continuation	19
Process of the Continuation	19
Effects of the Continuation	21
Accounting Treatment of the Continuation	22
Material Tax Considerations	22
Description of Swiss Share Capital	33
Description of Our American Depositary Shares	47
Comparison of Shareholder Rights	58
Shareholder Approval	79
Regulatory and Other Approvals	79
No Rights for Dissenting Shareholders	80
Interest of Management in the Continuation	80
Dissemination of Corporate Communication using Electronic Means	80
PROPOSAL NO. 2: APPROVAL OF THE PROPOSED SWISS ARTICLES	81
PROPOSAL NO. 3: APPROVAL OF ELECTION OF STATUTORY AUDITOR AND AUDIT SERVICES AND AUTHORIZATION TO BOARD OF DIRECTORS TO FIX REMUNERATION OF STATUTORY AUDITOR	82
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	83
LEGAL AND TAX MATTERS	86
EXPERTS	86
WHERE YOU CAN FIND MORE INFORMATION	86
INCORPORATION BY REFERENCE	87
ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS	88
Exhibit A Proposed Form of Articles of Association of BeiGene, Ltd. with registered office in Basel, Switzerland	A-1
Exhibit B-1 Rights and Obligations Under Hong Kong Listing Rules	B-1-1
Exhibit B-2 Rights and Obligations Under STAR Market Listing Rules	B-2-1
PART II	II-1

i

FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements are based on management’s current expectations and projections about future events and trends that may affect the business, financial condition, and operating results. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected growth, are forward-looking statements. Forward-looking statements often include words such as, but not limited to, “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would” or the negative of these terms or similar expressions. These forward-looking statements include, among other things, statements about:
•
anticipated timing and effects of the Continuation, including its tax treatment;

•
our expectations for BeiGene (Switzerland)’s qualifying capital contribution reserves;

•
our anticipated name change, including the potential benefits and risks;

•
our ability to successfully commercialize our approved medicines and to obtain approvals in additional indications and territories for our medicines;

•
our ability to successfully develop and commercialize our in-licensed medicines and drug candidates and any other medicines and drug candidates we may in-license;

•
our ability to further develop sales and marketing capabilities and launch and commercialize new medicines, if approved;

•
our ability to maintain and expand regulatory approvals for our medicines and drug candidates, if approved;

•
the pricing and reimbursement of our medicines and drug candidates, if approved;

•
the initiation, timing, progress and results of our preclinical studies and clinical trials and our research and development programs;

•
our ability to advance our drug candidates into, and successfully complete, clinical trials and obtain regulatory approvals;

•
our reliance on the success of our clinical stage drug candidates;

•
our plans, expected milestones and the timing or likelihood of regulatory filings and approvals;

•
the implementation of our business model, strategic plans for our business, medicines, drug candidates and technology;

•
the scope of protection we (or our licensors) are able to establish and maintain for intellectual property rights covering our medicines, drug candidates and technology;

•
our ability to operate our business without infringing, misappropriating or otherwise violating the intellectual property rights and proprietary technology of third parties;

•
costs associated with enforcing or defending against intellectual property infringement, misappropriation or violation, product liability and other claims;

•
the regulatory environment and regulatory developments in the United States, China, the United Kingdom, Switzerland, the European Union and other jurisdictions in which we operate;

•
the accuracy of our estimates regarding expenses, revenues, including collaboration revenue, capital requirements and our need for additional financing;

•
the potential benefits of strategic collaboration and licensing agreements and our ability to enter into and maintain strategic arrangements;

•
our construction and operation of independent production facilities for small molecule medicines and large molecule biologics, as well as clinical R&D facilities, to support the global demand for both commercial and clinical supply;

•
our reliance on third parties to conduct drug development, manufacturing and other services;

•
our ability to manufacture and supply, or have manufactured and supplied, drug candidates for clinical development and medicines for commercial sale;

•
the rate and degree of market access and acceptance of our medicines and drug candidates, if approved;

•
developments relating to our competitors and our industry, including competing therapies;

•
the size of the potential markets for our medicines and drug candidates and our ability to serve those markets;

•
our ability to effectively manage our growth;

•
the potential benefits of the Continuation on the growth of our company, global presence and partnership opportunities;

•
our ability to attract and retain qualified employees and key personnel;

•
statements regarding future revenue, key milestones, expenses, capital expenditures, capital requirements and share performance; and

•
the future trading price of our American Depositary Shares (“ADSs”) listed on Nasdaq Global Select Market (“Nasdaq”), our Ordinary Shares listed on The Stock Exchange of Hong Kong Limited (the “HKEx”), and our Ordinary Shares issued to permitted investors in China and listed and traded on the STAR Market in Renminbi, as well as the impact of securities analysts’ reports on these prices.

These statements involve risks and uncertainties, including those that are described in “Risk Factors” of this proxy statement/prospectus, that may cause actual future events or results to differ materially from those expected. Given these uncertainties, you should not place undue reliance on these forward-looking statements.
We do not assume any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.
This proxy statement/prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.
DELIVERY OF PROXY MATERIALS
The Company may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement/prospectus, by delivering a single set of proxy materials to an address shared by two or more Company shareholders. This delivery method can result in meaningful cost savings for the Company. In order to take advantage of this opportunity, the Company may deliver only a single set of proxy materials to multiple shareholders who share an address, unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address and phone number below to request delivery of a single copy of the proxy materials in the future. We undertake to deliver promptly upon written or oral request a separate copy of the proxy materials, as requested, to a shareholder at a shared address to which a single copy of the proxy materials was delivered. If you hold ordinary shares as a record shareholder and prefer to receive separate copies of proxy materials either now or in the future, please contact the Company’s investor relations department at BeiGene, Ltd., c/o BeiGene USA, Inc., 55 Cambridge Parkway, Suite 700W, Cambridge, MA 02142, +1 857-302-5663. If you hold ordinary shares in the form of ADSs through the Depositary or hold ordinary shares through a brokerage firm or bank and you prefer to receive separate copies of proxy materials either now or in the future, please contact the Depositary, your brokerage firm or bank, as applicable.

SUMMARY
This summary highlights selected information appearing elsewhere in this proxy statement/prospectus and does not contain all the information that you should consider in making your investment decision. You should read this summary together with the more detailed information, including our financial statements and the related notes, elsewhere in this proxy statement/prospectus and the documents incorporated by reference herein. You should read this proxy statement/prospectus in its entirety. References in this proxy statement/prospectus to “$,” “US$” and “U.S. dollars” are to United States dollars, references to “RMB” are to Renminbi, and references to “CHF” are to Swiss francs.
Our Holding Company Structure
We are an exempted company incorporated under the laws of the Cayman Islands, structured as a holding company with operations primarily conducted through our subsidiaries in the U.S., China, UK, Switzerland, and Australia. The following diagram depicts a summary of our corporate structure. Our corporate structure contains no variable interest entities.
Information About The Extraordinary General Meeting And Voting
Why Did You Send Me this Proxy Statement/Prospectus?
We sent you (i) this proxy statement/prospectus and the enclosed proxy card, or (ii) a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access and review the proxy materials, as the case may be, because the Board of Directors of BeiGene is soliciting your proxy to vote at the EGM, which will be held on            , 2025, at 8:30 a.m., local time, at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
This proxy statement/prospectus summarizes the information you need to vote at the EGM. You do not need to attend the EGM to vote your shares. You may simply complete, sign and return the enclosed proxy card or vote by telephone or over the Internet.
Why did I receive a “Notice of Internet Availability of Proxy Materials” but no other proxy materials?
We are distributing the proxy materials to the holders of our Ordinary Shares via the Internet under the “Notice and Access” method allowed by the rules of the SEC. This method expedites your receipt of proxy materials, is more environmentally friendly conserving natural resources and reduces the Company’s

distribution costs. On or about            , 2025, we intend to mail, to registered holders of the Ordinary Shares, the Notice of Internet Availability containing instructions on how to access and review the proxy materials. If you prefer to receive printed copies of the proxy materials in the mail, please follow the instructions in the Notice of Internet Availability to request those materials.
Holders of our ADSs will receive printed copies of the proxy materials in the mail, which will be mailed on or about            , 2025.
What Proposals Will Be Voted on at the EGM?
We will be asking you to approve the Company’s de-registration from the Cayman Islands and the Company’s continuation to Switzerland (the “Continuation”), our Proposed Swiss Articles (as defined below), and the election of Ernst & Young AG to serve as our statutory auditor and provide related audit services and the authorization to the Board of Directors to fix the remuneration of Ernst & Young AG. We have summarized these proposals below.
First, we need approval from our shareholders to de-register in the Cayman Islands in accordance with our Articles and for the Company’s Continuation in Switzerland (this is proposal no. 1). Next, in connection with the Continuation, we will ask our shareholders to approve the Proposed Swiss Articles, to be effective from the effective date of the Continuation (this is proposal no. 2). We will also ask you to approve the election of Ernst & Young AG, the Swiss affiliate of our current auditors, to serve as our statutory auditor for Swiss law purposes and provide related audit services and the authorization to the Board of Directors to fix the remuneration of Ernst & Young AG (this is proposal no. 3).
The three proposals scheduled to be voted on at the EGM, which are summarized in the immediately preceding paragraphs, are as follows:

1.
To consider and vote upon a special resolution to approve the Company’s de-registration in the Cayman Islands and the Company’s continuation in Switzerland, in accordance with our seventh amended memorandum and articles of association, Section 206 of the Cayman Companies Act and Article 161 of the Swiss Federal Code on Private International Law;

2.
Subject to the approval of the Continuation, to consider and vote upon a special resolution to amend and restate our Articles in the form set forth in Exhibit A to this proxy statement/prospectus to be effective from the effective date of the Continuation; and

3.
Subject to the approval of the Continuation and as required by Swiss law, to approve the election of Ernst & Young AG to serve as our statutory auditor until our next annual general meeting (for Swiss legal purposes) and provide related audit services and the authorization to the Board of Directors to fix the remuneration of Ernst & Young AG.

Proposal nos. 2 and 3 are conditional upon proposal no. 1 being approved at the EGM. The Continuation is conditioned upon approval of proposal nos. 2 and 3 in this proxy statement/prospectus and the registration of the Continuation and the Proposed Swiss Articles with the Commercial Register of Basel, in the Canton of Basel-City, Switzerland (the “Swiss Commercial Register”). Our Board of Directors recommends that you vote your shares “FOR” each of the proposals presented in this proxy statement/prospectus at the EGM.
What are the Steps Required to Effect the Continuation?
Further to the approval of the Continuation by our shareholders at the EGM, we will need to effect the following steps under Cayman law and Swiss law, respectively:
Cayman Law
The Continuation is subject to the approval of the Cayman Islands Registrar of Companies (the “Cayman Registrar”), which must approve our de-registration in the Cayman Islands. As part of the application for de-registration, the Company must submit the following documents to the Cayman Registrar in accordance with the requirements of Section 206 of the Cayman Companies Act. The Cayman Registrar will review each of these documents to confirm BeiGene (Cayman) meets the requirements for de-registration:
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an undertaking signed by a director of BeiGene (Cayman) that notice of the transfer has been or will be given within 21 days to the secured creditors of BeiGene (Cayman) (if any);

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a sworn and notarized voluntary declaration of a director of BeiGene (Cayman), stating that:

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no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate BeiGene (Cayman) in any jurisdiction;

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no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of BeiGene (Cayman), its affairs or its property or any part thereof;

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no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of BeiGene (Cayman)are and continue to be suspended or restricted;

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BeiGene (Cayman) is able to pay its debts as they fall due;

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the application for de-registration is bona fide and not intended to defraud existing creditors of BeiGene (Cayman);

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notice of the transfer has been or will be given within 21 days to the secured creditors of BeiGene (Cayman);

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any consent or approval to the transfer required by any contract or undertaking entered into or given by BeiGene (Cayman) has been obtained, released or waived, as the case may be;

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the transfer is permitted by and has been approved in accordance with the Articles of BeiGene (Cayman);

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the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with; and

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BeiGene (Cayman) will, upon registration under the laws of the new jurisdiction, continue as a stock corporation limited by shares;

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a statement of assets and liabilities up to the latest practicable date before the director’s declaration;

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notice of any proposed change of name; and

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notice of the proposed address of the registered office provider or agent for service of process in the new jurisdiction.

Swiss Law
In order for BeiGene (Cayman) to prove that it has transferred its business activities to Switzerland, it will be required to file with the Swiss Commercial Register a declaration of the Board of Directors stating that the center of business activities is transferred to Switzerland. In addition, the following documents will need to be filed with the Swiss Commercial Register:
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a legalized certificate of the existence of BeiGene (Cayman) under Cayman law;

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a legalized copy of BeiGene (Cayman)’s existing charter documents;

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a legalized opinion of Cayman legal counsel on the ability of BeiGene (Cayman) to continue to Switzerland under Cayman law;

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a legalized opinion of Swiss legal counsel on the ability of BeiGene (Cayman) to adopt the legal form of a corporation under Swiss law;

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the declaration of the Board of Directors as to the transfer of business activities;

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an auditor’s report that BeiGene (Cayman)’s share capital is unimpaired according to Swiss law; and

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a copy of the new Proposed Swiss Articles.

Why is the Board of Directors Recommending Approval of the Continuation?
As we continue our mission to deliver innovative medicines faster and more equitably and affordably around the world, it is critical to be anchored in an environment that will actively support our long-term sustainable development and growth objectives. To achieve this, we regularly assess our organization and financial structure. Our Board of Directors has concluded that the Continuation is in the best interests of our shareholders, in part due to the following determinations.
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the Continuation can increase our strategic and capital flexibility while posing no noticeable risks to our operating model and can enhance and accelerate our long-term strategy;

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the Continuation can help reduce regulatory and financial risks to our Company;

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Switzerland is a leading financial center with a sophisticated financial and regulatory environment;

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Switzerland has a network of excellent relations with major developed and developing countries around the world; and

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Switzerland is party to reliable commercial and tax treaties.

We chose Basel, Switzerland in particular because Basel is a prominent life sciences cluster in Europe and one of the world’s leading life sciences locations. See “Proposal No. 1: Approval of the Continuation — Principal Reasons for the Continuation.”
Are Proxy Materials Available on the Internet?
Our proxy statement/prospectus for the EGM and form of proxy card are available at the following website:                  .
Directions to attend the EGM can be obtained by contacting Investor Relations at ir@beigene.com.
Who is Entitled to Vote?
Only holders of record of our Ordinary Shares at 5:00 a.m. Cayman Islands Time on February 5, 2025 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the EGM. As of 5:00 a.m. Cayman Islands Time on the Record Date, we had            outstanding Ordinary Shares, all of which are entitled to vote with respect to all matters to be acted upon at the EGM. On the Record Date,            of the            outstanding Ordinary Shares were held in the name of a nominee for Citibank, N.A. (the “Depositary”) as depositary for our ADSs, and were represented by            ADSs issued by the Depositary in the Company-sponsored ADR program, each ADS in turn represents 13 of our Ordinary Shares, and            of the outstanding Ordinary Shares were Ordinary Shares traded in Renminbi (“RMB Shares”). Each shareholder of record is entitled to one vote for each Ordinary Share held by such shareholder. For the avoidance of doubt and for the purpose of the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited (the “HK Listing Rules”), treasury shares held by the Company, if any, shall not be voted.
How is a Quorum Reached?
We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our Articles; the Cayman Companies Act; and the common law of the Cayman Islands.
The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed (which applies to this EGM) consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.

Therefore, a quorum will be present for an ordinary resolution if at least            Ordinary Shares are present in person or by proxy (being such number of shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll). Therefore, a quorum will be present for a special resolution if at least            Ordinary Shares are present in person or by proxy (being such number of shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll).
Abstentions and broker non-votes will be counted towards the quorum requirement.
How is the Vote Counted?
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Act and our Articles. A special resolution is required for important matters such as a change of name and amendments to our Articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.
Proposal nos. 1 and 2 of this proxy statement/prospectus are special resolutions. The quorum required for the EGM to approve proposal nos. 1 and 2 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll. Approval of proposal nos. 1 and 2 requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM.
Proposal no. 3 of this proxy statement/prospectus is an ordinary resolution. The quorum required for the EGM to approve proposal no. 3 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. Approval of proposal no. 3 requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM.
Persons who are recorded as holding our Ordinary Shares on our register of members maintained by Mourant Governance Services (Cayman) Limited (the “Cayman Registrar”) on the Record Date (the “Cayman Record Holders”) must either (1) return an executed form of proxy (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com; or (2) attend the EGM in person to vote on the proposals.
Persons who are recorded as holding our Ordinary Shares on our register of members (the “HK Register”) maintained by Computershare Hong Kong Investor Services Limited (the “HK Registrar”) on the Record Date (the “HK Record Holders,” and together with the Cayman Record Holders, the “Record Holders”) must either (1) return an executed form of proxy by mail or by hand to the offices of the HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong; or (2) attend the EGM in person to vote on the proposals.
Persons who hold our RMB Shares listed on the STAR Market on the Record Date must either (1) vote through the online voting systems of the SSE; or (2) attend the EGM in person to vote on the proposals. For online voting arrangements, holders of our RMB Shares as of the Record Date who wish to exercise their voting rights can vote either through (i) the voting platform of the SSE trading system by logging into their own accounts opened with their designated brokers for trade of RMB Shares during trading windows (i.e. 9:15 a.m. – 9:25 a.m., 9:30 a.m. – 11:30 a.m., and 1:00 p.m. – 3:00 p.m. Beijing Time) of the STAR Market on            , 2025; or (ii) the internet voting platform of the SSE (vote.sseinfo.com) from 9:15 a.m. to 3:00 p.m. Beijing Time on            , 2025. Further announcement will be made by the Company on the

Shanghai Stock Exchange (“SSE”) website regarding the voting arrangements for holders of RMB Shares listed on the STAR Market in accordance with the rules of the STAR Market.
Persons who own our Ordinary Shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our Ordinary Shares in the form of ADSs through the Depositary (“beneficial owners”), must return a voting instruction form to have their shares or the shares underlying their ADSs voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted (a “broker non-vote”). Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under applicable stock exchange rules but not with respect to “non-routine” matters. Proposal nos. 1 and 2 are considered to be “non-routine” under applicable stock exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, proposal no. 3 is considered to be “routine” under applicable stock exchange rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on proposal no. 3.
ADS holders are not entitled to vote directly at the EGM, but the Deposit Agreement, dated as of February 5, 2016, as amended (the “Deposit Agreement”), by and among the Depositary, the Company and the holders and beneficial owners of ADSs, permits registered holders of ADSs as of the Record Date to instruct the Depositary how to exercise their voting rights pertaining to the Ordinary Shares represented by their ADSs. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law and the provisions of the Deposit Agreement and our Articles, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of the Depositary in accordance with the voting instructions received from the ADS holders. If the Depositary does not receive instructions from an ADS holder, such ADS holder shall be deemed, and the Depositary shall (unless otherwise specified in the notice distributed to holders of ADSs) deem such ADS holder, to have instructed the Depositary to give a discretionary proxy to a person designated by us to vote the Ordinary Shares represented by such holder’s ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Ordinary Shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted (i.e., by not marking a vote “FOR,” “AGAINST” or any other option), the Depositary will deem such holder, to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares represented by such holder’s ADSs; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Ordinary Shares may be materially adversely affected. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York Time on            , 2025.
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be counted for the purpose of determining the number of votes cast on a given proposal.
We have retained the Cayman Registrar to hold and maintain our Cayman Register and the HK Registrar to hold and maintain our HK Register. The Cayman Registrar and the HK Registrar will be engaged by us to take delivery of completed forms of proxy posted to them in accordance with the details above.
We encourage you to vote by proxy by mailing, emailing or sending by hand an executed form of proxy in accordance with the instructions and deadlines above. Voting in advance of the EGM will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the EGM. Any record holder of our Ordinary Shares may attend the EGM in person and may revoke the enclosed form of proxy at any time by:

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executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until        Cayman Islands Time /        New York Time /        Hong Kong Time on            , 2025; or

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voting in person at the EGM.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Beneficial owners who wish to attend the EGM and vote in person should contact their brokerage firm, bank or other financial institution holding our Ordinary Shares on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot attend or vote at the EGM because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the EGM and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.
Do I Have Appraisal Rights?
Our shareholders and our ADS holders have no rights under the Cayman Companies Act or our Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.
What are the Costs of Soliciting these Proxies and Who Will Pay Them?
We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
Where Can I Find the Voting Results?
Results of the EGM will be posted on the Company’s website (www.beigene.com), on the website of Hong Kong Exchanges and Clearing Limited (www.hkexnews.hk), on the SSE website (www.sse.com.cn) upon the conclusion of the EGM, and on the U.S. Securities and Exchange Commission (the “SEC”) website (www.sec.gov) in a Current Report on Form 8-K filed by us within four business days of the conclusion of the EGM.
Information About the Continuation
What is the Continuation?
Our Board of Directors is proposing to change our jurisdiction of incorporation from the Cayman Islands to Switzerland through a transaction called a continuation under Section 206 of Cayman Companies Act and Article 161 of the Swiss Federal Code on Private International Law. The continued company will become subject to Swiss law upon the de-registration of the Company from the Register of Companies in the Cayman Islands and the simultaneous registration of the Continuation with the Swiss Commercial Register. Thereafter, BeiGene will also be subject to the Proposed Swiss Articles and the organizational regulations (analogous to bylaws under Delaware law). We will be deregistered in the Cayman Islands as of the date shown on the certificate of de-registration issued by the Cayman Registrar. The de-registration in the Cayman Islands and the Continuation under Swiss law will occur on the same date. Our Board of Directors has unanimously approved the Continuation, believes it to be in the best interests of the Company and unanimously recommends approval of the Continuation to our shareholders. In this proxy statement/prospectus we sometimes refer to the Company as “BeiGene (Cayman)” prior to the Continuation and as “BeiGene (Switzerland)” after the Continuation. However, upon completion of the Continuation, in accordance with the Proposed Swiss Articles, the Company’s English name will be changed to “BeOne Medicines Ltd.” (the “Name Change”).
The Continuation will change the governing law that applies to our shareholders from Cayman law to Swiss law. There are material differences between Cayman law and Swiss law. Our shareholders may have more or less rights under Swiss law depending on the specific set of circumstances. The Company will also adopt the Proposed Swiss Articles as its constitutional documents upon the Continuation becoming effective. The legal advisers to the Company as to Hong Kong laws have confirmed that the Proposed Swiss Articles and the proposed amendments made to our Articles (the “Proposed Amendments”) comply with the requirements of the HK Listing Rules and the legal advisers to the Company as to laws of Switzerland have confirmed that the Proposed Amendments do not violate the applicable laws of Switzerland. See “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” for a summary of the significant differences between Cayman law, Swiss law, and, for comparative purposes only, Delaware law.
The Continuation will not interrupt the corporate existence or operations of BeiGene or the listing of our ADSs, Ordinary Shares or RMB Shares, which are referred to as “Listed Shares” on Nasdaq, the HKEx, and STAR Market, respectively. Each outstanding Share at the time of the effectiveness of the Continuation will remain issued and outstanding as a registered share of BeiGene (Switzerland) (the “Registered Share(s)”). Following the completion of our Continuation, our ADSs will continue to be listed and traded on Nasdaq under the trading symbol “ONC”. Our Ordinary Shares will continue to be listed on the HKEx under the stock code “06160,” and our RMB Shares will continue to be listed on the STAR Market in the People’s Republic of China (“PRC”) under the stock code “688235.”
Regulatory and Other Approvals
The Continuation is subject to the approval of the Cayman Registrar, which must approve our de-registration in the Cayman Islands and satisfaction of the conditions set forth in Section 206 of the Cayman Companies Act. The Continuation is also subject to the registration in the Swiss Commercial Register.
Material Tax Considerations
FOR MORE INFORMATION ABOUT THE MATERIAL TAX CONSIDERATIONS OF THE CONTINUATION, PLEASE READ “PROPOSAL NO. 1 — APPROVAL OF THE CONTINUATION — MATERIAL TAX CONSIDERATIONS.”
Swiss Taxation
No material Swiss taxes will be imposed on BeiGene (Cayman) or its shareholders as a result of the Continuation. However, on a prospective basis BeiGene (Switzerland) will be subject to Swiss tax laws. There are material differences between the tax laws of the Cayman Islands and Switzerland.
Under current Swiss law, distributions made out of capital contribution reserves recognized by the Swiss Federal Tax Administration or made in the form of a par value reduction are not subject to Swiss withholding tax. We currently expect BeiGene (Switzerland) to have qualifying capital contribution reserves in the amount of approximately US$10.6 billion available for distribution not subject to Swiss withholding tax as of the effective date of the Continuation. However, there can be no assurances that the Swiss withholding rules will not be changed in the future or that shareholders will approve a distribution out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration or a reduction in par value for distributions. Further, over the long term, the amount of qualifying contribution reserves available for BeiGene (Switzerland) may be limited. If BeiGene (Switzerland) is unable to make a distribution out of qualifying capital contribution reserves, then any dividends paid by BeiGene (Switzerland) will generally be subject to a Swiss withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends, if any, paid on BeiGene (Cayman)’s shares are not currently subject to withholding tax in the Cayman Islands.
United States Taxation
For U.S. tax purposes, U.S. Holders will be treated as exchanging old shares of BeiGene (Cayman) for new shares of BeiGene (Switzerland) in an exchange that is intended to qualify as a tax-free exchange under section 1036 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or as a tax-free recapitalization under section 368(a)(1)(E) of the Code.

Under United States tax law, the Continuation of BeiGene (Cayman) is intended to constitute a “reorganization” under section 368(a)(1)(F) of the Code. As such, U.S. Holders of BeiGene (Switzerland) generally will not recognize gain or loss as a result of the Continuation.
Cayman Islands Taxation
There are no Cayman Islands tax consequences of the Continuation.
Hong Kong Taxation
The Continuation should not result in any tax or stamp duty consequences under Hong Kong law to BeiGene (Cayman), BeiGene (Switzerland) or its shareholders.
Mainland China Taxation
The Continuation of BeiGene (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under the corporate laws of both countries. This change of domicile of BeiGene (Cayman) to Switzerland does not interrupt the corporate existence of the Company or the existence and listing of issued and outstanding Shares. For mainland China tax purposes, the Continuation should not trigger an indirect transfer of Company’s subsidiaries in mainland China, because neither the shareholders’ equity interest in BeiGene (Cayman) nor BeiGene (Cayman)’s indirect shareholding in its mainland China subsidiaries changes as a result of the Continuation. Given that the shareholders of BeiGene (Switzerland) do not obtain any additional Shares or economic benefits as a result of the Continuation, the shareholders should not be required to recognize any gain or loss as a result of the Continuation for mainland China tax purposes. Thus, the Continuation should not trigger material taxes to shareholders in mainland China.
Accounting Treatment of the Continuation
Under generally accepted accounting principles in the United States (“US GAAP”), the Continuation will not impact the historical carrying values of any of our assets, liabilities or equity in our consolidated financial statements as filed with the SEC.
No Rights for Dissenting Shareholders
Shareholders will not have the right to dissent under Cayman law. Accordingly, shareholders abstaining or voting against any of the amendments to our Articles or the Continuation will still be subject to the effects of these amendments and the Continuation if the requisite votes are obtained.
Effects of the Continuation on Your Share Ownership
Once the Continuation is completed, holders of our shares will continue to own one Registered Share for each Share held before the Continuation. While nearly all of our outstanding shares are held in book-entry form, certain shareholders may have existing certificates representing their shares. The existing certificates representing BeiGene (Cayman)’s Ordinary Shares will not be canceled and will continue to be valid certificates representing BeiGene (Switzerland)’s Registered Shares. Our HKEx shareholders with existing certificates may contact Computershare Hong Kong Investor Services Limited at www.computershare.com/hk/contact, for information on how to convert existing certificates into book-entry form. Generally, except as required under applicable law, we will not exchange existing certificates for new certificates. Irrespective of this, you will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds and, if you are a holder of record or a beneficial holder of shares held in “street name”, you will continue to be able to exercise your voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights.
A shareholder of record of BeiGene (Cayman) as of the effective date of the Continuation will continue to be a shareholder of record of BeiGene (Switzerland) immediately after the effective date of the Continuation. Beneficial holders of shares held in “street name” will not be required to take any action. Holders of options to purchase BeiGene (Cayman)’s Ordinary Shares on the effective date of the

Continuation will continue to hold options to purchase the same number of Registered Shares of BeiGene (Switzerland) at the same exercise price.
Effects of the Continuation on Dividends
Under Swiss law, all dividends, including a repayment of capital contribution reserves and distributions through a reduction in par value, must be approved in advance by our shareholders, though the determination of the record and payment dates may be delegated to our Board of Directors. To the extent we declare and pay dividends, including a repayment of capital contribution reserves and distributions through a reduction in par value, we will be able to declare and pay such dividends in U.S. dollars.
We intend to retain most, if not all, of our available funds and earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Ordinary Shares, ADSs and/or RMB Shares as a source for any future dividend income.
Comparison of Shareholder Rights
Upon completion of the Continuation, our shareholders will be holders of Registered Shares of a Swiss company. After that time, their rights will be governed by Swiss law as well as our Proposed Swiss Articles, the subject of proposal no. 2. Board of Directors and executive management matters will be governed by our organizational regulations (analogous to bylaws under Delaware law). You should be aware that the Continuation will change your rights depending upon the circumstances. The section entitled “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights” describes material differences between the rights of shareholders under Cayman law, Swiss law and, for comparative purposes, Delaware law. A copy of our Proposed Swiss Articles is attached to this proxy statement/prospectus as Exhibit A.
We plan to complete the proposed Continuation as soon as possible following approval by our shareholders. Our Board of Directors may, however, decide to delay the Continuation or not proceed with the Continuation if it determines that the transaction is no longer in the best interests of our shareholders. The Board of Directors has not considered any alternative action if the Continuation is not approved or if it decides to abandon the transaction.

RISK FACTORS
You should carefully consider the following risk factors, the risk factors described in Item 1A to our Annual Report on Form 10-K for the year ended December 31, 2023 and subsequent reports on Form 10-Q as well as the other information included or incorporated by reference into this proxy statement/prospectus, including, without limitation, the risk factors described in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, before voting. Additional risks not presently known to us or that we currently deem insignificant may also impair our business or results of operations as they become known facts or as facts and circumstances change. Any of the risks described below or in the documents incorporated by reference could result in a significant or material adverse effect on our results of operations or financial condition.
Your rights as a shareholder will change as a result of the Continuation.
Because of differences in Swiss law and Cayman law and certain changes that will be made to our governing documents in connection with the Continuation, your rights as a shareholder will change if the Continuation is completed. For a description of these differences, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights.”
As a result of increased shareholder voting requirements, we will have less flexibility with respect to certain aspects of capital management than previously.
Under Cayman law, our directors may issue, without shareholder approval, any Ordinary Shares authorized in our Articles that are not issued or reserved. In addition, our Board of Directors has the right, subject to statutory limitations, to declare and pay dividends on our Ordinary Shares without a shareholder vote. Swiss law allows our shareholders to authorize our Board of Directors to issue new Registered Shares for general corporate purposes based on a capital band included in the Proposed Swiss Articles, and for convertible instruments and for long term incentive plan purposes based on a conditional capital included in the Proposed Swiss Articles, in each case without additional shareholder approval. However, the shareholder authorization for general corporate purposes must be renewed by the shareholders at least every five years, and both the authorizations under the capital band and the conditional capital are limited to 50% of a company’s stated capital. Swiss law also reserves for approval by shareholders many corporate actions over which our Board of Directors currently has authority. For example, dividends must be approved by shareholders. While we do not believe that the differences between Cayman law and Swiss law relating to our capital management will have an adverse effect on our Company, we cannot assure you that situations will not arise where such flexibility would have provided substantial benefits to our shareholders.
The Continuation will result in additional direct and indirect costs whether or not completed.
The Continuation will result in additional direct costs. Following the Continuation, we may hold a large portion of meetings of our Board of Directors and management strategy meetings as well as our annual general meetings, beginning in 2025, in Basel. We also plan to continue expanding our physical presence in Switzerland. With that, we will further strengthen our presence in Switzerland. We will incur additional costs and expenses, primarily Swiss tax and professional fees, to comply with Swiss corporate and tax laws. In addition, we will incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Continuation, whether or not it is approved. The Continuation may also result in certain indirect costs by diverting attention of our management and employees from our business with resulting increased administrative costs and expenses.
If you fail to make a required tax filing, the Continuation could result in adverse tax consequences for you.
Depending on your circumstances, you may be required to make a filing with the U.S. Internal Revenue Service (the “IRS”) or your respective tax authority, as a result of the change of our place of incorporation. Failure to make this filing on a timely basis could result in your owing taxes because of the change, even though you will not have realized any income or liquidity as a result of the change. For a more detailed description of the tax consequences associated with this transaction, please read “Proposal No. 1: Approval of the Continuation — Material Tax Considerations — United States Tax Considerations.”

You may be subject to Swiss withholding taxes on the payment of dividends.
Under current Swiss law, distributions made out of capital contribution reserves recognized by the Swiss Federal Tax Administration or made in the form of a par value reduction are not subject to Swiss withholding tax. We currently expect BeiGene (Switzerland) to have qualifying capital contribution reserves in the amount of approximately US$10.6 billion available for distribution not subject to Swiss withholding tax as of the effective date of the Continuation. However, there can be no assurances that the Swiss withholding rules will not be changed in the future or that shareholders will approve a distribution out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration. Further, over the long term, the amount of qualifying contribution reserves available for BeiGene (Switzerland) may be limited. If BeiGene (Switzerland) is unable to make a distribution out of qualifying capital contribution reserves, then any dividends paid by BeiGene (Switzerland) will generally be subject to a Swiss withholding tax at a rate of 35%. The withholding tax must be withheld from the gross distribution and paid to the Swiss Federal Tax Administration. Dividends, if any, paid on BeiGene (Cayman)’s shares are not currently subject to withholding tax in the Cayman Islands. A U.S. holder that qualifies for benefits under the Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with Respect to Taxes on Income, (the “U.S.-Swiss Treaty”), may apply for a refund of the tax withheld in excess of the 15% treaty rate (or for a full refund in case of qualified pension funds). A China Holder that qualifies for benefits under the Agreement between the Government of the People’s Republic of China and the Swiss Federal Council for the Avoidance of Double Taxation with Respect to Taxes on Income and on Capital (“PRC-Swiss Treaty”) may apply for a refund of the tax withheld in excess of the 10% or 5% treaty rate (as applicable). A Hong Kong shareholder that qualifies for benefits under the Agreement between the Government of the Hong Kong Special Administrative Region of the People’s Republic of China and the Swiss Federal Council for the Avoidance of Double Taxation with respect to Taxes on Income (“Hong Kong-Swiss Treaty”) may apply for a refund of the tax withheld in excess of the 10% treaty rate (or a full refund in case of specific qualified persons, including, a pension fund, or a corporate shareholder that directly holds at least 10% of the capital of BeiGene (Switzerland)). Subject to applicable laws and regulations, this may also apply to other shareholders that are entitled to a dividend withholding tax rate lower than the Swiss withholding tax rate under the tax treaties between the shareholders’ own tax residency jurisdictions and Switzerland. Switzerland currently has concluded more than 100 tax treaties with the same treatment regarding the refund of Swiss withholding taxes.
Under current Swiss law, repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to 35% Swiss withholding tax, irrespective of the tax residency of the shareholder. The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, convertible debt, similar instruments or acquisitions, will not be subject to the 35% Swiss withholding tax, irrespective of the tax residency of the shareholder. Any portion of the repurchase price attributable to par value or qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration will not be subject to the 35% Swiss withholding tax. See “Proposal No. 1: Approval of the Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation.”
We will be subject to various Swiss taxation as a result of the Continuation.
We will be subject to corporate income tax at federal, cantonal and communal levels on our worldwide income. However, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are effectively exempt from federal, cantonal and communal corporate income tax under the Swiss participation relief rules. Consequently, BeiGene (Switzerland) expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from Swiss corporate income tax. In addition, we will be subject to an annual Cantonal capital tax on our year-end taxable equity. We will also be subject to a Swiss issuance stamp tax levied on any future issuance of shares or any other increase in BeiGene (Switzerland)’s equity unless the equity is increased in the context of a merger or other qualifying restructuring transaction. In addition, we will be subject to some other Swiss taxes (e.g., VAT and Swiss securities transfer stamp tax). We are currently not subject to income, capital, stamp or issuance taxes in the Cayman Islands.

THE EXTRAORDINARY GENERAL MEETING
We are furnishing this proxy statement/prospectus to the shareholders of BeiGene as part of the solicitation of proxies by management for use at the extraordinary general meeting.
Date, Time and Place
We will hold the EGM, on        , 2025, at 8:30 a.m. local time, at the offices of Mourant Governance Services (Cayman) Limited, at 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
The Proposals
You are being asked to consider and vote upon three matters, as further described in “Summary — What Proposals Will be Voted on at the Extraordinary General Meeting.”
You will be asked to consider and vote upon the following proposals:
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to approve the Continuation; and

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each of the following, subject to approval of the Continuation:

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to approve the Proposed Swiss Articles; and

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to approve the election of Ernst & Young AG to serve as our statutory auditor until our next annual general meeting and provide related audit services and the authorization to the Board of Directors to fix the remuneration of Ernst & Young AG.

Our Board of Directors recommends that you vote your shares “FOR” each of these proposals.
Our Board of Directors does not know of any other matters that are to be presented for consideration at the EGM. Should any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy on behalf of the shareholders they represent in accordance with their best judgment.
Shareholders Entitled to Vote; Record Date
Only holders of record of our Ordinary Shares, at 5:00 a.m. Cayman Islands Time on February 5, 2025 (the “Record Date”) are entitled to notice of, and to attend and to vote at, the EGM. As of 5:00 a.m. Cayman Islands Time on the Record Date, we had           outstanding Ordinary Shares, all of which are entitled to vote with respect to all matters to be acted upon at the EGM, except as otherwise provided in this proxy statement/prospectus. On the Record Date,           of the           outstanding Ordinary Shares held in the name of a nominee for Citibank, N.A. (the “Depositary”) as depositary for our ADSs, and were represented by           ADSs issued by the Depositary in the Company-sponsored ADR program, each ADS in turn each represents 13 of our Ordinary Shares, and           of the outstanding Ordinary Shares were RMB Shares. Each shareholder of record is entitled to one vote for each Ordinary Share held by such shareholder. For the avoidance of doubt and for the purpose of the HK Listing Rules, treasury shares held by the Company, if any, shall not be voted.
Quorum
We are an exempted company incorporated in the Cayman Islands with limited liability, and our affairs are governed by our Articles, the Cayman Companies Act and the common law of the Cayman Islands.
The quorum required for a general meeting of shareholders at which an ordinary resolution is proposed consists of such shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. Therefore, a quorum will be present if at least           Ordinary Shares are present in person or by proxy (being such number of shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll). The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll. Therefore, a quorum will be present if at least

Ordinary Shares are present in person or by proxy (being such number of shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll).
Abstentions and broker non-votes will be counted towards the quorum requirement.
Voting
An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Act and our Articles. A special resolution is required for important matters such as a change of name and amendments to our Articles. Our shareholders may effect certain changes by ordinary resolution, including increasing the amount of our authorized share capital, consolidating and dividing all or any of our share capital into shares of larger amounts than our existing shares and cancelling any authorized but unissued shares.
Proposal nos. 1 and 2 of this proxy statement/prospectus are special resolutions. The quorum required for the EGM to approve proposal nos. 1 and 2 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll. Approval of proposal nos. 1 and 2 requires the affirmative vote of two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM.
Proposal no. 3 of this proxy statement/prospectus is an ordinary resolution. The quorum required for the EGM to approve proposal no. 3 shall consist of shareholders present in person or by proxy who together hold shares carrying the right to at least a simple majority of all votes capable of being exercised on a poll. Approval of proposal no. 3 requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM.
Persons who are recorded as holding our Ordinary Shares on the Cayman Register on the Record Date must either (1) return an executed form of proxy (a) by mail or by hand to the offices of the Cayman Registrar: Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands, or (b) by email at BeiGene@mourant.com; or (2) attend the EGM in person to vote on the proposals.
Persons who are recorded as holding our Ordinary Shares on the HK Register on the Record Date must either (1) return an executed form of proxy by mail or by hand to the offices of the HK Registrar: Computershare Hong Kong Investor Services Limited, 17M Floor, Hopewell Centre, 183 Queen’s Road East, Wanchai, Hong Kong; or (2) attend the EGM in person to vote on the proposals.
Persons who hold our RMB Shares listed on the STAR Market on the Record Date must either (1) vote through the online voting systems of the SSE; or (2) attend the EGM in person to vote on the proposals. For online voting arrangements, holders of our RMB Shares as of the Record Date who wish to exercise their voting rights can vote either through (i) the voting platform of the SSE trading system by logging into their own accounts opened with their designated brokers for trade of RMB Shares during trading windows (i.e. 9:15 a.m. – 9:25 a.m., 9:30 a.m. – 11:30 a.m., and 1:00 p.m. – 3:00 p.m. Beijing Time) of the STAR Market on         , 2025; or (ii) the internet voting platform of the SSE (vote.sseinfo.com) from 9:15 a.m. to 3:00 p.m. Beijing Time on         , 2025. Further announcement will be made by the Company on the SSE website regarding the voting arrangements for holders of RMB Shares listed on the STAR Market in accordance with the rules of the STAR Market.
Persons who own our Ordinary Shares indirectly on the record date through a brokerage firm, bank or other financial institution, including persons who own our Ordinary Shares in the form of ADSs through the Depositary, must return a voting instruction form to have their shares or the shares underlying their ADSs voted on their behalf. Brokerage firms, banks or other financial institutions that do not receive voting instructions from beneficial owners may either vote these shares on behalf of the beneficial owners if permitted by applicable rules or return a proxy leaving these shares un-voted. Brokers, banks and other securities intermediaries may use their discretion to vote your “uninstructed” shares on matters considered to be “routine” under applicable stock exchange rules but not with respect to “non-routine” matters. Proposal nos. 1 and 2 are considered to be “non-routine” under applicable stock exchange rules such that your broker, bank or other agent may not vote your shares on those proposals in the absence of your voting instructions. Conversely, proposal no. 3 is considered to be “routine” under applicable stock exchange rules and thus if you do not return voting instructions to your broker, your shares may be voted by your broker in its discretion on proposal no. 3.
ADS holders are not entitled to vote directly at the EGM, but the Deposit Agreement, dated as of February 5, 2016, as amended (the “Deposit Agreement”), by and among the Depositary, the Company and the holders and beneficial owners of ADSs, permits registered holders of ADSs as of the Record Date to instruct the Depositary how to exercise their voting rights pertaining to the Ordinary Shares represented by their ADSs. The Depositary has agreed that it will endeavor, insofar as practicable and permitted under applicable law, the provisions of the Deposit Agreement and our Articles, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in the name of the Depositary in accordance with the voting instructions received from the ADS holders. If the Depositary does not receive instructions from a holder, such holder shall be deemed, and the Depositary shall (unless otherwise specified in the notice distributed to holders of ADSs) deem such holder, to have instructed the Depositary to give a discretionary proxy to a person designated by us to vote the Ordinary Shares represented by such holders’ ADSs, provided that no such discretionary proxy may be given by the Depositary with respect to any matter to be voted upon that we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Ordinary Shares may be materially adversely affected. In the event that the instruction card is executed but does not specify the manner in which the Ordinary Shares represented are to be voted (i.e., by not marking a vote “FOR,” “AGAINST” or any other option), the Depositary will deem such holder to have instructed the Depositary to give a discretionary proxy to a person designated by the Company to vote the Ordinary Shares represented by such holder’s ADSs; provided, however, that no such discretionary proxy shall be given by the Depositary with respect to any matter to be voted upon as to which we inform the Depositary that (a) we do not wish such proxy to be given, (b) substantial opposition exists, or (c) the rights of holders of Ordinary Shares may be materially adversely affected. Instructions from the ADS holders must be sent to the Depositary so that the instructions are received by no later than 10:00 a.m. New York Time on        , 2025.
Abstentions and broker non-votes will be counted for the purpose of determining the presence or absence of a quorum but will not be counted for the purpose of determining the number of votes cast on a given proposal.
We have retained the Cayman Registrar to hold and maintain our Cayman Register and the HK Registrar to hold and maintain our HK Register. The Cayman Registrar and the HK Registrar will be engaged by us to take delivery of completed forms of proxy posted to them in accordance with the details above.
We encourage you to vote by proxy by mailing, emailing or sending by hand an executed form of proxy in accordance with the instructions and deadlines above. Voting in advance of the EGM will ensure that your shares will be voted and reduce the likelihood that we will be forced to incur additional expenses soliciting proxies for the EGM. Any record holder of our Ordinary Shares may attend the EGM in person and may revoke the enclosed form of proxy at any time by:

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executing and delivering to the Cayman Registrar or the HK Registrar, as applicable, a later-dated proxy by mail or email or by hand pursuant to the instructions above until        Cayman Islands Time /        New York Time /        Hong Kong Time on        , 2025; or

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voting in person at the EGM.

Beneficial owners of our Ordinary Shares and ADSs representing our Ordinary Shares who wish to change or revoke their voting instructions should contact their brokerage firm, bank or other financial institution or the Depositary, as applicable, for information on how to do so. Beneficial owners who wish to attend the EGM and vote in person should contact their brokerage firm, bank or other financial institution holding our Ordinary Shares on their behalf in order to obtain a “legal proxy” which will allow them to both attend the meeting and vote in person. Without a legal proxy, beneficial owners cannot attend or vote at the EGM because their brokerage firm, bank or other financial institution may have already voted or returned a broker non-vote on their behalf. Record holders of ADSs who wish to attend the EGM and vote in person should contact the Depositary (and beneficial owners wishing to do the same should contact their brokerage firm, bank or other financial institution holding their ADSs) to cause their ADSs to be cancelled and the underlying shares to be withdrawn in accordance with the terms and conditions of the Deposit Agreement so as to be recognized by us as a record holder of our Ordinary Shares.
No Appraisal Rights
Our shareholders and our ADS holders have no rights under the Cayman Companies Act or under our Articles to exercise dissenters’ or appraisal rights with respect to the proposals being voted on.
Expenses of Solicitation
We are making this solicitation and will pay the entire cost of preparing and distributing the proxy materials and soliciting votes. If you choose to access the proxy materials over the Internet, you are responsible for any Internet access charges that you may incur. Our officers, directors and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, emails or otherwise. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies.
Procedure for Submitting Shareholder Proposals
Shareholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual general meeting of shareholders by submitting their proposals in writing to us in a timely manner. In order to be considered for inclusion in the proxy statement for the 2025 annual general meeting of shareholders, shareholder proposals must be received at our principal executive offices no later than January 1, 2025, and must otherwise comply with the requirements of Rule 14a-8 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any shareholder proposal for the annual general meeting of shareholders in 2025, which is submitted outside the processes of Rule 14a-8, shall be considered untimely unless received by the Company in writing no later than March 17, 2025. If the date of the annual general meeting is moved by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, then notice must be received within a reasonable time before we begin to print and send proxy materials. If that happens, we will publicly announce the deadline for submitting a proposal in a press release or in a document filed with the U.S. Securities and Exchange Commission (“SEC”), and on the website of Hong Kong Exchange and Clearing Limited (www.hkexnews.hk) and the SSE website (www.sse.com.cn). A copy of all notices of proposals by shareholders should be sent to us at BeiGene, Ltd., c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
To comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than April 6, 2025. Any shareholder wishing to submit a director nominee for inclusion in the 2025 proxy statement should provide the nominee information within the timeframe set forth by our articles and SEC rules.

PROPOSAL NO. 1: APPROVAL OF THE CONTINUATION
General
On August 6, 2024, our Board of Directors resolved it to be advisable for the Company to register by way of continuation as a stock corporation under the laws of Switzerland and to de-register in the Cayman Islands (referred to as the Continuation). Our Articles specify that any such action must be approved by a Special Resolution. Our Board of Directors directed that approval of the Continuation be submitted for consideration by our shareholders at the EGM.
The Special Resolution approving the Continuation is as follows:
IT IS RESOLVED as a Special Resolution that the de-registration of the Company in the Cayman Islands and the continuation of the Company to Switzerland be and hereby is approved and authorized.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE CONTINUATION.   Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM is required for approval of this proposal.
Principal Reasons for the Continuation
To achieve our long-term growth objectives, we regularly assess our organization and financial structure.
After considerable thought and study, our Board of Directors concluded that the Continuation is in the best interests of our shareholders, in part due to the following determinations:
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the Continuation can increase our strategic and capital flexibility while posing no noticeable risks to our operating model and can enhance and accelerate our long-term strategy;

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the Continuation can help reduce regulatory and financial risks to our company;

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Switzerland is a leading financial center with a sophisticated financial and regulatory environment;

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Switzerland has a network of excellent relations with major developed and developing countries around the world; and

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Switzerland is party to reliable commercial and tax treaties.

As a company incorporated under the laws of Switzerland, we will be able to take advantage of the strong network of commercial and tax treaties Switzerland has negotiated around the world, as well as the commercial attachés in Switzerland’s embassies around the world.
Having established a regional presence in Switzerland since 2017 and in Basel since 2018, which has quickly expanded, we are in a favorable position to further develop our established and advantageous ties with Switzerland as our presence in Europe continues to grow. By strategically aligning ourselves with Switzerland’s stable business environment, we future-proof our operations and lay the foundation for sustained growth and competitiveness in the years to come.
We chose Basel, Switzerland in particular because Basel is a prominent life sciences cluster in Europe and one of the world’s leading life sciences locations. Switzerland’s reputation as a hub for life sciences innovation and excellence catalyzed by a strong networking and multi-stakeholder approach aligns with our strategic priorities and opens the possibility to gain access to cutting-edge technologies, top-tier talent and academia, and strategic partnerships that cumulatively drive sustainable growth. Furthermore, Switzerland’s central position in Europe will ensure a robust network of connections across the continent and globally, easing entry into international markets and broadening our circle of partnerships.
Process of the Continuation
Further to the approval of the Continuation by our shareholders at the EGM, we will need to effect the following steps under Cayman law and Swiss law, respectively:

Cayman Law
The Continuation is subject to the approval of the Cayman Registrar, which must approve our de-registration in the Cayman Islands. As part of the application for de-registration, the Company must submit the following documents to the Cayman Registrar in accordance with the requirements of Section 206 of the Cayman Companies Act. The Cayman Registrar will review each of these documents to confirm BeiGene (Cayman) meets the requirements for de-registration:
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an undertaking signed by a director of BeiGene (Cayman) that notice of the transfer has been or will be given within 21 days to the secured creditors of BeiGene (Cayman) (if any);

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a sworn and notarized voluntary declaration of a director of BeiGene (Cayman), stating that:

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no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate BeiGene (Cayman) in any jurisdiction;

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no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of BeiGene (Cayman), its affairs or its property or any part thereof;

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no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of BeiGene (Cayman) are and continue to be suspended or restricted;

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BeiGene (Cayman) is able to pay its debts as they fall due;

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the application for de-registration is bona fide and not intended to defraud existing creditors of BeiGene (Cayman);

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notice of the transfer has been or will be given within 21 days to the secured creditors of BeiGene (Cayman);

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any consent or approval to the transfer required by any contract or undertaking entered into or given by BeiGene (Cayman) has been obtained, released or waived, as the case may be;

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the transfer is permitted by and has been approved in accordance with our Articles;

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the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with; and

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BeiGene (Cayman) will, upon registration under the laws of the new jurisdiction, continue as a stock corporation limited by shares;

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a statement of assets and liabilities up to the latest practicable date before the director’s declaration;

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notice of any proposed change of name; and

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notice of the proposed address of the registered office provider or agent for service of process in the new jurisdiction.

Swiss Law
In order for BeiGene (Cayman) to prove that it has transferred its business activities to Switzerland, it will be required to file with the Swiss Commercial Register a declaration of the Board of Directors stating that the center of business activities of BeiGene (Cayman) is transferred to Switzerland. In addition, the following documents will need to be filed with the Swiss Commercial Register:
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a legalized certificate of existence of BeiGene (Cayman) under Cayman law;

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a legalized copy of BeiGene (Cayman)’s existing charter documents;

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a legalized opinion of legal counsel on the ability of BeiGene (Cayman) to continue to Switzerland under the Cayman law;

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a legalized opinion of legal counsel on the ability of BeiGene (Cayman) to adopt the legal form of a corporation under Swiss law;

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the declaration of the Board of Directors as to the transfer of business activities;

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an auditor’s report that BeiGene (Cayman)’s share capital is unimpaired according to Swiss law; and

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a copy of the new Proposed Swiss Articles.

Effective Time
If the Continuation is approved by our shareholders, we anticipate that the Continuation will become effective as soon as reasonably practicable following such approval and the satisfaction of necessary conditions to the Continuation, with the exact date and time being determined by our Board of Directors. The Continuation will become effective upon the Company’s registration with the Commercial Register of the Canton of Basel-Stadt, Switzerland. In the event the conditions to the Continuation are not satisfied, the Continuation may be abandoned or delayed, even after approval by our shareholders. In addition, the Continuation may be abandoned or delayed for any reason by our Board of Directors at any time prior to the Continuation becoming effective, even though the Continuation might have been approved by our shareholders and all conditions to the Continuation might have been satisfied.
Effects of the Continuation
We also considered the effects of the Continuation on our shareholders. The Listed Shares will continue to trade on Nasdaq, the HKEx and the STAR Market. The Nasdaq trading symbol for our ADSs will continue to trade under “ONC,” while the Listed Shares on HKEx and the STAR Market will continue to trade under the symbols “06160” and “688235,” respectively. We will remain subject to U.S. Securities and Exchange Commission reporting requirements, the corporate governance rules of Nasdaq, the listing rules of the HKEx and the listing rules of the STAR Market. Finally, we will continue to report our financial results in U.S. dollars and under U.S. generally accepted accounting principles when preparing consolidated financial statements and preparing periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we will continue to report our financial results in RMB and under the China Accounting Standards for Business Enterprises — Basic Standard and other applicable PRC accounting rules, guidance and interpretations when preparing consolidated financial statements and preparing periodic reports in accordance with the rules of the STAR Market.
Applicable Law.   As of the effective date of the Continuation, our legal jurisdiction of incorporation will be Switzerland, and the continuing corporation will no longer be subject to Cayman law. All matters of corporate law will be determined under Swiss law.
Assets, Liabilities, Obligations, Etc.   Under Swiss law, as of the effective date of the Continuation, all of our assets, property, rights, liabilities and obligations immediately prior to the Continuation will continue to be our assets, property, rights, liabilities and obligations. Cayman law will cease to apply to us on the date shown on the certificate of de-registration to be issued by the Cayman Registrar.
Capital Stock.   Once the Continuation is completed, holders of our Ordinary Shares will continue to own one Registered Share for each Ordinary Share held before the Continuation. While nearly all of our outstanding shares are held in book-entry form, certain shareholders may have existing certificates representing their shares. The existing certificates representing BeiGene (Cayman)’s Ordinary Shares will not be canceled and will continue to be valid certificates representing BeiGene (Switzerland)’s Registered Shares. Our HKEx shareholders with existing certificates may contact Computershare Hong Kong Investor Services Limited at www.computershare.com/hk/contact, for information on how to convert existing certificates into book-entry form. Generally, except as required under applicable law to exchange your existing certificates for new certificates, we will convert your existing certificates into book-entry form. Irrespective of this, you will continue to be a shareholder of the Company entitled to dividends, preemptive rights and liquidation proceeds and, if you are a holder of record or a beneficial holder of shares held in “street name”, you will continue to be able to exercise your voting rights, prove your ownership interest in the Company, transfer your shares or exercise other shareholder rights. Beneficial holders of shares held in “street name” will not be required to take any action. Holders of options to purchase BeiGene (Cayman)’s Ordinary Shares on the effective date of the Continuation will continue to hold options to purchase the same number of Registered Shares of BeiGene (Switzerland) at the same exercise price.
Dividends.   Under Swiss law, all dividends, including distributions in the form of a repayment of capital contribution reserves, must be approved in advance by our shareholders, though the determination of the record and payment dates may be delegated to our Board of Directors.

Business and Operations.   The Continuation, if approved, will effect a change in the legal jurisdiction of incorporation and the Name Change as of the effective date thereof, but our business and operations will remain the same. We intend to continue our presence in each of our current countries of operations. Furthermore, the Continuation will not impact the operations of our Company and subsidiaries in any material way.
Officers and Directors.   The directors and executive offices of BeiGene (Cayman) immediately prior to the Continuation will remain the directors and executive officers of BeiGene (Switzerland) after the Continuation.
Accounting Treatment of the Continuation
Under generally accepted accounting principles in the United States (“US GAAP”), the Continuation will not impact the historical carrying values of any of our assets, liabilities or equity in our consolidated financial statements as filed with the SEC.
Material Tax Considerations
Scope of Discussions
Switzerland
The information presented under the caption “Swiss Taxation” is a discussion of the material Swiss tax consequences of the acquisition, ownership, and disposition of shares.
This discussion is based on the laws of the Confederation of Switzerland, including the Direct Federal Tax Act of 1990, the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, The Federal Withholding Tax Act of 1965, the Federal Stamp Tax Act of 1973, as amended (the “Swiss tax law”), existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement/prospectus or with a known future effective date. These laws may change, possibly with retroactive effect.
This discussion does not generally address any aspects of Swiss taxation other than federal, cantonal and communal income taxation, Swiss withholding taxation, and Swiss stamp duties. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Continuation or of holding and disposing of shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you.
For purposes of this discussion, a “Swiss holder” is any beneficial owner of shares that for Swiss direct tax purposes is:
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an individual resident of Switzerland or otherwise subject to Swiss taxation under article 3, 4 or 5 of the Direct Federal Tax Act of 1990, as amended, or article 3 or 4 of the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, as amended; or

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a corporation or other entity taxable as a corporation organized under the laws of the Switzerland or otherwise subject to Swiss taxation under article 50 or 51 of the Direct Federal Tax Act of 1990, as amended, or article 20 or 21 of the Federal Harmonization of Cantonal and Communal Direct Taxes Act of 1990, as amended.

A “non-Swiss holder” of shares is a holder that is not a Swiss holder. For purposes of this summary, “holder” or “shareholder” means either a Swiss holder or a non-Swiss holder or both, as the context may require.
United States
The information presented under the caption “United States Taxation” below is a discussion of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of shares by a U.S. Holder (as defined below). These discussions are not a complete analysis or listing of all of the possible tax consequences of these transactions and do not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In particular, the description of U.S. federal income tax consequences deals only with U.S. Holders that will hold shares as capital assets within the meaning of Section 1221 of the Code. In addition, this description of U.S. federal income tax consequences does not address the tax treatment of investors subject to special tax rules, such as banks and other financial institutions, tax-exempt entities (including private foundations), insurance companies, mutual funds, pension plans, persons holding shares as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons holding shares through partnerships or other pass-through entities, S corporations, U.S. expatriates, persons liable for alternative minimum tax, broker-dealers or traders in securities or currencies, holders whose “functional currency” is not the U.S. dollar, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities and persons other than U.S. Holders (as defined below).
These discussions are based, as applicable, on the laws of the United States (including the Code, final, proposed and temporary Treasury Regulations promulgated thereunder, tax treaties to which the United States is a party and judicial and administrative interpretations of each of the foregoing) in effect on the date of this proxy statement/prospectus, any of which may change, possibly with retroactive effect. There can be no assurance that the IRS will not disagree with or will not challenge any of the conclusions reached and described herein.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares that is:
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an individual citizen or resident of the United States,

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a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof including the District of Columbia,

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an estate or trust, the income of which is subject to United States federal income taxation regardless of its source, or

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a trust if (A) a U.S. court can exercise primary supervision over the administration of such trust and one or more “U.S. persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in place to be treated as a U.S. person for U.S. federal income tax purposes.

This discussion does not generally address any aspects of United States taxation other than federal income taxation.
Mainland China
The information presented under the caption “mainland China Taxation” below is a discussion of the material enterprise income tax (“EIT”) and individual income tax (“IIT”) consequences of the acquisition, ownership, and disposition of shares. This discussion is based on the laws of the People’s Republic of China and enforced in the mainland China, including the Enterprise Income Tax Law, the Individual Income Tax Law, as amended (the “PRC tax law”), as well as the PRC-Swiss Treaty, existing and proposed regulations promulgated thereunder, published judicial decisions and administrative pronouncements, each as in effect on the date of this proxy statement/prospectus or with a known future effective date. These laws may change, possibly with retroactive effect. There can be no assurance that the PRC tax authorities will not disagree with or will not challenge any of the conclusions reached and described herein.
This discussion does not generally address any aspects of mainland China taxation other than EIT and IIT. This discussion is not a complete analysis or listing of all of the possible tax consequences of the Continuation or of holding and disposing of shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the general descriptions below may also apply to you. In addition, this description of mainland China EIT and IIT consequences does not address the tax treatment of investors subject to special tax rules.
For purposes of this discussion, a “China Holder” is any beneficial owner of shares that for EIT and IIT purposes is:

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an individual resident of mainland China or otherwise subject to mainland China taxation under the Individual Income Tax Law, as amended; or

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a corporation or other entity taxable as a corporation or otherwise subject to mainland China taxation under the Enterprise Income Tax Law, as amended.

A “non-China Holder” of shares is a holder that is not a China Holder. For purposes of this summary, “holder” or “shareholder” means either a China Holder or a non-China Holder or both, as the context may require.
Hong Kong
The information presented under the caption “Hong Kong Taxation” below is a summary of the material Hong Kong tax consequences relevant to shareholders in connection with the Continuation. The comments are not intended to be a complete discussion of all of the possible tax consequences of the transactions mentioned in this document, and do not address all tax considerations that may be relevant to you. Special rules that are not discussed in the comments below may also apply to you, in particular if you are a shareholder carrying on a trade, profession or business in Hong Kong.
This discussion does not address any aspects of the taxation of the transactions or of the acquisition, ownership or disposition of shares in any jurisdiction other than Switzerland, the United States, mainland China and Hong Kong.
THIS DISCUSSION OF THE TAX CONSIDERATIONS OF THE CONTINUATION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, TAX ADVICE. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE CONTINUATION TO YOU MAY BE COMPLEX AND WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON FACTORS THAT ARE NOT WITHIN BEIGENE’S KNOWLEDGE OR CONTROL. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS REGARDING THE APPLICABLE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE SHARES UNDER THE TAX LAWS OF THE UNITED STATES (FEDERAL, STATE AND LOCAL), SWITZERLAND OR ANY OTHER APPLICABLE FOREIGN JURISDICTION.
Material Tax Considerations with Respect to the Continuation
Swiss Taxation
Under Swiss law, the transfer of the incorporation of BeiGene (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under Article 206 of the Cayman Companies Act in which a Cayman Islands company is permitted to transfer its domicile if the transfer is permitted by and has been approved in accordance with the Articles, and Article 161 of the Swiss Federal Code on Private International Law in which a non-Swiss company may, without liquidation and reincorporation, submit itself to Swiss law if the governing non-Swiss law provides the same possibility to Swiss companies (“reciprocal rules”). As a result of the Continuation, BeiGene (Cayman) will continue its incorporation as a Swiss incorporated entity, BeiGene (Switzerland).
Upon the effective date of the Continuation, BeiGene (Switzerland) will be incorporated and resident in Switzerland and will no longer be incorporated in the Cayman Islands. Under Swiss tax law, the change in our company’s residence from the Cayman Islands to Switzerland will cause our company’s tax liability under Cayman Islands law to end immediately before the Continuation, and a Swiss tax liability to begin at the time of the Continuation in Switzerland. Furthermore, our company will be treated as carrying over the basis in its assets and liabilities immediately before the Continuation. No Swiss corporate income taxes will be due as a result of the Continuation.
Cayman Islands Taxation
The Continuation will not result in any income tax consequences under Cayman Islands law to BeiGene (Cayman), BeiGene (Switzerland) or its shareholders.

United States Taxation
For U.S. tax purposes, U.S. Holders will be treated as exchanging old shares of BeiGene (Cayman) for new shares of BeiGene (Switzerland). U.S. Holders will not have to recognize gain or loss as a result of this deemed exchange because the exchange will qualify as either a tax-free exchange under section 1036 of the Code or a “recapitalization” under section 368(a)(1)(E) of the Code (an “E Reorganization”). Under the Code and Treasury Regulations there should generally not be any reporting requirements for U.S. Holders of BeiGene (Cayman) under either characterization, subject to the discussion in — Reporting Requirements below.
The Continuation of BeiGene (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under the corporate laws of both countries. This change of domicile of BeiGene (Cayman) to Switzerland will qualify as a “reorganization” under Section 368(a)(1)(F) of the Code (an “F Reorganization”), subject to the assumptions, qualifications and limitations described herein. If the Continuation is respected as an F Reorganization, we should not recognize gain or loss for U.S. income tax purposes as a result of the Continuation.
Consequences of F Reorganization to U.S. Holders.   Under the Code and Treasury Regulations, the tax consequences of the Continuation may depend on whether BeiGene (Cayman) is treated as a PFIC (as discussed below) for U.S. federal income tax purposes. If BeiGene (Cayman) is not treated as a PFIC, U.S. Holders who hold shares of BeiGene (Switzerland) immediately after the Continuation should generally recognize no gain or loss upon the deemed exchange of BeiGene (Cayman) shares solely for shares of BeiGene (Switzerland). U.S. Holders with a loss on their BeiGene (Cayman) shares will, however, be able to carry over their basis to their BeiGene (Switzerland) shares, thus preserving the loss. The basis of BeiGene (Switzerland) shares received in exchange for BeiGene (Cayman) shares will be equal to the basis of BeiGene (Cayman) shares exchanged. The holding period of BeiGene (Switzerland) shares will include the period those shareholders held their BeiGene (Cayman) shares.
Passive Foreign Investment Company Considerations.   In general, shareholders of a passive foreign investment company (a “PFIC”), are potentially subject to tax liability upon any disposition of their shares. Generally, a non-U.S. corporation is a PFIC for any taxable year in which (i) at least 75% of such corporation’s gross income (including its pro rata share of the gross income of certain subsidiary corporations) is passive income (the “75% income test”) or (ii) at least 50% of such corporation’s assets are held for the production of or produce passive income (the “50% asset test”). Passive income generally includes dividends, interest, rents, royalties and capital gains.
Based upon the composition of our income and assets, we believe that BeiGene (Cayman) was not a PFIC for the taxable year ended December 31, 2023. Nevertheless, because our PFIC status must be determined annually with respect to each taxable year and will depend on the composition and character of our assets and income, including our use of proceeds from any equity offerings, and the value of our assets (which may be determined, in part, by reference to the market value of our ADSs and ordinary shares, which may be volatile) over the course of such taxable year, BeiGene (Cayman) may be a PFIC in any taxable year. The determination of whether BeiGene (Cayman) will be or become a PFIC may also depend, in part, on how, and how quickly, we use our liquid assets and the cash raised in equity offerings. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year. In addition, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive, which may result in our being or becoming a PFIC in the current or subsequent years.
If BeiGene (Cayman) were a PFIC and the Continuation qualifies as an F Reorganization, under proposed Treasury Regulations (if finalized in their current form), the Continuation would not result in a taxable disposition of shares by a shareholder. However, if BeiGene (Cayman) were a PFIC and the Continuation did not qualify as an F Reorganization (including if the Continuation qualified as another type of nonrecognition transaction), the Continuation may be treated as a taxable disposition of stock. Since these proposed Regulations are not effective until finalized, the treatment of PFIC stock in some cases is unclear and shareholders should consult their tax advisor as to the effects of the PFIC rules.

Reporting Requirements.   The Code and Treasury Regulations prescribe reporting requirements that may be applicable to shareholders of BeiGene (Cayman). For example, under Code Section 6038B, a U.S. Holder may be required to report the Continuation transaction on IRS Form 926 which must be filed with that shareholder’s federal income tax return for the taxable year of the transaction. A U.S. Holder that is required to file IRS Form 926 may be subject to penalties if that shareholder fails to do so. If the Continuation qualifies as an F Reorganization as described above, certain U.S. Holders may have additional reporting obligations. For instance, each U.S. Holder that holds at least 5% (by vote or value) of the outstanding stock of BeiGene (Cayman) or securities of BeiGene (Cayman) with a tax basis of at least $1 million will be required to file a statement with such holder’s U.S. federal income tax return in accordance with Treasury Regulation Section 1.368-3(b). Additionally, certain U.S. Holders may be required to report information relating to such U.S. Holder’s investment in “specified foreign financial assets” on IRS Form 8938, subject to certain exceptions. The foregoing does not constitute a complete list of the reporting requirements potentially applicable to some or all U.S. Holders and shareholders should consult their tax advisor as to what (if any) reporting requirements pertain to them.
Mainland China Taxation
The Continuation of BeiGene (Cayman) from the Cayman Islands to Switzerland results from a change of domicile under the corporate laws of both countries. This change of domicile of BeiGene (Cayman) to Switzerland does not interrupt the corporate existence of the Company or the existence and listing of issued and outstanding Shares.
For mainland China tax purposes, the Continuation should not trigger an indirect transfer of Company’s subsidiaries in mainland China, because neither the shareholders’ equity interest in BeiGene (Cayman) nor BeiGene (Cayman)’s indirect shareholding in its mainland China subsidiaries changes as a result of the Continuation. Even if the Continuation is treated as an exchange of old shares of BeiGene (Cayman) for new shares of BeiGene (Switzerland) (and hence a transfer of shares in the Company) or as a transfer of shares in the underlying subsidiaries by the Company, given that a) BeiGene (Cayman) is a listed company, b) the Continuation is not for the purpose of avoiding taxes in mainland China and c) the Continuation cannot be replaced by a direct transfer of BeiGene (Cayman)’s subsidiaries in mainland China, the Continuation should not be regarded as lacking reasonable commercial purpose and thus should not be recharacterized as a direct transfer of BeiGene (Cayman)’s subsidiaries in China under the PRC indirect transfer tax rules (Bulletin [2015] No. 7 (“Bulletin 7”)). Thus, the Continuation should not trigger material taxes to shareholders in mainland China. There should generally not be any mandatory reporting requirements in mainland China for shareholders or BeiGene (Cayman) with respect to the Continuation.
As the Continuation will not interrupt the corporate existence of the Company or the existence and listing of issued, outstanding Shares, and the China Holders and non-China Holders of BeiGene (Switzerland) do not obtain any additional Share or economic benefits as a result of Continuation, the China Holders and non-China Holders should not be required to recognize any gain or loss as a result of the Continuation for mainland China tax purposes. No stamp duty implications in mainland China as a result of the Continuation as well.
Hong Kong Taxation
The Continuation should not result in any tax or stamp duty consequences under Hong Kong law to BeiGene (Cayman), BeiGene (Switzerland) or its shareholders.
Taxation of BeiGene and its Subsidiaries Subsequent to the Continuation
Swiss Taxation
Corporate Income Tax.   As a Swiss resident company, BeiGene (Switzerland) will be subject to corporate income tax at federal, cantonal and communal levels on its worldwide income. However, qualifying net dividend income and net capital gains on the sale of qualifying investments in subsidiaries are effectively exempt from federal, cantonal and communal corporate income tax. Consequently, BeiGene (Switzerland) expects dividends from its subsidiaries and capital gains from sales of investments in its subsidiaries to be exempt from Swiss corporate income tax under Swiss participation relief rules.

As a member state of the Organization of Economic Cooperation and Development (“OECD”), Switzerland has committed to implement the global minimum taxation (Pillar 2), aiming at introducing a global minimum corporate tax rate of 15% on financial statement income of multinational enterprises with a consolidated turnover of EUR 750 million or more. As a result of these efforts, Switzerland has introduced a 15% qualified domestic minimum top-up tax (“QDMTT”) with effective date as of 1 January 2024 and the income inclusion rule (“IIR”) with effective date as of 1 January 2025. The QDMTT will be assessed on certain qualifying profits (excluding qualifying dividends and capital gains on investments) earned by companies domiciled in Switzerland in an amount necessary to have such companies pay tax of at least 15% on such qualifying profits. The IIR is to be assessed over subsidiaries of BeiGene (Switzerland) to ensure 15% tax on such qualifying profit is assessed. BeiGene (Switzerland) may be subject to the QDMTT or IIR in the future. It is currently expected that Switzerland will implement further changes to its tax laws under the Pillar 2 efforts of the OECD (including the potential Undertaxed Payment Rule).
Stamp Duty — Swiss Issuance Stamp Tax.   Swiss issuance stamp tax is a federal tax levied on the issuance of shares and increases in or contributions to the equity of Swiss corporations. The applicable tax rate is 1% of the contribution value of the assets contributed to equity. Exemptions are available in tax neutral restructuring transactions. As a result, any future issuance of shares by BeiGene (Switzerland) or any other increase in its equity may be subject to the issuance stamp tax unless the equity is increased in the context of a merger or other qualifying restructuring transaction.
Stamp Duty — Securities Transfer Stamp Tax.   The transfer of taxable Swiss and foreign securities (e.g., shares) in which a Swiss bank or other Swiss securities dealers (as defined in the Swiss Federal Stamp Tax Act) participate as contracting parties or as intermediaries is typically subject to Swiss transfer tax at the rate of 0.15% (for securities issued by a resident of Switzerland) and 0.3% (for securities issued by a resident of a foreign country). However, the transfer of taxable securities within qualifying restructuring transactions is exempt from transfer stamp tax.
United States Taxation
A non-U.S. corporation that is engaged in the conduct of a U.S. trade or business will be subject to U.S. tax as described below, unless entitled to the benefits of an applicable tax treaty. Whether a non-U.S. corporation is conducting a U.S. trade or business is an inherently factual determination. Because the Code, Treasury Regulations and judicial and administrative guidance do not completely and definitively define the types of and the extent to which various activities give rise to a U.S. trade or business, we cannot be certain that the IRS will not contend successfully that BeiGene (Switzerland) and/or its non-U.S. subsidiaries are or will be engaged in a U.S. trade or business. A non-U.S. corporation engaged in a U.S. trade or business is subject to U.S. federal income tax at the regular corporate rates, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of such trade or business, unless the corporation is entitled to relief under an applicable tax treaty (as discussed below). Such income tax, if imposed, would be based on effectively connected income and computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation is generally entitled to deductions and credits only if it timely files a U.S. federal income tax return. BeiGene (Switzerland) and certain of its non-U.S. subsidiaries may file protective U.S. federal income tax returns on a timely basis in order to preserve the right to claim income tax deductions and credits if it is ever determined that any of them are subject to U.S. federal income tax. Currently, any income effectively connected to a U.S. trade or business earned by a non-U.S. corporation is subject to the regular U.S. corporate income tax rate of 21%. The additional “branch profits” tax is imposed on a non-U.S. corporation’s effectively connected earnings and profits (i.e., generally effectively connected income less federal income taxes) at a 30% rate, although this rate may be reduced by treaty.
If BeiGene (Switzerland) or any of its subsidiaries organized under the laws of Switzerland, which, collectively with BeiGene (Switzerland) (the “Swiss Entities”) are entitled to the benefits under US-Swiss Treaty, each such Swiss Entity would not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. Each Swiss Entity intends to conduct its activities so that it does not have a permanent establishment in the United States, although we cannot be certain that we will achieve this result. An enterprise resident in Switzerland generally will be entitled to the benefits of the US-Swiss Treaty if it is a company whose principal class of shares is primarily and regularly traded on a recognized stock exchange, or the ultimate beneficial owner of a predominant interest in such company is a company whose principal class of shares is primarily and regularly traded on a recognized stock exchange. We expect, although cannot guarantee, that the Swiss Entities will qualify for the benefits of the US-Swiss Treaty.
In addition to the Swiss Entities, we conduct operations throughout the world outside the United States, including China and the U.K. We intend to conduct substantially all of our non-U.S. operations outside the United States and to limit the U.S. contacts of BeiGene (Switzerland) and its non-U.S. subsidiaries so that they should not be deemed to be engaged in a U.S. trade or business.
Some of our non-U.S. subsidiaries may be entitled to the benefits of a tax treaty with the United States and the country where those subsidiaries are organized. In those cases, the non-U.S. subsidiaries may have additional protections against U.S. taxation.
Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on the gross amount of certain “fixed or determinable annual or periodic gains, profits and income” or “FDAP” derived from sources within the United States (such as dividends and certain interest on investments), subject to certain exemptions or reduction by applicable treaties. Currently, U.S. source FDAP paid to a non-U.S. person is subject to a 30% withholding tax or lower treaty rate (if applicable).
BeiGene (Switzerland)’s U.S. subsidiaries will be subject to taxation in the United States at regular corporate rates. In addition, dividends paid by BeiGene (Switzerland)’s U.S. subsidiaries to BeiGene (Switzerland) would be subject to a maximum 5% withholding tax under the U.S.-Swiss Treaty.
Mainland China Taxation
BeiGene (Switzerland)’s subsidiaries in mainland China will be subject to taxation in mainland China at regular corporate rates.
Hong Kong Taxation
In accordance with the Hong Kong tax law, any profits that a subsidiary of BeiGene (Switzerland) derives from Hong Kong after the Continuation should continue to be taxed in the same manner as prior to the Continuation.
Taxation of Shareholders Subsequent to the Continuation
Swiss Taxation
Swiss Income Tax on Dividends and Similar Distributions.
Swiss Holders:   An individual who is a Swiss resident who receives dividends and similar distributions (including stock dividends and liquidation proceeds in excess of the par value and respectively in excess of the qualifying Paid-in-Capital if certain conditions are met of the shares) from us is required to include such amounts in his/her personal income tax return for federal, cantonal and communal income tax purposes and owes income tax on any taxable income, including these amounts. In the case of Swiss-resident entities, the profit from the shares is included in their income statement to which the corporate income tax applies. Companies and cooperatives or Swiss permanent establishments of non-Swiss companies or cooperatives may, under certain circumstances as outlined above under “Taxation of BeiGene and its Subsidiaries Subsequent to the Continuation,” benefit from a participation relief.
Non-Swiss Holders:   A non-Swiss holder will not be subject to Swiss income taxes on dividend income and similar distributions in respect of BeiGene (Switzerland) shares, unless the shares are attributable to a permanent establishment or a fixed place of business maintained in Switzerland by such non-Swiss holder. However, dividends and similar distributions are subject to Swiss withholding tax. See “— Swiss Withholding Tax — Distributions to Shareholders” below.

Swiss Wealth Tax.
Swiss Holders:   The holding of shares by a Swiss resident individual is usually subject to cantonal and communal wealth tax provided that the applicable tax-free allowances are exceeded. No wealth tax is due on federal level.
Non-Swiss Holders:   A non-Swiss holder will not be subject to Swiss wealth taxes unless the holder’s BeiGene (Switzerland) shares are attributable to a permanent establishment, or a fixed place of business maintained in Switzerland by such non-Swiss holder.
Swiss Capital Gains Tax upon Disposal of BeiGene (Switzerland) Shares.
Swiss Holders:   A Swiss resident individual who holds shares as part of his private assets will generally not be subject to any Swiss federal, cantonal or communal income taxation on gains realized upon the sale or other disposal of shares. Swiss-resident corporate entities and individuals who hold our shares as part of business assets are required to recognize capital gains or losses on the sale of shares in their income statement and are subject to Swiss corporate income taxation on any net taxable income for such taxation period. This also applies to individuals who, for income tax purposes, are considered to engage in securities trading professionally.
Non-Swiss Holders:   A non-Swiss holder will not be subject to Swiss income taxes for capital gains unless the holder’s shares are attributable to a permanent establishment, or a fixed place of business maintained in Switzerland by such non-Swiss holder. In such case, the non-Swiss holder is required to recognize capital gains or losses on the sale of such shares, which will be subject to cantonal, communal, and federal income tax.
Swiss Withholding Tax — Distributions to Shareholders.   A Swiss withholding tax of 35% is due on dividends and similar distributions to BeiGene (Switzerland) shareholders from BeiGene (Switzerland) out of available earnings or other non-qualifying reserves for withholding tax purposes, regardless of the place of residency of the shareholder (subject to the exceptions discussed under “— Exemption from Swiss Withholding Tax — Distributions to Shareholders” below). BeiGene (Switzerland) will be required to withhold at such rate and remit on a net basis any payments made to a holder of BeiGene (Switzerland) shares and pay such withheld amounts to the Swiss Federal Tax Administration. Please see “— Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.
Exemption from Swiss Withholding Tax — Distributions to Shareholders.   Distributions to shareholders in relation to a reduction of par value and distributions to shareholders out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration are exempt from the Swiss withholding tax. BeiGene (Switzerland) expects to pay distributions out of qualifying capital contribution reserves recognized by the Swiss Federal Tax Administration for the foreseeable future, and as a result, any such distributions to shareholders will be exempt from the Swiss withholding tax. We currently expect BeiGene (Switzerland) to have qualifying capital contribution reserves in the amount of approximately US$10.6 billion available for distribution not subject to Swiss withholding tax as of the effective date of the Continuation.
Repurchases of Shares.   Repurchases of shares for the purposes of capital reduction are treated as a partial liquidation subject to the 35% Swiss withholding tax. However, for shares repurchased for capital reduction, the portion of the repurchase price attributable to the par value and to the qualifying contribution reserves recognized by the Swiss Federal Tax Administration of the shares repurchased will not be subject to the Swiss withholding tax. BeiGene (Switzerland) would be required to withhold at such rate the tax from the difference between the repurchase price and the related amount of par value and qualifying contribution reserves. BeiGene (Switzerland) would be required to remit on a net basis the purchase price with the Swiss withholding tax deducted to a holder of BeiGene (Switzerland) shares and pay the withholding tax to the Swiss Federal Tax Administration.
With respect to the refund of Swiss withholding tax from the repurchase of shares, see “Proposal No. 1: Approval of the Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Refund of Swiss Withholding Tax on Dividends and Other Distributions” below.

The repurchase of shares for purposes other than capital reduction, such as to retain as treasury shares for use in connection with equity incentive plans, convertible debt or other instruments within certain periods, will generally not be subject to Swiss withholding tax.
Refund of Swiss Withholding Tax on Dividends and Other Distributions.
Swiss Holders:   A Swiss tax resident, corporate or individual, can recover the withholding tax in full if such resident is the beneficial owner of BeiGene (Switzerland) shares at the time the dividend or other distribution becomes due and provided that such resident reports the gross distribution received on such resident’s income tax return, or in the case of an entity, includes the taxable income in such resident’s income statement, in accordance with statutory law requirements.
Non-Swiss Holders:   If the shareholder that receives a distribution from BeiGene (Switzerland) is not a Swiss tax resident, does not hold BeiGene (Switzerland) shares in connection with a permanent establishment or a fixed place of business maintained in Switzerland, and resides in a country that has concluded a treaty for the avoidance of double taxation with Switzerland for which the conditions for the application and protection of and by the treaty are met, then the shareholder may be entitled to a full or partial refund of the withholding tax described above. You should note that the procedures for claiming treaty refunds (and the time frame required for obtaining a refund) may differ from country to country.
Switzerland has entered into bilateral treaties for the avoidance of double taxation with respect to income taxes with currently over 100 jurisdictions, including the United States, whereby under certain circumstances all or part of the withholding tax may be refunded or credited against tax paid in the country of residence.
Obtaining a Refund of Swiss Withholding Tax for U.S. Holders
The Swiss-U.S. tax treaty provides that U.S. residents eligible for benefits under the treaty can seek a refund of the Swiss withholding tax on dividends for the portion exceeding 15% (leading to a refund of 20%) or a 100% refund in the case of qualified pension funds. Please refer to the discussion under “— United States Taxation” for applicability of U.S. foreign tax credits for any net withholding taxes paid.
As a general rule, the refund will be granted under the treaty if the U.S. resident can show evidence of:
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beneficial ownership,

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U.S. residency, and

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meeting the U.S.-Swiss tax treaty’s limitation on benefits requirements.

The claim for refund must be filed with the Swiss Federal Tax Administration (Eigerstrasse 65, 3003 Berne, Switzerland), not later than December 31 of the third year following upon the calendar year in which the dividend payments became due. The relevant Swiss tax form is Form 82C for companies, 82E for other entities and 82I for individuals. These forms can be obtained from any Swiss Consulate General in the United States or from the Swiss Federal Tax Administration at the address mentioned above or online. Each form needs to be filled out in triplicate, with each copy duly completed and signed before a notary public in the United States. You must also include evidence that the withholding tax was withheld at the source.
Subject to applicable laws and regulations, this may also apply to other shareholders that are entitled to a dividend withholding tax rate lower than the Swiss withholding tax rate under the tax treaties between the shareholders’ own tax residency jurisdictions and Switzerland.
Swiss Transfer Stamp Tax in Relation to the Transfer of BeiGene (Switzerland) Shares
The purchase or sale of BeiGene (Switzerland) shares may be subject to Swiss federal stamp taxes on the transfer of securities irrespective of the place of residency of the purchaser or seller if the transaction takes place through or with a Swiss bank or other Swiss securities dealer, as those terms are defined in the Federal Stamp Tax Act of 1973 and no exemption applies in the specific case. If a purchase or sale is not entered into through or with a Swiss bank or other Swiss securities dealer, then no stamp tax will be due.

The applicable stamp tax rate is 0.075% for each of the two parties to a transaction and is calculated based on the purchase price or sale proceeds. If the transaction does not involve cash consideration, the transfer stamp duty is computed on the basis of the market value of the consideration. The Swiss banks and securities dealers are responsible for levying such securities transfer tax.
United States Taxation
Taxation of Distributions in the Form of a Repayment of Par Value, Repayment of Qualifying Paid in Capital or Dividend.   Subject to the discussions below relating to the potential application of the controlled foreign corporation (“CFC”) and PFIC rules, the gross amount of a distribution paid with respect to BeiGene (Switzerland) Listed Shares, including the full amount of any Swiss Withholding Tax thereon, will be a dividend for U.S. federal income tax purposes to the extent of current or accumulated earnings and profits (as determined for United States federal income tax purposes). With respect to non-corporate U.S. Holders, certain dividends from a qualified foreign corporation will be subject to reduced rates of taxation. As a Swiss corporation, BeiGene (Switzerland) will be treated as a qualified foreign corporation and such dividends will constitute qualified dividend income taxed as net capital gain, so long as BeiGene (Switzerland) is not treated as a PFIC. This reduced rate will not be available in all situations, and U.S. Holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances.
To the extent that a distribution exceeds BeiGene (Switzerland)’s current or accumulated earnings and profits (as determined for U.S. tax purposes), it will be treated as a nontaxable return of capital to the extent of the taxpayer’s basis in the stock, and thereafter as capital gain. While dividends paid by BeiGene (Switzerland) generally will be treated as foreign source income, in certain situations a portion of the dividends may be treated as U.S. source income. BeiGene (Switzerland) dividends will not be eligible for the dividends received deduction allowed to corporate shareholders under the Code.
Classification of BeiGene (Switzerland) or its Non-U.S. Subsidiaries as Controlled Foreign Corporation.    Each 10% U.S. Shareholder (as defined below) of a non-U.S. corporation that is a CFC and who owns shares in the CFC, directly or indirectly through certain entities, on the last day of the CFC’s taxable year, must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC’s “subpart F income,” even if the subpart F income is not distributed. A “10% U.S. Shareholder” is a U.S. Person who owns (directly, indirectly through non-U.S. entities or constructively) at least 10% of the total combined voting power of all classes of stock entitled to vote of the non-U.S. corporation. A non-U.S. corporation is considered a CFC if 10% U.S. Shareholders own (directly, indirectly through certain entities or by attribution by application of the constructive ownership rules of section 958(b) of the Code (“constructively”)) more than 50% of the total combined voting power of all classes of voting stock of such non-U.S. corporation, or more than 50% of the total value of all stock of such corporation on any day during the taxable year of such corporation. We may presently be or become a CFC or own interests in one in the future. Holders are urged to consult their own tax advisors with respect to our potential CFC status and the consequences thereof.
Recharacterization under Section 1248.   Subject to the discussions below relating to the potential application of Code section 1248 and the PFIC rules, holders of Listed Shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of Listed Shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets. If the holding period for these Listed Shares exceeds one year, any gain will be subject to tax at a current rate of 21% for corporations and a current maximum marginal tax rate of 20% for individuals. Moreover, any gain generally will be U.S. source gain and generally will constitute “passive income” for foreign tax credit limitation purposes.
Code section 1248 provides that if a U.S. Person sells or exchanges stock in a CFC and such person owned, directly, indirectly through certain entities or constructively, 10% or more of the voting power of the corporation at any time during the five-year period ending on the date of disposition, any gain from the sale or exchange of the shares will be treated as a dividend to the extent of the CFC’s earnings and profits (determined under U.S. federal income tax principles) during the period that the shareholder held the shares and while the corporation was a CFC (with certain adjustments). We believe that there may be U.S. Holders of BeiGene (Switzerland) that should be treated as owning (directly, indirectly through certain entities or constructively) 10% of more of the total voting power of BeiGene (Switzerland) and to which Code section 1248 may apply. A 10% U.S. Shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. federal income tax or information return that it would normally file for the taxable year in which the disposition occurs. In the event this is determined necessary, BeiGene (Switzerland) will endeavor to provide a completed IRS Form 5471 or the relevant information necessary to complete the Form.
Passive Foreign Investment Companies.   In general, a non-U.S. corporation will be a PFIC during a given year if it qualifies as a PFIC under the 75% income test or the 50% asset test (in both cases, as defined above).
If BeiGene (Switzerland) were characterized as a PFIC during a given year, each U.S. Holder holding Listed Shares would be subject to a penalty tax at the time of the sale at a gain of, or receipt of an “excess distribution” with respect to, their Listed Shares, unless such person is a 10% U.S. shareholder (if BeiGene (Switzerland) were also a CFC) or made a “qualified electing fund election” or “mark-to-market” election. It is uncertain that BeiGene (Switzerland) would be able to provide its shareholders with the information necessary for a U.S. Person to make these elections. In addition, if BeiGene (Switzerland) were considered a PFIC, upon the death of any U.S. individual owning Listed Shares, such individual’s heirs or estate generally would not be entitled to a “step-up” in the basis of the Listed Shares that might otherwise be available under U.S. federal income tax laws. In general, a shareholder would receive an “excess distribution” if the total amount of the distributions received on the Listed Shares over the taxable year is more than 125% of the average distribution with respect to the Listed Shares during the three preceding taxable years (or shorter period during which the taxpayer held Listed Shares). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the shareholder owned the Listed Shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the Listed Shares was taken in equal portion at the highest applicable tax rate on ordinary income throughout the shareholder’s period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period. In addition, a distribution paid by BeiGene (Switzerland) to U.S. Holders that is characterized as a dividend and is not characterized as an excess distribution would not be eligible for reduced rates of tax as qualified dividend income.
Foreign Tax Credit.   Subject to complex limitations, Swiss Withholding Tax should be treated for U.S. tax purposes as a foreign tax that may be claimed as a foreign tax credit against the U.S. federal income tax liability of a U.S. Holder. Dividends distributed by BeiGene (Switzerland) will generally be categorized as “passive income” or, in the case of some holders, as “financial services income,” for purposes of computing allowable foreign tax credits for U.S. tax purposes. Certain taxpayers may be able to treat financial services income as general category income. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available.
In certain cases, only a portion of the current income inclusions, if any, under the CFC and PFIC rules and of dividends paid by us (including any gain from the sale of shares that is treated as a dividend under section 1248 of the Code) may be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitations. We will consider providing shareholders with information regarding the portion of such amounts constituting foreign source income to the extent such information is reasonably available. It is also likely that substantially all of the “subpart F income” and dividends that are foreign source income will constitute either “passive” or “general” income. Thus, it may not be possible for most shareholders to utilize excess foreign tax credits to reduce U.S. tax on such income.
Information Reporting and Backup Withholding on Distributions and Disposition Proceeds.   Information returns may be filed with the IRS in connection with distributions of our Listed Shares and the proceeds from a sale or other disposition of our Listed Shares unless the holder of our Listed Shares establishes an exemption from the information reporting rules. A holder of Listed Shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder is not a corporation or non-U.S. Holder or fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Mainland China Taxation
Taxation of Distributions in the Form of a Repayment of Par Value, Repayment of Qualifying Paid in Capital or Dividend.   The gross amount of a distribution paid with respect to BeiGene (Switzerland) Listed Shares, including the full amount of any Swiss Withholding Tax thereon, will be a dividend for mainland China EIT and IIT purposes to the extent that such distribution is made from current or accumulated earnings and profits (as determined for mainland China tax purposes).
A distribution in excess of BeiGene (Switzerland)’s current or accumulated earnings and profits (as determined for mainland China tax purposes) will be treated as a nontaxable return of capital to the extent that it does not exceed the taxpayer’s basis in the stock (as determined for mainland China tax purposes), and thereafter as capital gains.
Foreign Tax Credit.   Subject to complex limitations, Swiss Withholding Tax should be treated for mainland China tax purposes as a foreign tax that may be claimed as a foreign tax credit against the EIT or IIT (as applicable) of a China Holder. Dividends distributed by BeiGene (Switzerland) will generally be categorized as investment income or dividend income for purposes of computing allowable foreign tax credits for mainland China tax purposes. The rules relating to the determination of the foreign tax credit are complex, and you should consult your own tax advisors to determine whether and to what extent a credit would be available. In the case where the foreign tax paid exceeds the credit cap as determined under mainland China tax rules, China Holders may carry forward the unused foreign tax credits for up to five years.
Hong Kong Taxation
In accordance with the Hong Kong tax law, any distributions or gains that a shareholder of BeiGene (Switzerland) derives after the Continuation should continue to be taxed in the same manner as prior to the Continuation. Hong Kong profits tax will not be payable by the shareholders (other than shareholders carrying on a trade, profession or business in Hong Kong) on any gains or profits made on the sale, redemption or other disposal of their BeiGene (Switzerland) Listed Shares and on dividend income received with respect to their BeiGene (Switzerland) Listed Shares.
Description of Swiss Share Capital
The following summary of the share capital is qualified in its entirety by applicable provisions of Swiss law and the Proposed Swiss Articles.
General
Registered Shares.   Our shares will be Registered Shares (Namenaktien) with a par value of US$0.0001. Following the Continuation, our Registered Shares will be fully paid and non-assessable and will rank pari passu   in all respects with each other, including entitlement to dividends, liquidation proceeds in the event of a liquidation of our company and to pre-emptive subscription rights (Bezugsrechte). We do not have any Registered Shares carrying preferential rights.
One Share, One Vote.   Each Registered Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in BeiGene (Switzerland)’s share register (including the share register maintained in Hong Kong and Shanghai), through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative, or on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their Registered Shares through a broker, bank, or other nominee should follow the instructions provided by such broker, bank, or other nominee or, absent instructions, contact such broker, bank, or other nominee for instructions. Shareholders holding their Registered Shares through a broker, bank, or other nominee will not automatically be registered in BeiGene (Switzerland)’s share registers. If any such shareholder wishes to be registered in BeiGene (Switzerland)’s share registers, such shareholder should contact the broker, bank, or other nominee through which it holds Registered Shares.

Our Proposed Swiss Articles do not limit the number of Registered Shares that may be voted by a single shareholder.
Treasury shares, whether owned by BeiGene (Switzerland) or one of BeiGene (Switzerland)’s subsidiaries, will not be entitled to vote at general meetings of shareholders.
Share Register.   We will maintain ourselves or through third-party share registers listing the surname, first name, and address (in the case of legal entities, the company name and business address) of the holders of our Registered Shares. A shareholder must notify the relevant share registrars of any change in address in accordance with applicable laws. Until such notification has occurred, all our written communication to shareholders of record shall be deemed to have validly been made if sent to the address recorded in the share register. We have appointed Computershare Schweiz AG as our share registrar in Switzerland, China Securities Depository and Clearing Co., Ltd to act as our registrar and transfer agent for the shares listed on the STAR Market, and the HK Registrar to hold and maintain our HK Register.
The Board of Directors has the authority to request, to the extent practicable under applicable laws, regulations and listing rules, that holders of Registered Shares who upon acquisition of Registered Shares apply for registration as a shareholder with voting rights in the share register expressly declare that they have acquired the Registered Shares in their own name and for their own account, that there is no agreement on the redemption or return of the Registered Shares, and that they bear the economic risk associated with the Registered Shares. The Board of Directors is authorized to reject the entry of holders of Registered Shares as shareholder with voting rights in the share register who do not provide such a declaration. The Board of Directors may also cancel such a holder of Registered Shares’ registration in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information.
The Board of Directors may record nominees including recognized clearing houses (or its nominee(s)) or depositaries (or its nominee(s)) who hold Registered Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share registers of BeiGene (Switzerland). Beneficial owners of Registered Shares who hold Registered Shares through a nominee including recognized clearing houses (or its nominee(s)) or depositaries (or its nominee(s)) exercise the shareholders’ rights through the intermediation of such nominee.
Legislation Under Which the Shares will be Created.   Following the Continuation, our Registered Shares will be created under the Swiss Code of Obligations. The rights and restrictions attaching to our Registered Shares will be governed by the Proposed Swiss Articles and the laws of Switzerland.
Transferability.   Subject to applicable securities laws or listing rules, our Registered Shares are freely transferable by their holders.
Form of Shares.   Our Registered Shares will be issued in registered form (Namenaktien). The Company may issue the Registered Shares as uncertificated securities, as intermediated securities, or in the form of single or global certificates, and subject to the conditions of applicable law, may convert Registered Shares from one form into another form at any time and without approval of shareholders. A shareholder has no right to request a conversion of the Registered Shares issued in one form into another form.
Signatures.    Share certificates evidencing Registered Shares bear the signatures of one or two duly authorized signatories of the Company, of which at least one must be a member of the Board of Directors.
Participation Certificates (Partizipationsschein), Profit Sharing Certificates (Genussschein) and Preference Shares (Vorzugsaktie).   From the outset, it is neither foreseen that we will issue any non-voting equity security such as participation certificates (Partizipationsscheine) or profit-sharing certificates (Genussscheine), nor issue preference shares (Vorzugsaktien). However, under the Swiss Code of Obligations, such non-voting equity security may be created by a duly convened shareholders’ meeting.
Number, Book Value and Par Value of Shares in the Company Held by or on Behalf of the Company Itself or by Subsidiaries of the Company.   “Treasury shares” held by us or one of our subsidiaries will be available for future issuances of shares, such as pursuant to our employee benefit plans. These “treasury shares” will not have any voting rights while held by us or one of our subsidiaries.

Our Capital Structure
Issued Share Capital.   Based on our issued and outstanding Ordinary Shares as of the Record Date, our issued share capital following registration would be divided into            fully paid-in Registered Shares (each with a par value of US$0.0001).
The actual issued share capital and number of issued shares will be based on the number of Ordinary Shares issued and outstanding at the time of the Continuation.
Capital Band.   Under the Swiss Code of Obligations, the prior approval of a general meeting of shareholders is generally required to authorize, for later issuance, the issuance of Registered Shares, or rights to subscribe for, or convert into, Registered Shares (which rights may be connected to debt instruments or other obligations). Upon the effective date of the Continuation, our Proposed Swiss Articles will provide for a capital band, giving the Board of Directors the authority to issue new Registered Shares or cancel Registered Shares repurchased by the Company or its subsidiaries. Based on the number of Ordinary Shares issued as of the Record Date, the authority of the Board of Directors under the capital band is limited in time and to a specific range regarding the number of Registered Shares that may be issued and/or cancelled. BeiGene (Switzerland) will have a capital band ranging from, an amount in U.S. Dollars equal to            Registered Shares multiplied by a par value of US$0.0001 (lower limit) to an amount in U.S. Dollars equal to           Registered Shares multiplied by a par value of US$0.0001 (upper limit), corresponding to a 10% downward and a 50% upward range, calculated in reference to BeiGene (Switzerland)’s capital upon completion of the Continuation (which, based on the number of Ordinary Shares issued as of the Record Date, is an amount in U.S. Dollars equal to           Registered Shares multiplied by a par value of US$0.0001; actual share figures will be definitively determined by reference to the total number of issued Ordinary Shares as of the effective time of the Continuation), and the Board of Directors will be authorized to increase or reduce, within such range, the share capital once or several times and in any (partial) amount or to cause the Company or any of its group of companies to acquire (including under a share repurchase program) Registered Shares directly or indirectly, until the fifth anniversary of this EGM, without shareholder approval.
In the event of a share issuance within BeiGene (Switzerland)’s capital band, the Board of Directors determines all relevant terms of the issuance, including the date of the issuance, the issuance price, the type of contribution, the beginning date for dividend entitlement and, subject to the provisions of the Proposed Swiss Articles, the conditions for the exercise of the subscription rights with respect to the issuance. The Board of Directors may allow subscription rights that are not exercised to expire, or it may place such rights or Registered Shares, the subscription rights of which have not been exercised, at market conditions or use them otherwise in the interest of BeiGene (Switzerland). After the fifth anniversary of this EGM, the capital band will be available to the Board of Directors for issuance of additional Registered Shares only if the authorization is reapproved by shareholders.
In a share issuance based on BeiGene (Switzerland)’s capital band, BeiGene (Switzerland)’s shareholders have subscription rights to obtain newly issued Registered Shares in an amount proportional to the par value of the Registered Shares they already hold. However, under our Proposed Swiss Articles, the Board of Directors is authorized to withdraw or limit the subscription rights with respect to the issuance of Registered Shares based on the capital band and allocate such rights to third parties (including individual shareholders), the Company, or any of its group companies in the following circumstances:
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if the issue price of the new Registered Shares is determined by reference to the market price;

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for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of existing shareholders;

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for the acquisition of companies, part(s) of companies or participations, for the acquisition of products, intellectual property or licenses by or for investment projects of BeiGene (Switzerland) or any of its group companies, or for the financing or refinancing of any of such transactions through a placement of Registered Shares;

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for purposes of broadening the shareholder constituency of BeiGene (Switzerland) in certain financial or investor markets, for purposes of the participation of strategic partners including financial investors, or in connection with the listing of new Registered Shares on domestic or foreign stock exchanges;

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for purposes of granting an over-allotment option of up to 20% of the total number of Registered Shares in a placement or sale of Registered Shares to the respective initial purchaser(s) or underwriter(s); or

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for the participation of members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons performing services for the benefit of BeiGene (Switzerland) or any of its group companies.

Conditional Share Capital.   In connection with the issuance of bonds, notes, loans, options, warrants, or other securities or contractual obligations convertible into or exercisable or exchangeable for Registered Shares, the subscription rights of shareholders are excluded and the Board of Directors is authorized to withdraw or limit the advance subscription rights of shareholders with respect to Registered Shares issued from BeiGene (Switzerland)’s conditional share capital, if (1) there is a valid reason to withdraw or limit subscription rights of shareholders in connection with the issuance of shares based on the capital band (see immediately above), or (2) the bonds or similar instruments are issued on appropriate terms. If the advance subscription rights are withdrawn or limited:
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the acquisition price of the Registered Shares shall be set taking into account the market price prevailing at the date on which the instruments or obligations are issued; and

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the instruments or obligations may be converted, exchanged, or exercised during a maximum period of 30 years from the date of the relevant issuance of or entry into the instruments or obligations.

The subscription rights and the advance subscription rights of shareholders are excluded with respect to Registered Shares issued from the conditional share capital of BeiGene (Switzerland) to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants or other persons providing services to BeiGene (Switzerland) or any of its group companies under the terms of BeiGene (Switzerland)’s equity incentive plans.
Based on the number of Ordinary Shares issued as of the Record Date, BeiGene (Switzerland) will have a conditional share capital in connection with the issuance of bonds, notes, loans, options, warrants, or other securities or contractual obligations convertible into or exercisable or exchangeable for Registered Shares that authorizes it to issue up to          Registered Shares, representing up to 20% of BeiGene (Switzerland)’s share capital as of the completion of the Continuation, and a conditional share capital for purposes of equity incentive plans that authorizes it to issue up to             Registered Shares, representing up to 30% of BeiGene (Switzerland)’s share capital as of the completion of the Continuation. Actual share figures will be definitively determined by reference to the total number of issued Ordinary Shares as of the effective time of the Continuation).
Treasury Shares.   The Swiss Code of Obligations limits a company’s ability to hold or repurchase its own Registered Shares. BeiGene (Switzerland) and its group companies may only repurchase Registered Shares if and to the extent that there are sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of BeiGene (Switzerland). The aggregate par value of all Registered Shares held by BeiGene (Switzerland) and its group companies may not exceed 10% of the registered share capital. However, BeiGene (Switzerland) may repurchase its Registered Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in the Proposed Swiss Articles) authorizing the Board of Directors to repurchase Registered Shares in an amount in excess of 10% and the repurchased Registered Shares are dedicated for cancellation. Any Registered Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a simple majority of votes cast at a general meeting (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of the Proposed Swiss Articles, upon BeiGene

(Switzerland)’s Board of Directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Registered shares held by BeiGene (Switzerland) or its group companies do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the Registered Shares. For information about withholding tax on share repurchases, see “Proposal No. 1: Approval of the Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation —  Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
As of the effective date of the Continuation, BeiGene (Switzerland) will hold, through one of its subsidiaries, Registered Shares equal to approximately 10% of its registered share capital as a result of BeiGene (Cayman) issuing the same number of new Ordinary Shares to one of its subsidiaries out of its authorized share capital immediately prior to the effective date of the Continuation against contribution by such subsidiary of intellectual property and other intangible rights to the equity of BeiGene (Cayman). Upon effectiveness of the Continuation, these Ordinary Shares held by the subsidiary immediately prior to the effective date of the Continuation will be part of BeiGene (Switzerland)’s issued share capital and be considered own Registered Shares of BeiGene (Switzerland), or “treasury shares,” under Swiss law. BeiGene (Switzerland) expects to use these treasury shares in the future to satisfy obligations to deliver Registered Shares in connection with awards granted under BeiGene (Switzerland)’s equity incentive plans and agreements and for such other purposes as the Company’s Board of Directors may determine.
Subscription Rights and Advance Subscription Rights
Under the Swiss Code of Obligations, the prior approval of a general meeting of shareholders is generally required to authorize the issuance or authorization of the Board of Directors for the later issuance of Registered Shares, or rights to subscribe for, or convert into, Registered Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Registered Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition, or any of the reasons authorizing the Board of Directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described above).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to the Board of Directors. The Proposed Swiss Articles provide for this delegation with respect to capital band and conditional share capital in the circumstances described below under “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Our Capital Structure — Capital Band” and “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Our Capital Structure — Conditional Share Capital.”
Proposed Swiss Articles
The following summary of the Proposed Swiss Articles is qualified in its entirety by applicable provisions of Swiss law. For a description of the provisions applicable to the Board of Directors and the management bodies, see “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Board of Directors and Management Bodies.”
Company’s Name.   Upon the effective date of the Continuation, in accordance with the Proposed Swiss Articles, the Company’s English name will be changed to “BeOne Medicines Ltd.”
Company’s Purposes.   Upon the effective date of the Continuation, BeiGene (Switzerland) will be the holding company of the BeiGene group of companies. The business purpose of BeiGene (Switzerland) pursuant to the Proposed Swiss Articles will be to acquire, hold, manage, realize and sell, whether directly or indirectly, participations in businesses in Switzerland and abroad including, without limitation, companies active in the field of oncology, healthcare, life sciences, or related fields. BeiGene (Switzerland) may engage in all other types of transactions that appear appropriate to promote, or are related to, the business purpose of the company. BeiGene (Switzerland) may acquire, hold, manage, mortgage and sell real estate and intellectual property rights in Switzerland and abroad and may also own or fund other companies, in Switzerland or abroad, in any type of business.
Share Capital.   See “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Our Capital Structure.”
Shareholders’ Meetings.   The shareholders’ meeting will be BeiGene (Switzerland)’s supreme corporate body. Ordinary and extraordinary shareholders’ meetings may be held. The following powers will be vested exclusively in the shareholders’ meeting:
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adoption and amendment of the Proposed Swiss Articles;

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election of the chair and the members of the Board of Directors, the members of the compensation committee, the auditor(s) and the independent voting rights representative(s);

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approval of the annual management report, unless an exemption applies, the standalone statutory financial statements and the consolidated financial statements;

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approval of the allocation of profit or loss shown on the balance sheet contained in the standalone statutory financial statements of the Company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve (such as in the form of qualifying capital contribution reserves));

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granting discharge to the members of the Board of Directors and the persons entrusted with management from liability for business conduct to the extent such conduct is known to the shareholders;

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the approval of the compensation of the Board of Directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of the Company’s Board of Directors and executive management in the prior fiscal year;

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the delisting of the Company’s equity securities;

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the approval of the report on non-financial matters pursuant to article 964c of the Swiss Code of Obligations; and

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passing resolutions as to all matters reserved to the authority of the shareholders’ meeting by law or under the Proposed Swiss Articles or that are submitted to the shareholders’ meeting by the Board of Directors and are not exclusively vested with our Board of Directors or auditors.

Under the Swiss Code of Obligations and our Proposed Swiss Articles, we must hold an annual, ordinary general meeting of shareholders within six months after the end of each fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of the Board of Directors and the members of the Board of Directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to the Board of Directors and the members of the executive management team. The invitation to general meetings may, at the election of the Board of Directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting or given to the most recent contact information of the shareholder at least 21 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by the Board of Directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.

An extraordinary general meeting of BeiGene (Switzerland) may be called in the circumstances provided by law, the resolution of the Board of Directors or, under certain circumstances, by the auditor. In addition, the Board of Directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Registered Shares or votes, specifying the items for the agenda and their proposals. The Board of Directors may include any additional agenda items or proposals. If the Board of Directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Under our Proposed Swiss Articles and Swiss law, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by BeiGene (Switzerland) at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in BeiGene (Switzerland)’s proxy materials) on which the definitive proxy statement for the prior year’s annual general meeting was first released to BeiGene (Switzerland)’s shareholders, deliver a notice to, and such notice must be received by, BeiGene (Switzerland) at its registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that BeiGene (Switzerland) first makes public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Quorum and Majority Requirements for Shareholders’ Meetings.   Pursuant to our Proposed Swiss Articles, BeiGene (Switzerland) will have a general attendance quorum requirement for the adoption of resolutions at general meetings that a majority of all the shares entitled to vote must be present or represented at the commencement of the meeting (whereby broker non-votes shall be included for purposes of determining the presence quorum). This general attendance quorum will also apply to any resolutions, irrespective of the applicable majority standard, such as amendments to the Proposed Swiss Articles, variation of class rights, and voluntary winding up, where the attendance quorum is currently that of shareholders (whether present in person or by proxy) who together hold shares carrying the right to at least two-thirds of all votes capable of being exercised on a poll. The Board of Directors has no authority to waive the quorum requirements stipulated in the Proposed Swiss Articles.
We believe that the foregoing change in the attendance quorum from our current Articles will enable the Company to maintain an optimal balance between adequate shareholder protection in line with current market practice in Switzerland, and allowing for sufficient flexibility for the Company to effectively and efficiently manage its business operations and financial matters. The legal advisers to the Company as to Hong Kong laws have confirmed that the Proposed Swiss Articles comply with the requirements of the HK Listing Rules (including the minimum core shareholders protection standard under Appendix A1 to the HK Listing Rules).
Under our Proposed Swiss Articles, resolutions generally require the approval of a simple majority of the votes cast at a shareholders’ meeting (broker non-votes, abstentions and blank and invalid ballots will be disregarded). Each Registered Share grants the right to one vote. Shareholder resolutions requiring a vote by a simple majority of the votes cast at a shareholders’ meeting include elections of directors and the statutory auditor, approval of the standalone and the consolidated financial statements, approving the appropriation of the available earnings or the net loss, including through the distribution of a dividend, if any, and decisions to discharge directors and the executive management team from liability for matters disclosed to the shareholders’ meeting.
The approval of at least two-thirds of the votes and the majority of the par value of the Registered Shares, each as represented at a shareholders’ meeting, will be required for resolutions with respect to:

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a modification of the purpose of the Company;

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the consolidation of shares listed on a stock exchange (“reverse stock split”);

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an increase in share capital through the conversion of freely available equity, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

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the limitation or withdrawal of subscription rights;

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the introduction of, amendments to, or an extension of a conditional share capital or a capital band;

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the introduction of shares with privileged voting rights;

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restrictions on the transferability of Registered Shares and the cancellation of such restrictions;

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restrictions on the exercise of the right to vote and the cancellation of such restrictions;

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an authorized or conditional increase in share capital;

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the change of currency of the share capital;

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the introduction of the casting vote of the acting chair in the general meeting;

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the delisting of the Company’s equity securities;

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a change of the place of incorporation of the Company; and

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dissolution of the Company.

The same qualifying majority voting requirements apply to resolutions in relation to transactions among companies based on the Federal Act on Mergers, Demergers, Transformations and the Transfer of Assets (the “Merger Act”), including a merger, demerger or conversion of a company (other than cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding Registered Shares is required). Swiss law may also impose a supermajority requirement of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting, in connection with the sale of “all or substantially all of its assets” by BeiGene (Switzerland).
Pursuant to our Proposed Swiss Articles, where any shareholder, member of the Board of Directors or officer is, under the HK Listing Rules, required to abstain from voting on any particular resolution of the general meeting of shareholders or is restricted to voting only for or only against any particular resolution of the General Meeting (each such person an “Interested Shareholder,” and each shareholder that is not an Interested Shareholder, a “Disinterested Shareholder”), the relevant majority under the Proposed Swiss Articles or applicable law for a particular resolution of the general meeting of shareholders to be passed shall be (i) the default majority under applicable law or the provisions of the Proposed Swiss Articles and (ii) the majority of the votes cast by the Disinterested Shareholders.
Attendance at Meetings and Voting Procedure.   The Board of Directors determines the location of general meeting of shareholders. The location can be in Switzerland or abroad. The Board of Directors may also determine to hold general meetings of shareholders simultaneously at different locations, provided that the contributions of the participants are transmitted directly via video and/or audio to all venues, and/or that shareholders who are not present at the venue or venues of the general meeting may exercise their rights by electronic means. The Board of Directors may also determine to hold general meetings virtually, without any physical location.
Each shareholder registered in the share register as a shareholder with voting rights will be entitled to participate at the shareholders’ meetings and in any vote taken.
Voting rights may be exercised by shareholders registered in the share register of BeiGene (Switzerland), through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative, or on the basis of a written proxy by any other representative who need not be a shareholder.

The chair of the Board of Directors or, in his or her absence, the vice-chair, if any, or any other person appointed by the Board of Directors takes the chair of the shareholders’ meeting. The acting chair will have the power and authority necessary to ensure the orderly conduct of the meeting.
The acting chair of the shareholders’ meeting determines the voting procedures (e.g., electronically or by written ballots).
Dividend Distributions
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of BeiGene (Switzerland). The affirmative vote of shareholders holding a simple majority of the votes cast at a general meeting (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. The Board of Directors may propose to shareholders that a distribution of dividend be paid but cannot itself authorize the dividend.
Under the Swiss Code of Obligations, if the statutory reserves of BeiGene (Switzerland) amount to less than 20% of the share capital recorded in the Swiss Commercial Register (i.e., 20% of the aggregate par value of the registered capital of BeiGene (Switzerland)), then at least 5% of the annual profit of BeiGene (Switzerland) must be allocated to the statutory profit reserve. The Swiss Code of Obligations and the Proposed Swiss Articles permit BeiGene (Switzerland) to accrue additional reserves. In addition, BeiGene (Switzerland) is required to create a special reserve on its standalone annual statutory balance sheet in the amount of the purchase price of Registered Shares any of its group companies repurchases, which amount may not be used for dividends or subsequent repurchases. Own shares held directly by BeiGene (Switzerland) are presented on the standalone annual statutory balance sheet of BeiGene (Switzerland) as a reduction of total shareholders’ equity. Swiss companies generally must maintain a separate company, standalone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. The statutory auditor of BeiGene (Switzerland) must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code of Obligations and the Proposed Swiss Articles. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. The Proposed Swiss Articles provide that dividends that have not been claimed within five years after the due date become the property of BeiGene (Switzerland) and are allocated to the statutory profit reserves. For information about deduction of the withholding tax from dividend payments, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Swiss Withholding Tax — Distributions to Shareholders.”
BeiGene (Switzerland) is expected to declare any distribution of dividends and other capital distributions in U.S. dollars and/or RMB. Further, as noted above, for the foreseeable future, we expect to pay dividends as a repayment of capital contribution reserves, which would not be subject to Swiss withholding tax. For information about such withholding taxes, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Swiss Withholding Tax — Distributions to Shareholders.”
Say on Pay
BeiGene (Switzerland) is required to hold non-binding shareholder advisory votes on executive compensation required by SEC rules on an annual basis.
In addition, under Swiss law, BeiGene (Switzerland) is required to hold annual binding shareholder votes on the prospective maximum aggregate amount of compensation of each of the Board of Directors (for the period between annual meetings) and the executive management team (for the fiscal year commencing after the annual general meeting at which ratification is sought). Shareholders are further required to vote at each annual general meeting, on an advisory basis, on the compensation report (established under Swiss law) regarding the compensation of the members of the Board of Directors and the executive management team in the preceding fiscal year.
If the maximum aggregate amount of compensation already ratified by shareholders at an annual general meeting is not sufficient to also cover the compensation of one or more persons who become members of the executive management team after the shareholders have ratified the compensation of the executive management team for the relevant period, then the Board of Directors is authorized, under the Proposed Swiss Articles, to pay such new member(s) a supplementary amount during the compensation period(s) that have already been ratified. The supplementary amount per compensation period may in total not exceed 100% of the respective aggregate amount of (maximum) compensation of the executive management team last approved by shareholders.
Environmental, Social and Governance (“ESG”) Matters
Pursuant to article 964a et seq. of the Swiss Code of Obligations, BeiGene (Switzerland) will be required to establish a report on non-financial matters covering the following matters: (1) environmental matters (including climate matters), in particular the CO2 goals; (2) social issues; (3) employee-related issues; (4) respect for human rights; and (5) combating corruption. The report must contain the information required to understand the business performance, the business result, the state of the undertaking, and the effects of its activity on the above non-financial matters.
More particularly, the report must include: (1) a description of the business model; (2) a description of the policies adopted in relation to the matters referred to above, including the due diligence applied; (3) a presentation of the measures taken to implement these policies and an assessment of the effectiveness of these measures; (4) a description of the main risks related to the above matters and how the undertaking is dealing with these risks, in particular (a) risks that arise from the undertaking’s own business operations, and (b) provided this is relevant and proportionate, risks that arise from its business relationships, products, or services; and (5) the main performance indicators for the undertaking’s activities in relation to the above matters.
The Board of Directors will be required to submit the report to shareholders for approval by the annual general meeting, for the first time in 2026 in relation to fiscal year 2025.
Inspection of Books and Records.   Under the Swiss Code of Obligations, a shareholder has the right to inspect the share register with regard to its, his or her own shares and otherwise to the extent necessary to exercise its, his, or her shareholder rights. No other person has a right to inspect the share register.
The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the Board of Directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of BeiGene (Switzerland).
Special Investigation.   If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, BeiGene (Switzerland) or any shareholder may, within three months after the general meeting of shareholders, request for the court to appoint a special commissioner at the registered office of BeiGene (Switzerland). If the general meeting of shareholders rejects the request, one or more registered shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors or an officer of BeiGene (Switzerland) infringed the law or articles of association of BeiGene (Switzerland) and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to BeiGene (Switzerland) and only in exceptional cases to the petitioners.

Modifications to the Share Capital — Authority to Issue Shares.   Our share capital may be increased (a) in consideration of cash contributions pursuant to a resolution passed at a shareholders’ meeting of the Company by a simple majority of the votes cast at the meeting if shareholders’ preferential subscription rights are safeguarded, or (b) pursuant to a resolution passed at a shareholders’ meeting of the Company by a majority of two-thirds of the votes and an absolute majority of the par value of the Registered Shares, each as represented at the general meeting, authorizing a capital increase, among other things, (i) in consideration of contributions in kind (Sacheinlage), (ii) where preferential subscription rights (Bezugsrechte) of the existing shareholders are limited or excluded, or (iii) where the issue price of new Registered Shares issued in the capital increase is paid by way of a conversion of freely available equity into share capital.
In addition, under the Swiss Code of Obligations, the shareholders’ meeting may authorize the Board of Directors to effect a share capital increase based on:
(a)
a capital band (Kapitalband) to be utilized at the discretion of the Board of Directors within a period not exceeding five years from the date of approval by the shareholders’ meeting and within a range not exceeding +/- 50% of the registered share capital as of the date of approval by the shareholders’ meeting; and

(b)
conditional share capital (bedingtes Aktienkapital) for the purpose of issuing Registered Shares (i) in connection with the bonds, notes, loans, options, warrants, or other securities or contractual obligations convertible into or exercisable or exchangeable for Registered Shares, or (ii) to members of the Board of Directors, members of the executive management team, officers, employees, contractors, consultants, or other persons providing services to BeiGene (Switzerland) or any of its group companies under the terms of BeiGene (Switzerland)’s equity incentive plans. The conditional share capital is not limited in time; however, the Registered Shares issuable based on the conditional share capital may not exceed 50% of the issued share capital as of the date of the approval by the shareholders’ meeting.

Transfers and Registration of Shares.   No restrictions apply to the transfer of BeiGene (Switzerland)’s Registered Shares. So long as and to the extent that the Registered Shares are intermediated securities within the meaning of the Swiss Federal Intermediated Securities Act, (i) any transfer of the Registered Shares is effected by a corresponding entry in the securities deposit account of a bank or a depository institution, (ii) Registered Shares cannot be transferred by way of assignment, and (iii) a security interest in any Registered Shares cannot be granted by way of assignment. Registered Shares held as book-entry shares (Wertrechte) are transferred by way of assignment, and Registered Shares represented by certificates are transferred by way of delivery and endorsement of the certificates or such other requirements as stipulated by applicable law. Any person who acquires Registered Shares may submit a request to BeiGene (Switzerland) to be entered into the share register as a shareholder with voting rights, provided such persons expressly declare that they have acquired the shares in their own name and for their own account, that there is no agreement on the redemption of the shares and that they bear the economic risk associated with the shares. The Board of Directors may record nominees who hold shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of shares who hold shares through a nominee exercise the shareholders’ rights through the intermediation of such nominee. BeiGene (Switzerland) will have a branch register of shareholders in Hong Kong maintained by the HK Registrar, a branch register of shareholders maintained by China Securities Depository and Clearing Corporation Limited (“CSDC”), and a share register maintained by BeiGene (Switzerland) or a third-party service provider, reflecting all Registered Shares held in the name of the Depositary as depositary for the ADSs and all Registered Shares held as book-entry shares (Wertrechte) or in the form of certificates outside of the registration and clearing services provided by the HK Registrar and CSDC, which act as transfer agent and registrar. The share register reflects only record owners and usufructuaries of Registered Shares. Swiss law does not recognize fractional share interests.
Legal Name; Formation; Fiscal Year; Registered Office
Once the Continuation is completed, the legal and commercial name of BeiGene (Switzerland) shall be BeOne Medicines Ltd. (BeOne Medicines AG) (BeOne Medicines SA). BeiGene (Switzerland) will be incorporated and domiciled in Basel-Stadt, Switzerland, and operates under the Swiss Code of Obligations as a stock corporation (Aktiengesellschaft / Société Anonyme). The fiscal year of BeiGene (Switzerland)

shall be the calendar year. The address of the registered office of BeiGene (Switzerland) and principal executive office shall be Aeschengraben 27, 21st Floor, 4051 Basel, Switzerland, and the telephone number at that address is +41-616851900.
Uncertificated Shares
Once the Continuation is completed, BeiGene (Switzerland) shall issue Registered Shares in uncertificated, book-entry form. A limited number of Registered Shares may continue to be represented by certificates.
Stock Exchange Listing
Our ADSs will continue to be listed on Nasdaq under the trading symbol “ONC.” Our Ordinary Shares will continue to be listed on the HKEx under the stock code of “06160,” and our RMB Shares will continue to be listed on the STAR Market under the stock code of “688235.”
No Liability for Further Calls or Assessments
The Registered Shares issued and outstanding as of the effective date of the Continuation will be duly and validly issued, fully paid, and non-assessable.
No Redemption and Conversion
The Registered Shares are not convertible into shares of any other class or series or subject to redemption either by BeiGene Switzerland or the holder of the Registered Shares.
Board of Directors and Management Bodies
Board of Directors and Term; Duties; Delegation.   As of the effective date upon which the Continuation is completed, the directors of BeiGene (Cayman) immediately prior to the effective date of the Continuation will be the directors of BeiGene (Switzerland). The then serving directors of BeiGene (Cayman) will therefore effectively carry their term over to the Board of Directors until the completion of the annual general meeting of BeiGene (Switzerland) in 2025.
The Proposed Swiss Articles provide that the number of directors of BeiGene (Switzerland) shall be not less than three. The Board of Directors of BeiGene (Switzerland) has the authority to propose nominees for election by the general meeting of shareholders. The Proposed Swiss Articles provide that the general meeting of shareholders has the inalienable power to elect the members of the Board of Directors, along with the chair of the Board of Directors. Each director is elected individually and holds a term of office until the completion of the next annual general meeting. Re-election is possible. The Proposed Swiss Articles provide that directors are elected at a general meeting of shareholders by a simple majority of the votes cast at the general meeting (whereby abstentions, broker non-votes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority).
Under the Swiss Code of Obligations, directors may at any time, with or without cause and with immediate effect, resign from office.
Pursuant to the organizational regulations of BeiGene (Switzerland), the Board of Directors is entrusted with the ultimate direction of the company, including determining the principles of business strategy and the related policies, the overall supervision of the group companies and the supervision of the executive management team. To the extent that the Swiss Code of Obligations allows the delegation by the Board of Directors to executive management, and such delegation is actually made by virtue of the organizational regulations of BeiGene (Switzerland) or by a resolution of the Board of Directors, the responsibility of the Board of Directors is limited to the due election, instruction, and supervision of the executive management.
Standard of Conduct for Directors.   A director of a Swiss company is bound to performance standards as specified in the Swiss Code of Obligations. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interests of the company. A director is generally disqualified from participating in a decision that directly affects him or her. A director must generally safeguard the interests of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The members of the Board of Directors of BeiGene (Switzerland) are liable to BeiGene (Switzerland), its shareholders and, in bankruptcy, its creditors for damage caused by any violation of their duties. So long as the majority of the Board of Directors is disinterested and acts on an informed basis and with the belief that its actions are in the best interests of the company, a decision made by the Board of Directors would be protected by a judicially developed business judgment rule (based on which courts exercise restraint in reviewing business decisions of a company’s board of directors); at least as long as no special statutory duties of the Board of Directors are triggered, such as by the company’s overall indebtedness or liquidity situation.
Indemnification of Directors and Officers; Insurance.   Based on the interpretation of leading Swiss legal scholars, we believe that, under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. The Proposed Swiss Articles make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of BeiGene (Switzerland) to the fullest extent allowed by law. Under the Proposed Swiss Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. BeiGene (Switzerland) may obtain such insurance from one or more third-party insurers or captive insurance companies. Upon the completion of the Continuation, BeiGene (Switzerland) also plans to enter into indemnification agreements with each of its directors and executive officers that will provide for indemnification and expense advancement, as well as include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that BeiGene (Switzerland) will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interests of BeiGene (Switzerland) and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the Board of Directors or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the Board of Directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and BeiGene (Switzerland) has the burden of proof in seeking to overcome such presumption.
If the Board of Directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under such agreement.
Limitation of Liability of Directors.   Swiss law does not permit a company to exempt any member of its Board of Directors from any liability for damages suffered by the company, the shareholders, or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the general meeting of shareholders may pass a resolution discharging the members of the Board of Directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution, or who acquired shares subsequently with knowledge of the resolution.
Conflicts of Interest
Under the Swiss Code of Obligations, a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. The Swiss Code of Obligations expressly requires members of the Board of Directors to inform each other immediately and fully of any conflicts of interest affecting them. It is then the responsibility of the Board of Directors to take the measures necessary to safeguard the interests of the company. Generally, a material conflict of interest disqualifies that director from participating in any board discussions and decisions affecting his or her interest. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code of Obligations requires a director to return to the company payments made to a director if such payments were not made on an arm’s length basis, or if the recipient of the payment was acting in bad faith. The Board of Directors has and will maintain written policies with respect to conflict of interest and related person transactions pursuant to which such transactions are reviewed, approved or ratified.
Repurchase of Registered Shares
The Swiss Code of Obligations limits a company’s ability to hold or repurchase its own Registered Shares. BeiGene (Switzerland) and its group companies may only repurchase shares if and to the extent that there are sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves. The aggregate par value of all Registered Shares held by BeiGene (Switzerland) and its group companies may not exceed 10% of the registered share capital. However, BeiGene (Switzerland) may repurchase its own Registered Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in the Proposed Swiss Articles) authorizing the Board of Directors to repurchase Registered Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Registered Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a simple majority of votes cast at a general meeting (whereby abstentions, broker non-votes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of the Proposed Swiss Articles, upon the Board of Directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Registered Shares held by BeiGene (Switzerland) or its group companies do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax on share repurchases, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
Borrowing — Issuance of Debt Securities
Swiss law does not in any way restrict, and neither will our Proposed Swiss Articles, our power to borrow and raise funds. The decision to borrow funds, including the issuance of debt securities, is made by or under the direction of the Board of Directors. A shareholders’ resolution will not be required.
Notices
Notices to shareholders are validly made by publication in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt). Invitations to general meetings of shareholders of BeiGene (Switzerland) may also be made solely by way of publication of a proxy statement (or amendments or supplements thereto) filed with the SEC, HKEx and SSE. We will provide notices to shareholders in English and Chinese.
Duration; Dissolution; Rights upon Liquidation
The duration of BeiGene (Switzerland) is unlimited. BeiGene (Switzerland) may be dissolved at any time with the approval of a majority of two-thirds of the votes present or represented at a general meeting. Dissolution by court order is possible if BeiGene (Switzerland) becomes bankrupt, or for cause at the request of shareholders holding at least 10% of the share capital of BeiGene (Switzerland). Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of Registered Shares held, with the difference between the par value plus qualifying capital contributions reserves and the amount of the distribution being subject to Swiss withholding tax of 35%, all or part of which can potentially be reclaimed under the relevant tax rules in Switzerland or double taxation treaties concluded between Switzerland and foreign countries. Registered Shares carry no privilege with respect to such liquidation surplus.
Statutory Auditors
In proposal no. 3, we propose that shareholders approve the election of Ernst & Young AG, Zurich, Switzerland, to serve as our statutory auditor and provide related audit services and the authorization to the Board of Directors to fix the remuneration of Ernst & Young AG. Our shareholders must elect our statutory auditor at each annual general meeting of shareholders.
Limitations Affecting Shareholders
Exchange Control — Under current Swiss exchange control regulations, there are no limitations on the amount of payments that may be remitted by a Swiss company to non-residents, other than under government sanctions imposed on Belarus, Burundi, Central African Republic, Côte d’Ivoire, Democratic Republic of Congo, Guatemala, Guinea, Guinea-Bissau, Haiti, Islamic Republic of Iran, Liberia, Libya, Moldova, Myanmar, Nicaragua, North Korea, Republic of Iraq, Republic of Mali, Republic of South Sudan, Somalia, Sudan, Syria, the situation in Ukraine, Venezuela, Yemen, certain persons of the former Federal Republic of Yugoslavia, Zimbabwe, and on persons or organizations with terrorist links.
Description of Our American Depositary Shares
Below is a summary description of the material terms of the ADSs and of the material rights of the owners of ADSs following the effectiveness of the Continuation. Summaries, by their nature, lack the precision of the information summarized, and the rights and obligations of an owner of ADSs following the effectiveness of the Continuation will be determined by reference to the terms of the our amended and restated deposit agreement (the “A&R Deposit Agreement”), which we expect to be entered into immediately upon the effectiveness of the Continuation, and not by this summary. The below summary of our ADSs following the effectiveness of the Continuation is qualified in its entirety by applicable provisions of the A&R Deposit Agreement. A form of the A&R Deposit Agreement is attached as Exhibit 4.2.1, to the registration statement of which this proxy statement/prospectus forms a part. The portions of this summary description that are italicized describe matters that may be relevant to the ownership of ADSs following the effectiveness of the Continuation but that may not be contained in the A&R Deposit Agreement. Unless otherwise indicated, the summary description in this section only pertains to the material terms of the ADSs and the material rights of the owners of the ADSs, in each case with effect immediately upon the effectiveness of the Continuation. For a description of our ADSs prior to the effectiveness of the Continuation, please refer to the section titled “Description of American Depositary Shares” in Exhibit 4.6 attached to our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February 26, 2024.
Depositary Bank for the ADSs
We expect to enter into the A&R Deposit Agreement immediately upon the effectiveness of the Continuation, which will amend and restate the Deposit Agreement in its entirety. Citibank, N.A. will remain as the depositary bank for our ADSs pursuant to the A&R Deposit Agreement. Citibank’s depositary offices are located at 388 Greenwich Street, New York, New York 10013. ADSs represent ownership interests in securities that are on deposit with the depositary bank. ADSs may be represented by certificates that are commonly known as “American Depositary Receipts” or “ADRs.” The depositary bank typically appoints a custodian to safekeep the securities on deposit. In this case, the custodian is Citibank, N.A. — Hong Kong, located at 9/F Citi Tower, One Bay East, 83 Hoi Bun Road, Kwun Tong, Kowloon, Hong Kong.
General
Each ADS represents the right to receive, and to exercise the beneficial ownership interests in, 13 Ordinary Shares that are on deposit with the depositary bank and/or custodian. An ADS also represents the right to receive, and to exercise the beneficial interests in, any other property received by the depositary bank or the custodian on behalf of the owner of the ADS but that has not been distributed to the owners of ADSs because of legal restrictions or practical considerations. We and the depositary bank may agree to change the ADS-to-Ordinary Share ratio by amending the A&R Deposit Agreement. This amendment may give rise to, or change, the depositary fees payable by ADS owners. The custodian, the depositary bank and their respective nominees will hold all deposited property for the benefit of the holders and beneficial owners of ADSs. The deposited property does not constitute the proprietary assets of the depositary bank, the custodian or their nominees. Beneficial ownership in the deposited property will, under the terms of the A&R Deposit Agreement, be vested in the beneficial owners of the ADSs. The depositary bank, the custodian and their respective nominees will be the record holders of the deposited property represented by the ADSs for the benefit of the holders and beneficial owners of the corresponding ADSs. A beneficial owner of ADSs may or may not be the holder of ADSs. Beneficial owners of ADSs will be able to receive, and to exercise beneficial ownership interests in, the deposited property only through the registered holders of the ADSs, the registered holders of the ADSs (on behalf of the applicable ADS owners) only through the depositary bank, and the depositary bank (on behalf of the owners of the corresponding ADSs) directly, or indirectly, through the custodian or their respective nominees, in each case upon the terms of the A&R Deposit Agreement.
ADS holders will become a party to the A&R Deposit Agreement and therefore will be bound to its terms and to the terms of any ADR that represents the ADSs. The A&R Deposit Agreement and the ADR specify our rights and obligations as well as ADS holders’ rights and obligations and those of the depositary bank. ADS holders appoint the depositary bank to act on their behalf in certain circumstances. The A&R Deposit Agreement and the ADRs are governed by New York State law. However, our obligations to the holders of Ordinary Shares will continue to be governed by the laws of Switzerland, which may be different from the laws in the United States.
In addition, applicable laws and regulations may require ADS holders to satisfy reporting requirements and obtain regulatory approvals in certain circumstances. ADS holders are solely responsible for complying with such reporting requirements and obtaining such approvals. Neither the depositary bank, the custodian, us or any of their or our respective agents or affiliates shall be required to take any actions whatsoever on behalf of ADS holders to satisfy such reporting requirements or obtain such regulatory approvals under applicable laws and regulations.
We will not treat ADS holders as one of our shareholders, and ADS holders will not have direct shareholder rights. The depositary bank will hold the shareholder rights attached to the Ordinary Shares underlying the ADSs. ADS holders will be able to exercise the shareholder rights for the Ordinary Shares represented by their ADSs through the depositary bank only to the extent contemplated in the A&R Deposit Agreement. To exercise any shareholder rights not contemplated in the A&R Deposit Agreement, ADS holders will need to arrange for the cancellation of their ADSs and become a direct shareholder.
The manner in which ADS holders own and/or hold ADSs (e.g., in a brokerage account vs. as registered holders on the ADS register maintained by the Depositary), the type of ADSs held (e.g., freely transferable ADSs vs. restricted ADSs, and/or full entitlement ADSs vs. partial entitlement ADSs), the timeframe of issuance and ownership of ADSs (e.g., as of an ADS record date vs. before and/or after an ADS record date), and the number of ADSs held may affect a holder’s rights and obligations (including, without limitation, the ADS fees payable), and the manner in which, and the extent to which, the depositary bank’s services are made available to the holder, in each case pursuant to the terms of the A&R Deposit Agreement. ADS holders may hold ADSs either by means of an ADR registered in their name, through a brokerage or safekeeping account, or through an account established by the depositary bank in their name reflecting the registration of uncertificated ADSs directly on the books of the depositary bank (commonly referred to as the “direct registration system” or “DRS”). The direct registration system reflects the uncertificated (book-entry) registration of ownership of ADSs by the depositary bank. Under the direct registration system, ownership of ADSs is evidenced by periodic statements issued by the depositary bank to the holders of the ADSs. The direct registration system includes automated transfers between the depositary bank and The Depository Trust Company (“DTC”), the central book-entry clearing and settlement system for equity securities in the United States. If ADS holders decide to hold ADSs through a brokerage or safekeeping account, they must rely on the procedures of the broker or bank to assert their rights as an ADS owner. Banks and brokers typically hold securities such as the ADSs through clearing and settlement systems such as DTC. The procedures of such clearing and settlement systems may limit ADS holders’ ability to exercise their rights as an owner of ADSs. ADS holders should consult with their broker or bank on any questions concerning these limitations and procedures. All ADSs held through DTC will be registered in the name of a nominee of DTC.
The registration of the Ordinary Shares in the name of the depositary bank or the custodian shall, to the maximum extent permitted by applicable law, vest in the depositary bank or the custodian the record ownership in the applicable Ordinary Shares with the beneficial ownership rights and interests in such Ordinary Shares being at all times vested with the beneficial owners of the ADSs representing the Ordinary

Shares. The depositary bank or the custodian shall at all times be entitled to exercise the beneficial ownership rights in all deposited property, in each case only on behalf of the holders and beneficial owners of the ADSs representing the deposited property.
Dividends and Distributions
Holders of ADSs generally have the right to receive the distributions we make on the securities deposited with the custodian. Receipt of these distributions may be limited, however, by practical considerations and legal limitations. Holders of ADSs will receive such distributions under the terms of the A&R Deposit Agreement in proportion to the number of ADSs held as of the specified record date, after deduction of the applicable fees, taxes and expenses.
Distributions of Cash
Whenever we make a cash distribution for the securities on deposit with the custodian, we will deposit the funds with the custodian. Upon receipt of confirmation of the deposit of the requisite funds, the depositary bank will arrange for the funds received in a currency other than U.S. dollars to be converted into U.S. dollars and for the distribution of the U.S. dollars to the holders, subject to the laws and regulations of Switzerland.
The conversion into U.S. dollars will take place only if practicable and if the U.S. dollars are transferable to the United States. The depositary bank will apply the same method for distributing the proceeds of the sale of any property (such as undistributed rights) held by the custodian in respect of securities on deposit.
The distribution of cash will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the A&R Deposit Agreement. The depositary bank will hold any cash amounts it is unable to distribute in a non-interest bearing account for the benefit of the applicable holders and beneficial owners of ADSs until the distribution can be effected or the funds that the depositary bank holds must be escheated as unclaimed property in accordance with the laws of the relevant states of the United States.
Distributions of Ordinary Shares
Whenever we make a free distribution of Ordinary Shares for the securities on deposit with the custodian, we will deposit the applicable number of Ordinary Shares with the custodian. Upon receipt of confirmation of such deposit, the depositary bank will either distribute to holders new ADSs representing the Ordinary Shares deposited or modify the ADS-to-Ordinary Shares ratio, in which case each ADS will represent rights and interests in the additional Ordinary Shares so deposited. Only whole new ADSs will be distributed. Fractional entitlements will be sold and the proceeds of such sale will be distributed as in the case of a cash distribution.
The distribution of new ADSs or the modification of the ADS-to-Ordinary Shares ratio upon a distribution of Ordinary Shares will be made net of the fees, expenses, taxes and governmental charges payable by holders under the terms of the A&R Deposit Agreement. In order to pay such taxes or governmental charges, the depositary bank may sell all or a portion of the new Ordinary Shares so distributed.
No such distribution of new ADSs will be made if it would violate a law (e.g., the U.S. securities laws) or if it is not operationally practicable. If the depositary bank does not distribute new ADSs as described above, it may sell the Ordinary Shares received upon the terms described in the A&R Deposit Agreement and will distribute the proceeds of the sale as in the case of a distribution of cash.
Distributions of Rights
Whenever we intend to distribute rights to subscribe for additional Ordinary Shares, we will give prior notice to the depositary bank and we will assist the depositary bank in determining whether it is lawful and reasonably practicable to distribute rights to subscribe for additional ADSs to holders.
The depositary bank will establish procedures to distribute rights to subscribe for additional ADSs to holders and to enable such holders to exercise such rights if it is lawful and reasonably practicable to make the rights available to holders of ADSs, and if we provide all of the documentation contemplated in the A&R Deposit Agreement (such as opinions to address the lawfulness of the transaction). ADS holders may have to pay fees, expenses, taxes and other governmental charges to subscribe for the new ADSs upon the exercise of their rights. The depositary bank is not obligated to establish procedures to facilitate the distribution and exercise by holders of rights to subscribe for new Ordinary Shares other than in the form of ADSs.
The depositary bank will not distribute the rights to ADS holders if:
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We do not timely request that the rights be distributed to such holder or we request that the rights not be distributed to such holder; or

•
We fail to deliver satisfactory documents to the depositary bank; or

•
It is not reasonably practicable to distribute the rights.

The depositary bank will sell the rights that are not exercised or not distributed if such sale is lawful and reasonably practicable. The proceeds of such sale will be distributed to holders as in the case of a cash distribution. If the depositary bank is unable to sell the rights, it will allow the rights to lapse.
Elective Distributions
Whenever we intend to distribute a dividend payable at the election of shareholders either in cash or in additional shares, we will give prior notice thereof to the depositary bank and will indicate whether we wish the elective distribution to be made available to an ADS holder. In such case, we will assist the depositary bank in determining whether such distribution is lawful and reasonably practicable.
The depositary bank will make the election available to an ADS holder only if it is reasonably practicable and if we have provided all of the documentation contemplated in the A&R Deposit Agreement. In such case, the depositary bank will establish procedures to enable the ADS holder to elect to receive either cash or additional ADSs, in each case as described in the A&R Deposit Agreement.
If the election is not made available to an ADS holder, such holder will receive either cash or additional ADSs, depending on what a shareholder in Switzerland would receive upon failing to make an election, as more fully described in the A&R Deposit Agreement.
Other Distributions
Whenever we intend to distribute property other than cash, Ordinary Shares or rights to subscribe for additional Ordinary Shares, we will notify the depositary bank in advance and will indicate whether we wish such distribution to be made to ADS holders. If so, we will assist the depositary bank in determining whether such distribution to holders is lawful and reasonably practicable.
If it is reasonably practicable to distribute such property to ADS holders and if we provide to the depositary bank all of the documentation contemplated in the A&R Deposit Agreement, the depositary bank will distribute the property to the holders in a manner it deems practicable.
The distribution will be made net of fees, expenses, taxes and governmental charges payable by holders under the terms of the A&R Deposit Agreement. In order to pay such taxes and governmental charges, the depositary bank may sell all or a portion of the property received.
The depositary bank will not distribute the property to ADS holders and will sell the property if:
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We do not request that the property be distributed to ADS holders or if we request that the property not be distributed to ADS holders; or

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We do not deliver satisfactory documents to the depositary bank; or

•
The depositary bank determines that all or a portion of the distribution to ADS holders is not reasonably practicable.

The proceeds of such a sale will be distributed to holders as in the case of a cash distribution.

Redemption
Whenever we decide to redeem any of the securities on deposit with the custodian, we will notify the depositary bank in advance. If it is practicable and if we provide all of the documentation contemplated in the A&R Deposit Agreement, the depositary bank will provide notice of the redemption to the holders.
The custodian will be instructed to surrender the shares being redeemed against payment of the applicable redemption price. The depositary bank will convert into U.S. dollars upon the terms of the A&R Deposit Agreement the redemption funds received in a currency other than U.S. dollars and will establish procedures to enable holders to receive the net proceeds from the redemption upon surrender of their ADSs to the depositary bank. ADS holders may have to pay fees, expenses, taxes and other governmental charges upon the redemption of ADSs. If less than all ADSs are being redeemed, the ADSs to be retired will be selected by lot or on a pro rata basis, as the depositary bank may determine.
Changes Affecting Ordinary Shares
The Ordinary Shares held on deposit for ADSs may change from time to time. For example, there may be a change in nominal or par value, split-up, cancellation, consolidation or any other reclassification of such Ordinary Shares or a recapitalization, reorganization, merger, consolidation or sale of assets of the Company.
If any such change were to occur, the ADSs would, to the extent permitted by law and the A&R Deposit Agreement, represent the right to receive the property received or exchanged in respect of the Ordinary Shares held on deposit. The depositary bank may in such circumstances deliver new ADSs, amend the A&R Deposit Agreement, the ADRs and the applicable Registration Statement(s) on Form F-6, call for the exchange of existing ADSs for new ADSs and take any other actions that are appropriate to reflect as to the ADSs the change affecting the Ordinary Shares. If the depositary bank may not lawfully distribute such property to the ADS holders, the depositary bank may sell such property and distribute the net proceeds to ADS holders as in the case of a cash distribution.
Issuance of ADSs upon Deposit of Ordinary Shares
The depositary bank may create ADSs upon the deposit Ordinary Shares with the custodian. The depositary bank will deliver these ADSs to the person such ADS holder indicates only after payment of any applicable issuance fees and any charges and taxes payable for the transfer of the Ordinary Shares to the custodian. The ability to deposit Ordinary Shares and receive ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of deposit.
The issuance of ADSs may be delayed until the depositary bank or the custodian receives confirmation that all required approvals have been given and that the Ordinary Shares have been duly transferred to the custodian. The depositary bank will only issue ADSs in whole numbers.
When Ordinary Shares are deposited with the depositary bank, the shareholder will be responsible for transferring good and valid title to the depositary bank. As such, the shareholder will be deemed to represent and warrant that:
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The Ordinary Shares are duly authorized, validly issued, fully paid, non-assessable and legally obtained.

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All preemptive (and similar) rights, if any, with respect to such Ordinary Shares have been validly waived or exercised.

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The shareholder is duly authorized to deposit the Ordinary Shares.

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The Ordinary Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and are not, and the ADSs issuable upon such deposit will not be, “restricted securities” (as defined in the A&R Deposit Agreement).

•
The Ordinary Shares presented for deposit have not been stripped of any rights or entitlements.

If any of the representations or warranties are incorrect in any way, we and the depositary bank may, at the shareholder’s cost and expense, take any and all actions necessary to correct the consequences of the misrepresentations.
Transfer, Combination, and Split Up of ADRs
ADR holders will be entitled to transfer, combine or split up the ADRs and the ADSs evidenced thereby. For transfers of ADRs, holders will have to surrender the ADRs to be transferred to the depositary bank and also must:
•
ensure that the surrendered ADR is properly endorsed or otherwise in proper form for transfer;

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provide such proof of identity and genuineness of signatures as the depositary bank deems appropriate;

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provide any transfer stamps required by the State of New York or the United States; and

•
pay all applicable fees, charges, expenses, taxes and other government charges payable by ADR holders pursuant to the terms of the A&R Deposit Agreement upon the transfer of ADRs.

To have ADRs either combined or split up, a holder must surrender the ADRs in question to the depositary bank with a request to have them combined or split up, and must pay all applicable fees, charges and expenses payable by ADR holders, pursuant to the terms of the A&R Deposit Agreement, upon a combination or split up of ADRs.
Withdrawal of Ordinary Shares Upon Cancellation of ADSs
ADS holders will be entitled to present the ADSs to the depositary bank for cancellation and then receive the corresponding number of underlying Ordinary Shares at the custodian’s offices. The ability to withdraw the Ordinary Shares held in respect of the ADSs may be limited by U.S. and Swiss legal considerations applicable at the time of withdrawal. In order to withdraw the Ordinary Shares represented by ADSs, holders will be required to pay to the depositary bank the fees for cancellation of ADSs and any charges and taxes payable upon the transfer of the Ordinary Shares. Holders assume the risk for delivery of all funds and securities upon withdrawal. Once canceled, the ADSs will not have any rights under the A&R Deposit Agreement.
The depositary bank may ask holders holding ADSs in their name to provide proof of identity and genuineness of any signature and such other documents as the depositary bank may deem appropriate before it will cancel the ADSs. The withdrawal of the Ordinary Shares represented by the ADSs may be delayed until the depositary bank receives satisfactory evidence of compliance with all applicable laws and regulations. Please keep in mind that the depositary bank will only accept ADSs for cancellation that represent a whole number of securities on deposit.
ADS holders will have the right to withdraw the securities represented by the ADSs at any time except for:
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Temporary delays that may arise because (i) the transfer books for the Ordinary Shares or ADSs are closed, or (ii) Ordinary Shares are immobilized on account of a shareholders’ meeting or a payment of dividends.

•
Obligations to pay fees, taxes and similar charges.

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Restrictions imposed because of laws or regulations applicable to ADSs or the withdrawal of securities on deposit.

The A&R Deposit Agreement may not be modified to impair ADS holders’ rights to withdraw the securities represented by the ADSs except to comply with mandatory provisions of law.
Voting Rights
ADS holders generally have the right under the A&R Deposit Agreement to instruct the depositary bank to exercise the voting rights for the Ordinary Shares represented by the ADSs. The voting rights of holders of Ordinary Shares are described in the “Description of Swiss Share Capital” in this proxy statement/prospectus.

At our request, the depositary bank will distribute to ADS holders any notice of shareholders’ meeting received from us together with information explaining how to instruct the depositary bank to exercise the voting rights of the securities represented by ADSs. In lieu of distributing such materials, the depositary bank may distribute to holders of ADSs instructions on how to retrieve such materials upon request.
If the depositary bank timely receives voting instructions from a holder of ADSs, it will endeavor to vote the securities (in person or by proxy) represented by the holder’s ADSs in accordance with such voting instructions.
Securities for which no voting instructions have been received will not be voted (except as otherwise contemplated in the A&R Deposit Agreement). Please note that the ability of the depositary bank to carry out voting instructions may be limited by practical and legal limitations and the terms of the securities on deposit. We cannot assure ADS holders that they will receive voting materials in time to enable the return of voting instructions to the depositary bank in a timely manner.

Fees and Charges
ADS holders will be required to pay the following fees (some of which may be cumulative) under the terms of the A&R Deposit Agreement:
Service	Fees
Issuance of ADSs (e.g., an issuance of ADS upon a deposit of Ordinary Shares, upon a change in the ADS(s)-to-Ordinary Shares ratio, ADS conversions, or for any other reason, excluding ADS issuances as a result of distributions of Ordinary Shares)	Up to US$0.05 per ADS issued
Cancellation of ADSs (e.g., a cancellation of ADSs for delivery of deposited property, upon a change in the ADS(s)-to-Ordinary Shares ratio, ADS conversions, upon termination of the A&R Deposit Agreement, or for any other reason)	Up to US$0.05 per ADS cancelled
Distribution of cash dividends or other cash distributions (e.g., upon a sale of rights and other entitlements)	Up to US$0.05 per ADS held
Distribution of ADSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional ADSs	Up to US$0.05 per ADS held
Distribution of financial instruments, including, without limitation, securities other than ADSs or rights to purchase additional ADSs (e.g., upon a spin-off and contingent value rights)	Up to US$0.05 per ADS held
ADS Services	Up to US$0.05 per ADS held on the applicable record date(s) established by the depositary bank
Registration of ADS transfers (e.g., upon a registration of the transfer of registered ownership of ADSs, upon a transfer of ADSs into DTC and vice versa, or for any other reason)	Up to US$0.05 per ADS (or fraction thereof) transferred
Conversion of ADSs of one series for ADSs of another series (e.g., upon conversion of Partial Entitlement ADSs for Full Entitlement ADSs, or upon conversion of Restricted ADSs (each as defined in the A&R Deposit Agreement) into freely transferable ADSs, and vice versa) or conversion of ADSs for unsponsored American Depositary Shares (e.g., upon termination of the A&R Deposit Agreement).	Up to US$0.05 per ADS (or fraction thereof) converted
ADS holders will also be responsible to pay certain charges (some of which may be cumulative) such as:
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taxes (including applicable interest and penalties) and other governmental charges;

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the registration fees as may from time to time be in effect for the registration of Ordinary Shares on the share register and applicable to transfers of Ordinary Shares to or from the name of the custodian, the depositary bank or any nominees upon the making of deposits and withdrawals, respectively;

•
certain cable, telex and facsimile transmission and delivery expenses;

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the fees, expenses, spreads, taxes and other charges of the depositary bank and/or service providers (which may be a division, branch or affiliate of the depositary bank) in the conversion of foreign currency;

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the reasonable and customary out-of-pocket expenses incurred by the depositary bank in connection with compliance with exchange control regulations and other regulatory requirements applicable to Ordinary Shares, ADSs and ADRs;

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the fees, charges, costs and expenses incurred by the depositary bank, the custodian, or any nominee in connection with the ADR program; and

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the amounts payable to the Depositary by any party to the A&R Deposit Agreement pursuant to any ancillary agreement to the A&R Deposit Agreement in respect of the ADR program, the ADSs, and the ADRs.

ADS fees and charges for (i) the issuance of ADSs, and (ii) the cancellation of ADSs is charged to the person for whom the ADSs are issued (in the case of ADS issuances) and to the person for whom ADSs are cancelled (in the case of ADS cancellations). In the case of ADSs issued by the depositary bank into DTC, the ADS issuance and cancellation fees and charges may be deducted from distributions made through DTC, and may be charged to the DTC participant(s) receiving the ADSs being issued or the DTC participant(s) holding the ADSs being cancelled, as the case may be, on behalf of the beneficial owner(s) and will be charged by the DTC participant(s) to the account of the applicable beneficial owner(s) in accordance with the procedures and practices of the DTC participants as in effect at the time. ADS fees and charges in respect of distributions and the ADS service fee are charged to the holders as of the applicable ADS record date. In the case of distributions of cash, the amount of the applicable ADS fees and charges is deducted from the funds being distributed. In the case of (i) distributions other than cash and (ii) the ADS service fee, holders as of the ADS record date will be invoiced for the amount of the ADS fees and charges and such ADS fees and charges may be deducted from distributions made to holders of ADSs. For ADSs held through DTC, the ADS fees and charges for distributions other than cash and the ADS service fee may be deducted from distributions made through DTC, and may be charged to the DTC participants in accordance with the procedures and practices prescribed by DTC and the DTC participants in turn charge the amount of such ADS fees and charges to the beneficial owners for whom they hold ADSs. In the case of (i) registration of ADS transfers, the ADS transfer fee will be payable by the ADS Holder whose ADSs are being transferred or by the person to whom the ADSs are transferred, and (ii) conversion of ADSs of one series for ADSs of another series (which may entail the cancellation, issuance and transfer of ADSs and the conversion of ADSs from one series to another series), the applicable ADS issuance, cancellation, transfer and conversion fees will be payable by the Holder whose ADSs are converted or by the person to whom the converted ADSs are delivered.
In the event of refusal to pay the depositary bank fees, the depositary bank may, under the terms of the A&R Deposit Agreement, refuse the requested service until payment is received or may set off the amount of the depositary bank fees from any distribution to be made to the ADS holder. The fees and charges ADS holders are required to pay may vary over time and may be changed by us and by the depositary bank. ADS holders will receive prior notice of such changes. The depositary bank may reimburse us for certain expenses incurred by us in respect of the ADR program, by making available a portion of the ADS fees charged in respect of the ADR program or otherwise, upon such terms and conditions as we and the depositary bank agree from time to time. Any failure by us to timely pay any fees, charges and reimbursements of the depositary bank for which we are responsible pursuant to the A&R Deposit Agreement, or any ancillary agreement between us and the depositary bank, may suspend the obligation of the depositary bank to provide the services contemplated in the A&R Deposit Agreement at our expense (including services being made available to ADS holders), and the depositary bank shall have no obligation to provide any such services made available at our expense (including services being made available to ADS holders) unless and until we have made payment in full.
Amendments and Termination
We may agree with the depositary bank to modify the A&R Deposit Agreement at any time without the consent of the ADS holders. We undertake to give holders 30 days’ prior notice of any modifications that would materially prejudice any of their substantial rights under the A&R Deposit Agreement. We will not consider to be materially prejudicial to the substantial rights any modifications or supplements that are reasonably necessary for the ADSs to be registered under the Securities Act or to be eligible for book-entry settlement, in each case without imposing or increasing the fees and charges ADS holders are required to pay.

In addition, we may not be able to provide ADS holders with prior notice of any modifications or supplements that are required to accommodate compliance with applicable provisions of law.
ADS holders will be bound by the modifications to the A&R Deposit Agreement if they continue to hold ADSs after the modifications to the A&R Deposit Agreement become effective. The A&R Deposit Agreement cannot be amended to prevent ADS holders from withdrawing the Ordinary Shares represented by ADSs (except as permitted by law).
We have the right to direct the depositary bank to terminate the A&R Deposit Agreement. Similarly, the depositary bank may in certain circumstances on its own initiative terminate the A&R Deposit Agreement. In either case, the depositary bank must give notice to the holders at least 30 days before termination. Until termination, rights under the A&R Deposit Agreement will be unaffected.
After termination, the depositary bank will continue to collect distributions received (but will not distribute any such property until the cancellation of ADSs is requested) and may sell the securities held on deposit. After the sale, the depositary bank will hold the proceeds from such sale and any other funds then held for the holders of ADSs in a non-interest bearing account. At that point, the depositary bank will have no further obligations to holders other than to account for the funds then held for the holders of ADSs still outstanding (after deduction of applicable fees, taxes and expenses).
In connection with any termination of the A&R Deposit Agreement, the depositary bank may make available to owners of ADSs a means to withdraw the Ordinary Shares represented by ADSs and to direct the depositary bank of such Ordinary Shares into an unsponsored American depositary share program established by the depositary bank. The ability to receive unsponsored American depositary shares upon termination of the A&R Deposit Agreement would be subject to satisfaction of certain U.S. regulatory requirements applicable to the creation of unsponsored American depositary shares and the payment of applicable depositary fees.
Books of Depositary
The depositary bank will maintain ADS holder records at its depositary office. ADS holders may inspect such records at such office during regular business hours but solely for the purpose of communicating with other holders in the interest of business matters relating to the ADSs and the A&R Deposit Agreement.
The depositary bank will maintain in New York facilities to record and process the issuance, cancellation, combination, split-up and transfer of ADSs. These facilities may be closed from time to time, to the extent not prohibited by law.
Limitations on Obligations and Liabilities
The A&R Deposit Agreement limits our obligations and the depositary bank’s obligations to ADS holders, as outlined below:

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We and the depositary bank are obligated only to take the actions specifically stated in the A&R Deposit Agreement without negligence or bad faith.

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The depositary bank disclaims any liability for any failure to carry out voting instructions, for any manner in which a vote is cast or for the effect of any vote, provided it acts in good faith and in accordance with the terms of the A&R Deposit Agreement.

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The depositary bank disclaims any liability for any failure to determine the lawfulness or practicality of any action, for the content of any document forwarded to ADS holders on our behalf or for the accuracy of any translation of such a document, for the investment risks associated with investing in Ordinary Shares, for the validity or worth of the Ordinary Shares, for any financial transaction entered into by any person in respect of the ADSs or any Deposited Property, for any tax consequences that result from the ownership of, or any transaction involving, ADSs, for the credit-worthiness of any third party, for allowing any rights to lapse under the terms of the A&R Deposit Agreement, for the timeliness of any of our notices or for our failure to give notice.

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We and the depositary bank will not be obligated to perform any act that is inconsistent with the terms of the A&R Deposit Agreement.

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We and the depositary bank disclaim any liability if we or the depositary bank are prevented or forbidden from or subject to any civil or criminal penalty or restraint on account of, or delayed in, doing or performing any act or thing required by the terms of the A&R Deposit Agreement, by reason of any provision, present or future of any law or regulation, or by reason of present or future provision of any provision of our Articles of Association or any provision of or governing the securities on deposit, or by reason of any act of God or war or other circumstances beyond our control.

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We and the depositary bank disclaim any liability by reason of any exercise of, or failure to exercise, any discretion provided for in the A&R Deposit Agreement or in our Articles of Association or in any provisions of or governing the securities on deposit.

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We and the depositary bank further disclaim any liability for any action or inaction in reliance on the advice or information received from legal counsel, accountants, any person presenting Ordinary Shares for deposit, any holder of ADSs or authorized representatives thereof, or any other person believed by either of us in good faith to be competent to give such advice or information.

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We and the depositary bank also disclaim liability for the inability by a holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Ordinary Shares but is not, under the terms of the A&R Deposit Agreement, made available to ADS holders.

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We and the depositary bank may rely without any liability upon any written notice, request or other document believed to be genuine and to have been signed or presented by the proper parties.

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We and the depositary bank also disclaim liability for any consequential or punitive damages for any breach of the terms of the A&R Deposit Agreement.

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No disclaimer of any Securities Act liability is intended by any provision of the A&R Deposit Agreement.

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Nothing in the A&R Deposit Agreement gives rise to a partnership or joint venture, or establishes a fiduciary relationship, among us, the depositary bank and the ADS holder.

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Nothing in the A&R Deposit Agreement precludes Citibank (or its affiliates) from engaging in transactions in which parties adverse to us or the ADS owners have interests, and nothing in the A&R Deposit Agreement obligates Citibank to disclose those transactions, or any information obtained in the course of those transactions, to us or to the ADS owners, or to account for any payment received as part of those transactions.

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We and the depositary bank disclaim any liability for the manner in which ADS holders elect to own and/or hold ADSs (e.g., in a brokerage account vs. as registered holder on the register of ADSs maintained by the depositary bank), the type of ADSs elected to hold or own (e.g., freely transferable ADSs vs. restricted ADSs, and/or full entitlement ADSs vs. partial entitlement ADSs), or the timeframe of issuance and ownership of ADSs (e.g., as of an ADS record date vs. before and/or after an ADS record date).

As the above limitations relate to our obligations and the depositary bank’s obligations to ADS holders under the A&R Deposit Agreement, we believe that, as a matter of construction of the clause, such limitations would likely to continue to apply to ADS holders who withdraw the Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred under the A&R Deposit Agreement before the cancellation of the ADSs and the withdrawal of the Ordinary Shares, and such limitations would most likely not apply to ADS holders who withdraw the Ordinary Shares from the ADS facility with respect to obligations or liabilities incurred after the cancellation of the ADSs and the withdrawal of the Ordinary Shares and not under the A&R Deposit Agreement.
In any event, ADS holders will not be deemed, by agreeing to the terms of the A&R Deposit Agreement, to have waived our or the depositary bank’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder. In fact, ADS holders cannot waive our or the depositary bank’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.

Taxes
ADS holders will be responsible for the taxes and other governmental charges payable on the ADSs and the securities represented by the ADSs. We, the depositary bank and the custodian may deduct from any distribution the taxes and governmental charges payable by holders and may sell any and all property on deposit to pay the taxes and governmental charges payable by holders. ADS holders will be liable for any deficiency if the sale proceeds do not cover the taxes that are due.
The depositary bank may refuse to issue ADSs, to deliver, transfer, split and combine ADRs or to release securities on deposit until all taxes and charges are paid by the applicable holder. The depositary bank and the custodian may take reasonable administrative actions to obtain tax refunds and reduced tax withholding for any distributions on an ADS holder’s behalf. However, ADS holders may be required to provide to the depositary bank and to the custodian proof of taxpayer status and residence and such other information as the depositary bank and the custodian may require to fulfill legal obligations. ADS holders are required to indemnify us, the depositary bank and the custodian for any claims with respect to taxes based on any tax benefit obtained for a holders’ benefit.
Foreign Currency Conversion
The depositary bank will arrange for the conversion of all foreign currency received into U.S. dollars if such conversion is practical, and it will distribute the U.S. dollars in accordance with the terms of the A&R Deposit Agreement. ADS holders may have to pay fees and expenses incurred in converting foreign currency, such as fees and expenses incurred in complying with currency exchange controls and other governmental requirements.
If the conversion of foreign currency is not practical or lawful, or if any required approvals are denied or not obtainable at a reasonable cost or within a reasonable period, the depositary bank may take the following actions in its discretion:
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Convert the foreign currency to the extent practical and lawful and distribute the U.S. dollars to the holders for whom the conversion and distribution is lawful and practical.

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Distribute the foreign currency to holders for whom the distribution is lawful and practical.

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Hold the foreign currency (without liability for interest) for the applicable holders.

Governing Law/Waiver of Jury Trial
The A&R Deposit Agreement, the ADRs and the ADSs will be interpreted in accordance with the laws of the State of New York. The rights of holders of Ordinary Shares (including Ordinary Shares represented by ADSs) are governed by the laws of Switzerland.
AS A PARTY TO THE A&R DEPOSIT AGREEMENT, ADS HOLDERS IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF THE A&R DEPOSIT AGREEMENT OR THE ADRs AGAINST US AND/OR THE DEPOSITARY BANK.
The A&R Deposit Agreement provides that, to the extent permitted by law, ADS holders waive the right to a jury trial of any claim they may have against us or the depositary bank arising out of or relating to our Ordinary Shares, the ADSs or the A&R Deposit Agreement, including any claim under U.S. federal securities laws. If we or the depositary bank opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable in the facts and circumstances of that case in accordance with applicable case law. However, ADS holders will not be deemed, by agreeing to the terms of the A&R Deposit Agreement, to have waived our or the depositary bank’s compliance with U.S. federal securities laws and the rules and regulations promulgated thereunder.
Comparison of Shareholder Rights
The legal advisers to the Company as to Hong Kong laws have confirmed that the Proposed Swiss Articles and the proposed amendments made to our Articles (the “Proposed Amendments”) comply with the requirements of the HK Listing Rules and the legal advisers to the Company as to laws of Switzerland have confirmed that the Proposed Amendments do not violate the applicable laws of Switzerland.
The following is a summary of the material differences among (i) the current rights of BeiGene shareholders under the Cayman Companies Act and our Articles, (ii) the proposed rights of BeiGene shareholders under Swiss law and the Proposed Swiss Articles and organizational regulations, and (iii) for comparative purposes only, the rights of stockholders of a Delaware corporation under the Delaware General Corporation Law (the “DGCL”) and customary charter and bylaw provisions of Delaware corporations. For additional discussions on material differences in the rights of shareholders under HK Listing Rules and STAR Market Listing Rules, please refer to Exhibits B-1 and B-2, respectively, attached to this proxy statement/prospectus.
The following summary, however, is not complete and does not identify all differences that may, under given situations, be material to BeiGene shareholders and is subject in all respects, and is qualified by reference, to Cayman law, Swiss law, Delaware law, our Articles, which are incorporated by reference as exhibits to our Annual Report on Form 10-K filed with the SEC, the Proposed Swiss Articles, which are attached hereto as Exhibit A to this proxy statement/prospectus, and the proposed organizational regulations of BeiGene (Switzerland), which are attached as Exhibit 3.2 to the registration statement of which this proxy statement/prospectus forms a part. See “Where You Can Find More Information.”
Authorized Capital Stock / Issued Share Capital
BeiGene (Cayman)
BeiGene (Cayman)’s authorized share capital is US$1,000,000 divided into:

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9,500,000,000 Ordinary Shares, par value US$0.0001 per share, of which            Ordinary Shares were issued and outstanding as of February 5, 2025; and

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500,000,000 shares of a par value of US$0.0001 each of such class or classes (howsoever designated) as the Board of Directors may determine, none of which were issued and outstanding as of February 5, 2025.

BeiGene (Cayman)’s Ordinary Shares currently issued and outstanding are fully paid and non-assessable. “Non-assessable” means, with respect to the Ordinary Shares, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by BeiGene (Cayman) or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
BeiGene (Switzerland)
BeiGene (Switzerland)’s issued share capital upon the effectiveness of the Continuation is expected to be divided into such number of Registered Shares equal to the number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective time of the Continuation, with a par value of US$0.0001.
In addition, the Proposed Swiss Articles provide for a capital band and a conditional share capital that will provide our Board of Directors and the Company, respectively, with the power to issue Registered Shares without shareholder approval. See “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Our Capital Structure.”
Delaware
Delaware permits the certificate of incorporation of a Delaware corporation to authorize the corporation to issue one or more classes of stock and one or more series within each class. Each class and each series may be with or without par value and is entitled to such voting powers or absence of voting powers and such designations, preferences, and relative participating, optional, or other special rights as are set forth in the certificate of incorporation.

Preferred Stock
BeiGene (Cayman)
Our Articles provide that the directors may provide, out of the unissued shares (other than unissued Ordinary Shares) for classes of preferred shares in their absolute discretion and without approval by BeiGene (Cayman)’s shareholders. Before any such preferred shares may be issued, the Directors must resolve the following rights and preferences of such class:
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the designation of such class and the number of preferred shares to constitute such class;

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whether the shares of such class shall have voting rights, in addition to any voting rights provided by the Cayman Companies Act, and, if so, the terms of such voting rights, which may be general or limited;

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the dividends, if any, payable on such class, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of any other class or any other class of preferred shares;

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whether the preferred shares of such class shall be subject to redemption by BeiGene (Cayman), and, if so, the times, prices and other conditions of such redemption;

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the amount or amounts payable upon preferred shares of such class upon, and the rights of the holders of such class in, a voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of BeiGene (Cayman);

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whether the preferred shares of such class shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the preferred shares of such class for retirement or other corporate purposes and the terms and provisions relative to the operation of the retirement or sinking fund;

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whether the preferred shares of such class shall be convertible into, or exchangeable for shares of any other class of preferred shares or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

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the limitations and restrictions, if any, to be effective while any preferred shares of such class are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by BeiGene (Cayman) of, the existing shares or any other class of shares or any other class of preferred shares;

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the conditions or restrictions, if any, upon the creation of indebtedness of BeiGene (Cayman) or upon the issue of any additional shares, including additional shares of such class or of any other class of shares or any other class of preferred shares; and

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any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, of such class or of any other class of shares or any other class of preferred shares.

BeiGene (Switzerland)
BeiGene (Switzerland) may issue preferred stock (Vorzugsaktien) or privileged voting shares (Stimmrechtsaktien) by amendment of its articles of association as approved by resolution of its shareholders by way of a qualified majority vote of two-thirds of the votes represented at the shareholders’ meeting. Preferential rights of preferred stock may extend to, in particular, cumulative or non-cumulative dividends, liquidation proceeds, and preemptive rights in the case of the issuance of new shares.
Delaware
Delaware permits the certificate of incorporation of a Delaware corporation to authorize the corporation to issue one or more classes of preferred stock and one or more series within each class. Each class and each series may be with or without par value and is entitled to such voting rights, and such preferences and relative, participating, optional and other rights and limitations not inconsistent with the DGCL, including rights and preferences with respect to dividends and liquidation. The terms of the preferred stock must be set forth in the certificate of incorporation or in a certificate of designation and may, in the absence of a restriction in the certificate of incorporation, be established by the Board of Directors without the consent of stockholders.
Voting Rights
BeiGene (Cayman)
Our Articles provide that the quorum required for a general meeting of shareholders at which an ordinary resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders present in person or by proxy who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.
Generally, we may, from time to time by special resolution:
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alter or add to our Articles of Association;

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alter or add to our Memorandum of Association with respect to any objects, powers or other matters specified therein;

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reduce our share capital or any capital redemption reserve fund;

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wind up BeiGene (Cayman), if such winding is initiated by the directors;

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merge or consolidate with one or more constituent companies;

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register by way of continuation in a jurisdiction outside the Cayman Islands; or

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change our name.

An ordinary resolution to be passed by the shareholders requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting, while a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting (except for certain types of winding up of the Company, in which case the required majority to pass a special resolution is 100%). Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of our Company, as permitted by the Cayman Companies Act and our Articles.
Each holder of our Ordinary Shares is entitled to one vote per share on all matters submitted to a vote of shareholders at any meeting.
Our Articles provide that, generally, extraordinary general meetings of BeiGene (Cayman)’s shareholders may be called only by directors or at the request in writing of shareholders holding at least 10% of the voting rights of the issued shares of BeiGene (Cayman).
BeiGene (Switzerland)
Each Registered Share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in the share register of BeiGene (Switzerland) (including the branch share registers maintained in Hong Kong and Shanghai) through the independent voting rights representative elected by shareholders at each annual general meeting, their legal representative or, on the basis of a written proxy, by any other representative who need not be a shareholder.
Shareholders wishing to exercise their voting rights who hold their shares through a broker, bank, or other nominee should follow the instructions provided by such broker, bank, or other nominee or, absent instructions, contact such broker, bank, or other nominee for instructions. Shareholders holding their

Registered Shares through a broker, bank, or other nominee, will not automatically be registered in the share register of BeiGene (Switzerland). If any such shareholder wishes to be registered in the share register of BeiGene (Switzerland), such shareholder should contact the broker, bank, or other nominee through which it holds Registered Shares.
The Proposed Swiss Articles do not limit the number of Registered Shares that may be voted by a single shareholder.
Treasury shares, whether owned by BeiGene (Switzerland) or one of the subsidiaries controlled by BeiGene (Switzerland), will not carry any voting rights at general meetings of shareholders.
Swiss law does not provide for the right of cumulative voting.
Pursuant to the Swiss Code of Obligations, shareholders have the exclusive right to determine the following matters:
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adoption and amendment of the Proposed Swiss Articles;

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election of members of the Board of Directors, its chair, the members of the compensation committee, the independent voting rights representative, and the statutory auditor;

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approval of the annual management report, the standalone statutory financial statements, and the consolidated financial statements;

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approval of the allocation of profit shown on the balance sheet contained in the standalone statutory financial statements of the company, in particular the determination of dividend and other capital distributions to shareholders (including by way of repayment of statutory capital reserve, such as in the form of qualifying capital contribution reserves);

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discharge of the members of the Board of Directors and the persons entrusted with management from liability for previous business conduct, to the extent such conduct is known to the shareholders;

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approval of the compensation of the Board of Directors and the executive management team pursuant to the articles of association, and the advisory vote on the report (established under Swiss law) pertaining to the compensation of the Board of Directors and executive management in the prior fiscal year;

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delisting of the company’s equity securities;

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approval of the report on non-financial matters pursuant to article 964c of the Swiss Code of Obligations; and

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any other resolutions submitted to a general meeting of shareholders pursuant to law, the Proposed Swiss Articles, or by voluntary submission by the Board of Directors (unless a matter is within the exclusive competence of the Board of Directors pursuant to the Swiss Code of Obligations).

Pursuant to the Proposed Swiss Articles, the shareholders generally pass resolutions by the affirmative vote of a simple majority of the votes cast at the meeting (broker non-votes, abstentions, blank, and invalid ballots will be disregarded), unless otherwise provided by law or the Proposed Swiss Articles.
In addition, Nasdaq requires a shareholder vote for certain matters such as:
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the approval of equity compensation plans (or certain amendments to such plans);

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the issuance of shares equal to or in excess of 20% of the voting power of the shares outstanding before the issuance of such shares (subject to certain exceptions, such as public offerings for cash and certain bona fide private placements);

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certain issuances of shares to related parties; and

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issuances of shares that would result in a change of control.

For these types of matters, the minimum vote which will constitute shareholder approval for Nasdaq listing purposes is the approval by a majority of votes cast, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

For the approval of certain matters, the Swiss Code of Obligations requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting. See “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Proposed Swiss Articles — Quorum and Majority Requirements for Shareholders’ Meetings.”
Pursuant to our Proposed Swiss Articles, where there is any Interested Shareholders with regard to a particular resolution of the general meeting, the relevant majority under the Proposed Swiss Articles or applicable law for such resolution of the general meeting of shareholders to be passed shall be (i) the default majority under applicable law or the provisions of the Proposed Swiss Articles, and (ii) the majority of the votes cast by the Disinterested Shareholders. See “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Proposed Swiss Articles — Quorum and Majority Requirements for Shareholders’ Meetings.”
Delaware
Each share of Delaware common stock is typically entitled to one vote per share on all matters to be voted upon by such shares. Section 214 of the DGCL provides that no cumulative voting rights exist in respect of elections of directors unless otherwise stated in the corporation’s certificate of incorporation.
The presence, in person or by proxy, of shares representing a majority of the votes entitled to be cast at any Delaware stockholders’ meeting constitutes a quorum, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. Typically, elections of directors at all meetings of stockholders called for such purpose will be by ballot. Unless as otherwise provided in the certificate of incorporation or bylaws, proposals, other than the election of directors, are passed upon a vote of the majority of the voting stock represented at a meeting at which a quorum is present, and directors are elected by a vote of a plurality of the shares so represented. Proposals are passed upon a vote of the majority of the shares of Delaware common stock represented at a meeting at which a quorum is present.
Supermajority Voting
BeiGene (Cayman)
The following actions, among others, require the approval of a special resolution, being the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting:
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altering or adding to our Articles of Association;

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altering or adding to our Memorandum of Association with respect to any objects, powers or other matters specified therein;

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reducing our share capital or any capital redemption reserve fund;

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winding up BeiGene (Cayman), if such winding is initiated by the directors. If BeiGene (Cayman) is unable to pay its debts as they fall due, then it may be wound-up by an ordinary resolution. In any other circumstances, the requisite majority to wind-up BeiGene (Cayman) shall be 100%;

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merging or consolidating with one or more constituent companies;

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registering by way of continuation in a jurisdiction outside the Cayman Islands; or

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changing our name.

BeiGene (Switzerland)
In line with the Swiss Code of Obligations, the Proposed Swiss Articles requires the affirmative vote of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting for the approval of the following matters:
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the amendment to or the modification of the purpose of BeiGene (Switzerland);

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the combination of shares listed on a stock exchange;

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an increase in share capital through the conversion of equity surplus, against contributions in kind or by way of set-off with a receivable and the granting of special privileges;

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the limitation or withdrawal of subscription rights;

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the introduction of, amendments to, or an extension of a conditional share capital, or the introduction of a capital band;

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the restriction of the transferability of Registered Shares and the cancellation of such a restriction;

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the introduction of shares with privileged voting rights;

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the change of currency of the share capital;

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the introduction of the casting vote of the acting chair in the general meeting;

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the delisting of the company’s equity securities;

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the relocation of the place of incorporation and residence of BeiGene (Switzerland);

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the introduction of an arbitration provision in the articles of association; and

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the dissolution of BeiGene (Switzerland).

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger, or conversion of a corporation (other than cash-out or certain squeeze-out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company — in such a merger, an affirmative vote of 90% of the outstanding Registered Shares is required). Swiss law may also impose a supermajority requirement of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting, in connection with the sale of “all or substantially all of its assets” by BeiGene (Switzerland). See “Proposal No. 1: Approval of the Continuation — Description of Swiss Share Capital — Proposed Swiss Articles — Quorum and Majority Requirements for Shareholders’ Meetings.”
Delaware
Unless otherwise specified in a corporation’s certificate of incorporation, the DGCL requires the affirmative vote of a majority of the outstanding voting stock to approve a merger, sale of assets or similar reorganization transaction.
Action Without a Meeting
BeiGene (Cayman)
Both ordinary resolutions and special resolutions may also be passed by a unanimous written resolution signed by all the shareholders of BeiGene (Cayman), as permitted by the Cayman Companies Act and our Articles.
BeiGene (Switzerland)
Under Swiss law, shareholder resolutions may also be adopted by way of written consent of all shareholders (unless one shareholder requires that an in-person meeting be held).
Delaware
Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action required or permitted to be taken at a stockholders’ meeting may be taken by written consent signed by the holders of the number of shares that would have been required to effect the action at an actual meeting of the stockholders.

Meetings of Shareholders
BeiGene (Cayman)
Our Articles provide that, to the extent required by relevant stock exchange rules, BeiGene (Cayman) shall hold an annual general meeting of the shareholders of BeiGene (Cayman) for each fiscal year as its annual general meeting, at such time and place as the Board of Directors may appoint. Shareholders may directly or indirectly be able to bring an action requiring the directors to convene an annual general meeting in accordance with the provisions of our Articles. Our Articles provide that extraordinary general meetings of shareholders may be called by the Board of Directors and shall be called by the Board of Directors on the requisition in writing of shareholders of BeiGene (Cayman) holding at least one-tenth (1/10) of the voting rights of such issued shares of the Company as at the date of the deposit of the requisition of meeting.
BeiGene (Switzerland)
Under the Swiss Code of Obligations and our Proposed Swiss Articles, we must hold an annual ordinary general meeting of shareholders within six months after the end of our fiscal year for the purpose, among other things, of approving the annual (standalone and consolidated) financial statements and the annual management report, annually electing the chair of the Board of Directors and the members of the Board of Directors, the members of the compensation committee, and annually approving the maximum aggregate compensation payable to the Board of Directors and the members of the executive management team. Our annual shareholders’ meeting must be held within six months after the end of a fiscal year. The invitation to general meetings may, at the election of the Board of Directors, be published in the Swiss Official Gazette of Commerce, be included in the proxy statement filed in connection with the relevant ordinary general meeting or given to the most recent contact information of the shareholder at least 21 calendar days prior to the relevant general meeting of shareholders. No resolutions may be passed at a shareholders’ meeting concerning agenda items for which proper notice was not given. This does not apply, however, to proposals made during a shareholders’ meeting to convene an extraordinary meeting, to initiate a special investigation or to elect an auditor. No previous notification will be required for proposals concerning items included on the agenda or for debates as to which no vote is taken.
Annual general meetings of shareholders may be convened by the Board of Directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held in Switzerland or abroad. We expect to set the record date for each general meeting of shareholders on a date not more than 20 calendar days prior to the date of each general meeting and announce the date of the general meeting of shareholders prior to the record date.
An extraordinary general meeting of BeiGene (Switzerland) may be called in the circumstances provided by law, the resolution of the Board of Directors or, under certain circumstances, by the auditor. In addition, the Board of Directors is required to convene an extraordinary general meeting of shareholders if so resolved by the general meeting of shareholders, or if so requested by shareholders holding an aggregate of at least 5% of the Registered Shares or votes, specifying the items for the agenda and their proposals. The Board of Directors may include any additional agenda items or proposals. If the Board of Directors does not comply with the request to publish the notice of the extraordinary general meeting within a reasonable period of time, but at the latest within 60 days, the requesting shareholders may request the court to order that the meeting be convened.
Delaware
Delaware corporations may hold annual meetings on such date and at such place as may be designated by or in the manner provided in their bylaws. Under Section 211(d) of the DGCL, the board of directors or those persons authorized by the corporation’s certificate of incorporation or bylaws may call a special meeting of the corporation’s stockholders.

Director Nominations/Shareholder Proposals
BeiGene (Cayman)
Other than pursuant to a shareholders’ requisition, our Articles provide that members have no right to propose resolutions to be considered or voted upon at annual general meetings or extraordinary general meetings under our Articles.
At a general meeting convened by requisitionists, a person may be appointed or elected to be a director or removed (with or without cause) as a director and the size of the Board of Directors may be increased by an ordinary resolution. For this purpose, an ordinary resolution means a resolution passed by shareholders who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of BeiGene (Cayman) and who together hold a simple majority of the issued shares carrying the right to vote as at the record date of such general meeting. Members who requisition an ordinary meeting may otherwise only propose ordinary resolutions.
BeiGene (Switzerland)
Under the Proposed Swiss Articles and Swiss law, shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are insofar recorded in the share register may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. A request for inclusion of an item on the agenda must be in writing and received by BeiGene (Switzerland) at least 120 but not more than 150 calendar days prior to the meeting. To nominate a nominee, the shareholder must, no earlier than 150 calendar days and no later than 120 calendar days prior to the first anniversary of the date (as stated in BeiGene (Switzerland)’s proxy materials) on which BeiGene (Switzerland)’s definitive proxy statement for the prior year’s annual general meeting was first released to BeiGene (Switzerland)’s shareholders, deliver a notice to, and such notice must be received by, BeiGene (Switzerland) at its registered office; provided, however, that if the annual general meeting is not scheduled to be held within a period beginning 30 days before such anniversary date and ending 30 days after such anniversary date, the notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 days prior to such other meeting date or the tenth day following the date that BeiGene (Switzerland) first makes public disclosure regarding such other meeting date. The request must specify the relevant agenda items and proposals, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.
Delaware
Delaware law permits the certificate of incorporation or bylaws of a corporation to contain reasonable procedures for the submission of proposals for consideration at a meeting of stockholders, including nominations of directors.
Directors
BeiGene (Cayman)
Our Articles provide that BeiGene (Cayman)’s Board of Directors shall consist of a minimum of three directors and shall be divided into three classes with the terms of office of each class ending in successive years. Our Articles do not provide for a maximum number of directors and empower the Board of Directors to appoint persons to fill any vacancies on the Board of Directors until the next Annual General Meeting of Shareholders, subject to compliance with relevant stock exchange rules and procedures.
Directors may be removed (with or without cause) by ordinary resolution. For this purpose, an ordinary resolution means a resolution passed by shareholders who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of BeiGene (Cayman) and who together hold a simple majority of the issued shares carrying the right to vote as at the record date of such general meeting.

BeiGene (Switzerland)
The Proposed Swiss Articles provide that the number of directors of BeiGene (Switzerland) shall be not less than three. Within that range, the Board of Directors of BeiGene (Switzerland) has the authority to propose nominees for election by the general meeting of shareholders. The Proposed Swiss Articles provide that the general meeting of shareholders has the inalienable power to elect the members of the Board of Directors, along with the chair of the Board of Directors. Each director is elected individually and holds a term of office until the completion of the next annual general meeting. Re-election is possible. The Proposed Swiss Articles provide that directors are elected at a general meeting of shareholders by a simple majority of the votes cast at the general meeting (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).
Under the Swiss Code of Obligations, board members may at any time, with or without cause and with immediate effect, resign from office.
Under Swiss law, board members may be removed at any time without cause and with immediate effect, i.e., prior to the expiration of their one-year term of office, by resolution of the shareholders at an extraordinary shareholders’ meeting.
Delaware
Delaware law permits the certificate of incorporation to provide for a maximum and/or minimum number of directors with the exact number to be determined by the board of directors. Delaware law also permits the directors to be divided into one, two or three classes with staggered terms such that one class will expire each year. Each director holds office until his or her successor is duly elected and qualified.
Delaware law provides that unless otherwise provided in the certificate of incorporation, directors serving staggered terms may only be removed for cause.
Standard of Conduct for Directors
BeiGene (Cayman)
As a matter of Cayman law, directors of a Cayman company owe fiduciary duties to the company and separately a duty of care, diligence and skill to the company. Under Cayman law, directors owe the following fiduciary duties: (1) duty to act in good faith in what the director believes to be in the best interests of the company as a whole; (2) duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose; (3) directors should not improperly fetter the exercise of future discretion; (4) duty to exercise powers fairly as between different sections of shareholders; (5) duty to exercise independent judgment; and (6) duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.
BeiGene (Switzerland)
A director of a Swiss company is bound to performance standards as specified in the Swiss Code of Obligations. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association, and in the best interests of the company. A director is generally disqualified from participating in a decision that directly affects him or her. A director must generally safeguard the interests of the company in good faith, adhere to a duty of loyalty and a duty of care, and absent special circumstances, extend equal treatment to all shareholders in like circumstances. The members of the Board of Directors of BeiGene (Switzerland) are liable to BeiGene (Switzerland), its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties. So long as the majority of the Board of Directors is disinterested and acts on an informed basis and with the belief that its actions are in the best interests of the company, a decision made by the Board of Directors would be protected by a judicially developed business judgment rule (based on which courts exercise restraint in reviewing business decisions of a company’s Board of Directors); at least as long as no special statutory duties of the Board of Directors are triggered, such as by the company’s overall indebtedness or liquidity situation.

Delaware
The DGCL contains specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of directors is generally determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith without self-interest, on a well-informed basis and in a manner they reasonably believe to be in the best interest of the shareholders.
The DGCL provides that the business and affairs of a Delaware corporation shall be managed by or under the direction of the board of directors. The DGCL permits a board of directors or any committee of the board of directors of a Delaware corporation to delegate officers of the corporation to the extent permitted by law.
Limitation of Director and Officer Liability
BeiGene (Cayman)
Our Articles include a provision indemnifying the directors (including alternate directors), secretary, assistant secretary or other officers of BeiGene (Cayman) (each, an “Indemnified Person”) against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such Indemnified Person, other than by reason of such Indemnified Person’s own dishonesty, willful default or fraud, in or about the conduct of BeiGene (Cayman)’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such Indemnified Person in defending (whether successfully or otherwise) any civil proceedings concerning BeiGene (Cayman) or its affairs in any court whether in the Cayman Islands or elsewhere. Our Articles also provide that no Indemnified Person shall be liable:
•
for the acts, receipts, neglects, defaults or omissions of any other Director or officer or agent of BeiGene (Cayman);

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for any loss on account of defect of title to any property of BeiGene (Cayman);

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on account of the insufficiency of any security in or upon which any money of BeiGene (Cayman) shall be invested;

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for any loss incurred through any bank, broker or other similar person;

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for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on such indemnified persons’ part; or

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for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers, authorities, or discretions of such indemnified person’s position or in relation thereto;

unless the same shall happen through such Indemnified Person’s own dishonesty, willful default or fraud.
BeiGene (Switzerland)
Swiss law does not permit a company to exempt any member of its Board of Directors from any liability for damages suffered by the company, the shareholders, or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the general meeting of shareholders may pass a resolution discharging the members of the Board of Directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution.
Delaware
The DGCL permits the certificate of incorporation of a Delaware corporation to provide that directors and officers shall not be personally liable to the corporation or its stockholders for monetary damages resulting from a breach of fiduciary duty as a director or officer except, as required by the DGCL, for liability arising from:
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a director or officer for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

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a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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a director under the Section 174 of the DGCL;

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a director or officer for any transaction from which the director or officer derived an improper personal benefit; or

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an officer in any action by or in the right of the corporation.

Directors’ Conflicts of Interest
BeiGene (Cayman)
Our Articles provide that no director will be disqualified from office or prevented by such office from contracting with BeiGene. In addition, subject to the relevant stock exchange rules and disqualification by the chairman of the relevant board meeting, a director interested in any contract with the Company may vote in respect of that contract or transaction in which he or she is interested provided that he or she discloses the nature of his or her interest prior to the Board of Directors’ consideration of it.
BeiGene (Switzerland)
Under the Swiss Code of Obligations, a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. The Swiss Code of Obligations expressly requires members of the Board of Directors to inform each other immediately and fully of any conflicts of interest affecting them. It is then the responsibility of the Board of Directors to take the measures necessary to safeguard the interests of the company. Generally, a material conflict of interest disqualifies that director from participating in any board discussions and decisions affecting his or her interest. Breach of these principles may also entail personal liability of the directors to the company. In addition, the Swiss Code of Obligations requires a director to return to the company payments made to a director if such payments are not made on an arm’s length basis or if the recipient of the payment was acting in bad faith. The Board of Directors of BeiGene (Switzerland) has a written policy with respect to related-person transactions pursuant to which such transactions are reviewed, approved, or ratified.
Delaware
The DGCL provides that contracts or transactions between a corporation and one or more of its directors, or between a corporation and any other entity in which one or more of its directors are directors or have a financial interest, are not void or voidable solely because of such interest or because such interested director is present at or participates in the meeting of the board that authorizes the transaction or because his or her vote is counted, as long as one of the following three conditions is satisfied:
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the interest is disclosed and a majority of the disinterested directors approve the transaction (this constituting not only approval, but also a quorum);

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the interest is disclosed and the transaction is approved “in good faith” by vote of the stockholders; or

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the transaction is fair to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Indemnification and Insurance
BeiGene (Cayman)
Cayman law does not limit the extent to which a company’s articles of association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman

Islands courts to be contrary to public policy, for instance, for purporting to provide indemnification against the consequences of committing a crime. Our Articles provide that it will indemnify its directors and officers against certain liabilities as set out above.
Our Articles also provide that the directors, on behalf of BeiGene (Cayman), may purchase and maintain insurance for the benefit of any director or other officer of BeiGene (Cayman) against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to BeiGene (Cayman).
BeiGene (Switzerland)
We believe, based on the interpretation of leading Swiss legal scholars, that under Swiss law, the company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. The Proposed Swiss Articles make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of BeiGene (Switzerland) to the fullest extent allowed by law. Under the Proposed Swiss Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. BeiGene (Switzerland) may obtain such insurance from one or more third-party insurers or captive insurance companies. BeiGene (Switzerland) also plans to enter into indemnification agreements with each of its directors and executive officers, upon the completion of the Continuation, which will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that BeiGene (Switzerland) will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interest of BeiGene (Switzerland) and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements provide that expense advancement is provided, subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification. The disinterested members of the Board of Directors of BeiGene (Switzerland) or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the Board of Directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and BeiGene (Switzerland) has the burden of proof in seeking to overcome such presumption.
If the Board of Directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under such agreement.
Delaware
Under the DGCL, a corporation may indemnify any director, officer, employee or agent involved in a third-party action by reason of his or her agreeing to serve, serving or formerly serving as an officer, director, employee or agent of the corporation, against all expenses, judgments, fines and settlement amounts paid in the third-party action, if the director, officer, employee or agent acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, a corporation may indemnify any director, officer, employee or agent involved in a derivative action brought by or on behalf of the corporation against expenses incurred in the derivative action, if the director, officer, employee or agent acted in good faith and reasonably believed that his or her actions were in, or not opposed to, the best interests of the corporation. If a person has been successful in defending a third-party or derivative action, indemnification for expenses incurred is mandatory under the DGCL.
The statutory provisions for indemnification are nonexclusive with respect to any other rights, such as contractual rights, to which a person seeking indemnification may be entitled. Furthermore, under the DGCL a corporation may advance expenses incurred by officers, directors, employees and agents in defending any action upon receipt of an undertaking by the person to repay the amount advanced if it is ultimately determined that such person is not entitled to indemnification.
In addition, under Delaware law, a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or of another corporation against any liability arising out of the person’s status as a director, officer, employee or agent of the corporation, whether or not the Delaware corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Shareholder Derivative Suits
BeiGene (Cayman)
Cayman Islands courts have recognized derivative suits by shareholders; however, the consideration of such suits has been limited. In this regard, BeiGene has been advised that the Cayman Islands courts ordinarily would be expected to follow English precedent, which may permit a minority shareholder to commence an action against or a derivative action in the name of the company to remedy a wrong done to the company where, for example:
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the act complained of is alleged to be beyond the corporate power of the company or illegal;

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the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the company; or

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the act requires approval by a greater percentage of the company’s shareholders than actually approved it.

A shareholder may also be able to bring a personal action against a company where the right alleged to have been infringed is a personal right vested in the individual shareholder.
BeiGene (Switzerland)
Under Swiss law, each shareholder is entitled to file an action for damage caused to the company. The general meeting may resolve that the company shall bring the action and entrust the Board of Directors or a representative thereof with the conduct of the proceedings. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.
Shareholders who suffer a direct loss due to an intentional or negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.
In addition, under the Swiss Code of Obligations, each shareholder may petition the competent Swiss court to have a decision of the general meeting of shareholders declared invalid on the grounds that the decision violates the company’s articles of association or the law.
Delaware
Under the DGCL, a stockholder of a Delaware corporation may initiate a derivative action to enforce a right of the corporation if the corporation fails to enforce that right itself. The complaint pursuant to such an action must state that:
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the plaintiff was a stockholder in the corporation at the time of the transaction of which the plaintiff complains; or

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the plaintiff’s shares thereafter devolved on the plaintiff by operation of law;

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and either:

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allege with particularity the efforts made by the plaintiff to first obtain the relief sought by the plaintiff from the corporation’s directors; or

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state the reasons for the plaintiff’s failure to obtain such relief or make such effort.

Dividends
BeiGene (Cayman)
Under Cayman law, BeiGene (Cayman)’s Board of Directors may pay such dividends out of BeiGene (Cayman)’s profits or out of the “share premium account” (similar to the concept of additional paid-in capital) if BeiGene (Cayman) has the ability to pay its debts as they become due immediately after payment of the dividend. Our Articles permit the Board of Directors to declare dividends out of profits or out of monies otherwise available for dividends in accordance with Cayman law.
BeiGene (Switzerland)
Under Swiss law, distributions of dividends may be paid out only if the company has sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves, each as will be presented on the balance sheet included in the annual standalone statutory financial statements of BeiGene (Switzerland). The affirmative vote of shareholders holding a simple majority of the votes cast at a general meeting (whereby abstentions, broker non-votes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority) must approve distributions of dividends. The Board of Directors may propose to shareholders that a distribution of dividends be paid but cannot itself authorize the dividends.
Under the Swiss Code of Obligations, if the statutory reserves of BeiGene (Switzerland) amount to less than 20% of the share capital recorded in the Swiss Commercial Register (i.e., 20% of the aggregate par value of the registered capital of BeiGene (Switzerland)), then at least 5% of the annual profit of BeiGene (Switzerland) must be allocated to the statutory profit reserve. The Swiss Code of Obligations and the Proposed Swiss Articles permit BeiGene (Switzerland) to accrue additional reserves. In addition, BeiGene (Switzerland) is required to create a special reserve on its standalone annual statutory balance sheet in the amount of the purchase price of Registered Shares of any of its group companies repurchases, which amount may not be used for dividends or subsequent repurchases. Own shares held directly by BeiGene (Switzerland) are presented on the standalone annual statutory balance sheet of BeiGene (Switzerland) as a reduction of total shareholders’ equity. Swiss companies generally must maintain a separate company standalone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. The statutory auditor of BeiGene (Switzerland) must confirm that a dividend proposal made to shareholders complies with the requirements of the Swiss Code of Obligations and the Proposed Swiss Articles. Dividends are usually due and payable shortly after the shareholders have passed a resolution approving the payment; however, it is also possible to pay dividends or other distributions in, for example, quarterly instalments. The Proposed Swiss Articles provide that dividends that have not been claimed within five years after the due date become the property of BeiGene (Switzerland) and are allocated to the statutory profit reserves. For information about deduction of the withholding tax from dividend payments, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
BeiGene (Switzerland) is expected to declare any distribution of dividends and other capital distributions in U.S. dollars and/or RMB. Further, as noted above, for the foreseeable future, we expect to pay dividends as a repayment of capital contribution reserves, which would not be subject to Swiss withholding tax. For information about such withholding taxes, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
Delaware
Under the DGCL, a Delaware corporation’s board of directors, subject to restrictions set forth in the corporation’s certificate of incorporation, may declare and pay dividends out of (i) the surplus of the corporation, which is defined as net assets less statutory capital, or (ii) out of the net profits of the current and/or the preceding fiscal year. If, however, the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the board may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.
Repurchase of Shares
BeiGene (Cayman)
Under our Articles, subject to the Cayman Companies Act, BeiGene (Cayman) may, by agreement with the relevant shareholder, repurchase its own shares (including any redeemable shares) provided that the manner and terms of such purchase have been approved by the directors or by ordinary resolution (provided further that no repurchase may be made contrary to the terms or manner recommended by the directors).
BeiGene (Switzerland)
The Swiss Code of Obligations limits a company’s ability to hold or repurchase its own Registered Shares. BeiGene (Switzerland) and its group companies may only repurchase shares if and to the extent that there are sufficient distributable profits from the previous fiscal years, or if the company has freely distributable reserves, including out of capital contribution reserves. The aggregate par value of all Registered Shares held by BeiGene (Switzerland) and its group companies may not exceed 10% of the registered share capital. However, BeiGene (Switzerland) may repurchase its own Registered Shares beyond the statutory limit of 10% if the shareholders have passed a resolution at a general meeting of shareholders (including as part of the capital band provision included in the Proposed Swiss Articles) authorizing the Board of Directors to repurchase Registered Shares in an amount in excess of 10% and the repurchased shares are dedicated for cancellation. Any Registered Shares repurchased pursuant to such an authorization will then be cancelled either upon the approval of shareholders holding a simple majority of votes cast at a general meeting (whereby abstentions, broker non-votes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority) or, if the authorization is contained in the capital band provision of the Proposed Swiss Articles, upon the Board of Directors effecting the cancellation based on the authority granted to it in the capital band provision. Repurchased Registered Shares held by BeiGene (Switzerland) or group companies controlled by it do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares. For information about withholding tax on share repurchases, see “Proposal No. 1: Approval of Continuation — Material Tax Considerations — Taxation of Shareholders Subsequent to the Continuation — Swiss Taxation — Refund of Swiss Withholding Tax on Dividends and Other Distributions.”
Delaware
Under the DGCL, a corporation may purchase or redeem its own shares out of surplus, provided, generally that no repurchase or redemption shall occur:
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when the capital is or would become impaired;

•
at a price higher than the redemption price for shares redeemable at the option of the corporation; or

•
where, in the case of redemption, the redemption is not authorized by other provisions of the DGCL or the certificate of incorporation.

However, at any time, a corporation may purchase or redeem any of its shares which are entitled upon any distribution of assets to a preference over another class of its stock if these shares will be retired upon acquisition or redemption, thereby reducing the capital of the corporation.
Appraisal Rights
BeiGene (Cayman)
The Cayman Companies Act gives shareholders a statutory right to dissent from the merger of a Cayman company, and to be paid a judicially determined fair value for their shares instead of the merger consideration being offered by the merging company.

BeiGene (Switzerland)
There are no appraisal rights under Swiss law except for mergers and de-mergers pursuant to the Merger Act.
Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as BeiGene (Switzerland), the Merger Act provides for the possibility of a so-called “cash-out” or “squeeze-out” merger if the acquirer controls 90% of the outstanding Registered Shares. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request the competent court to determine a reasonable amount of compensation.
Delaware
The DGCL generally provides that the stockholders of a Delaware corporation involved in a merger or consolidation have the right to demand and receive payment of the fair value of their stock. Appraisal rights are not available, however, to holders of shares which are:
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listed on a national securities exchange; or

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held of record by more than 2,000 stockholders.

Appraisal rights are available under the DGCL if stockholders are required to accept in the merger or consolidation anything other than:
•
shares of stock or depository receipts of the surviving corporation in the merger or consolidation; or

•
shares of stock or depositary receipts of another corporation that, at the effective date of the merger or consolidation will be:

•
listed on a national securities exchange; or

•
held of record by more than 2,000 stockholders.

Preemptive Rights
BeiGene (Cayman)
Holders of shares in BeiGene (Cayman) do not have preemptive rights to subscribe to any additional issue of shares of any class or series nor to any security convertible into such shares as a matter of Cayman law.
BeiGene (Switzerland)
Under the Swiss Code of Obligations, the prior approval of a general meeting of shareholders is generally required to authorize the issuance or authorization of the Board of Directors for the later issuance of Registered Shares, or rights to subscribe for, or convert into, Registered Shares (which rights may be connected to debt instruments or other financial obligations). In addition, the existing shareholders will have subscription rights in relation to such Registered Shares or rights in proportion to the respective par values of their holdings. The shareholders may, with the affirmative vote of shareholders holding two-thirds of the voting rights and a majority of the par value of the Registered Shares represented at the general meeting, withdraw or limit the subscription rights for valid reasons (such as a merger, an acquisition, or any of the reasons authorizing the Board of Directors to withdraw or limit the subscription rights of shareholders in the context of the capital band as described above).
If the general meeting of shareholders has approved the creation of a capital band or conditional share capital, it will generally delegate the decision whether to withdraw or limit the subscription rights (with respect to the issuance of new shares) and advance subscription rights (with respect to the issuance of convertible or similar instruments) for valid reasons to the Board of Directors. The Proposed Swiss Articles provide for this delegation with respect to the capital band and conditional share capital in the circumstances described below under “Proposal No. 1: Approval of Continuation — Description of Swiss Share Capital — Our Capital Structure — Capital Band” and “Proposal No. 1: Approval of Continuation — Description of Swiss Share Capital — Our Capital Structure — Conditional Share Capital.”
Delaware
Under the DGCL, a stockholder of a Delaware corporation is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless preemptive rights are specifically granted in the certificate of incorporation or otherwise contractually granted.
Amendments to Charter Documents
BeiGene (Cayman)
Our Articles may be amended or altered by a special resolution of BeiGene (Cayman)’s shareholders. Under our Articles, a special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting.
BeiGene (Switzerland)
Under our Proposed Swiss Articles and Swiss law, shareholders may by a majority of two-thirds of the votes present or represented at the general meeting, amend any provisions of the company’s articles of association, subject to mandatory statutory provisions. Under Swiss law, the Board of Directors is not authorized to amend the articles of association. Some exceptions to this principle apply in connection with the implementation of capital increases, capital decreases or changes of the currency of the share capital. Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval by resolution of the classes affected in a separate class meeting. For a further discussion, see the section captioned “Proposal No. 1: Approval of Continuation — Description of Swiss Share Capital — Proposed Swiss Articles — Quorum and Majority Requirements for Shareholders’ Meetings.”
Delaware
Under the DGCL, unless the corporation’s certificate of incorporation requires a greater vote, any amendment to the certificate of incorporation requires:
•
the approval of the board of directors;

•
the affirmative vote of a majority of the outstanding stock entitled to vote on the amendment; and

•
the affirmative vote of a majority of the outstanding stock of each class entitled to vote on the amendment of a class.

Bylaws
BeiGene (Cayman)
Cayman law does not have the concept of bylaws with respect to a Cayman exempted company such as BeiGene (Cayman). Our Articles may only be amended by a special resolution. A special resolution requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at a general meeting of the company.
BeiGene (Switzerland)
According to the Proposed Swiss Articles, the Board of Directors may adopt, amend, or repeal organizational regulations.

Delaware
Section 109 of the DGCL provides that a corporation’s bylaws may be amended or repealed by the stockholders and, to the extent provided for in the certificate of incorporation, the board of directors.
Share Acquisition Provisions
BeiGene (Cayman)
Under Cayman law, there is no prohibition of business combinations with interested shareholders.
BeiGene (Switzerland)
Under Swiss law, there is generally no prohibition of business combinations with interested shareholders. Any transactions of a company with interested shareholders must be done at arm’s length terms and may not be unduly discriminatory to other shareholders. In certain circumstances, shareholders and members of the board of directors of Swiss companies, as well as certain persons associated with them, must refund any payments they receive that are not made on an arm’s length basis.
Pursuant to our Proposed Swiss Articles, where any shareholder, member of the Board of Directors, or officer is required to abstain from voting on any particular resolution of the general meeting of shareholders under the HK Listing Rules, or is restricted to voting only for or only against any particular resolution of the General Meeting, the relevant majority under the Proposed Swiss Articles or applicable law for a particular resolution of the general meeting of shareholders to be passed shall be (i) the default majority under applicable law or the provisions of the Proposed Swiss Articles, and (ii) the majority of the votes cast by the Disinterested Shareholders.
Delaware
Section 203 of the DGCL prohibits a Delaware corporation from engaging in mergers, dispositions of 10% or more of its assets, issuances of stock and business combinations with a person or group that owns 15% or more of the voting stock of the corporation, referred to as an interested stockholder, for a period of three years of such person becoming an interested stockholder unless (i) the board of directors approved the business combination or the transaction that resulted in the person or group becoming an interested stockholder, (ii) after the completion of the transaction that resulted in the person or group becoming an interested stockholder, the person or group acquired at least 85% of the voting stock other than stock owned by inside directors and certain employee stock plans, or (iii) after the person or group became an interested stockholder, the board of directors and at least two-thirds of the voting stock (other than stock owned by the interested stockholder) approved the business combination.
Anti-Takeover Measures
BeiGene (Cayman)
Under Cayman law, directors of a company have a duty to take only those actions which are in the best interests of the company. Directors also have a duty to exercise their powers for a proper purpose. The implementation of anti-takeover measures is not itself necessarily in the best interests of the company or a proper purpose for the exercise of director power.
BeiGene (Switzerland)
Under Swiss law, directors of a company have a duty to take only those actions that are in the interests of the company.
Delaware
Delaware courts will generally apply a policy of judicial deference to the decisions of a Delaware corporation’s board of directors to adopt anti-takeover measures in the face of a potential acquisition or takeover if the directors are able to show that (i) they had reasonable grounds for believing that the acquisition or takeover proposal presented a threat to the corporation’s policy and effectiveness, and (ii) the board action taken was reasonable in relation to the threat posed.
Shareholder Rights Plan
BeiGene (Cayman)
BeiGene (Cayman) does not have a shareholder rights plan.
BeiGene (Switzerland)
BeiGene (Switzerland) does not have a shareholder rights plan. Rights plans generally discriminate in the treatment of shareholders by imposing restrictions on any shareholder who exceeds a level of ownership interest without the approval of the Board of Directors. Anti-takeover measures such as rights plans that are implemented by the Board of Directors would be restricted under Swiss corporate law by the principle of equal treatment of shareholders and the general rule that new shares may only be issued based on a shareholders’ resolution. However, upon the effective date of the Continuation, the Proposed Swiss Articles will include a capital band provision, according to which the Board of Directors is authorized, at any time up till the fifth anniversary of this EGM, to limit or withdraw the subscription rights of existing shareholders in various circumstances.
Delaware
Delaware law generally allows companies to adopt shareholder rights plans.
Rights of Inspection
BeiGene (Cayman)
Shareholders of a Cayman Islands exempted company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a company, other than the Company’s Memorandum of Association, the articles of association and the register of mortgages and charges.
BeiGene (Switzerland)
Under the Swiss Code of Obligations, a shareholder has a right to inspect the share register with regard to its, his, or her own shares and otherwise to the extent necessary to exercise its, his, or her shareholder rights. No other person has a right to inspect the share register.
The books and correspondence of a Swiss company may be inspected with the express authorization of the general meeting of shareholders or by resolution of the Board of Directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the Board of Directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The Board of Directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of BeiGene (Switzerland).
If the shareholders’ inspection and information rights as outlined above prove to be insufficient, any shareholder may propose to the general meeting of shareholders that specific facts be examined by a special commissioner in a special investigation. If the general meeting of shareholders approves the proposal, BeiGene (Switzerland) or any shareholder may, within three months after the general meeting of shareholders, request that the court at the registered office of BeiGene (Switzerland) appoint a special commissioner. If the general meeting of shareholders rejects the request, one or more registered shareholders representing at least 5% of the share capital or voting rights may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can demonstrate that the Board of Directors, any member of the Board of Directors, or an officer of BeiGene (Switzerland) infringed the law or articles of association of BeiGene (Switzerland) and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to BeiGene (Switzerland) and only in exceptional cases to the petitioners.
Delaware
Under the DGCL, stockholders who comply with certain procedural requirements and who have a proper purpose have the right to:
•
inspect the corporation’s stock ledger, a list of its stockholders and its other books and records; and

•
make copies or extracts of those materials during normal business hours, provided that

•
the stockholder makes a written request under oath stating the purpose of his inspection; and

•
the inspection is for a purpose reasonably related to the person’s interest as a stockholder.

Limitations on Enforceability of Civil Liabilities under U.S. Federal Securities Laws
BeiGene (Cayman)
The Cayman Islands has a different body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.
BeiGene’s Cayman Islands legal counsel have advised that the courts of the Cayman Islands are unlikely: (i) to recognize or enforce against the company judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against the company predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive, given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of private international law to determine whether the foreign court is a court of competent jurisdiction), and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and not be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
BeiGene (Switzerland)
It is uncertain that Swiss courts would enforce (i) judgments of U.S. courts obtained in actions against BeiGene (Switzerland) or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws, or (ii) original actions brought against BeiGene (Switzerland) or other persons predicated upon the U.S. Securities Act of 1933, as amended (the “Securities Act”). The enforceability in Switzerland of a foreign judgment rendered against BeiGene (Switzerland) or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:
•
such foreign court had jurisdiction;

•
such judgment has become final and non-appealable;

•
the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

•
such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if BeiGene (Switzerland) can demonstrate that it or such other persons were not effectively served with process.
Shareholder Approval
The Continuation is subject to various conditions, including approval by our shareholders of the special resolutions authorizing the transaction. Under our Articles, the approval of the proposal no. 1 requires the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy. Assuming we receive the requisite shareholder approval for the Continuation, our Board of Directors will retain the right to terminate or abandon the Continuation if it determines that consummating the Continuation would be inadvisable or not in the best interests of BeiGene or its shareholders, or if all of the respective conditions to consummation of the Continuation have not occurred. There are no time limits on the duration of the authorization resulting from an affirmative shareholder vote.
Regulatory and Other Approvals
The Continuation is subject to the approval of the Cayman Registrar, which must approve our de-registration in the Cayman Islands and satisfaction of the following conditions:
•
any consents/approvals required under any contract or undertaking to which BeiGene (Cayman)is party have been obtained;

•
no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate BeiGene (Cayman) in any jurisdiction;

•
no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of BeiGene (Cayman), its affairs or its property or any part thereof;

•
no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of BeiGene (Cayman) are and continue to be suspended or restricted;

•
BeiGene (Cayman) is able to pay its debts as they fall due;

•
the application for de-registration is bona fide and not intended to defraud existing creditors of BeiGene (Cayman);

•
notice of the transfer has been or will be given within 21 days to the secured creditors of BeiGene (Cayman);

•
any consent or approval to the transfer required by any contract or undertaking entered into or given by BeiGene (Cayman) has been obtained, released or waived, as the case may be;

•
the transfer is permitted by and has been approved in accordance with our Articles;

•
the laws of the relevant jurisdiction with respect to the transfer have been or will be complied with; and

•
BeiGene (Cayman) will, upon registration under the laws of the new jurisdiction, continue as a stock corporation limited by shares; and

•
the Registrar is not aware of any other reason why it would be against the public interest to de-register BeiGene (Cayman).

BeiGene (Cayman) must file a voluntary declaration or affidavit of a director of BeiGene (Cayman) to the effect that, having made due enquiry, he or she is of the opinion that the requirements of Section 206 of the Cayman Companies Act have been met and which declaration or affidavit shall include a statement of the assets and liabilities of BeiGene (Cayman) made up to the latest practicable date before the making of the declaration or affidavit.
Swiss law provides that a foreign company may, without liquidating and reincorporating, submit itself to Swiss law if the governing foreign law so permits. The company must satisfy the requirements fixed by the foreign law and must be able to adopt one of the forms of organization of Swiss law. Swiss law provides that a company will be governed by Swiss law as soon as it proves that its center of business activities has been transferred to Switzerland and that it has adopted one of the forms of organization under Swiss law. In addition, the company must provide an auditor’s report of a specially qualified auditor that its share capital is unimpaired according to Swiss law.
In order for BeiGene (Cayman) to prove that it has transferred its business activities to Switzerland, it can file with the Swiss Commercial Register a declaration of the Board of Directors stating that the center of business activities is transferred to Switzerland. In addition, the following documents will need to be filed with the Swiss Commercial Register in Switzerland:
•
a legalized certificate of existence from the governing foreign law;

•
a legalized copy of the company’s existing charter documents;

•
a legalized opinion of counsel on the ability of the company to continue to Switzerland under the governing foreign law (i.e., the laws of the Cayman Islands);

•
a legalized opinion of counsel on the ability of the company to adopt the legal form of a corporation under Swiss law;

•
the declaration of the Board of Directors as to the transfer of business activities;

•
the aforementioned auditor’s report that the company’s share capital is unimpaired according to Swiss law; and

•
a copy of the new Proposed Swiss Articles.

No Rights for Dissenting Shareholders
If the Continuation is approved at the EGM, our shareholders will have no further rights under the Cayman Companies Act or under our Articles to exercise dissenters’ or appraisal rights. Accordingly, shareholders abstaining or voting against the Continuation will still be subject to the effects of the Continuation if the requisite votes are obtained.
Interest of Management in the Continuation
No person who has been a director or executive officer of BeiGene (Cayman) since the beginning of our last fiscal year nor any of their associates or affiliates has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in the Continuation other than those interests arising from their ownership of our share capital.
Dissemination of Corporate Communication using Electronic Means
Under our Proposed Swiss Articles and Swiss law, communications by BeiGene (Switzerland) to its shareholders shall be sent by ordinary mail, by electronic means or in another form that allows proof by text to the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register are deemed to be authorized recipients under our Proposed Swiss Articles.

PROPOSAL NO. 2: APPROVAL OF THE PROPOSED SWISS ARTICLES
Under Swiss law, in connection with a continuation from a foreign jurisdiction to Switzerland, the shareholders of a Swiss company are required to specifically approve the company’s articles of association.
On January 20, 2025, our Board of Directors adopted a resolution declaring it advisable that the Proposed Swiss Articles, substantially in the form of Exhibit A to this proxy statement/prospectus be approved as the articles of association of the Company following the Continuation. See “Proposal No. 1: Approval of the Continuation —  Comparison of Shareholder Rights” for a summary of the significant differences between our Articles of BeiGene (Cayman) and the Proposed Swiss Articles as well as Cayman law, Swiss law, and for comparative purposes, Delaware law. Under the Proposed Swiss Articles, the name of the Company would be changed to “BeOne Medicines Ltd.,” with a stock short name of “BeOne Medicines” for trading in the Ordinary Shares on HKEx. The proposed name change will better reflect the Company’s global oncology presence and prepare the Company for its next phase of growth while reflecting its mission to unite the global community against cancer. Our Board of Directors believes that the proposed name change is in the interests of the Company and its shareholders as a whole.
The legal advisers to the Company as to Hong Kong laws have confirmed that the Proposed Swiss Articles comply with the requirements of the HK Listing Rules (including the minimum core shareholders protection standard under Appendix A1 to the HK Listing Rules).
Our Board of Directors directed that approval of the form of Proposed Swiss Articles be submitted for consideration by our shareholders at the EGM. Because the EGM will be conducted while we are still a Cayman Islands company and because this proposal would, if required under Cayman Law, require a Special Resolution, we are submitting approval of this proposal on the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM.
The Resolution approving the foregoing is as follows:
IT IS RESOLVED, subject to, and effective only upon, (i) the approval of proposal no. 1, (ii) the de-registration of the Company from the Register of Companies in the Cayman Islands and (iii) the simultaneous registration of the Continuation with the Swiss Commercial Register, that:
1.   The Articles be amended and restated in the form set forth in Exhibit A to this proxy statement/prospectus (the “Proposed Swiss Articles”) to be effective from the effective date of the Continuation.
2.   The holders of Ordinary Shares represented in person or by proxy at the EGM hereby waive the option to discuss each individual article of the Proposed Swiss Articles and hereby approve the Proposed Swiss Articles in the form set forth in Exhibit A to this proxy statement/prospectus.
If this proposal no. 2 is not approved by the shareholders, the Company will not effect the Continuation.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF PROPOSAL NO. 2.   Proxies will be so voted unless shareholders specify otherwise in their proxies. Under Swiss law, approval of this proposal requires the affirmative vote of at least two-thirds of the votes present and the majority of the nominal value represented at the EGM. Under Cayman Law, the affirmative vote of at least two-thirds of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM is required for approval of this proposal.

PROPOSAL NO. 3: APPROVAL OF ELECTION OF STATUTORY AUDITOR AND AUDIT SERVICES AND AUTHORIZATION TO BOARD OF DIRECTORS TO FIX REMUNERATION OF STATUTORY AUDITOR
The Audit Committee appointed and, at the 2024 Annual General Meeting of Shareholders, the shareholders of the Company ratified the appointment of (a) Ernst & Young LLP, located in Boston, Massachusetts, United States, as the Company’s independent registered accounting firm for the audits of the Company’s financial statements and internal control over financial reporting for the fiscal year ending December 31, 2024 to be filed with the SEC, (b) Ernst & Young, located in Hong Kong, the PRC, as the Company’s reporting accounting firm for the audit of the Company’s financial statements for the fiscal year ending December 31, 2024 to be filed with the HKEx, and (c) Ernst & Young Hua Ming LLP (together with Ernst & Young LLP and Ernst & Young, “E&Y”), located in Beijing, PRC, as the Company’s reporting accounting firm for the audit of the Company’s financial statements for the fiscal year ending December 31, 2024 to be filed with the SSE. Upon the Continuation, these firms will continue to serve as our independent auditors.
Under Swiss law, our shareholders must elect an audit company subject to prudential supervision pursuant to the Swiss Federal Auditor Oversight Act of 16 December 2005 to audit our statutory standalone and consolidated financial statements in accordance with Swiss law. In the event that proposal no. 1 is approved, our Board of Directors and Audit Committee have recommended that our shareholders approve and ratify the election of Ernst & Young AG, Zurich, Switzerland, to serve as our statutory auditor until the 2025 annual general meeting and provide related audit services, including in connection with the Continuation. Ernst & Young AG is the Swiss affiliate of E&Y.
Additionally, under this proposal no. 3, the Board of Directors and Audit Committee have recommended shareholders to delegate the authority to the Board of Directors to fix the remuneration of Ernst & Young AG for audit services rendered in connection with the fiscal year ending December 31, 2024, including in connection with the Continuation. The Board of Directors notes, in this regard, that the amount of the remuneration of Ernst & Young AG cannot fully be determined at this time. This is because the remuneration of Ernst & Young AG for any given year may vary, on account of the scope and extent of the audit work undertaken during that year. As a result, the Board of Directors requests shareholders’ approval to delegate the authority to the Board of Directors to fix the remuneration of Ernst & Young AG until the 2025 annual general meeting. If shareholder approval is obtained, the Board of Directors may further delegate the authority to fix the remuneration of Ernst & Young AG to the Audit Committee. Auditor compensation will be approved in accordance with the policies and procedures described under Pre-Approval Policies set forth in Proposal 5 of our definitive proxy statement for the 2024 Annual General Meeting of Shareholders.
If the Continuation is approved, the approval of the election of Ernst & Young AG as our statutory auditor and related audit services and authorization to the Board of Directors to fix the remuneration of Ernst & Young AG requires the affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM. This proposal no. 3 is subject to, and effective only upon, the effectiveness of the Continuation of the Company from the Cayman Islands to Switzerland and the approval of proposal nos. 1 and 2 and the registration of the Continuation with the Swiss Commercial Register.
The Resolution approving the foregoing is as follows:
IT IS RESOLVED, subject to the approval of the Continuation and as required by Swiss law, that the election of Ernst & Young AG to serve as the Company’s statutory auditor (for Swiss legal purposes) until the Company’s next annual general meeting and the related audit services and the authorization to board of directors to fix the remuneration of Ernst & Young AG be and hereby is approved and authorized.
THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE RECOMMEND APPROVAL OF THE ELECTION OF ERNST & YOUNG AG TO SERVE AS STATUTORY AUDITOR UNTIL THE NEXT ANNUAL GENERAL MEETING AND PROVIDE RELATED AUDIT SERVICES AND THE AUTHORIZATION TO THE BOARD OF DIRECTORS TO FIX THE REMUNERATION OF ERNST & YOUNG AG. Proxies will be so voted unless shareholders specify otherwise in their proxies. The affirmative vote of a simple majority of the votes cast by the shareholders entitled to vote who are present in person or by proxy at the EGM is required for approval of this proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information known to us regarding beneficial ownership of our share capital as of December 31, 2024 by:
•
each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of any class of our voting securities;

•
each of our named executive officers;

•
each of our directors; and

•
all of our current executive officers and directors as a group.

Beneficial ownership set forth below is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities, except as otherwise provided. The beneficial ownership rules of the SEC differ from those of the SFO and the HK Listing Rules. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the persons and entities named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them.
The table lists applicable ownership based on 1,387,367,704 ordinary shares outstanding as of December 31, 2024 and also lists applicable percentage ownership. Any options to purchase ordinary shares that are exercisable and restricted share units (“RSUs”) and performance share units that will vest within 60 days of December 31, 2024 are deemed to be beneficially owned by the persons holding these options and RSUs for the purpose of computing percentage ownership of such persons, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Beneficial ownership representing less than 1% is denoted with an asterisk (*).
Unless otherwise noted below, the address of each person listed on the table is: c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, Grand Cayman KY1-1108, Cayman Islands.
Name of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Beneficially Owned
5% or Greater Shareholders
Amgen Inc.(1)	246,269,426	17.75%
Entities affiliated with HHLR Advisors, Ltd.(2)	125,045,741	9.01%
Entities affiliated with Baker Bros. Advisors LP(3)	125,091,774	9.01%
Entities affiliated with Capital International Investors(4)	103,421,157	7.45%
Named Executive Officers (Title) and Directors
John V. Oyler (Co-Founder, Chairman and Chief Executive Officer)(5)	71,410,058	5.07%
Dr. Xiaobin Wu (President, Chief Operating Officer)(6)	4,555,837	*
Julia Wang (Former Chief Financial Officer)(7)	1,265,030	*
Dr. Lai Wang (Global Head of R&D)(8)	3,808,225	*
Chan Lee (Senior Vice President, General Counsel and Assistant Secretary)(9)	257,387	*
Dr. Olivier Brandicourt(10)	27,794	*
Dr. Margaret Dugan(11)	113,815	*
Michael Goller(12)	453,232	*
Anthony C. Hooper(13)	183,885	*
Ranjeev Krishana(14)	453,232	*
Dr. Alessandro Riva(15)	113,815	*
Dr. Corazon (Corsee) D. Sanders(16)	136,500	*
Dr. Xiaodong Wang(17)	18,356,160	1.32%
Qingqing Yi(18)	436,150	*
Shalini Sharp	—	—
All Current Directors and Executive Officers as a Group (15 persons)	100,306,090	7.04%

(1)
Based solely on a Form 4 filed with the SEC by Amgen on September 13, 2021. The address of Amgen’s principal place of business is One Amgen Center Drive, Thousand Oaks, California 91320.

(2)
Based solely on a Form 4 jointly filed with the SEC by HHLR Advisors, Ltd. (“HHLR”) and Hillhouse Investment Management, Ltd. (“HIM”) on December 4, 2024 in which HHLR reported that it has shared voting power of 125,045,741 ordinary shares consisting of (i) 111,597,423 ordinary shares held by funds managed by HHLR, of which 36,011,300 ordinary shares are held in the form of 2,770,100 ADSs and (ii) 13,448,318 ordinary shares held by a fund managed by HIM, of which 13,445,978 ordinary shares are held in the form of 1,034,306 ADSs. The securities to which such Form 4 relates are held by HHLR Fund, L.P. (“HHLR Fund”), YHG Investment, L.P. (“YHG”), and BGN Holdings Limited (“BGN”). HHLR acts as the sole management company of HHLR Fund and the sole investment manager of YHG. HIM acts as the sole management company of Hillhouse Fund II, L.P. (“Fund II”). BGN is wholly owned by Fund II. The registered address of HHLR and HIM is Office #122, Windward 3 Building, Regatta Office Park, West Bay Road, Grand Cayman, Cayman Islands, KY1-9006.

(3)
Based solely on a Form 4 jointly filed with the SEC by Baker Bros. Advisors LP (the “Baker Advisor”), 667, L.P., Baker Brothers Life Sciences LP (together with 667, L.P., the “Baker Funds”), Baker Bros. Advisors (GP) LLC (the “Baker GP”), Felix Baker and Julian Baker on June 7, 2024 in which they reported that they have shared voting power of 137,666,529 ordinary shares held in the form of ADSs, 93,394 ordinary shares and 813,072 ordinary shares issuable upon exercise of share options exercisable or RSUs vesting within 60 days after October 31, 2024. The Baker Advisor is the investment advisor to the Baker Funds and has sole voting and investment power with respect to the shares held by Baker Funds. The Baker GP is the sole general partner of the Baker Advisor. The managing members of the Baker GP are Julian Baker and Felix Baker. Julian Baker and Felix Baker disclaim beneficial ownership of all shares except to the extent of their pecuniary interest. The address for each of these entities is 860 Washington Street, 3rd Floor, New York, NY 10014.

(4)
Based solely on a Schedule 13G/A filed with the SEC by Capital International Investors (“CII”) on February 9, 2024 in which CII reported that it has sole voting power of 102,038,345 ordinary shares and sole dispositive power of 103,421,157 shares. CII is a division of Capital Research and Management Company (“CRMC”), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the “investment management entities”). CII’s divisions of each of the investment management entities collectively provide investment management services under the name “Capital International Investors.” The registered address of CII is 333 South Hope Street, 55th Fl, Los Angeles, CA 90071.

(5)
Consists of (i) 2,018,039 ordinary shares held directly by Mr. Oyler; (ii) 9,545,000 ordinary shares held for the benefit of Mr. Oyler in a Roth IRA PENSCO trust account; (iii) 102,188 ordinary shares held by The John Oyler Legacy Trust, of which Mr. Oyler’s father is a trustee, for the benefit of his minor child, for which Mr. Oyler disclaims beneficial ownership; (iv) 7,727,927 ordinary shares held in a grantor retained annuity trust, of which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership; (v) 28,204,115 ordinary shares held by Oyler Investment LLC, 99% of the limited liability company interest owned by a grantor retained annuity trust, of which Mr. Oyler’s father is a trustee, for which Mr. Oyler disclaims beneficial ownership; (vi) 481,533 ordinary shares held by the P&O Trust, the beneficiaries of which include Mr. Oyler’s minor child and others, for which Mr. Oyler disclaims beneficial ownership; (vii) 1,274,117 ordinary shares held by a private foundation of which Mr. Oyler, Victoria Pan and the other(s) serve as directors, for which Mr. Oyler disclaims beneficial ownership; and (viii) 22,057,139 ordinary shares issuable to Mr. Oyler upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(6)
Consists of (i) 554,125 ordinary shares held directly by Dr. Wu; (ii) 160,745 ordinary shares directly held by Dr. Wu in the form of ADSs; (iii) 52,000 ordinary shares directly held by Dr. Wu’s wife in the form of ADSs; and (iv) 3,788,967 ordinary shares issuable to Dr. Wu upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(7)
Consists of (i) 169,273 ordinary shares held directly by Ms. Wang; and (ii) 1,095,757 ordinary shares issuable to Ms. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(8)
Consists of (i) 575,692 ordinary shares held directly by Dr. Wang; (ii) 796,965 ordinary shares held directly by Wang Holdings LLC, the limited liability company interests of which are owned by Dr. Wang, his spouse and a trust created by Dr. Wang for the benefit of his spouse and children, for which Dr. Wang disclaims beneficial ownership; and (iii) 2,435,568 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(9)
Consists of (i) 31,941 ordinary shares held directly by Mr. Lee; and (ii) 225,446 ordinary shares issuable to Mr. Lee upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(10)
Consists of 27,794 ordinary shares issuable to Dr. Brandicourt upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(11)
Consists of (i) 29,614 ordinary shares held directly by Dr. Dugan; and (ii) 84,201 ordinary shares issuable to Dr. Dugan upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(12)
Consists of (i) 46,696 ordinary shares held directly by Mr. Goller; and (ii) 406,536 ordinary shares issuable to Mr. Goller upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(13)
Consists of (i) 24,492 ordinary shares directly held by Mr. Hooper; and (ii) 159,393 ordinary shares issuable to Mr. Hooper upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(14)
Consists of (i) 46,696 ordinary shares held directly by Mr. Krishana; and (ii) 406,536 ordinary shares issuable to Mr. Krishana upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(15)
Consists of (i) 29,614 ordinary shares held directly by Dr. Riva; and (ii) 84,201 ordinary shares issuable to Dr. Riva upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(16)
Consists of (i) 29,900 ordinary shares held directly by Dr. Sanders and (ii) 106,600 ordinary shares issuable to Dr. Sanders upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(17)
Consists of (i) 5,015,703 ordinary shares held directly by Dr. Wang; (ii) 50 ordinary shares held by Dr. Wang’s spouse; (iii) 4,058,998 ordinary shares held by Wang Investment LLC, of which 99% of the limited liability company interest is owned by two grantor retained annuity trusts, of which Dr. Wang’s wife is a trustee, for which Dr. Wang disclaims beneficial ownership; (iv) 1,025,063 ordinary shares held by a family trust, the beneficiaries of which are Dr. Wang’s family members, for which Dr. Wang disclaims beneficial ownership; and (v) 8,256,346 ordinary shares issuable to Dr. Wang upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

(18)
Consists of (i) 29,614 ordinary shares held directly by Mr. Yi; and (ii) 406,536 ordinary shares issuable to Mr. Yi upon exercise of share options exercisable or RSUs vesting within 60 days after December 31, 2024.

LEGAL AND TAX MATTERS
The validity of the Registered Shares issued by BeiGene (Switzerland) under Swiss law will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain Swiss tax matters will be passed upon for us by Homburger AG, Zurich, Switzerland. Certain legal matters relating to the Continuation under Cayman law will be passed upon for us by Mourant Ozannes (Cayman) LLP, Grand Cayman, Cayman Islands. Certain U.S. tax matters will be passed upon for us by Goodwin Procter LLP. Certain legal matters as to PRC law will be passed upon for us by Fangda Partners, Shanghai, the PRC.
EXPERTS
The consolidated financial statements of BeiGene, Ltd. appearing in BeiGene, Ltd.’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of BeiGene Ltd.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
The consolidated financial statements of BeiGene, Ltd. for the year ended December 31, 2021 appearing in BeiGene, Ltd.’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Ernst & Young Hua Ming LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.beigene.com. Our website is not a part of this proxy statement/prospectus and is not incorporated by reference in this proxy statement/prospectus.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-37686) and any subsequent filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (in each case, other than those documents or the portions of those documents not deemed to be filed):

•
Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2024 Annual General Meeting of Shareholders, and a subsequent amendment thereto on Form 10-K/A, filed on January 8, 2025;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024; and

•
Current Reports on Form 8-K filed on January 23, 2024, February 26, 2024, March 8, 2024, March 15, 2024, March 20, 2024, April 23, 2024, May 8, 2024, June 5, 2024, July 18, 2024, August 7, 2024, September 26, 2024, September 30, 2024, October 28, 2024, November 12, 2024, November 14, 2024, November 19, 2024, December 10, 2024 and December 23, 2024 (other than the portions of those reports not deemed to be filed).

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statement, and amendments, if any, to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website at http://www.sec.gov or our website at https://www.beigene.com/ as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.
You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Investor Relations
BeiGene, Ltd.
c/o BeiGene USA, Inc.
55 Cambridge Parkway
Suite 700W
Cambridge, MA 02142
Tel: (781) 801-1800

ENFORCEMENT OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS
We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands corporation, such as an effective judicial system, a favorable tax system, and the availability of professional and support services. However, the Cayman Islands have a less developed body of securities laws that provide significantly less protection to investors as compared to the securities laws of the United States. In addition, Cayman Islands companies may not have standing to sue before the federal courts of the United States.
Some of our directors and officers are residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or our directors and officers, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.
We have appointed Cogency Global Inc., located at 122 East 42nd Street, 18th Floor, New York, New York 10168 as our agent to receive service of process in the United States.
Mourant Ozannes (Cayman) LLP, our counsel as to Cayman Islands law, and Fangda Partners, our counsel as to PRC law, have respectively advised us that there is uncertainty as to whether the courts of the Cayman Islands or the PRC would, respectively, (1) recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (2) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. Furthermore, Mourant Ozannes (Cayman) LLP and Fangda Partners have advised us that, as of the date of this prospectus, no treaty or other form of reciprocity exists between the Cayman Islands and China governing the recognition and enforcement of judgments.
Mourant Ozannes (Cayman) LLP has informed us that the uncertainty with regard to Cayman Islands law relates to whether a judgment obtained from the United States or PRC courts under civil liability provisions of the securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman company. As the courts of the Cayman Islands have yet to rule on whether such judgments are penal or punitive in nature, it is uncertain whether they would be enforceable in the Cayman Islands.
Mourant Ozannes (Cayman) LLP has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States or China, a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (1) is given by a foreign court of competent jurisdiction, (2) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (3) is final, (4) is not in respect of taxes, a fine or a penalty and (5) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.
Fangda Partners has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. Fangda Partners has advised us further that under PRC law, courts in the PRC will not recognize or enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or social public interest. As there exists no treaty and limited form of reciprocity between China and the United States governing the recognition and enforcement of judgments as of the date of this prospectus, including those predicated upon the liability provisions of the United States federal securities laws, there is uncertainty whether and on what basis a PRC court would enforce judgments rendered by United States courts. In addition, because there is no treaty or other form of reciprocity between the Cayman Islands and China governing the recognition and enforcement of judgments as of the date of this prospectus, there is further uncertainty as to whether and on what basis a PRC court would enforce judgments rendered by a Cayman Islands court.
Homburger AG has advised BeiGene (Switzerland) that it is uncertain that Swiss courts would enforce (1) judgments of U.S. courts or PRC courts obtained in actions against BeiGene (Switzerland) or other persons that are predicated upon the civil liability provisions of U.S. federal securities laws or the securities laws of the People’s Republic of China, or (2) original actions brought against BeiGene (Switzerland) or other persons predicated upon the Securities Act or the securities laws of the People’s Republic of China. The enforceability in Switzerland of a foreign judgment rendered against BeiGene (Switzerland) or such other persons is subject to the limitations set forth in such international treaties by which Switzerland is bound and the Swiss Federal Private International Law Act. In particular, and without limitation to the foregoing, a judgment rendered by a foreign court may only be enforced in Switzerland if:
•
such foreign court had jurisdiction;

•
such judgment has become final and non-appealable;

•
the court procedures leading to such judgment followed the principles of due process of law, including proper service of process; and

•
such judgment does not violate Swiss law principles of public policy.

In addition, enforceability of a judgment by a non-Swiss court in Switzerland may be limited if BeiGene (Switzerland) can demonstrate that it or such other persons were not effectively served with process.

Exhibit A
Proposed Form
of
Articles of Association
of
BeOne Medicines Ltd.
with registered office in Basel, Switzerland

	Abschnitt 1 Firma, Sitz, Zweck und Dauer der Gesellschaft		Section 1 Name, Place of Incorporation, Business Purpose, and Duration of the Company
	Artikel 1		Article 1
Name, Sitz	Unter der Firma BeOne Medicines AG (BeOne Medicines Ltd.) (BeOne Medicines SA) (die Gesellschaft) besteht eine Aktiengesellschaft mit Sitz in Basel, Kanton Basel-Stadt, Schweiz.	Name, Place of Incorporation	Under the name BeOne Medicines Ltd. (BeOne Medicines AG) (BeOne Medicines SA) (the Company) shall exist a corporation with its place of incorporation in Basel, Canton of Basel-City, Switzerland.
	Artikel 2		Article 2
Zweck	1 Zweck der Gesellschaft ist der Erwerb, das Halten, die Verwaltung, die Verwertung und die Veräusserung von Beteiligungen an Unternehmen in der Schweiz und im Ausland, ob direkt oder indirekt, insbesondere, ohne Einschränkung, an Unternehmen, die in den Bereichen Onkologie, Gesundheitswesen, Biowissenschaften oder in verwandten Gebieten tätig sind.	Purpose	1 The purpose of the Company is to directly or indirectly acquire, hold, manage, realize, and dispose of equity participations in companies in Switzerland and abroad, including, without limitation, companies active in the field of oncology, healthcare, life sciences, or related fields.
	2 Die Gesellschaft kann alle weiteren Geschäfte tätigen, die als geeignet erscheinen, den Zweck der Gesellschaft zu fördern, oder die mit diesem zusammenhängen.		2 The Company may engage in all other types of transactions that appear appropriate to promote, or are related to, the purpose of the Company.
	3 Die Gesellschaft kann Grundstücke, Immaterialgüterrechte und andere Vermögenswerte in der Schweiz und im Ausland erwerben, halten, verwalten, belasten, verwerten und verkaufen sowie andere Gesellschaften mit beliebiger Geschäftstätigkeit im In- und Ausland halten oder finanzieren.		3 The Company may acquire, hold, manage, mortgage, realize, and dispose of real estate, intellectual property rights, and other assets in Switzerland and abroad, and may also hold or fund other companies in any type of business in Switzerland or abroad.
	Artikel 3		Article 3
Dauer	Die Dauer der Gesellschaft ist unbeschränkt.	Duration	The duration of the Company is unlimited.
	Abschnitt 2 Aktienkapital, Aktien		Section 2 Share Capital, Shares
	Artikel 4		Article 4
Aktienkapital	Das Aktienkapital der Gesellschaft beträgt USD [•]1 und ist eingeteilt in [•]2 voll liberierte Namenaktien mit einem Nennwert von je USD$0.0001 (je eine Aktie und zusammen die Aktien).	Share Capital	The share capital of the Company is USD [•]1 and is divided into [•]2 fully paid-up registered shares with a nominal value of USD$0.0001 each (each a Share and collectively the Shares).

1Note:
The amount will correspond to the aggregate par value of the Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

2Note:
The number of shares will correspond to the aggregate number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective time of the Continuation.

	Artikel 4a		Article 4a
Kapitalband	1 Die Gesellschaft verfügt über ein Kapitalband zwischen USD [•]3 (untere Grenze) und USD [•]4 (obere Grenze). Der Verwaltungsrat der Gesellschaft (der Verwaltungsrat) ist im Rahmen des Kapitalbands ermächtigt, bis [•] 20295 das Aktienkapital jederzeit oder von Zeit zu Zeit und in beliebigen (Teil)beträgen zu erhöhen oder herabzusetzen oder die Gesellschaft oder eine ihrer Konzerngesellschaften zu veranlassen, direkt oder indirekt bis zu Namenaktien mit einem Nennwert von je USD$0.0001 zu erwerben (einschliesslich im Rahmen von Rückkaufsprogrammen). Die Kapitalerhöhung kann durch Ausgabe von bis zu [•]6 voll zu liberierenden Namenaktien mit einem Nennwert von je USD$0.0001 und die Kapitalherabsetzung durch Vernichtung von bis zu [•]7 Namenaktien mit einem Nennwert von je USD$0.0001 erfolgen. Weiter kann im Rahmen des Kapitalbands eine Erhöhung bzw. Herabsetzung der Nennwerte der bestehenden Aktien sowie eine gleichzeitige Herabsetzung und Wiedererhöhung des Aktienkapitals erfolgen. Die Anzahl der neu auszugebenden oder zu vernichtenden Aktien ist vom Verwaltungsrat nach oben oder unten anzupassen ist, wenn der Verwaltungsrat von seiner Befugnis Gebrauch macht, Aktien im Rahmen des Kapitalbands gemäss diesem Artikel 4a auszugeben oder zu vernichten.	Capital Band	1 The Company has a capital band ranging from USD [•]3 (lower limit) to USD [•]4 (upper limit). The Company’s Board of Directors (the Board) is authorized to increase or reduce the share capital within the capital band at any time or from time to time and in any (partial) amounts, or to cause the Company or any of its group companies to directly or indirectly acquire registered shares with a nominal value of USD$0.0001 each (including under a share repurchase program), until [•] 20295. A capital increase may be effected by issuing up to [•]6 fully paid-in registered shares with a nominal value of USD$0.0001 each, and a capital reduction by cancelling up to [•]7 registered shares with a nominal value of USD$0.0001 each. A capital increase or reduction may also be effected by an increase or a reduction of the nominal value of the existing Shares, or by a simultaneous reduction and re-increase of the share capital. The number of new Shares to be issued or to be cancelled is subject to upward or downward adjustment by the Board, if the Board issues or cancel Shares within the capital band pursuant to its authority under this Article 4a.
	2 Im Rahmen des Kapitalbands können Aktien auch im Falle einer Fusion, Konsolidierung, Übernahme, öffentlichen Übernahme oder einer anderen ähnlichen Transaktion (jeweils eine Strategische Transaktion) ausgegeben oder vernichtet werden.		2 Within the capital band, Shares may also be issued or canceled in the event of a merger, consolidation, acquisition, public takeover, or another similar transaction (each a Strategic Transaction).
	3 Im Falle einer Ausgabe von neuen Aktien unterliegen Zeichnung und Erwerb dieser Aktien sowie jede nachfolgende Übertragung von Aktien Artikel 6 dieser Statuten (die Statuten).		3 In the event of an issuance of new Shares, the subscription and acquisition of such Shares and any subsequent transfer of Shares shall be subject to Article 6 of these Articles of Association (the Articles).
	4 Bei einer Erhöhung des Aktienkapitals im Rahmen des Kapitalbands legt der		4 In the event of a share capital increase within the capital band, the Board shall

3Note:
The lower limit will correspond to 90% of the aggregate par value of the Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

4Note:
The upper limit will correspond to 150% of the aggregate par value of the Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

5Note:
The date will be determined by reference to the date of the Extraordinary General Meeting at which shareholders are asked to approve the Continuation.

6Note:
The number of shares will correspond to 50% of the aggregate number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

7Note:
The number of shares will correspond to 10% of the aggregate number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

Verwaltungsrat den Ausgabebetrag, die Art der Einlagen (einschliesslich Barliberierung, Sacheinlage, Verrechnung mit einer Forderung oder eine Umwandlung von frei verwendbarem Eigenkapital in Aktienkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung, den Beginn der Dividendenberechtigung sowie alle anderen relevanten Ausgabebedingungen fest. Dabei kann der Verwaltungsrat die Gesellschaft veranlassen, neue Aktien mittels Festübernahme, direkter Platzierung oder einer ähnlichen Transaktion unter Involvierung von Finanzinstituten, ein Konsortium von Finanzinstituten oder einen anderen Dritten und anschliessendem Angebot dieser Aktien an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) auszugeben. Der Verwaltungsrat kann den Handel mit Bezugsrechten genehmigen oder ermöglichen, beschränken oder ausschliessen. Nicht gültig ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Aktien, für welche Bezugsrechte eingeräumt, aber nicht gültig ausgeübt wurden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden.
determine the issue price, the type of contribution (including a cash contribution, a contribution in kind, a set-off against an account receivable, or a conversion of freely available equity into share capital), the date of issue, the conditions for the exercise of subscription rights, the beginning date for dividend entitlement, and all other relevant terms of issuance. The Board may cause the Company to issue new Shares by an underwritten offering, direct placement, or a similar transaction involving financial institutions, a syndicate of financial institutions, or another third party, and a subsequent offer of such Shares to the existing shareholders or third parties (if the subscription rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board may authorize or permit, restrict, or exclude the trading of subscription rights. The Board may permit the lapse of subscription rights that have not been duly exercised, or it may place such rights or Shares as to which subscription rights have been granted but not duly exercised, at market conditions, or otherwise use such rights or Shares in the interests of the Company.

5 Der Verwaltungsrat ist ferner im Fall einer Ausgabe von Aktien, einschliesslich im Fall einer Strategischen Transaktion, ermächtigt, das Bezugsrecht der bisherigen Aktionäre zu beschränken oder aufzuheben und Dritten (einschliesslich einzelnen Aktionären), der Gesellschaft oder einer ihrer Konzerngesellschaften zuzuweisen:
5 In the event of an issuance of Shares, including in the event of a Strategic Transaction, the Board is further authorized to limit or withdraw subscription rights of existing shareholders and allocate such rights to third parties (including individual shareholders), the Company, or any of its group companies:
(a) wenn der Ausgabebetrag der neuen Aktien unter Berücksichtigung des Marktpreises festgesetzt wird;	(a) if the issue price of the new Shares is determined by reference to the market price;

(b)
für die Beschaffung von Eigenkapital auf eine schnelle und flexible Weise, welche ohne den Ausschluss der Bezugsrechte der bisherigen Aktionäre nicht oder nur schwer oder zu wesentlich schlechteren Bedingungen möglich wäre;

(b)
for raising equity capital in a fast and flexible manner, which would not be possible, or would only be possible with great difficulty or at significantly less favorable conditions, without the exclusion of the subscription rights of the existing shareholders;

(c)
(i) für die Übernahme von (x) Unternehmen, Unternehmensteilen oder Beteiligungen daran, (y) Produkten oder (z) Immaterialgütern oder Lizenzen durch die Gesellschaft oder eine ihrer Konzerngesellschaften oder für Investitionsvorhaben der Gesellschaft oder einer ihrer Konzerngesellschaften, (ii) im Rahmen von Kooperationen mit Dritten,

(c)
(i) for the acquisition of  (x) enterprises, part(s) of enterprises or participations therein, (y) products, or (z) intellectual property or licenses, by the Company or any of its group companies, or for investment projects of the Company or any of its group companies, (ii) in connection with collaborations with third parties, including for the development and the commercialization of products, or

einschliesslich zwecks Entwicklung und Vermarktung von Produkten oder (iii) für die Finanzierung oder Refinanzierung von solchen Transaktionen durch eine Aktienplatzierung;	(iii) for the financing or refinancing of any such transactions through a placement of Shares;

(d)
zum Zwecke der Erweiterung des Aktionärskreises der Gesellschaft in bestimmten Finanz- oder Investoren-Märkten, einschliesslich der Ermöglichung der Beteiligung von strategischen Partnern einschliesslich Finanzinvestoren;

(d) for purposes of expanding the Company’s shareholder base in certain financial or investor markets, including to allow for the participation of strategic partners, including financial investors;
(e) im Zusammenhang mit der Kotierung von neuen Aktien oder ADSs an inländischen oder ausländischen Börsen;	(e) in connection with the listing of new Shares or ADSs on domestic or foreign stock exchanges;

(f)
für die Einräumung einer Mehrzuteilungsoption (Greenshoe) von bis zu 15% der zu platzierenden oder zu verkaufenden Aktien an die betreffenden Erstkäufer oder Festübernehmer im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs;

(f) for granting an over-allotment option (Greenshoe) of up to 15% of the total number of Shares in a placement or sale of new Shares to the respective initial purchaser(s) or underwriter(s);

(g)
für die Beteiligung von Mitgliedern des Verwaltungsrates, Mitgliedern der Geschäftsleitung, Arbeitnehmern und Arbeitnehmerinnen, Beauftragten, Beratern oder anderen Personen, die zugunsten der Gesellschaft oder einer ihrer Konzerngesellschaften Leistungen erbringen; oder

(g)
for the participation of members of the Board, members of the executive management, employees, contractors, consultants, or other persons performing services for the benefit of the Company or any of its group companies; or

(h)
wenn ein Aktionär oder eine Gruppe von in gemeinsamer Absprache handelnden Aktionären mehr als 15% des im Handelsregister eingetragenen Aktienkapitals der Gesellschaft auf sich vereinigt hat, ohne allen übrigen Aktionären ein vom Verwaltungsrat empfohlenes Übernahmeangebot unterbreitet zu haben, oder für die Abwehr eines tatsächlichen, drohenden oder potenziellen Übernahmeangebot, zu dem der Verwaltungsrat, nach Konsultation eines von ihm beauftragten unabhängigen Finanzberaters, den Aktionären die Annahme nicht empfohlen hat, weil der Verwaltungsrat das Übernahmeangebot für die Aktionäre als finanziell nicht angemessen erachtet.

(h)
following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register, without having submitted to all other shareholders a takeover offer recommended by the Board, or for the defense of an actual, threatened, or potential takeover bid, in relation to which the Board, upon consultation with an independent financial advisor retained by it, has not recommended the shareholders to accept such offer as the Board has not found the takeover bid to be financially fair to the shareholders.

6 Im Falle einer Nennwertveränderung der Aktien sind neue Aktien im Rahmen des Kapitalbands anschliessend mit gleichem Nennwert auszugeben wie die dann bestehenden Aktien .	6 In the event of a change of the nominal value of the Shares, any Shares subsequently issued within the capital band shall have the same nominal value as the then existing Shares.
7 Erhöht sich das Aktienkapital aufgrund einer bedingten Kapitalerhöhung nach Artikel 4b oder Artikel 4c dieser Statuten,	7 If the share capital increases as a result of a conditional capital increase pursuant to Article 4b or Article 4c of these Articles,

	so erhöhen sich die obere und die untere Grenze des Kapitalbands entsprechend dem Umfang der Erhöhung des Aktienkapitals.		the upper and lower limits of the capital band shall increase in an amount corresponding to such increase in the share capital.

8 Bei einer Herabsetzung des Aktienkapitals im Rahmen des Kapitalbands legt der Verwaltungsrat die Verwendung des Herabsetzungsbetrags fest. Der Verwaltungsrat kann insbesondere, ohne Einschränkung, (a) den Herabsetzungsbetrag den Aktionären der Gesellschaft zurückzahlen, (b) den Herabsetzungsbetrag dem frei verwendbaren Aktienkapital zuweisen, und/oder (c) den Herabsetzungsbetrag zur teilweisen oder vollständigen Beseitigung einer Unterbilanz gemäss Art. 653p OR verwenden. Der Verwaltungsrat kann auch das Aktienkapital gemäss Art. 653q OR gleichzeitig herabsetzen und mindestens auf den bisherigen Betrag erhöhen.
8 In the event of a reduction of the share capital within the capital band, the Board shall determine the use of the reduction amount. In particular, the Board may, without limitation, (a) repay the reduction amount to the Company’s shareholders, (b) allocate the reduction amount to the Company’s freely available equity, and/or (c) use the reduction amount for the partial or full elimination of a share capital shortfall as provided for in Article 653p of the CO. The Board may also, as provided for in Article 653q of the CO, simultaneously reduce and increase the share capital to at least the previous amount.
	Artikel 4b		Article 4b
Bedingtes Aktienkapital für Mitarbeiterbeteiligung	1 Das Aktienkapital kann sich aufgrund der Ausübung von Erwerbsrechten in Bezug auf neue Aktien oder aufgrund von Erwerbspflichten in Bezug auf neue Aktien, die Mitgliedern des Verwaltungsrates oder der Geschäftsleitung, Arbeitnehmern und Arbeitnehmerinnen, Beauftragten oder Beratern der Gesellschaft oder einer ihrer Konzerngesellschaften, oder anderen Personen, welche Dienstleistungen für die Gesellschaft oder eine ihrer Konzerngesellschaften erbringen, eingeräumt bzw. auferlegt werden oder wurden (die Begünstigten), durch Ausgabe von höchstens [•]9 voll zu liberierenden Namenaktien mit einem Nennwert von je USD$0.0001 um höchstens USD [•]8 erhöhen.	Conditional Share Capital for Employee Participation	1 The share capital may be increased in an amount not to exceed USD [•]8 through the issuance of up to [•]9 fully paid-in registered shares with a nominal value of USD$0.0001 each, upon exercise of rights to acquire Shares, or as a result of obligations to acquire Shares, that are or were granted to or imposed on members of the Board or management, employees, contractors, or consultants of the Company or any of its group companies, or other persons providing services to the Company or any of its group companies (the Beneficiaries).
	2 Bei einer Ausgabe neuer Aktien gemäss Abs. 1 von Artikel 4b ist das Bezugsrecht der Aktionäre ausgeschlossen. Weiter ist das Vorwegzeichnungsrecht der Aktionäre bei der Zuteilung der Erwerbsrechte oder -pflichten, basierend auf denen neue Aktien gemäss Abs. 1 von Artikel 4a ausgegeben werden, ausgeschlossen. Die Zuteilung und Ausübung von Erwerbsrechten in Bezug auf neue Aktien bzw. die Zuerkennung von Erwerbspflichten in Bezug auf neue Aktien erfolgt gemäss einem oder mehreren vom Verwaltungsrat oder vom Vergütungsausschuss erlassenen Plänen, Reglementen oder Beschlüssen sowie den gestützt darauf abgeschlossenen		2 Shareholders’ subscription rights are excluded when new Shares are issued in accordance with Article 4b, paragraph 1. Further, shareholders’ advance subscription rights shall be excluded in the case of the allotment of rights or obligations on the basis of which new Shares are issued in accordance with paragraph 1 of Article 4a. The allocation and exercise of rights or the allocation of obligations to acquire new Shares, shall be made in accordance with one or more plans, regulations, or resolutions of the Board or the Compensation Committee and the agreements executed on the basis thereof. The allocation and exercise of rights to acquire new Shares, or the

8Note:
The amount will correspond to 30% of the aggregate par value of the Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

9Note:
The number of shares will correspond to 30% of the aggregate number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

	Vereinbarungen. Die Zuteilung und Ausübung von Erwerbsrechten in Bezug auf neue Aktien bzw. die Zuerkennung von Erwerbspflichten in Bezug auf neue Aktien sowie die Ausgabe der neuen Aktien gemäss Abs. 1 von Artikel 4b kann unter dem Börsenkurs liegen.		allocation of obligations to acquire new Shares, and the issue of new Shares in accordance with paragraph 1 of article 4b may be below the market price.
	3 Die Erklärung über den Erwerb von neuen Aktien gestützt auf diesen Artikel 4b hat auf diesen Artikel 4b hinzuweisen und in einer Form, die den Nachweis durch Text ermöglicht, zu erfolgen. Ein Verzicht oder Verfall des Rechts zum Erwerb von Aktien gestützt auf diesen Artikel 4b bedarf keiner bestimmten Form und kann durch Zeitablauf erfolgen.		3 The declaration regarding the acquisition of new Shares on the basis of this Article 4b shall refer to this Article 4b and be made in a form that permits proof by text. A waiver or lapse of the right to acquire Shares on the basis of this Article 4b does not require any particular form and may be effected by lapse of time.
	4 Der Erwerb von Aktien gestützt auf diesen Artikel 4b sowie jede nachfolgende Übertragung dieser Aktien unterliegen Artikel 6 dieser Stauten.		4 The acquisition of Shares based on this Article 4b and any subsequent transfer of such Shares shall be subject to Article 6 of these Articles.
	Artikel 4c		Article 4c
Bedingtes Aktienkapital für Finanzierungen, Akquisitionen und andere Zwecke
1 Das Aktienkapital kann sich durch Ausgabe von höchstens [•]11 voll zu liberierenden Namenaktien mit einem Nennwert von je USD$0.0001 um höchstens USD [•]10 erhöhen infolge der Ausübung von freiwilligen oder obligatorischen Wandel-, Tausch-, Ausübungs-, Options-, Warrants-, Bezugs- oder anderen freiwilligen oder obligatorischen Rechten auf den Bezug von Aktien, oder durch Erwerbspflichten in Bezug auf Aktien, die Aktionären oder Dritten allein oder in Verbindung mit Anleihensobligationen, Darlehen, Optionen, Warrants oder anderen Finanzmarktinstrumenten oder vertraglichen Verpflichtungen der Gesellschaft oder einer ihrer Konzerngesellschaften (nachfolgend zusammen die Finanzinstrumente) eingeräumt bzw. auferlegt werden oder wurden.
		Conditional Share Capital for Financing, Acquisitions and other Purposes	1 The share capital may be increased in an amount not to exceed USD [•]10 through the issuance of up to [•]11 fully paid-up registered shares with a nominal value of USD$0.0001 each, upon the exercise of voluntary or mandatory conversion, exchange, exercise, option, warrant, subscription, or other voluntary or mandatory rights to acquire, directly or indirectly Shares, or as a result of obligations to acquire Shares, that are or were granted to or imposed upon shareholders or third parties alone or in connection with bonds, notes, loans, options, warrants, or other securities or contractual obligations of the Company or any of its group companies (hereinafter collectively the Financial Instruments).

2 Bei der Ausgabe von neuen Aktien gestützt auf Finanzinstrumente sind die Bezugsrechte der Aktionäre ausgeschlossen. Zum Bezug der neuen Aktien, die bei Wandlung, Tausch oder Ausübung von Finanzinstrumenten ausgegeben werden, sind die jeweiligen Inhaber der Finanzinstrumente berechtigt. Die wesentlichen Bedingungen der Finanzinstrumente sind durch den Verwaltungsrat festzulegen.
2 The subscription rights of shareholders shall be excluded with respect to new Shares, issued in connection with the Financial Instruments. The then-current respective owners of the Financial Instruments shall be entitled to acquire new Shares, which are issued upon conversion, exchange, or exercise of the Financial Instruments. The main terms of the Financial Instruments shall be determined by the Board.
	3 Die Erklärung über den Erwerb von neuen Aktien gestützt auf diesen Artikel 4c		3 The declaration regarding the acquisition of the new Shares, on the basis of this

10Note:
The amount will correspond to 20% of the aggregate par value of the Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

11Note:
The number of shares will correspond to 20% of the aggregate number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective date of the Continuation.

	hat auf diesen Artikel 4c hinzuweisen und in einer Form, die den Nachweis durch Text ermöglicht, zu erfolgen. Ein Verzicht oder Verfall des Rechts zum Erwerb von Aktien gestützt auf diesen Artikel 4c bedarf keiner bestimmten Form und kann durch Zeitablauf erfolgen.		Article 4c, shall refer to this Article 4c and be made in a form that permits proof by text. A waiver or lapse of the right to acquire Shares on the basis of this Article 4c does not require any particular form and may be effected by lapse of time.

4 Der Verwaltungsrat ist ermächtigt, die Vorwegzeichnungsrechte der Aktionäre im Zusammenhang mit der Ausgabe von Finanzinstrumenten durch die Gesellschaft oder eine ihrer Konzerngesellschaften zu beschränken oder aufzuheben, falls (a) ein wichtiger Grund gemäss Artikel 4a Abs. 5 dieser Statuten vorliegt oder (b) die Finanzinstrumente zu angemessenen Bedingungen ausgegeben werden. Wird das Vorwegzeichnungsrecht weder direkt noch indirekt durch den Verwaltungsrat gewährt, gilt Folgendes:
4 The Board is authorized to limit or withdraw advance subscription rights of shareholders in connection with the issuance of Financial Instruments by the Company or one of its group companies, if (a) there is a valid reason pursuant to Article 4a para. 5 of these Articles, or (b) the Financial Instruments are issued on appropriate terms. If the advance subscription rights are neither granted directly nor indirectly by the Board, the following shall apply:
	(i) der Erwerbspreis der Aktien ist unter Berücksichtigung des Marktpreises im Zeitpunkt der Ausgabe der Finanzinstrumente festzusetzen; und		(i) the acquisition price of the new Shares shall be set by taking into account the market price prevailing at the date on which the Financial Instruments are issued; and
	(ii) die Finanzinstrumente sind höchstens während 30 Jahren ab dem Datum ihrer Ausgabe oder ihres Abschlusses wandel-, tausch- oder ausübbar.		(ii) the Financial Instruments may be converted, exchanged, or exercised during a maximum period of 30 years from the date on which the relevant Financial Instrument was issued or entered into.
	5 Der direkte oder indirekte Erwerb von Aktien gestützt auf diesen Artikel 4c sowie jede nachfolgende Übertragung der Aktien unterliegen den Beschränkungen von Artikel 6 dieser Statuten.		5 The direct or indirect acquisition of Shares based on this Article 4c and any subsequent transfer of such Shares shall be subject to the restrictions of Article 6 of these Articles.
	Artikel 5		Article 5
Aktienzertifikate und Bucheffekten
1 Die Gesellschaft kann die Aktien als Wertrechte, als Bucheffekten oder als Einzel- oder Globalurkunden ausgeben und diese im Rahmen der gesetzlichen Vorgaben in einer dieser Formen ausgegebenen Aktien jederzeit und ohne Zustimmung der Aktionäre in eine andere Form umwandeln. Die Gesellschaft trägt dafür die Kosten.
		Share Certificates and Intermediated Securities	1 The Company may issue the Shares as uncertificated securities, as intermediated securities, or in the form of single or global certificates, and may, subject to applicable law, convert Shares from one form into another form at any time and without approval of shareholders. The Company shall bear the costs associated with any such conversion.
	2 Ein Aktionär hat keinen Anspruch auf Umwandlung von in bestimmter Form ausgegebenen Aktien in eine andere Form.		2 A shareholder has no right to request a conversion of Shares issued in one form into another form.
	3 Bucheffekten, denen Aktien zugrunde liegen, können weder durch Zession übertragen werden noch können an diesen Bucheffekten Sicherheiten durch Zession bestellt werden.		3 Intermediated securities based on the Shares can neither be transferred by assignment, nor can security interests in such intermediated securities be granted by assignment.
	Artikel 6		Article 6
Aktienbuch, Eintragungs-beschränkun-gen, Nominees	1 Die Gesellschaft oder ein von ihr beauftragter Dritter führt für die Namenaktien ein Aktienbuch (einschliesslich Unterregister), in welches	Share Register, Restrictions on Registration, Nominees	1 The Company shall maintain, by itself or through a third party, a share register (including sub-registers) for the Shares that lists the surname, first name, and address

Eigentümer und Nutzniesser mit Name und Vorname und Adresse eingetragen werden. Wechselt eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies dem Aktienbuchführer mitzuteilen. Briefliche Mitteilungen der Gesellschaft gelten als rechtsgültig erfolgt, wenn sie an die Adresse gemäss Eintrag im Aktienbuch gesendet werden. Soweit gemäss Hongkonger Kotierungsregeln erforderlich, ist jedes in Hongkong geführte Zweigniederlassungsregister der Inhaber von Aktien während der üblichen Geschäftszeiten (vorbehaltlich angemessener Einschränkungen, wie sie der Verwaltungsrat auferlegen kann) gegen Zahlung einer Gebühr, deren Höhe den maximal zulässigen Betrag gemäss den zu diesem Zeitpunkt geltenden Hongkonger Kotierungsregeln nicht übersteigt und vom Verwaltungsrat für jede Einsichtnahme festgelegt wird, zur Einsichtnahme durch einen eingetragenen Aktionär offen, vorausgesetzt, dass die Gesellschaft dieses Register unter Bedingungen schliessen kann, die denen des Abschnitts 632 der Companies Ordinance (Kap. 622) von Hongkong entsprechen.	of shareholders or usufructuaries. A Person registered in the share register shall notify the share registrar of any change in address. Written communications from the Company shall be deemed to have been validly made if sent to the address recorded in the share register. To the extent required by Hong Kong Listing Rules, any branch register of holders of Shares maintained in Hong Kong shall during normal business hours (subject to such reasonable restrictions as the Board may impose) be open to inspection by a shareholder of record on payment of a fee of such amount not exceeding the maximum amount as may from time to time be permitted under the Hong Kong Listing Rules as the Board may determine for each inspection, provided that the Company may close such register in terms equivalent to section 632 of the Companies Ordinance (Cap. 622) of Hong Kong.
2 Erwerber von Aktien werden auf Gesuch als Aktionäre mit Stimmrecht im Aktienbuch eingetragen, falls sie ausdrücklich erklären, dass sie die Aktien im eigenen Namen und für eigene Rechnung erworben haben, keine Vereinbarung über die Rücknahme oder die Rückgabe der Aktien besteht und sie das mit den Aktien verbundene wirtschaftliche Risiko tragen. Der Verwaltungsrat kann Nominees (einschliesslich anerkannter Clearingstellen (oder deren Nominee(s)) oder Verwahrstellen (oder deren Nominee(s))), welche Aktien im eigenen Namen aber auf Rechnung Dritter halten, als Aktionäre mit Stimmrecht im Aktienbuch der Gesellschaft eintragen. Die an den Aktien wirtschaftlich Berechtigten, welche die Aktien über einen Nominee (einschliesslich anerkannter Clearingstellen (oder deren Nominee(s)) oder Verwahrstellen (oder deren Nominee(s))) halten, üben Aktionärsrechte mittelbar über diesen Nominee aus.	2 Persons acquiring Shares shall be registered in the share register as shareholders with voting rights upon their request, if they expressly declare that they have acquired the Shares in their own name and for their own account, that there is no agreement on the redemption or return of the Shares, and that they bear the economic risk associated with the Shares, except that the Board may record nominees (including recognized clearing houses (or its nominee(s)) or depositaries (or its nominee(s)) who hold Shares in their own name, but for the account of third parties, as shareholders of record with voting rights in the share register of the Company. Beneficial owners of Shares who hold Shares through a nominee (including recognized clearing houses (or its nominee(s) or depositaries (or its nominee(s)) exercise the shareholders’ rights through the intermediation of such nominee.
3 Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs oder Nominees dessen Eintragung im Aktienbuch rückwirkend auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist. Der betroffene Aktionär oder Nominee muss über die Streichung sofort informiert werden.	3 After a hearing concerning the registered shareholder or nominee, the Board may cancel such Person’s registration in the share register with retroactive effect as of the date of registration, if such registration was made based on false or misleading information. The relevant shareholder or nominee shall be promptly informed of such cancellation.
4 Der Verwaltungsrat kann weitere	4 The Board may regulate further details

	Einzelheiten regeln und die zur Einhaltung der Bestimmungen dieses Artikels 6 notwendigen Anordnungen treffen. Der Verwaltungsrat kann Ausnahmen von der Nomineeregelung bewilligen.		and issue the instructions necessary to ensure compliance with the provisions of this Article 6. The Board may grant exceptions from the rules regarding nominees.
	Artikel 7		Article 7
Rechtsausübung	1 Das Stimmrecht und die damit zusammenhängenden Rechte können in Bezug auf die Gesellschaft von einem Aktionär, Nutzniesser oder Nominee jeweils nur in dem Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist.	Exercise of Rights	1 The voting right and the rights associated therewith may be exercised with respect to the Company by a shareholder, usufructuary, or nominee only to the extent that such Person is registered in the share register with voting rights.
	Abschnitt 3 Organe		Section 3 Corporate Bodies
	A. Die Generalversammlung		A. The General Meeting of Shareholders
	Artikel 8		Article 8
Befugnisse der Generalversammlung	1 Die Generalversammlung der Aktionäre (die Generalversammlung) ist das oberste Organ der Gesellschaft.	Powers of the General Meeting	1 The general meeting of shareholders (the General Meeting) is the supreme corporate body of the Company.
	2 Die Generalversammlung verfügt über die Befugnisse, die ihr von Gesetzes wegen, gemäss den für die Gesellschaft geltenden Massgeblichen Börsenregeln und gemäss diesen Statuten vorbehalten sind.		2 The General Meeting shall have the powers reserved to it by law, the Designated Stock Exchange Rules as applicable to the Company, and these Articles.
	3 Die Generalversammlung fasst ferner diejenigen Beschlüsse über Gegenstände, die ihr, soweit nach geltendem Recht zulässig, vom Verwaltungsrat vorgelegt werden oder über die nach geltendem Recht anderweitig abgestimmt werden darf.		3 The General Meeting shall adopt resolutions on matters that are, to the extent permissible under applicable law, submitted to the General Meeting by the Board or on which voting is otherwise permissible under applicable law.
	Artikel 9		Article 9
Ordentliche und ausserordentliche Generalversammlungen	1 Die Gesellschaft hält für jedes Geschäftsjahr eine Generalversammlung (die ordentliche Generalversammlung) innerhalb der gesetzlich vorgegebenen Frist oder der jeweils geltenden Massgeblichen Börsenregeln ab, auf jeden Fall jedoch innerhalb von 6 Monaten nach Ende des Geschäftsjahres der Gesellschaft.	Annual and Extraordinary General Meetings	1 The Company shall hold a General Meeting with respect to each financial year (the Annual General Meeting) within the time period required by law or the Designated Stock Exchange Rules, as applicable from time to time, and in any event within 6 months after the end of the Company’s financial year.
	2 Ausserordentliche Generalversammlungen finden in den vom Gesetz vorgesehenen Fällen statt, insbesondere, wenn der Verwaltungsrat es für notwendig oder angezeigt erachtet oder die Revisionsstelle dies gemäss den gesetzlichen Vorgaben verlangt.		2 Extraordinary General Meetings shall be held under the circumstances as provided by law, in particular when deemed necessary or appropriate by the Board, or if so requested by the auditor in the circumstances provided by law.
	3 Ausserdem muss der Verwaltungsrat eine ausserordentliche Generalversammlung einberufen, wenn es eine Generalversammlung so beschliesst oder wenn ein oder mehrere Aktionär(e), welche alleine oder zusammen mindestens über 5% des Aktienkapitals oder der Stimmen verfügt/verfügen und als solche(r) im		3 An Extraordinary General Meeting shall further be convened by the Board upon resolution of the General Meeting, or if so requested in accordance with this Article 9 in writing by one or more shareholder(s) (each such meeting a Shareholder Requested Extraordinary General Meeting) who hold(s), alone or together, at

	Aktienbuch eingetragen ist/sind (der Erforderliche Anteil), dies (gemeinsam) in Übereinstimmung mit diesem Artikel 9 schriftlich verlangen (jede solche Versammlung eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung). Die an einer Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung zu behandelnden Geschäfte sind beschränkt auf (a) die Verhandlungsgegenstände und Anträge, die im vom Erforderlichen Anteil der im Aktienbuch eingetragenen Aktionäre gültig gestellten Antrag angegeben wurde(n), und (b) alle zusätzlichen Verhandlungsgegenstände oder Anträge, die der Verwaltungsrat als Traktanden der Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung aufzunehmen bestimmt. Eine ordnungsgemäss beantragte Aktionärsseitig Beantragte Ausserordentliche Generalversammlung findet an einem durch den Verwaltungsrat festgelegten Datum und Zeit statt, vorausgesetzt jedoch, dass der Verwaltungsrat die Einladung zur Aktionärsseitig Beantragten Ausserordentlichen Generalversammlung innerhalb der durch das OR vorgeschriebenen Frist veröffentlicht.		least 5% of the share capital or votes and is/are so recorded in the share register (the Requisite Percentage). Business transacted at any Shareholder Requested Extraordinary General Meeting shall be limited to (a) the item(s) and proposal(s) stated in a valid request received from the Requisite Percentage of shareholders of record, and (b) any additional agenda items and proposals that the Board determines to include on the agenda for the Shareholder Requested Extraordinary General Meeting. A properly requested Shareholder Requested Extraordinary General Meeting shall be held at such date and time as may be fixed by the Board; provided, however, that the Board shall publish the notice of the Shareholder Requested Extraordinary General Meeting within the time period required by the CO.
	4 Damit der Verwaltungsrat eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung einberufen kann, müssen der Gesellschaft an ihrem Sitz ein oder mehrere diesbezügliche Anträge von im Aktienbuch eingetragenen Aktionären, die insgesamt mindestens über den Erforderlichen Anteil verfügen, eingegangen sein. Ein solcher Antrag muss, um der Form zu genügen, die Beantragende Person Information in Bezug auf den oder die Aktionäre enthalten, die einen solchen Antrag stellen (mit Ausnahme von Aktionären, die diese Angaben mittels einer Erklärung gemäss Schedule 14(A) als Antwort auf eine Aufforderung zur Stimmrechtsvertretung (solicitation) gemäss und in Übereinstimmung mit Section 14(a) des Exchange Act gemacht haben).		4 In order for a Shareholder Requested Extraordinary General Meeting to be convened by the Board, one or more requests therefor must have been received by the Company at its registered office, from shareholders of record who hold, in the aggregate, equal to or more than the Requisite Percentage. To be in proper form, such request shall set forth the Requesting Person Information with respect to any shareholder or shareholders submitting such request (except for any shareholder that has provided such information in response to a proxy solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14(A)).
	Artikel 10		Article 10
Einberufung	1 Die Generalversammlung wird durch eine Bekanntmachung nach Artikel 36 mindestens 21 Kalendertage vor dem Versammlungstag einberufen. Der Tag der Veröffentlichung der Einberufung und der Tag der Generalversammlung sind bei der Berechnung der Frist nicht mitzuzählen.	Notice	1 Notice of a General Meeting shall be given through an announcement pursuant to Article 36 of these Articles at least 21 calendar days prior to the date of the meeting. The date of publication and the date of the General Meeting are to be excluded for purposes of computing the notice period.
	2 Mindestens 21 Kalendertage vor der		2 The annual report, the compensation

	ordentlichen Generalversammlung sind den Aktionären der Geschäftsbericht, der Vergütungsbericht und die Revisionsberichte sowie der Bericht über die nichtfinanziellen Belange nach Artikel 964c OR (oder ein anderer Bericht, der bei einer Änderung von Artikel 964c OR erforderlich ist) zugänglich zu machen (wobei elektronische Zugänglichkeit auf der Internetseite der Gesellschaft oder auf andere Weise für diese Zwecke genügt).		report, the auditor’s reports and the report on non-financial matters pursuant to Article 964c of the CO (or such other report as may be required upon amendment of Article 964c of the CO) shall be made available to the shareholders at least 21 calendar days prior to the Annual General Meeting (whereby electronic availability on the Company’s website or otherwise shall be sufficient for such purposes).

3 In der Einberufung sind bekanntzugeben:
(a)
Datum, Beginn, Art und, falls anwendbar, Tagungsort der Generalversammlung;

(b)
die Verhandlungsgegenstände;

(c)
die Anträge des Verwaltungsrates samt kurzer Begründung dazu;

(d)
gegebenenfalls Anträge von Aktionären samt kurzer Begründung der Aktionäre (falls vorhanden) und die Stellungnahme des Verwaltungsrates dazu; und

(e)
Name und die Adresse des unabhängigen Stimmrechtsvertreters.

3 The notice shall include:
(a)
the date, beginning, mode and, if applicable, location of the General Meeting;

(b)
the agenda items;

(c)
the proposals of the Board, together with a brief explanation thereof;

(d)
proposals of shareholders (if any), together with a brief explanation thereof by such shareholders (if any) and the Board’s response thereto; and

(e)
name and address of the independent voting rights representative.

	Artikel 11		Article 11
Traktandierung	1 Aktionäre, die alleine oder zusammen über mindestens 0.5% des Aktienkapitals oder der Stimmen verfügen und als solche im Aktienbuch eingetragen sind, können schriftlich die Traktandierung eines Verhandlungsgegenstandes oder die Aufnahme eines Antrages an der Generalversammlung verlangen.	Agenda	1 Shareholders who hold, alone or together, at least 0.5% of the share capital or votes and are so recorded in the share register may request in writing that an item or proposal be included on the agenda for the General Meeting.
	2 Ein Gesuch gemäss Artikel 11 Abs. 1 dieser Statuten muss schriftlich eingereicht werden und mindestens 120 Kalendertage vor dem ersten Jahrestag des Datums, an dem das Proxy Statement gegenüber den Aktionären der Gesellschaft in Zusammenhang mit der ordentlichen Generalversammlung des vergangenen Jahres veröffentlicht wurde, am Sitz der Gesellschaft zugestellt werden und dort eingehen. Wurde jedoch im Vorjahr keine ordentliche Generalversammlung abgehalten oder wurde das Datum der ordentlichen Generalversammlung um mehr als 30 Kalendertage gegenüber dem im Proxy Statement des Vorjahres vorgesehenen Datum verschoben, muss das Gesuch spätestens (a) 150 Kalendertage vor dem Datum der vorgesehenen ordentlichen Generalversammlung oder (b) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder sonstigen Mitteilung des Datums der vorgesehenen ordentlichen		2 A request pursuant to Article 11 para. 1 of these Articles must be in writing and be delivered to and received at the registered office of the Company at least 120 calendar days before the first anniversary of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual General Meeting. However, if no Annual General Meeting was held in the previous year or if the date of the Annual General Meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, request for inclusion of an item on the agenda must be requested not fewer than the later of (a) 150 calendar days prior to the date of the contemplated Annual General Meeting, or (b) the date that is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Annual General Meeting. For a request pursuant to Article 11 para. 1 to

Generalversammlung gestellt werden, je nachdem, welches dieser Daten später liegt. Damit ein Gesuch gemäss Artikel 11 Abs. 1 dieser Statuten in Bezug auf eine ausserordentliche Generalversammlung als rechtzeitig gilt, muss es am Sitz der Gesellschaft zugestellt werden und dort eingehen, und zwar spätestens (i) 120 Kalendertage vor dem Datum der ausserordentlichen Generalversammlung oder (ii) zehn Kalendertage nach dem Datum der ersten öffentlichen Bekanntmachung oder sonstigen Mitteilung des Datum der vorgesehenen ausserordentlichen Generalversammlung an die Aktionäre.	be timely for an Extraordinary General Meeting, it must be delivered to and received at the registered office of the Company not fewer than the later of (i) 120 calendar days before the date of the Extraordinary General Meeting of Shareholders, or (ii) the date that is 10 calendar days after the date of the first public announcement or other notification to the shareholders of the date of the contemplated Extraordinary General Meeting of Shareholders.
3 Jedes Traktandierungsbegehren muss folgendes enthalten:	3 Each request for inclusion of an item on the agenda must include:
(a) ein kurze Zusammenfassung des Geschäfts, welches der Generalversammlung vorgelegt werden soll, sowie eine Begründung, weshalb an der Generalversammlung darüber Beschluss gefasst werden soll;	(a) a brief description of the business desired to be brought before the General Meeting and the reasons for conducting such business at the General Meeting;
(b) den Namen und die Adresse des gesuchstellenden Aktionärs, wie sie im Aktienbuch der Gesellschaft eingetragen sind;	(b) the name and address, as they appear on the Company’s share register, of the shareholder proposing such business;
(c) die Anzahl Aktien, an denen ein Aktionär wirtschaftlich berechtigt ist;	(c) the number of Shares beneficially owned by a shareholder;
(d) die Daten, an denen der Aktionär seine Aktien erworben hat;	(d) the dates upon which the shareholder acquired such Shares;
(e) Belege zum Nachweis der wirtschaftlichen Berechtigung;	(e) documentary evidence for any claim of beneficial ownership;
(f) jegliches wesentliche Interesse eines Aktionärs an einem solchen Geschäft; und	(f) any material interest of a shareholder in such business; and

(g)
eine Stellungnahme zur Unterstützung der Angelegenheit und, für Anträge, welche im Proxy Statement der Gesellschaft mitaufgenommen werden sollen, alle weiteren Informationen, welche gemäss Rule 14a-8 des Exchange Act erforderlich sind.

(g) a statement in support of the matter and, for proposals sought to be included in the Company’s proxy statement, any other information required by Rule 14a-8 under the Exchange Act.
4 Wenn ein Aktionär beabsichtigt, Aktionäre der Gesellschaft zur Abgabe von Stimmrechtsvollmachten aufzufordern, muss er die Gesellschaft darüber gemäss Rule 14a-4 und/oder Rule 14a-8 des Exchange Acts informieren.	4 In addition, if a shareholder intends to solicit proxies from the shareholders of the Company, such shareholder shall notify the Company of this intent in accordance with Rule 14a-4 and/or Rule 14a-8 under the Exchange Act.
5 Soweit nicht nach geltendem Recht oder den Massgeblichen Börsenregeln etwas anderes vorgeschrieben ist, hat ein Aktionär nur in Übereinstimmung mit Artikel 16 dieser Statuten Anspruch darauf, dass die von ihm nominierten Personen in das Proxy Statement und das Vollmachtsformular der Gesellschaft (gemäss den U.S.-Wertpapiergesetzen)	5 Unless otherwise required under applicable law or the Designated Stock Exchange Rules, a shareholder is entitled to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws) solely in accordance with Article 16 of these Articles, and such shareholder’s compliance with the applicable provisions

aufgenommen werden, und die Einhaltung der anwendbaren Bestimmungen von Artikel 9 dieser Statuten und dieses Artikels 11 durch einen Aktionär berechtigt diesen Aktionär nicht dazu, die von ihm nominierten Personen im Proxy Statement und im Vollmachtsformular der Gesellschaft (gemäss den U.S.-Wertpapiergesetzen) aufnehmen zu lassen.	of Article 9 of these Articles and this Article 11 will not entitle such shareholder to have its nominees included in the Company’s proxy statement and form of proxy (as established under U.S. securities laws).
6 Ungeachtet der vorstehenden Bestimmungen dieser Statuten darf, sofern nicht anderweitig gesetzlich vorgeschrieben, keine Nominierende Person zur Abgabe von Stimmrechtsvollmachten zur Unterstützung von anderen als den nominierten Verwaltungsräten der Gesellschaft auffordern, es sei denn, die Nominierende Person hat im Zusammenhang mit der Aufforderung zur Abgabe solcher Stimmrechtsvollmachten die unter dem Exchange Act erlassene Rule 14a-19 eingehalten, einschliesslich der rechtzeitigen Übermittlung der in diesem Rahmen erforderlichen Mitteilungen an die Gesellschaft. Wenn zudem eine Nominierende Person (a) Mitteilung gemäss der unter dem Exchange Act erlassenen Rule 14a-19(b) gegeben hat, (b) in der Folge die Anforderungen von der unter dem Exchange Act erlassenen Rule 14a-19(a)(2) oder Rule 14a-19(a)(3) nicht erfüllt, einschliesslich der rechtzeitigen Übermittlung der in diesem Rahmen erforderlichen Mitteilungen an die Gesellschaft, und (c) keine andere Nominierende Person Mitteilung gemäss und im Einklang mit der unter dem Exchange Act erlassenen Rule 14a-19 gegeben hat, dass sie beabsichtigt, gemäss Rule 14a-19(b) unter dem Exchange Act zur Abgabe von Stimmrechtsvollmachten zur Unterstützung der Wahl des vorgeschlagenen Kandidaten aufzufordern, dann wird der vorgeschlagene Kandidat von der Nominierung disqualifiziert, die Gesellschaft hat die Nominierung des vorgeschlagenen Kandidaten nicht zu beachten und es findet keine Abstimmung über die Wahl des vorgeschlagenen Kandidaten statt. Wenn eine Nominierende Person Mitteilung gemäss der unter dem Exchange Act erlassenen Rule 14a-19(b) macht, muss diese Nominierende Person der Gesellschaft auf Anfrage spätestens fünf (5) Geschäftstage (gemäss den U.S.-Wertpapiergesetzen) vor dem massgeblichen Datum der Generalversammlung einen begründeten Nachweis vorlegen, dass sie die Anforderungen der unter dem Exchange Act erlassenen Rule 14a-19(a)(3) erfüllt hat.	6 Further, notwithstanding the foregoing provisions of these Articles, unless otherwise required by law, no Nominating Person shall solicit proxies in support of director nominees other than the Company’s nominees, unless such Nominating Person has complied with Rule 14a-19 promulgated under the Exchange Act in connection with the solicitation of such proxies, including the provision to the Company of notices required thereunder with timely notice. Further, if any Nominating Person (a) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, (b) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Company of notices required thereunder with timely notice, and (c) no other Nominating Person has provided notice pursuant to, and in compliance with, Rule 14a-19 under the Exchange Act that it intends to solicit proxies in support of the election of such proposed nominee in accordance with Rule 14a-19(b) under the Exchange Act, then such proposed nominee shall be disqualified from nomination, the Company shall disregard the nomination of such proposed nominee and no vote on the election of such proposed nominee shall occur. Upon request by the Company, if any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Company, no later than 5 business days (according to U.S. securities laws) prior to the applicable General Meeting date, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

	7 Ungeachtet anderslautender Bestimmungen dieser Statuten oder anwendbaren Rechts dürfen, damit eine Nominierung durch eine Nominierende Person ordnungsgemäss einer ordentlichen Generalversammlung vorgelegt werden kann, die von einer Nominierenden Person oder einer von dieser vorgeschlagenen nominierten Person vorgelegten Informationen und Dokumente, einschliesslich der in einem Fragebogen enthaltenen Informationen, keine falschen oder irreführenden Angaben enthalten oder wesentliche beantragte Informationen auslassen.		7 Notwithstanding anything to the contrary set forth in these Articles or applicable law, for any nomination to be properly brought before an Annual General Meeting by a Nominating Person, the information and documents provided by such Nominating Person or their proposed nominee, including the information contained in any questionnaire, shall not contain any false or misleading information, or omit any material information that has been requested.
	8 Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen kann die Generalversammlung keine Beschlüsse fassen; ausgenommen sind hiervon an einer Generalversammlung gestellte Anträge auf Einberufung einer ausserordentlichen Generalversammlung, auf Durchführung einer Sonderuntersuchung gemäss Artikel 697a OR oder zur Wahl der Revisionsstelle.		8 No resolutions may be passed at a General Meeting regarding proposals with respect to agenda items for which proper notice was not given; this provision shall not apply to proposals made during a General Meeting to convene an Extraordinary General Meeting, to initiate a special investigation in accordance with Article 697a of the CO, or to elect an auditor.
	9 Zur Stellung von Anträgen im Rahmen der Verhandlungsgegenstände und zu Verhandlungen ohne Beschlussfassung bedarf es keiner vorgängigen Ankündigung.		9 No prior notice is required to bring motions related to items already on the agenda or for the discussion of matters on which no resolution is to be taken.
	10 Jede von einer Nominierenden Person oder anderen Person als Verwaltungsrat nominierte Person muss schriftlich zugestimmt haben, um im Proxy Statement (gemäss den U.S.-Wertpapiergesetzen) namentlich aufgeführt zu werden und im Falle einer Wahl als Verwaltungsrat tätig zu werden.		10 A Nominating Person’s or any other Person’s director nominee(s) must have provided an executed written consent to be named in the proxy statement (as established under U.S. securities laws) as a nominee and to serve as a Director if elected.
	Artikel 12		Article 12
Tagungsort	1 Der Verwaltungsrat bestimmt den Tagungsort der Generalversammlung. Der Tagungsort der Generalversammlung kann in der Schweiz oder im Ausland liegen.	Location	1 The Board shall determine the location of the General Meeting. The location of the General Meeting can be in Switzerland or abroad.
	2 Der Verwaltungsrat kann bestimmen, dass die Generalversammlung an verschiedenen Tagungsorten gleichzeitig durchgeführt wird, vorausgesetzt, dass die Voten der Teilnehmer unmittelbar in Bild und Ton an sämtliche Tagungsorte übertragen werden und/oder dass die Aktionäre, die nicht am Tagungsort oder den Tagungsorten der Generalversammlung anwesend sind, ihre Rechte auf elektronischem Weg ausüben können.		2 The Board may determine that the General Meeting shall be held simultaneously at different locations, provided that the contributions of the participants are transmitted directly via video and/or audio to all venues, and/or that shareholders who are not present at the venue or venues of the General Meeting may exercise their rights by electronic means.
	3 Ungeachtet anderer Bestimmungen dieser Statuten kann der Verwaltungsrat vorsehen, dass die Generalversammlung auf elektronischem Weg ohne physischen Tagungsort durchgeführt wird.		3 Notwithstanding any other provision herein, the Board may also determine that the General Meeting shall be held by electronic means without there being any physical location.

	Artikel 13		Article 13
Vorsitz der Generalversammlung, Stimmenzähler, Protokoll	1 Der Präsident oder die Präsidentin des Verwaltungsrates führt den Vorsitz in der Generalversammlung. Bei seiner oder ihrer Abwesenheit führt ein anderes Mitglied des Verwaltungsrates oder eine vom Verwaltungsrat bezeichnete Person den Vorsitz. Steht kein Mitglied des Verwaltungsrates zur Verfügung und hat der Verwaltungsrat keinen Vertreter bezeichnet, so wird der oder die Vorsitzende von der Generalversammlung gewählt.	Chair, Vote Counters, Minutes	1 The chair of the Board shall chair the General Meeting. In his or her absence, another Director or a person designated by the Board shall chair the General Meeting. If no Director is available and no other person has been designated by the Board, the acting chair shall be elected by the General Meeting.
	2 Der oder die Vorsitzende der Generalversammlung hat sämtliche Leitungsbefugnisse, die für die ordnungsgemässe Durchführung der Generalversammlung nötig und angemessen sind.		2 The acting chair of the General Meeting shall have all powers and authorities necessary and appropriate for the orderly conduct of the General Meeting.
	3 Der oder die Vorsitzende der Generalversammlung bezeichnet einen Protokollführer oder eine Protokollführerin und den oder die Stimmenzähler, die alle nicht Aktionäre sein müssen. Das Protokoll ist vom Vorsitzenden oder von der Vorsitzenden und vom Protokollführer oder von der Protokollführerin zu unterzeichnen.		3 The acting chair of the General Meeting shall appoint the secretary and the vote counter(s), none of whom need to be shareholders. The minutes shall be signed by the acting chair of the General Meeting and the secretary.
	Artikel 14		Article 14
Stimmrecht, Vertretung	1 Jede Aktie berechtigt zu einer Stimme. Das Stimmrecht untersteht den Bedingungen von Artikel 6 und Artikel 7 dieser Statuten. Vorbehaltlich aller Rechte und Beschränkungen, die zum Zeitpunkt der Generalversammlung für die Aktien gelten, hat jeder Aktionär, der an der Generalversammlung anwesend ist oder sich vertreten lässt, das Recht, auf jeder Generalversammlung das Wort zu ergreifen.	Voting Rights, Representation	1 Each Share shall have the right to one vote. Voting rights are subject to the conditions of Article 6 and Article 7 of these Articles. Subject to any rights and restrictions then applicable to the Shares, every holder of Shares present or represented at the General Meeting shall have the right to speak at any general meeting.
	2 Der Verwaltungsrat erlässt Verfahrensvorschriften über die Teilnahme und Vertretung an der Generalversammlung und regelt die Anforderungen an Vollmachten. Ein Aktionär (einschliesslich einer Clearingstelle) hat das Recht, eine andere Person (welche nicht Aktionär sein muss) als seinen Bevollmächtigten oder Vertreter zu ernennen, um an der Generalversammlung im Namen des Aktionärs teilzunehmen und abzustimmen. Das Instrument zur Ernennung eines Bevollmächtigten oder Vertreters muss die Form haben, die nach dem für dieses Instrument geltenden Recht vorgeschrieben ist. Ein Aktionär kann nur einen Bevollmächtigten für die Teilnahme an einer Generalversammlung ernennen.		2 The Board shall issue rules of procedure for the participation and representation at the General Meeting and shall determine the requirements for proxies. A shareholder (including a clearing house) shall be entitled to appoint another Person (who need not be a shareholder) as its, his or her proxy or representative to attend and vote at the General Meeting on behalf of the shareholder. The instrument appointing a proxy or representative shall be in such form as required under the law applicable to such instrument. A shareholder may only appoint one proxy to attend a General Meeting.
	3 Die Generalversammlung wählt den unabhängigen Stimmrechtsvertreter für eine Amtsdauer bis zum Abschluss der		3 The General Meeting shall elect the independent voting rights representative for a term of office until completion of the

	nächsten ordentlichen Generalversammlung. Der unabhängige Stimmrechtsvertreter kann wiedergewählt werden.		next Annual General Meeting. The independent voting rights representative is eligible for re-election.
	4 Hat die Gesellschaft keinen unabhängigen Stimmrechtsvertreter, wird dieser für die nächste Generalversammlung vom Verwaltungsrat bezeichnet.		4 If the Company does not have an independent voting rights representative, the Board shall appoint the independent voting rights representative for the next General Meeting.
	Artikel 15		Article 15
Präsenzquorum; Beschlüsse, Wahlen	1 Jede Beschlussfassung oder Wahl an der Generalversammlung setzt zu ihrer Gültigkeit voraus, dass zu Beginn einer Generalversammlung zumindest die Mehrheit aller stimmberechtigten Aktien anwesend oder vertreten ist (wobei sog. Broker Nonvotes zur Feststellung des Bestehens des Präsenzquorums berücksichtigt werden). Die an der Generalversammlung anwesenden Aktionäre können mit der Behandlung der Traktanden fortfahren, selbst wenn Aktionäre nach Feststellung des Präsenzquorums die Generalversammlung verlassen.	Attendance Quorum; Resolutions, Elections	1 The adoption of any resolution or election requires that a majority of all the Shares entitled to vote be present or represented at the commencement of a General Meeting (whereby broker nonvotes shall be included for purposes of determining the presence quorum). The shareholders present at a General Meeting may continue to transact business despite the withdrawal of shareholders from such General Meeting following determination of the presence quorum at that meeting.
	2 Die Generalversammlung beschliesst und wählt mit der relativen Mehrheit der an der Generalversammlung abgegebenen Aktienstimmen (wobei Enthaltungen, Broker Nonvotes, leere oder ungültige Stimmen für die Bestimmung des Mehrs nicht berücksichtigt werden), soweit es das Gesetz, die Massgeblichen Börsenregeln, wie sie auf die Gesellschaft anwendbar sind, oder diese Statuten nicht anders bestimmen.		2 The General Meeting shall pass resolutions and decide elections by the simple majority of the votes cast at the General Meeting (whereby abstentions, broker nonvotes, blank, or invalid ballots shall be disregarded for purposes of establishing the majority), unless a different voting standard is required by law, by the Designated Stock Exchange Rules as applicable to the Company or these Articles.
	3 Beschlüsse über die Einführung von neuen Aktienkategorien (namentlich Vorzugsaktien) und die Änderung der Rechte von bestehenden Aktienkategorien können nur mit einer Mehrheit von zwei Dritteln der bei der Versammlung anwesenden oder vertretenen Stimmen gefasst werden. Vorbehalten bleiben etwaig erforderliche Sonderversammlungen der negativ betroffenen Aktienkategorien.		3 Resolutions on the introduction of new share classes (namely preferred shares) and the amendment of the rights of existing share classes can only be passed with a majority of two-thirds of the votes present or represented at the General Meeting. Any necessary special meetings of the negatively affected share classes are reserved.
	4 Beschlüsse über die Abwahl von Mitgliedern des Verwaltungsrats oder des Vergütungsausschusses während ihrer Amtsdauer können nur mit der Mehrheit aller an der betreffenden Generalversammlung stimmberechtigten Aktien gefasst werden.		4 Resolutions on the removal of members of the Board or the Compensation Committee during their term of office can only be passed with a majority of all the Shares entitled to vote at the relevant General Meeting.
	5 Wenn ein Aktionär (einschliesslich ein Aktionär, der ein Mitglied des Verwaltungsrates oder der (erweiterten) Geschäftsleitung der Gesellschaft ist) gemäss den Kotierungsregeln verpflichtet ist, sich bei einem bestimmten Beschluss der Generalversammlung der Stimme zu		5 Where any shareholder (including a shareholder who is a Director or an officer of the Company) under the Listing Rules, required to abstain from voting on any particular resolution of the General Meeting or is restricted to voting only for or only against any particular resolution of the

enthalten oder nur für oder nur gegen einen bestimmten Beschluss der Generalversammlung zu stimmen (jede solche Person ein Interessierter Aktionär und jeder Aktionär, der kein Interessierter Aktionär ist, ein Desinteressierter Aktionär), ist die relevante Mehrheit gemäss diesen Statuten oder anwendbarem Recht für die Annahme eines bestimmten Beschlusses der Generalversammlung (a) das massgebliche Mehr gemäss anwendbarem Recht oder den Bestimmungen dieser Statuten und (b) die Mehrheit der von den Desinteressierten Aktionären abgegebenen Stimmen. Das Recht der Mitglieder des Verwaltungsrats und der Geschäftsleitung, sich zu Verhandlungsgegenständen zu äussern, sowie das Recht des Verwaltungsrats, Anträge zu stellen, bleibt vorbehalten.	General Meeting (each such Person an Interested Shareholder, and each shareholder that is not an Interested Shareholder, a Disinterested Shareholder), the relevant majority under these Articles or applicable law for a particular resolution of the General Meeting to be passed shall be (a) the default majority under applicable law or the provisions of these Articles, and (b) the majority of the votes cast by the Disinterested Shareholders. The right of the members of the Board and the executive management to speak on items on the agenda and the right of the members of the Board to submit proposals are reserved.
6 Der Vorsitzende der Generalversammlung bestimmt, ob Abstimmungen und Wahlen an der Generalversammlung offen, schriftlich oder elektronisch erfolgen. Der Vorsitzende der Generalversammlung kann eine Abstimmung oder Wahl jederzeit wiederholen lassen, sofern nach seiner Meinung Zweifel am Abstimmungsergebnis bestehen; in diesem Fall gilt die vorausgegangene Abstimmung oder Wahl als nicht erfolgt.	6 The acting chair of the General Meeting shall determine whether resolutions and elections at the General Meeting are to be decided by open ballot, in writing or electronically. The acting chair may at any time order that a resolution or election be repeated if he or she considers the vote to be in doubt; the resolution or election previously held shall then be deemed not to have taken place.

	Artikel 16		Article 16
Zugang der Aktionäre zu den Stimmrechtsunterlagen der Gesellschaft	1 Vorbehaltlich der Bestimmungen dieses Artikels 16 nimmt die Gesellschaft, falls in der massgebenden Access Notice verlangt, in ihr Proxy Statement für jede Generalversammlung auf:	Shareholder Access to the Company’s Proxy Materials	1 Subject to the provisions of this Article 16, if requested in the relevant Access Notice, the Company shall include in its proxy statement for any General Meeting:
	(a) den Namen der von einem Access Shareholder zur Wahl vorgeschlagenen Person, der auch auf dem Vollmachtsformular (form of proxy) und Stimmzettel (soweit vorhanden) der Gesellschaft anzugeben ist;		(a) the name of any person nominated for election, which shall also be included on the Company’s form of proxy and ballot (if any), by any Access Shareholder;
	(b) Angaben über einen solchen Kandidaten und den Access Shareholder, die nach den Regeln der SEC oder anderweitig anwendbarem Recht in das Proxy Statement aufgenommen werden müssen;		(b) disclosure about the nominee and the Access Shareholder required under the rules of the SEC or other applicable law to be included in the proxy statement;

(c)
jede Erklärung, die der Access Shareholder in die Access Notice zur Aufnahme in das Proxy Statement zur Unterstützung der Wahl des Kandidaten in den Verwaltungsrat aufgenommen hat (vorbehältlich, ohne Einschränkung, Artikel 16 Abs. 5 dieser Statuten), sofern diese Erklärung 500 Wörter nicht übersteigt und angemessen konzise gehalten ist; und

(c)
any statement included by the Access Shareholder in the Access Notice for inclusion in the proxy statement in support of the nominee’s election to the Board (subject, without limitation, to Article 16 para. 5 of these Articles), if such statement does not exceed 500 words and is reasonably concise; and

(d)
jede andere Information in Bezug auf die Nominierung eines Kandidaten, die der Verwaltungsrat in seinem Ermessen bestimmt, in das Proxy Statement aufzunehmen, einschliesslich, ohne Einschränkung, eine Stellungnahme gegen die Nominierung und jede andere Information gemäss diesem Artikel 16.

(d)
any other information that the Board determines, in its exclusive discretion, to include in the proxy statement relating to the nomination of a nominee, including, without limitation, any statement in opposition to the nomination and any of the information provided pursuant to this Article 16.

	2 Wenn ein Access Shareholder nach Ablauf der Frist für die Einreichung einer Access Notice gemäss Artikel 16 Abs. 4 dieser Statuten nicht mehr wählbar ist oder seine Nominierung zurückzieht oder ein Kandidat nicht mehr bereit ist, als Mitglied im Verwaltungsrat tätig zu werden, sei es vor oder nach dem Versand des definitiven Proxy Statements, so wird die betreffende Nominierung nicht berücksichtigt, und die Gesellschaft (a) ist nicht verpflichtet, den nicht berücksichtigten Kandidaten oder einen vom Access Shareholder oder einem anderen Access Shareholder vorgeschlagenen Nachfolger oder Ersatz-Kandidaten in ihrem bei der SEC eingereichten Proxy Statement aufzunehmen, und (b) kann ihren Aktionären im Übrigen mitteilen, insbesondere, ohne Einschränkung, durch Änderung oder Ergänzung des Proxy Statements dahingehend, dass der nicht berücksichtigte Kandidat nicht als		2 If, after the deadline for submitting an Access Notice as set forth in Article 16 para. 4 of these Articles, an Access Shareholder becomes ineligible or withdraws its nomination, or a nominee becomes unwilling to serve on the Board, whether before or after the mailing of the definitive proxy statement, then the nomination shall be disregarded, and the Company (a) shall not be required to include in its proxy statement filed with the SEC the disregarded nominee or any successor or replacement nominee proposed by the Access Shareholder or by any other Access Shareholder, and (b) may otherwise communicate to its shareholders, including without limitation by amending or supplementing its proxy statement to state that the disregarded nominee will not be included as a nominee in the proxy statement and will not be voted on at the Annual General Meeting. The Company may solicit against, and

Kandidat in das Proxy Statement aufgenommen wird und dass über diesen an der ordentlichen Generalversammlung nicht abgestimmt wird. Die Gesellschaft kann sich öffentlich gegen jeden Kandidaten aussprechen und diesbezüglich eine Stellungnahme in das Proxy Statement aufnehmen.	include in the proxy statement its own statement relating to, any nominee.
3 Ein Eligible Holder kann nur dann eine Nominierung gemäss diesem Artikel 16 einreichen, wenn die Person am Tag der Einreichung der Access Notice und am Tag der ordentlichen Generalversammlung im Aktienbuch als Aktionär eingetragen ist. Im Falle einer Nominierung durch eine Gruppe von Eligible Holders gelten alle in diesem Artikel 16 festgelegten Anforderungen und Verpflichtungen für einen einzelnen Eligible Holder für jedes Mitglied dieser Gruppe.	3 An Eligible Holder may submit a nomination in accordance with this Article 16 only if the person is a holder of record on the date of submission of the Access Notice and on the date of the Annual General Meeting. In the event of a nomination by a group of Eligible Holders, any and all requirements and obligations for an individual Eligible Holder that are set forth in this Article 16 shall apply to each member of such group.
4 Um einen Kandidaten zu nominieren, muss der Access Shareholder der Gesellschaft in Übereinstimmung mit den Bestimmungen gemäss Artikel 11 Abs. 2 dieser Statuten eine Access Notice zustellen, und diese Access Notice muss am Sitz der Gesellschaft eingehen. Falls die ordentliche Generalversammlung nicht innerhalb eines Zeitraums von 30 Kalendertagen vor dem Jahrestag des Datums, an dem das Proxy Statement gegenüber den Aktionären der Gesellschaft in Zusammenhang mit der ordentlichen Generalversammlung des vergangenen Jahres veröffentlicht wurde, und 30 Kalendertagen nach einem solchen Jahrestag angesetzt ist, hat die Access Notice in der hier vorgesehenen Form bis zum Geschäftsschluss des Datums zu erfolgen, das 180 Kalendertage vor jenem Versammlungstag liegt, oder bis zum zehnten Kalendertag nach dem Tag, an dem die Gesellschaft erstmals eine Öffentliche Bekanntmachung über jenen Versammlungstag macht, je nachdem, welcher Zeitpunkt später liegt. Die Access Notice gilt an dem Tag als zugestellt, an dem alle in der Definition der Access Notice genannten Informationen und Dokumente (mit Ausnahme solcher Informationen und Dokumente, die erst nach dem Datum der Access Notice zur Verfügung gestellt werden müssen) der Gesellschaft zugestellt oder per Post versandt und von dieser empfangen wurden.	4 To nominate a nominee, the Access Shareholder must deliver an Access Notice to, and such Access Notice must be received by, the Company at its registered office in accordance with the provisions of Article 11 para. 2 of these Articles. If the Annual General Meeting is not scheduled to be held within a period beginning 30 calendar days before the anniversary date of the date that the Company’s proxy statement was released to shareholders in connection with the previous year’s Annual General Meeting and ending 30 calendar days after such anniversary date, the Access Notice shall be given in the manner provided herein by the later of the close of business on the date that is 180 calendar days prior to such other meeting date or the tenth calendar day following the date that the Company first makes Public Disclosure regarding such other meeting date. The Access Notice shall be deemed delivered on the date on which all the information and documents referred to in the definition of Access Notice (other than such information and documents contemplated to be provided after the date the Access Notice is provided) have been delivered to or mailed and received by the Company.
5 Ungeachtet anderslautender Bestimmungen in diesem Artikel 16 und soweit dies im Zusammenhang mit der Erstellung des Proxy Statements gemäss SEC-Vorschriften erforderlich ist, kann die Gesellschaft in ihrem Proxy Statement auf die Aufnahme jedes Kandidaten und die diesen betreffenden Informationen	5 Notwithstanding anything to the contrary contained in this Article 16 and to the extent required in connection with the preparation of the proxy statement under SEC rules, the Company may omit from its proxy statement any nominee and any information concerning such nominee (including an Access Shareholder’s

(einschliesslich einer diesen unterstützenden Erklärung durch den Access Shareholder) verzichten und es findet diesfalls keine Abstimmung über einen solchen Kandidaten statt (ungeachtet allfälliger durch die Gesellschaft ersuchter, erhaltener oder entgegengenommener Stimmen oder Stimmrechtsvollmachten in Bezug auf eine solche Abstimmung). Der Access Shareholder kann nach dem letzten Tag, an dem eine Access Notice als fristgerecht gelten würde, einen der Nominierung des Kandidaten entgegenstehenden Mangel auf keine Art und Weise beheben, wenn der Verwaltungsrat feststellt, dass die Nominierung des Kandidaten oder dessen Wahl in den Verwaltungsrat dazu führen würde, dass die Gesellschaft gegen diese Statuten oder anwendbares Recht, gegen Regeln oder Vorschriften, denen die Gesellschaft untersteht, einschliesslich die Regeln oder Vorschriften der SEC oder einer Börse, an der die Effekten der Gesellschaft gehandelt werden, verstossen oder diese nicht einhalten würde.	statement in support) and no vote on such nominee shall occur (notwithstanding that votes or proxies in respect of such vote may have been solicited, obtained, or received by the Company), and the Access Shareholder may not, after the last day on which an Access Notice would be timely, cure in any way any defect preventing the nomination of the nominee, if the Board determines that such nominee’s nomination or election to the Board would result in the Company violating or failing to be in compliance with these Articles or any applicable law, rule or regulation to which the Company is subject, including any rules or regulations of the SEC or any stock exchange on which the Company’s securities are traded.
6 Ungeachtet anderslautender Bestimmungen in diesem Artikel 16 kann die Gesellschaft Informationen, einschliesslich der gesamten oder eines Teils der in der Access Notice enthaltenen Erklärung zur Unterstützung des Kandidaten, in ihrem Proxy Statement weglassen, ergänzen oder berichtigen, wenn der Verwaltungsrat feststellt, dass (a) diese Informationen nicht in allen wesentlichen Teilen der Wahrheit entsprechen oder eine wesentliche Aussage nicht enthält, die erforderlich ist, damit die gemachten Aussagen nicht irreführend sind; (b) diese Informationen direkt oder indirekt den Charakter, die Integrität oder den persönlichen Ruf einer Person schädigen oder direkt oder indirekt Anschuldigungen in Bezug auf unangemessenes, illegales oder unmoralisches Verhalten oder Assoziationen ohne sachliche Grundlage erheben; oder (c) die Aufnahme dieser Informationen in das Proxy Statement anderweitig gegen diese Statuten, die Regeln der SEC über die Stimmrechtsvertretung oder andere anwendbare Gesetze, Regeln oder Vorschriften (einschliesslich die Regeln oder Kotierungsstandards der Börse, an der oder an denen die gehandelt werden) verstösst oder dazu führen würde, dass die Gesellschaft dagegen verstösst.	6 Notwithstanding anything to the contrary contained in this Article 16, the Company may omit from its proxy statement, or may supplement or correct any information, including all or any portion of the statement in support of the nominee included in the Access Notice, if the Board determines that (a) such information is not true in all material respects or omits a material statement necessary to make the statements made not misleading; (b) such information directly or indirectly impugns character, integrity, or personal reputation of, or directly or indirectly makes charges concerning improper, illegal, or immoral conduct or associations without factual foundation with respect to any person; or (c) the inclusion of such information in the proxy statement would otherwise violate or cause the Company to violate these Articles, the SEC proxy rules, or any other applicable law, rule, or regulation (including the rules or listing standards of the exchange(s) on which the Shares are traded).

	B. Der Verwaltungsrat		B. The Board
	Artikel 17		Article 17
Anzahl Verwaltungsräte	Der Verwaltungsrat besteht aus mindestens drei Mitgliedern.	Number of Members of the Board	The Board shall consist of not fewer than three members.
	Artikel 18		Article 18
Wahl und Amtsdauer	1 Die Generalversammlung wählt die Mitglieder des Verwaltungsrates und den Präsidenten oder die Präsidentin des Verwaltungsrates einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Die Mitglieder des Verwaltungsrats können wiedergewählt werden. Der Verwaltungsrat allein ist nicht befugt, eine Person zum Mitglied des Verwaltungsrates zu ernennen, um eine durch das Ausscheiden eines ehemaligen Mitglied des Verwaltungsrates frei gewordene Stelle zu besetzen oder den bestehenden Verwaltungsrat zu ergänzen.	Election and Term of Office	1 The General Meeting shall elect the members of the Board and the chair of the Board individually for a term of office until the completion of the next Annual General Meeting. Members of the Board are eligible for re-election. The Board shall not have any authority to appoint any person to be a Director to fill a casual vacancy arising from the resignation of a former Director or as an addition to the existing Board.
	2 Ist das Präsidium des Verwaltungsrates vakant, bezeichnet der Verwaltungsrat bis zum Abschluss der nächsten ordentlichen Generalversammlung aus seiner Mitte einen Präsidenten oder eine Präsidentin.		2 If the office of the chair of the Board is vacant, the Board shall appoint a new chair from among its members for a term of office extending until the completion of the next Annual General Meeting.
	Artikel 19		Article 19
Organisation des Verwaltungsrates	1 Vorbehältlich der Wahl des Präsidenten oder der Präsidentin und der Mitglieder des Vergütungsausschusses durch die Generalversammlung konstituiert sich der Verwaltungsrat selbst. Der Verwaltungsrat kann unter anderem (a) einen Lead Independent Director und (b) einen Protokollführer oder eine Protokollführerin ernennen, der nicht Mitglied des Verwaltungsrates sein muss.	Organization of the Board	1 Except for the election of the chair of the Board and the members of the Compensation Committee by the General Meeting, the Board shall constitute itself. The Board may appoint, among other roles, (a) a Lead Independent Director, and (b) a secretary, who need not be a Director.
	2 Der Verwaltungsrat ordnet im Übrigen und vorbehältlich Artikel 21 f. dieser Statuten seine Organisation und Beschlussfassung durch ein Organisationsreglement.		2 Subject to Article 21 et seq. of these Articles, the Board shall regulate its organization and the adoption of resolutions in the organizational regulations.
	Artikel 20		Article 20
Ersatz der Auslagen, Schadloshaltung	1 Die Mitglieder des Verwaltungsrates haben Anspruch auf Ersatz sämtlicher ihrer in Ausübung der Tätigkeit als Mitglied des Verwaltungsrates aufgewendeten angemessener Auslagen.	Reimbursement of Expenses, Indemnification	1 The members of the Board shall be entitled to the reimbursement of all reasonable expenses incurred in service as a member of the Board.
	2 Die Gesellschaft entschädigt, verteidigt und hält gegenwärtige und ehemalige Mitglieder des Verwaltungsrates und der (erweiterten) Geschäftsleitung der Gesellschaf sowie deren Erben, Vollstrecker und Verwalter im vollen gesetzlich zulässigen Umfang schadlos von und gegen alle angedrohten, anhängigen oder abgeschlossenen Klagen, Prozesse oder Verfahren		2 The Company shall indemnify, defend, and hold harmless, to the full extent permitted by law, the existing and former members of the Board and officers of the Company and their heirs, executors, and administrators, from and against all threatened, pending, or completed actions, suits, or proceedings, whether of civil, criminal, administrative, or of other nature, and all costs, charges, losses,

zivilrechtlicher, strafrechtlicher, verwaltungsrechtlicher oder sonstiger Art sowie alle Kosten, Gebühren, Verluste, Schäden und Ausgaben, die sie oder einer von ihnen, ihre Erben, Vollstrecker oder Verwalter durch oder aufgrund einer vorgenommenen oder angeblich vorgenommenen Handlung entstehen oder entstehen könnten, oder aufgrund von Handlungen, an denen sie mitgewirkt haben oder an denen sie angeblich mitgewirkt haben, oder die sie unterlassen haben oder die sie angeblich unterlassen haben, oder aufgrund der Tatsache, dass er oder sie ein Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft ist oder war, oder während er oder sie als Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft tätig war, oder während er oder sie auf Ersuchen der Gesellschaft als Mitglied des Verwaltungsrats. der (erweiterten) Geschäftsleitung, Angestellter oder Vertreter einer anderen Gesellschaft, Personengesellschaft, eines Joint Ventures, eines Trusts oder eines anderen Unternehmens tätig war; jedoch unter der Voraussetzung, dass sich diese Schadloshaltung nicht auf eine Angelegenheit erstreckt, in der eine der genannten Personen in einem rechtskräftigen Urteil oder Entscheid eines Gerichts oder einer zuständigen Regierungs- oder Verwaltungsbehörde, gegen das/die kein Rechtsmittel oder Beschwerte eingelegt werden kann, eine vorsätzliche oder grob fahrlässige Verletzung seiner/ihrer gesetzlichen Pflichten als Mitglied des Verwaltungsrats oder der (erweiterten) Geschäftsleitung des Unternehmens begangen hat.	damages, and expenses that they or any of their heirs, executors, or administrators shall or may incur or sustain by or by reason of any act done or alleged to be done, concurred or alleged to be concurred in, or omitted or alleged to be omitted in or about the execution of their duty or alleged duty, or by reason of the fact that he or she is or was a member of the Board or an officer of the Company, or while serving as a member of the Board or an officer of the Company, or while serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board or an officer of the Company.
3 Ohne den vorangehenden Absatz 2 dieses Artikels 20 einzuschränken, bevorschusst die Gesellschaft aktuellen oder ehemaligen Mitgliedern des Verwaltungsrates und der (erweiterten) Geschäftsleitung der Gesellschaft Gerichts- und Anwaltskosten. Die Gesellschaft kann jedoch solche Vorschüsse zurückfordern, wenn in Bezug auf eine der genannten Personen in einem rechtskräftigen Urteil oder Entscheid eines Gerichts oder einer Regierungs- oder Verwaltungsbehörde, gegen das/die kein Rechtsmittel oder Beschwerde eingelegt werden kann, eine absichtliche oder grobfahrlässige Verletzung ihrer Pflichten als Mitglied es Verwaltungsrats oder der (erweiterten) Geschäftsleitung der Gesellschaft festgestellt wird.	3 Without limiting the foregoing paragraph 2 of this Article 20, the Company shall advance court costs and attorneys’ fees to the existing and former members of the Board and officers of the Company. The Company may, however, recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board or officer of the Company.

	Artikel 21		Article 21
Einberufung, Beschlussfassung, Protokoll	1 Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, werden Sitzungen des Verwaltungsrates vom Präsidenten oder von der Präsidentin oder, im Falle seiner oder ihrer Verhinderung, von einem anderen Mitglied des Verwaltungsrates einberufen, wenn ein Mitglied es schriftlich oder per E-Mail oder einer anderen Art der elektronischen Übermittlung unter Angabe der Gründe verlangt.	Convening Meetings, Resolutions, Minutes	1 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall meet at the invitation of its chair or, if he or she is not able to do so, another member of the Board if a member so requests in writing or via email or another form of electronic communication, indicating the reasons therefor.
	2 Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, ist zur Beschlussfähigkeit des Verwaltungsrates die Anwesenheit der Mehrheit seiner Mitglieder erforderlich. Für Anpassungs- und Feststellungsbeschlüsse im Zusammenhang mit Kapitalveränderungen oder einer Änderung der Währung des Aktienkapitals besteht kein Präsenzquorum.		2 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall only have a quorum if the majority of the members of the Board then in office is present. There is no presence quorum requirement for resolutions providing for the amendment and ascertainment of capital changes or a change in the currency of the share capital.
	3 Sofern das vom Verwaltungsrat erlassene Organisationsreglement nichts anderes festlegt, fasst der Verwaltungsrat seine Beschlüsse mit der Mehrheit der abgegebenen Stimmen. Bei Stimmengleichheit hat der Vorsitzende den Stichentscheid.		3 Unless the organizational regulations adopted by the Board provide otherwise, the Board shall adopt its resolutions by a majority of the votes cast. In the case of a tie, the acting chair shall have a casting vote.
	4 Beschlüsse sämtlicher Mitglieder des Verwaltungsrates können auch auf schriftlichem Weg oder in elektronischer Form gefasst werden (sofern nicht ein Mitglied mündliche Beratung verlangt).		4 Resolutions of all members of the Board may also be adopted by written consent or electronically (unless a member requests discussion thereof).
	5 Die Beschlüsse sind in einem Protokoll festzuhalten, das vom Vorsitzenden und dem Protokollführer oder der Protokollführerin der Sitzung zu unterzeichnen ist.		5 The decisions of the Board shall be recorded in minutes to be signed by the acting chair and the secretary of the meeting.
	Artikel 22		Article 22
Befugnisse des Verwaltungsrates	1 Der Verwaltungsrat kann in allen Angelegenheiten Beschluss fassen, die nicht nach Gesetz, diesen Statuten oder einem Reglement einem anderen Organ der Gesellschaft übertragen sind.	Powers of the Board	1 The Board may pass resolutions with respect to all matters that are not delegated to another corporate body of the Company by law, these Articles, or regulations.
	2 Der Verwaltungsrat hat die unübertragbaren und unentziehbaren Aufgaben, die ihm von Gesetzes wegen vorbehalten sind.		2 The Board has the non-transferable and inalienable duties reserved to the Board by law.
	3 Im Übrigen kann der Verwaltungsrat die Geschäftsführung sowie die Vertretung der Gesellschaft im Rahmen dieser Statuten und der gesetzlichen Bestimmungen durch Erlass eines Organisationsreglements oder durch einen Beschluss ganz oder teilweise an einzelne oder mehrere seiner Mitglieder oder an Dritte übertragen.		3 In all other respects, the Board may delegate in whole or in part the management and the representation of the Company within the framework set forth by these Articles and the law to one or several of its members or to third parties by establishing organizational regulations or by adopting a resolution.

	C. Der Vergütungsausschuss		C. The Compensation Committee
	Artikel 23		Article 23
Anzahl Mitglieder	Der Vergütungsausschuss besteht aus mindestens zwei Mitgliedern des Verwaltungsrates.	Number of Members	The Compensation Committee shall consist of no fewer than two members of the Board.
	Artikel 24		Article 24
Wahl und Amtsdauer	1 Die Generalversammlung wählt die Mitglieder des Vergütungsausschusses einzeln für eine Amtsdauer bis zum Abschluss der nächsten ordentlichen Generalversammlung. Mitglieder des Vergütungsausschusses können wiedergewählt werden.	Election and Term of Office	1 The General Meeting shall elect the members of the Compensation Committee individually for a term of office until the completion of the next Annual General Meeting. Members of the Compensation Committee are eligible for re-election.
	2 Ist der Vergütungsausschuss nicht vollständig besetzt, kann der Verwaltungsrat bis zum Abschluss der nächsten ordentlichen Generalversammlung aus seiner Mitte Ersatzmitglieder bezeichnen.		2 If there are vacancies on the Compensation Committee, the Board may appoint substitute members from among its members for a term of office extending until completion of the next Annual General Meeting.
	Artikel 25		Article 25
Organisation des Vergütungsausschusses	1 Der Verwaltungsrat wählt den Vorsitzenden des Vergütungsausschusses aus seinen Mitgliedern.	Organization of the Compensation Committee	1 The Board shall elect the chair of the Compensation Committee from among its members.
	2 Der Verwaltungsrat legt in einem Reglement fest, für welche Positionen des Verwaltungsrates und der Geschäftsleitung der Vergütungsausschuss, gemeinsam mit dem Vorsitzenden des Verwaltungsrates oder alleine, Anträge an den Verwaltungsrat betreffend die Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung unterbreitet und für welche Positionen dieser selbst die Vergütung der Mitglieder des Verwaltungsrates und der Geschäftsleitung in Übereinstimmung mit diesen Statuten und den vom Verwaltungsrat erstellten Vergütungsrichtlinien festlegt.		2 The Board shall determine in regulations for which positions of the Board and the Executive Management Team the Compensation Committee, together with the chair of the Board or alone, shall submit proposals to the Board in relation to the compensation of the members of the Board and the Executive Management Team, and for which positions it shall itself determine, in accordance with these Articles and the compensation guidelines established by the Board, the compensation of the members of the Board and the Executive Management Team.
	Artikel 26		Article 26
Aufgaben und Zuständigkeiten	1 Der Vergütungsausschuss unterstützt den Verwaltungsrat bei der Festsetzung und Überprüfung der Vergütungspolitik und -richtlinien sowie bei der Vorbereitung der Anträge zuhanden der Generalversammlung betreffend die Vergütung des Verwaltungsrates, der Geschäftsleitung und anderen Führungspersonen der Gesellschaft. Er kann dem Verwaltungsrat Anträge zu weiteren Vergütungsfragen unterbreiten. Der Vergütungsausschuss ist befugt, alle ihm vom Verwaltungsrat übertragenen Aufgaben zu erfüllen.	Duties and Powers	1 The Compensation Committee shall support the Board in establishing and reviewing the compensation strategy and guidelines and in preparing the proposals to the General Meeting regarding the compensation of the Board, the Executive Management Team, and other officers of the Company. It may submit proposals to the Board with respect to any other compensation-related matters. The Compensation Committee shall be authorized to carry out all duties delegated to it by the Board.
	2 Der Verwaltungsrat kann dem Vergütungsausschuss weitere Aufgaben zuweisen.		2 The Board may delegate further tasks to the Compensation Committee.

	D. Die Revisionsstelle und andere Prüfungsgesellschaften		D. The Auditor and Other Auditing Companies
	Artikel 27		Article 27
Revisionsstelle und andere Prüfungsgesellschaften	1 Die Aktionäre wählen die Revisionsstelle und andere Prüfungsgesellschaften (für Zwecke dieser Bestimmungen zusammen als “Prüfungsgesellschaften” bezeichnet) an der ordentlichen Generalversammlung für eine Amtsdauer eines Geschäftsjahrs. Wenn es die Umstände erfordern, können die Aktionäre die Prüfungsgesellschaften auch an einer anderen Generalversammlung wählen, und zwar jeweils für eine Amtszeit bis zur nächsten ordentlichen Generalversammlung. Die Prüfungsgesellschaften kann wiedergewählt werden. Die Vergütung der Prüfungsgesellschaften wird durch einen Beschluss der Aktionäre an der ordentlichen Generalversammlung festgelegt, an der die Prüfungsgesellschaften gewählt werden, oder an einer anderen Generalversammlung, wobei die Aktionäre in Bezug auf ein bestimmtes Jahr die Befugnis zur Festlegung der Vergütung der Prüfungsgesellschaften durch einen Beschluss an der ordentlichen Generalversammlung oder an einer anderen Generalversammlung an den Verwaltungsrat delegieren können.	Statutory Auditor and Other Auditing Companies	1 The shareholders shall elect the statutory auditor and other auditing companies (collectively referred to as “auditors” for purposes of this Article 27) of the Company at every Annual General Meeting, who shall serve as such until the next Annual General Meeting. If the circumstances so require, the shareholders may also elect the auditors at another General Meeting, in each case for a term until the next Annual General Meeting. The auditors are eligible for re-election. The remuneration of the auditors shall be determined by a resolution of the shareholders at the General Meeting at which the auditors are appointed or at another General Meeting; provided that in respect of any particular year, the shareholders may, by adopting a resolution at the Annual General Meeting or at another General Meeting, delegate the authority to determine the remuneration of the auditors to the Board.
	2 Die Abberufung der Revisionsstelle der Gesellschaft vor dem ordentlichen Ablauf ihrer Amtszeit bedarf eines wichtigen Grundes und eines Beschlusses der Aktionäre an einer Generalversammlung. An der Generalversammlung, an der die Abberufung der Revisionsstelle der Gesellschaft beschlossen wird, haben die Aktionäre für die verbleibende Amtszeit der bisherigen Revisionsstelle der Gesellschaft eine neue Revisionsstelle der Gesellschaft zu wählen. Der Verwaltungsrat ist zudem berechtigt, andere Prüfungsgesellschaften für die Dauer bis zu deren Wahl anlässlich der ordentlichen Generalversammlung zu ernennen, um eine etwaige Vakanz zu füllen		2 The removal of the statutory auditor of the Company prior to the expiration of the term of office shall require cause and a resolution of the shareholders at a General Meeting. At the General Meeting resolving on the removal of the statutory auditor of the Company, shareholders shall also elect a new statutory auditor of the Company for the remainder of the term of office of the previous statutory auditor of the Company. The Board of Directors is also authorized to appoint other auditors to fill a casual vacancy for the period until their election at the Annual General Meeting.
	3 Der Verwaltungsrat kann die Prüfungsgesellschaften jederzeit beauftragen, besondere Untersuchungen, insbesondere Zwischenprüfungen, durchzuführen und einen Bericht über die Ergebnisse zu erstellen.		3 The Board may mandate the auditors at any time to perform special investigations, in particular interim audits, and to prepare a report on its findings.
	Abschnitt 4 Vergütungen der Mitglieder des Verwaltungsrates und der Geschäftsleitung		Section 4 Compensation of the Members of the Board and the Executive Management Team

	Artikel 28		Article 28
Genehmigung der Vergütung durch die Generalversammlung	1 Die Generalversammlung genehmigt die Anträge des Verwaltungsrates in Bezug auf die Gesamtbeträge:	Ratification of the Compensation by the General Meeting	1 The General Meeting shall ratify the proposals of the Board in relation to the aggregate amounts of:
	(a) für die maximale gesamte Vergütung des Verwaltungsrates für die Dauer bis zur nächsten ordentlichen Generalversammlung;		(a) the maximum aggregate compensation of the Board until the completion of the next Annual General Meeting;
	(b) für die maximale gesamte Vergütung der Geschäftsleitung für das Geschäftsjahr, das nach der ordentlichen Generalversammlung, an der um Genehmigung ersucht wird, beginnt; und		(b) the maximum aggregate compensation of the Executive Management Team for the financial year commencing after the Annual General Meeting at which ratification is sought; and
	(c) gegebenenfalls weitere Vergütungsperioden für bestimmte Vergütungselemente.		(c) additional compensation periods for specific compensation elements, if applicable.
	2 Der Verwaltungsrat kann der Generalversammlung abweichende oder zusätzliche Anträge in Bezug auf die gleichen oder andere Zeitperioden zur Genehmigung vorlegen.		2 The Board may submit for approval by the General Meeting deviating or additional proposals relating to the same or different periods.
	3 Genehmigt die Generalversammlung einen Antrag des Verwaltungsrates nicht, setzt der Verwaltungsrat unter Berücksichtigung aller relevanten Umstände den entsprechenden (maximalen) Gesamtbetrag oder mehrere (maximale) Teilbeträge fest und unterbreitet den oder die so festgesetzten Beträge der Generalversammlung zur Genehmigung.		3 If the General Meeting does not ratify a proposal of the Board, the Board shall determine, taking into account all relevant factors, the respective (maximum) aggregate amount or (maximum) partial amounts, and submit the amount(s) so determined for ratification by the General Meeting.
	4 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können Vergütungen vor der Genehmigung durch die Generalversammlung zahlen oder ausrichten, unter Vorbehalt der nachträglichen Genehmigung.		4 The Company or companies controlled by it may pay or grant compensation prior to the ratification by the General Meeting subject to subsequent ratification.
	5 Werden variable Vergütungen prospektiv genehmigt, legt der Verwaltungsrat der Generalversammlung den Vergütungsbericht zur Konsultativabstimmung vor.		5 If variable compensation is ratified prospectively, the Board shall submit the compensation report to the General Meeting for an advisory vote.
	Artikel 29		Article 29
Zusatzbetrag für Veränderungen in der Geschäftsleitung	Reicht der bereits von der Generalversammlung genehmigte maximale Gesamtbetrag der Vergütung nicht aus für die Vergütung einer oder mehrerer Personen, die nach dem Zeitpunkt der Genehmigung der Vergütung der Geschäftsleitung für die massgebende Vergütungsperiode durch die Generalversammlung Mitglieder der Geschäftsleitung werden, sind die Gesellschaft oder von ihr kontrollierte Unternehmen ermächtigt, diesem oder diesen neuen Mitglied(ern) während der bereits genehmigten Vergütungsperiode(n) einen Zusatzbetrag auszurichten. Der Zusatzbetrag darf je Vergütungsperiode insgesamt 100% des zuletzt genehmigten	Supplementary Amount for Changes to the Executive Management Team	If the maximum aggregate amount of compensation already ratified by the General Meeting is not sufficient to also cover the compensation of one or more persons who become members of the Executive Management Team after the General Meeting has ratified the compensation of the Executive Management Team for the relevant period, then the Company or companies controlled by it shall be authorized to pay such new member(s) a supplementary amount during the compensation period(s) already ratified. The supplementary amount per compensation period shall in total not exceed 100% of the respective aggregate amount of (maximum)

	Gesamtbetrages der maximalen Vergütung der Geschäftsleitung nicht übersteigen.		compensation of the Executive Management Team last approved.
	Artikel 30		Article 30
Vergütungen der Mitglieder des Verwaltungsrates und der Geschäftsleitung	1 Die Vergütung der Mitglieder des Verwaltungsrates umfasst Vergütungselemente in Geld und/oder eigenkapitalbezogene Elemente, und kann weitere Vergütungselemente umfassen. Die Gesamtvergütung berücksichtigt Position und Grad der Verantwortung des jeweiligen Empfängers.	Compensation of the Members of the Board and the Executive Management Team	1 The compensation of the members of the Board consists of cash and/or equity compensation elements, and may comprise other compensation elements. Total compensation shall take into account the position and level of responsibility of the respective recipient.
	2 Die Vergütung der exekutiven Mitglieder des Verwaltungsrates und der Mitglieder der Geschäftsleitung umfasst fixe und variable Vergütungselemente, welche vom Verwaltungsrat oder dem Vergütungsausschuss (je nach Sachlage) festgelegt werden. Die fixe Vergütung umfasst das Grundgehalt und kann weitere Vergütungselemente und Leistungen umfassen. Die variable Vergütung trägt der Position und dem Verantwortungsgrad des jeweiligen Empfängers und/oder dem Erreichen bestimmter Leistungsziele Rechnung.		2 The compensation of the executive members of the Board and the members of the Executive Management Team shall include fixed and variable compensation elements, as further determined by the Board or the Compensation Committee (as appropriate). Fixed compensation comprises the base salary and may comprise other compensation elements. Variable compensation shall take into account the position and level of responsibility of the respective recipient and/or the achievement of specific performance targets.
	3 Die kurzfristigen variablen Vergütungselemente orientieren sich an Leistungswerten, die sich an vom Verwaltungsrat oder, soweit an ihn delegiert, vom Vergütungsausschuss festgelegten Massnahmen, einschliesslich, ohne Einschränkung, des Geschäftsergebnisses der Gesellschaft, der Gruppe und/oder Teilen davon, an im Vergleich zum Markt, zu anderen Unternehmen oder zu vergleichbaren Richtgrössen berechneten Zielen und/oder an individuellen Zielen ausrichten und deren Erreichung sich in der Regel während eines einjährigen Zeitraums bemisst, sofern der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss dies nicht anders bestimmt. Soweit der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss nicht anders bestimmt, wird der jährliche Zielbetrag der kurzfristigen variablen Vergütungselemente als ein Vielfaches des Grundgehalts festgelegt; je nach erreichten Leistungszielen kann die Vergütung ein Mehrfaches des Zielbetrags betragen.		3 Short-term variable compensation elements shall be governed by performance metrics that take into account measures determined by the Board, or to the extent delegated to it, the Compensation Committee, including, without limitation, the performance of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or individual targets, and the achievement of which is generally measured, unless otherwise determined by the Board or, to the extent delegated to it, the Compensation Committee, during a one-year period. Unless otherwise determined by the Board or to the extent delegated to it, the Compensation Committee, the annual target amount of the short-term variable compensation elements shall be fixed as a multiple of the base salary; depending on achieved performance, the compensation may amount to a multiple of the target amount.
	4 Die langfristigen variablen Vergütungselemente orientieren sich unter anderem an Leistungswerten, die sich an den strategischen und/oder finanziellen Zielen der Gesellschaft, der Gruppe und/oder Teilen davon, an im Vergleich zum Markt, zu anderen Unternehmen oder zu vergleichbaren Richtgrössen berechneten Zielen und/oder der		4 Long-term variable compensation elements shall be governed by, among other things, performance metrics that take into account strategic and/or financial objectives of the Company, the group and/or parts thereof, targets in relation to the market, other companies or comparable benchmarks and/or the Company’s share price development,

Entwicklung des Aktienkurses der Gesellschaft ausrichten und deren Erreichung sich in der Regel, sofern nicht durch den Verwaltungsrat oder, soweit an ihn delegiert, den Vergütungsausschuss abweichend festgelegt, während eines mehrjährigen Zeitraums bemisst, sowie an Elementen zwecks Mitarbeiterbindung, welche durch den Verwaltungsrat oder, soweit an ihn delegiert, den Vergütungsausschuss bestimmt werden. Soweit der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss nicht anders bestimmt, wird der jährliche Zielbetrag der langfristigen Vergütungselemente unter Anwendung eines globalen Referenzstandards festgelegt; je nach erreichten Leistungszielen kann die Vergütung ein Mehrfaches des Zielbetrags betragen.	achievement of which is generally measured, unless otherwise determined by the Board or, to the extent delegated to it, the Compensation Committee, during a perennial period, as well as retention elements, in each case as determined by the Board, or to the extent delegated to it, the Compensation Committee. Unless otherwise determined by the Board, or to the extent delegated to it, the Compensation Committee, the annual target amount of the long-term variable compensation elements shall be fixed by a global reference standard; depending on achieved performance, the compensation may amount to a multiplier of the target amount.
5 Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt die massgebenden Leistungswerte, Leistungsziele und Zielbeträge der kurz- und langfristigen variablen Vergütungselemente sowie deren Erreichung fest.	5 The Board or, to the extent delegated to it, the Compensation Committee shall determine the relevant performance metrics, performance targets, and target amounts of the short- and long-term variable compensation elements, as well as their achievement.
6 Die Vergütung kann in der Form von Geld, Aktien oder anderer Form ausgerichtet werden; die Vergütung an exekutive Mitglieder des Verwaltungsrates und Mitglieder der Geschäftsleitung kann zudem in der Form von vergleichbaren Instrumenten oder Einheiten gewährt werden. Der Verwaltungsrat oder, soweit an ihn delegiert, der Vergütungsausschuss legt die Bedingungen und Fristen für Zuteilung, Vesting, Ausübung, Beschränkung und Verfall fest. Sie können insbesondere vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse wie eines Kontrollwechsels oder der Beendigung eines Arbeits- oder Mandatsverhältnisses die Bedingungen und Fristen für Vesting, Ausübung, Beschränkung und Verfall weiter gelten, verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen. Die Gesellschaft kann die erforderlichen Aktien oder andere Beteiligungspapiere auf dem Markt erwerben oder unter Nutzung von bereits vorhandenen eigenen Aktien, ihres Kapitalbands oder bedingten Kapitals bereitstellen.	6 Compensation may be paid in the form of cash, Shares, or other types of benefits; for the executive members of the Board and the members of the Executive Management Team, compensation may in addition be granted in the form of comparable instruments or units. The Board or, to the extent delegated to it, the Compensation Committee, shall determine grant, vesting, exercise, restriction, or forfeiture conditions and periods. In particular, they may provide for continuation, acceleration, or removal of vesting, exercise, restriction and forfeiture conditions and periods, for payment or grant of compensation based upon assumed target achievement, or for forfeiture, in each case in the event of pre-determined events such as a change-of-control or termination of an employment or mandate agreement. The Company may procure the required Shares or other securities through purchases in the market or by using available shares held in treasury, its capital band or its conditional share capital.
7 Die Vergütung kann durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden.	7 Compensation may be paid by the Company or companies controlled by it.

	Abschnitt 5 Verträge mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung		Section 5 Agreements with Members of the Board and the Executive Management Team
	Artikel 31		Article 31
Verträge mit Mitgliedern des Verwaltungsrates und der Geschäftsleitung	1 Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit Mitgliedern des Verwaltungsrates befristete oder unbefristete Verträge über die Vergütung abschliessen. Die Dauer und Beendigung richten sich nach Amtsdauer und Gesetz.	Agreements with Members of the Board and the Executive Management Team	1 The Company or companies controlled by it may enter into agreements for a fixed term or for an indefinite term with members of the Board relating to their compensation. Duration and termination shall comply with the term of office and the law.
	2 Befristete Arbeitsverträge mit Mitgliedern der Geschäftsleitung weisen eine maximale Dauer von einem Jahr auf; eine Verlängerung ist möglich. Unbefristete Arbeitsverträge haben eine Kündigungsfrist von maximal 12 Monaten.		2 Employment agreements for a fixed term with members of the Executive Management Team may have a maximum term of one year; renewal is possible. Employment agreements for an indefinite term may have a termination notice period of a maximum of 12 months.
	Abschnitt 6 Mandate ausserhalb des Konzerns		Section 6 Mandates Outside of the Group
	Artikel 32		Article 32
Mandate ausserhalb des Konzerns	1 Kein Mitglied des Verwaltungsrates kann mehr als zehn zusätzliche Mandate wahrnehmen, wovon nicht mehr als vier in börsenkotierten Unternehmen sein dürfen, soweit die Corporate Governance Richtlinien der Gesellschaft keine geringere Anzahl vorsehen. Vorbehaltlich der in diesem Artikel 32 festgelegten Schranken kann der Verwaltungsrat weitere Einzelheiten bezüglich der Anzahl der von den Mitgliedern des Verwaltungsrates gehaltenen Mandate in einem Reglement, einschliesslich der Corporate Governance Richtlinien der Gesellschaft, festlegen.	Mandates Outside of the Group	1 No member of the Board may hold more than 10 additional Mandates, of which no more than 4 may be in listed companies, or such lower number as may be provided in the Company’s Corporate Governance Guidelines. Subject to the limitations set forth in this Article 32, the Board may stipulate further details as regards the number of Mandates held by members of the Board in regulations, including in the Company’s Corporate Governance Guidelines.
	2 Kein Mitglied der Geschäftsleitung kann mehr als fünf zusätzliche Mandate wahrnehmen, wovon nicht mehr als eines in einem börsenkotierten Unternehmen sein darf. Jedes dieser Mandate bedarf der Genehmigung durch den Verwaltungsrat.		2 No member of the Executive Management Team may hold more than 5 additional Mandates, of which no more than 1 may be in a listed company. Each of these Mandates is subject to the approval by the Board.
	3 Die folgenden Mandate fallen nicht unter die Beschränkungen gemäss Absatz 1 und 2 dieses Artikels 32:		3 The following Mandates shall not be subject to the limitations set forth in paragraphs 1 and 2 of this Article 32:
	(a) Mandate in Unternehmen, die durch die Gesellschaft kontrolliert werden oder die Gesellschaft kontrollieren;		(a) Mandates in companies that are controlled by the Company or that control the Company;

(b)
Mandate, die auf Anordnung der Gesellschaft oder von ihr kontrollierten Gesellschaften wahrgenommen werden. Kein Mitglied des Verwaltungsrates oder der Geschäftsleitung kann mehr als zehn solche Mandate wahrnehmen; und

(b) Mandates held at the request of the Company or companies controlled by it. No member of the Board or of the Executive Management Team shall hold more than 10 such mandates; and
	(c) Mandate in Vereinen, Verbänden, Stiftungen, Trusts, Personalfürsorgestiftungen,		(c) Mandates in associations, professional or trade associations, foundations, trusts, employee welfare

	Bildungseinrichtungen und ähnlichen Organisationen.		foundations, educational institutions, and similar organizations.
	4 Jedes Mitglied des Verwaltungsrates und jedes Mitglied der Geschäftsleitung darf die in diesem Artikels 32 Abs. 1 festgelegten Schranken um maximal zwei Mandate pro Kategorie überschreiten, solange eine solche Überschreitung jeweils nicht länger als sechs Monate dauert		4 Each member of the Board and each member of the Executive Management Team shall be permitted to exceed the limitations set forth in this Article 32 para. 1 by a maximum of 2 Mandates per Category, in each case during a maximum period of 6 months.
	5 Als Mandate gelten Mandate in vergleichbaren Funktionen bei anderen Unternehmen mit gewinnorientiertem wirtschaftlichem Zweck. Mandate in verschiedenen Rechtseinheiten, die unter einheitlicher Kontrolle oder gleicher wirtschaftlicher Berechtigung stehen, gelten als ein Mandat. Der Begriff “Kategorie” bezieht sich auf die Mitgliedschaft in einem Verwaltungsrat, einer Geschäftsleitung oder einem Beirat (bzw. das Äquivalent nach ausländischem Recht).		5 Mandates shall mean mandates in comparable functions at other enterprises with a for-profit economic purpose. Mandates in different legal entities that are under joint control or same beneficial ownership are deemed one mandate. The term Category refers to membership of a board of directors, executive management team or advisory board (or the equivalent under foreign law).
	Abschnitt 7 Geschäftsjahr, Gewinnverteilung		Section 7 Financial Year, Profit Allocation
	Artikel 33		Article 33
Geschäftsjahr	Das Geschäftsjahr der Gesellschaft wird vom Verwaltungsrat festgesetzt.	Financial Year	The Company’s financial year shall be determined by the Board.
	Artikel 34		Article 34
Verteilung des Bilanzgewinns, Reserven	1 Über die Verwendung des Bilanzgewinns und des übrigen Teils des frei verwendbaren Eigenkapitals verfügt die Generalversammlung im Rahmen der gesetzlichen Vorschriften. Der Verwaltungsrat unterbreitet der Generalversammlung seine Anträge.	Allocation of Profit Shown on the Balance Sheet, Reserves	1 The General Meeting shall resolve on the appropriation of the balance sheet profit and the other part of the freely distributable equity in accordance with applicable law. The Board shall submit its proposals to the General Meeting.
	2 Neben den gesetzlich vorgegebenen Reserven kann die Generalversammlung im Rahmen der gesetzlichen Vorgaben weitere Reserven schaffen.		2 In addition to the reserves required by law, and subject to applicable law, the General Meeting may create other reserves.
	3 Dividenden, welche nicht innerhalb von fünf Jahren nach Fälligkeit bezogen wurden, fallen an die Gesellschaft und werden der gesetzlichen Gewinnreserve zugeteilt.		3 Dividends that have not been collected within 5 years after their payment date shall inure to the Company and be allocated to the statutory profit reserves.
	Abschnitt 8 Auflösung, Liquidation		Section 8 Dissolution, Liquidation
	Artikel 35		Article 35
Auflösung, Liquidation	1 Die Liquidation der Gesellschaft erfolgt nach Massgabe der gesetzlichen Vorschriften. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlossen) freihändig zu verkaufen.	Dissolution, Liquidation	1 The liquidation of the Company shall be effected pursuant to applicable law. The liquidators shall be entitled to sell assets (real estate included) in private transactions.
	2 Nach erfolgter Tilgung der Schulden der Gesellschaft wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt.		2 Upon discharge of all liabilities of the Company, the assets shall be distributed to the shareholders in proportion to the capital paid-in.

	Abschnitt 9 Mitteilungen, Publikationsorgan		Section 9 Notices, Means of Publication
	Artikel 36		Article 36
Mitteilungen, Bekanntmachungen	1 Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann im Einzelfall weitere Publikationsorgane bezeichnen.	Notices, Communications	1 The official means of publication of the Company shall be the Swiss Official Gazette of Commerce. In particular cases, the Board may specify other means of publication.
	2 Soweit eine individuelle Mitteilung nicht durch Gesetz, die Massgeblichen Börsenregeln oder diese Statuten vorgeschrieben ist, gelten alle Mitteilungen an die Aktionäre als gültig, wenn sie im Schweizerischen Handelsamtsblatt veröffentlicht werden. Einladungen zu Generalversammlungen können auch ausschliesslich durch die Veröffentlichung eines bei der SEC eingereichten Proxy Statements (oder Änderungen oder Ergänzungen dazu) erfolgen.		2 To the extent that individual notification is not required by law, Designated Stock Exchange Rules or these Articles, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Invitations to General Meetings of Shareholders may be made solely by way of a publication of a proxy statement (or amendments or supplements thereto) filed with the SEC.
	3 Mitteilungen der Gesellschaft an die Aktionäre erfolgen per Post, auf elektronischem Weg oder in einer anderen Form, die den Nachweis durch Text ermöglicht, an die im Aktienbuch zuletzt eingetragenen Kontaktdaten des Aktionärs bzw. Zustellungsbevollmächtigten. Finanzinstitute, die Aktien für wirtschaftlich Berechtigte halten und in dieser Eigenschaft im Aktienbuch eingetragen sind, gelten als Zustellungsbevollmächtigte.		3 Communications by the Company to its shareholders shall be sent by ordinary mail, by electronic means or in another form that shows textual evidence of the last address of the shareholder or authorized recipient recorded in the share register. Financial institutions holding Shares for beneficial owners and recorded in such capacity in the share register shall be deemed to be authorized recipients.
	Abschnitt 10 Gerichtsstand		Section 10 Jurisdiction
	Artikel 37		Article 37
Gerichtsstand	1 Ausschliesslicher Gerichtsstand für alle Streitigkeiten, die sich aus dem Gesellschaftsverhältnis ergeben, daraus resultieren oder damit zusammenhängen, ist der Sitz der Gesellschaft.	Jurisdiction	1 The exclusive place of jurisdiction for any disputes arising under, out of or in connection with, or related to the corporate relationship shall be at the Company’s place of incorporation.
	2 Sofern die Gesellschaft nicht schriftlich der Wahl eines anderen Gerichtsstands zustimmt, sind die Bundesbezirksgerichte (federal district courts) der Vereinigten Staaten von Amerika der einzige und ausschliessliche Gerichtsstand für die Beilegung von Klagen, die sich aus dem Securities Act ergeben. Jede Person, die Aktien, ADS oder andere Arten von Effekten der Gesellschaft kauft oder anderweitig erwirbt, ist an die Bestimmung von Artikels 37 Abs. 2 dieser Statuten gebunden. .		2 Unless the Company consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act. Any Person purchasing or otherwise acquiring any Share, ADS or other types of securities of the Company shall be bound by the provision of Article 37 para. 2 of these Articles.

	Abschnitt 11 Verbindliche Fassung		Section 11 Authoritative Language
	Artikel 38		Article 38
Verbindliche Fassung	Falls sich zwischen der deutschen Fassung und der englischen Fassung dieser Statuten Differenzen ergeben, hat die deutsche Fassung Vorrang.	Authoritative Language	In the event of discrepancies between the German version and the English version of these Articles, the German version shall prevail.
	Abschnitt 12 Definitionen		Section 12 Definitions
	Artikel 39		Article 39
Access Notice	Der Begriff Access Notice bezeichnet die folgenden Informationen und Dokumente, die sich auf den Access Shareholder beziehen und von ihm oder ihr unterzeichnet wurden: (a) Schedule 14N (oder das Nachfolgeformular) in Bezug auf den Kandidaten, das vom Access Shareholder gemäss SEC-Vorschriften ausgefüllt und bei der SEC eingereicht wurde; (b) eine schriftliche Mitteilung über die Nominierung dieses Kandidaten, welche die folgenden zusätzlichen Informationen, Vereinbarungen, Zusicherungen und Garantien des Access Shareholders (einschliesslich jedes Mitglieds der Gruppe) enthält: (i) die Nominierende Person Information; (ii) die Einzelheiten jeder Beziehung, die innerhalb der letzten drei Jahre bestanden hat und die gemäss Item 6(e) von Schedule 14N (oder eines Nachfolgepunktes) beschrieben worden wäre, wenn sie zum Zeitpunkt der Einreichung von Schedule 14N bestanden hätte; (iii) eine Zusicherung und Garantie, dass der Access Shareholder die in Artikel 16 Abs. 3 dieser Statuten dargelegten Zulassungsvoraussetzungen erfüllt und den Nachweis der Rechtsinhaberschaft im von Art. 16 Abs. 3 dieser Statuten geforderten Umfang; (iv) Angaben zu jeder Position des Kandidaten als Führungsperson oder Verwaltungsrat eines Wettbewerbers der Gesellschaft (d. h. eines Unternehmens, das Produkte herstellt oder Dienstleistungen erbringt, die mit den wichtigsten von der Gesellschaft oder mit ihr verbundenen Unternehmen hergestellten Produkten oder erbrachten Dienstleistungen konkurrieren oder Alternativen dazu darstellen) innerhalb der letzten drei Jahre vor Einreichung der Access Notice; (v) eine Zusicherung und Garantie, dass der Access Shareholder keine andere Proxy Card als diejenige der Gesellschaft verwenden wird, um Aktionäre im Zusammenhang mit der Wahl eines Kandidaten an einer Generalversammlung um die Abgabe von Stimmrechtsvollmachten aufzufordern;	Access Notice	The term Access Notice means the following information and documents with respect to and executed by the Access Shareholder: (a) Schedule 14N (or any successor form) relating to the nominee, completed and filed with the SEC by the Access Shareholder in accordance with SEC rules; (b) a written notice of the nomination of such nominee that includes the following additional information, agreements, representations and warranties by the Access Shareholder (including each group member): (i) the Nominating Person Information; (ii) the details of any relationship that existed within the past three years and that would have been described pursuant to Item 6(e) of Schedule 14N (or any successor item) if it existed on the date of submission of the Schedule 14N; (iii) a representation and warranty that the Access Shareholder satisfies the eligibility requirements set forth in Article 16 para. 3 of these Articles and has provided evidence of ownership to the extent required by Article 16 para. 3 of these Articles; (iv) details of any position of the nominee as an officer or member of the board of directors of any competitor of the Company (i.e., any entity that produces products or provides services that compete with or are alternatives to the principal products produced or services provided by the Company or its affiliates), within the three years preceding the submission of the Access Notice; (v) a representation and warranty that the Access Shareholder will not use any proxy card other than the Company’s proxy card in soliciting shareholders in connection with the election of a nominee at an General Meeting; (vi) if desired, a statement for inclusion in the proxy statement, ballot or form or proxy in support of the nominee’s election to the Board, provided that such statement shall be reasonably concise and shall fully comply with Section 14 of the Exchange Act and the rules and regulations thereunder, including Rule 14a-9; and (vii) such other information, including the

	(vi) falls gewünscht, eine Erklärung zur Aufnahme in das Proxy Statement, den Stimmzettel oder das Vollmachtsformular zur Unterstützung der Wahl des Kandidaten in den Verwaltungsrat, vorausgesetzt, dass eine solche Erklärung angemessen konzise ist und Section 14 des Exchange Act und den dazugehörigen Regeln und Vorschriften, einschliesslich Rule 14a-9, vollständig entspricht; und (vii) jede andere Information (einschliesslich der Information nach dem Fragebogen für Verwaltungsräte der Gesellschaft), welche die Gesellschaft vernünftigerweise verlangt, bis spätestens fünf Geschäftstage (gemäss den U.S.-Wertpapiergesetzen) nach der Aufforderung durch die Gesellschaft.		information required pursuant to the Company’s director questionnaire, as it may reasonably request and no later than five business days (according to U.S. securities laws) after the Company’s request.
Access Shareholder	Der Begriff Access Shareholder bezeichnet einen Eligible Holder, der alle anwendbaren Bedingungen erfüllt und alle anwendbaren Verfahren gemäss Artikel 16 dieser Statuten eingehalten hat, wie vom Verwaltungsrat in guten Treuen festgestellt.	Access Shareholder	The term Access Shareholder means an Eligible Holder that has satisfied, as determined by the Board, acting in good faith, all applicable conditions and complied with all applicable procedures set forth in Article 16 of these Articles.
ADS	Der Begriff ADS(s) bezeichnet (eine) American Depositary Share(s), welche die Aktien repräsentiert.	ADS	The term ADS(s) means (an) American Depositary Share(s) representing the Shares.
Aktie(n)	Der Begriff Aktie(n) hat die in Artikel 4 dieser Statuten aufgeführte Bedeutung.	Share(s)	The term Share(s) has the meaning assigned to it in Article 4 of these Articles.
Beantragende Person	Der Begriff Beantragende Person bezeichnet einen oder mehrere im Aktienbuch eingetragene Aktionäre, die eine Aktionärsseitig Beantragte Ausserordentliche Generalversammlung verlangen.	Requesting Person	The term Requesting Person means the shareholder(s) of record making a request for a Shareholder Requested Extraordinary General Meeting.
Beantragende Person Information	Der Begriff Beantragende Person Information bezeichnet die Traktandierende Person Information und die Traktandum-Information (ausgenommen, dass der Begriff Beantragende Person durch den Begriff Traktandierende Person und der Begriff Aktionärsseitig Beantragte Ausserordentliche Generalversammlung durch den Begriff Generalversammlung ersetzt wird).	Requesting Person Information	The term Requesting Person Information means the Proposing Person Information and the Proposal Information (except that the term Requesting Person shall be substituted for the term Proposing Person and the term Shareholder Requested Extraordinary General Meeting shall be substituted for the term General Meeting).
Begünstigte	Der Begriff Begünstigte hat die in Artikel 4a Abs. 1 dieser Statuten aufgeführte Bedeutung.	Beneficiaries	The term Beneficiaries has the meaning assigned to in Article 4a para. 1 of these Articles.
Desinteressierter Aktionär	Der Begriff Desinteressierter Aktionär hat die in Artikel 15 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Disinterested Shareholder	The term Disinterested Shareholder has the meaning assigned to it Article 15 para. 3 of these Articles of Association.
Eligible Holder	Der Begriff Eligible Holder bezeichnet eine Person, die zum Zeitpunkt der relevanten Handlung ein im Aktienbuch eingetragener Aktionär ist.	Eligible Holder	The term Eligible Holder means a Person who is a record holder of Shares at the time of the relevant action.
Erforderlicher Anteil	Der Begriff Erforderlicher Anteil hat die in Art. 9 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Requisite Percentage	The term Requisite Percentage has the meaning assigned to it in Article 9 para. 3 of these Articles.

Exchange Act	Der Begriff Exchange Act bezeichnet den Securities Exchange Act von 1934 in seiner jeweils gültigen Fassung und alle gestützt darauf erlassenen Vorschriften und Regelungen.	Exchange Act	The term Exchange Act means the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder.
Finanzinstrumente	Der Begriff Finanzinstrumente hat die in Artikel 4c Abs. 1 dieser Statuten aufgeführte Bedeutung.	Financial Instruments	The term Financial Instruments has the meaning assigned to it in Article 4c para. 1 of these Articles.
Geschäftsleitung	Der Begriff Geschäftsleitung bezeichnet die Verwaltungsräte, Ausschüsse oder Personen, an die der Verwaltungsrat die Geschäftsleitung in Übereinstimmung mit dem Organisationsreglement der Gesellschaft und/oder den diesbezüglichen Beschlüssen des Verwaltungsrates delegiert.	Executive Management Team	The term Executive Management Team means the directors, committees or other persons to whom the Board delegates executive management in accordance with the Company’s organizational regulations and/or resolutions adopted by the Board thereunder.
Gesellschaft	Der Begriff Gesellschaft hat die in Artikel 1 dieser Statuten aufgeführte Bedeutung.	Company	The term Company has the meaning assigned to it in Article 1 of these Articles.
Hongkong Kotierungsregeln	Der Begriff Hongkonger Kotierungsregeln bezeichnet die Regeln für die Kotierung von Effekten an der Börse von Hongkong in der jeweils gültigen Fassung.	Hong Kong Listing Rules	The term Hong Kong Listing Rules means the Rules Governing the Listing of Securities on The Stock Exchange of Hong Kong Limited, as in effect from time to time.
HKEx	Der Begriff HKEx bedeutet The Stock Exchange of Hong Kong Limited.	HKEx	The term HKEx means The Stock Exchange of Hong Kong Limited.
Interessierter Aktionär	Der Begriff Interessierter Aktionär hat die in Artikel 15 Abs. 3 dieser Statuten aufgeführte Bedeutung.	Interested Shareholder	The term Interested Shareholder has the meaning assigned to it Article 15 para. 3 of these Articles.
Kandidat der Gesellschaft	Der Begriff Kandidat der Gesellschaft bezeichnet eine oder mehrere vom Verwaltungsrat oder auf dessen Anweisung hin oder von einem ordnungsgemäss ernannten Ausschuss ernannte Person oder Personen.	Company Nominee	The term Company Nominee means any person(s) nominated by or at the direction of the Board or a duly appointed committee thereof.
Kotierungsregeln	Der Begriff Kotierungsregeln bezeichnet die Regeln für die Kotierung von Effekten an den Massgeblichen Börsen.	Listing Rules	The term Listing Rules means the rules governing the listing of securities on the Designated Stock Exchanges.
Mandat	Der Begriff Mandat hat die in Artikel 32 Abs. 4 dieser Statuten aufgeführte Bedeutung.	Mandate	The term Mandate has the meaning assigned to it in Article 32 para. 4 of these Articles.
Massgebliche Börsen	Der Begriff Massgebliche Börsen bezeichnet die Nasdaq Stock Market LLC in den Vereinigten Staaten von Amerika, solange die Aktien oder ADSs dort kotiert sind, die Stock Exchange of Hong Kong Limited, solange die Aktien der Gesellschaft dort kotiert sind, die Shanghai Stock Exchange, solange die Aktien der Gesellschaft dort kotiert sind, und jede andere Börse, an der die Aktien oder ADSs der Gesellschaft jeweils zum Handel zugelassen sind.	Designated Stock Exchanges	The term Designated Stock Exchanges means the Nasdaq Stock Market LLC in the United States of America for so long as the Shares or ADSs are listed there, the Stock Exchange of Hong Kong Limited for so long as the Company’s Shares are listed there, the Shanghai Stock Exchange for so long as the Company’s Shares are listed there, and any other stock exchange on which the Company’s Shares or ADSs are listed for trading from time to time.
Massgebliche Börsenregeln	Der Begriff Massgebliche Börsenregeln bezeichnet das einschlägigen Regelbuch und die einschlägigen Regularien und Vorschriften in ihrer jeweils gültigen Fassung, die aufgrund der ursprünglichen und fortgesetzten Kotierung von Aktien oder ADSs an den Massgeblichen Börsen gelten.	Designated Stock Exchange Rules	The term Designated Stock Exchange Rules means the relevant code, rules, and regulations, as amended from time to time, applicable as a result of the original and continued listing of any Shares or ADSs on the Designated Stock Exchanges.

Nominierende Person	Der Begriff Nominierende Person bezeichnet eine oder mehrere im Aktienbuch eingetragene Aktionär(e), die Mitteilung von einer an einer Generalversammlung zu beantragenden Nominierung macht/machen.	Nominating Person	The term Nominating Person means the shareholder(s) of record providing notice of a nomination proposed to be made at a General Meeting.
Nominierende Person Information	Der Begriff Nominierenden Person Information bedeutet (a) eine schriftliche Erklärung darüber, ob die Nominierende Person beabsichtigt oder Teil einer Gruppe ist, die beabsichtigt, gemäss Rule 14a-19 des Exchange Act zur Abgabe von Stimmrechtsvollmachten zur Unterstützung anderer als durch die Gesellschaft nominierter Verwaltungsräte aufzufordern, und (b) falls die Nominierende Person eine Personengesellschaft, ein Trust, eine Gesellschaft mit beschränkter Haftung, eine Kapitalgesellschaft oder eine andere Körperschaft ist, die Identität der Rechtsinhaber, die eine finanzielle Beteiligung von mehr als 5% an der Nominierenden Person halten, sowie eine hinreichend detaillierte Beschreibung der Art dieser Beteiligung und der etwaigen Beteiligung an der Investition der Nominierenden Person in der Gesellschaft.	Nominating Person Information	The term Nominating Person Information means (a) a written representation as to whether such Nominating Person intends, or is part of a group that intends, to solicit proxies in support of director nominees other than the Company’s nominees in accordance with Rule 14a-19 under the Exchange Act, and (b) if the Nominating Person is a partnership, trust, limited liability company, corporation or other entity, the identity of the owners of more than 5% financial interest in such Nominating Person and a description in reasonable detail of the nature of such interest and involvement, if any, in the Nominating Person’s investment in the Company.
Nominierteninformation	Der Begriff Nominierteninformation bezeichnet alle Informationen in Bezug auf einen vorgeschlagenen Kandidaten, die in einem Proxy Statement oder einer anderen gemäss Section 14(a) des Exchange Act notwendigen Eingabe in Zusammenhang mit einer allgemeinen Aufforderung zur Abgabe von Stimmrechtsvollmachten für die Wahl von Verwaltungsräten im Rahmen einer umstrittenen Wahl (einschliesslich der Zustimmung des vorgeschlagenen Kandidaten im Proxy Statement als Kandidaten genannt zu werden und bei einer Wahl als Verwaltungsrat tätig zu werden) offengelegt werden müssen oder anderweitig zur Offenlegung erforderlich sind, einschliesslich (a) einer hinreichend detaillierten Beschreibung aller direkten und indirekten Vergütungen und anderer wesentlicher monetären Verträge, Vereinbarungen oder Übereinkünfte während der letzten drei Jahre sowie anderer wesentlicher Beziehungen zwischen dieser Nominierenden Person und mit ihr verbundenen und assoziierten Personen oder anderen mit ihr gemeinsam handelnden Personen einerseits und jedem vorgeschlagenen Kandidaten und mit ihm verbundenen und assoziierten Personen oder anderen mit diesem gemeinsam handelnde Personen andererseits und (b) einen ausgefüllten Fragebogen (in der vom Gesellschaftssekretär auf schriftliches Ersuchen zur Verfügung gestellten Form)	Nominee Information	The term Nominee Information means all information relating to a proposed nominee that would be required to be disclosed, or is otherwise necessary for disclosure, in a proxy statement or other filing required pursuant to Section 14(a) under the Exchange Act to be made in connection with a general solicitation of proxies for an election of directors in a contested election (including such proposed nominee’s written consent to be named in the proxy statement as a nominee and to serve as a director if elected), including (a) a reasonably detailed description of all direct and indirect compensation and other material monetary agreements, arrangements or understandings during the past three years, any other material relationships, between or among such Nominating Person and its affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee and his or her affiliates, associates or others acting in concert therewith, on the other hand, and (b) a completed questionnaire (in the form provided by the company secretary upon written request) with respect to the identity, background and qualification of the proposed nominee and the background of any other person or entity on whose behalf the nomination is being made.

über die Identität, den Hintergrund und die Qualifikation des vorgeschlagenen Kandidaten und den Hintergrund jeder anderen natürlichen oder juristischen Person, für den die Nominierung erfolgt.
OR	Der Begriff OR bezeichnet das Bundesgesetz über die Ergänzung des Schweizerischen Zivilgesetzbuches, Fünfter Teil: Obligationenrecht, vom 30. März 1911, in der jeweils gültigen Fassung.	CO	The term CO means the Federal Act on the Amendment of the Swiss Civil Code, Part Five: The Code of Obligations, of March 30, 1911, as amended from time to time.
Öffentliche Bekanntgabe	Der Begriff Öffentliche Bekanntgabe bezeichnet die Bekanntgabe in einer Pressemitteilung, die durch den Dow Jones News Service, Bloomberg, Associated Press oder einem vergleichbaren internationalen Nachrichtendienst veröffentlicht wird, oder in einem von der Gesellschaft gemäss Exchange Act bei der SEC eingereichten oder den Aktionären zur Verfügung gestellten Dokument.	Public Disclosure	The term Public Disclosure means disclosure in a press release reported by the Dow Jones News Service, Bloomberg, Associated Press or comparable international news service or in a document filed by the Company with the SEC pursuant to Exchange Act or furnished by the Company to shareholders.
Ordentliche Generalversammlung	Der Begriff ordentliche Generalversammlung hat die in Artikel 9 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Annual General Meeting	The term Annual General Meeting has meaning assigned to it in Article 9 para. 1 of these Articles.
Person	Der Begriff Person bezeichnet eine natürliche Person, Kapitalgesellschaft, Personengesellschaft, Verein oder andere Körperschaft. Für die Zwecke von Artikel 32 dieser Statuten umfasst der Begriff keine natürlichen Personen.	Person	Person means any individual, corporation, partnership, unincorporated association or other entity. For purposes of Article 32 of these Articles, it shall not include individuals.
Proxy Statement	Der Begriff Proxy Statement bezeichnet das nach dem Exchange Act erstellte Proxy Statement, das den Aktionären der Gesellschaft im Zusammenhang mit den Generalversammlungen der Gesellschaft zugesandt oder zugänglich gemacht wird.	Proxy Statement	Proxy Statement shall mean the proxy statement established under the Exchange Act to be sent or made available to the Company’s shareholders in connection with the General Meetings of the Company.
SEC	Der Begriff SEC bezeichnet die Securities and Exchange Commission.	SEC	The term SEC means the Securities and Exchange Commission.
Securities Act	Der Begriff Securities Act bezeichnet den United States Securities Act der Vereinigten Staaten von 1933 in seiner geänderten Fassung oder ein ähnliches Bundesgesetz sowie die diesbezüglichen Regeln und Vorschriften der SEC in ihrer jeweils geltenden Fassung.	Securities Act	Securities Act means the United States Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.
Statuten	Der Begriff Statuten bezieht sich auf diese Statuten.	Articles	The term Articles refers to these Articles of Association.
Strategische Transaktion	Der Begriff Strategische Transaktion hat die in Art. 4a Abs. 2 dieser Statuten aufgeführte Bedeutung.	Strategic Transaction	The term Strategic Transaction has the meaning assigned to it in Article 4a para. 2 of these Articles.
Traktandum-Information	Der Begriff Traktandum-Information bedeutet (a) eine hinreichend detaillierte Beschreibung des Geschäfts, welches der Generalversammlung vorgelegt werden soll und die Gründe, weshalb der Aktionär oder eine andere Traktandierende Person der Ansicht ist, dass das Ergreifen der Massnahme oder vorgeschlagenen Massnahmen im besten Interesse der	Proposal Information	The term Proposal Information means (a) a description in reasonable detail of the business desired to be brought before the General Meeting and the reasons why such shareholder or any other Proposing Person believes that the taking of the action or actions proposed to be taken would be in the best interests of the Company and its shareholders; (b) a

	Gesellschaft und ihrer Aktionäre sei; (b) eine hinreichend detaillierte Beschreibung aller wesentlichen Interessen jeder Traktandierenden Person an diesem Geschäft und eine hinreichend detaillierte Beschreibung aller Vereinbarungen, Absprachen und Abmachungen zwischen den Traktandierenden Personen oder zwischen einer Traktandierenden Person und einer anderen natürlichen oder juristischen Person (einschliesslich deren Namen bzw. Firma) im Zusammenhang mit dem Traktandum; und (c) den Wortlaut des Traktandums oder Geschäfts (einschliesslich des Wortlauts der vorgeschlagenen Beschlüsse).		description in reasonable detail of any material interest of any Proposing Person in such business and a description in reasonable detail of all agreements, arrangements and understandings among the Proposing Persons or between any Proposing Person and any other person or entity (including their names) in connection with the proposal; and (c) the text of the proposal or business (including the text of any proposed resolutions).
Traktandierende Person	Der Begriff Traktandierende Person bezeichnet einen oder mehrere im Aktienbuch eingetragene Aktionäre, welche die Traktandierung von Verhandlungsgegenständen anlässlich einer Generalversammlung verlangen.	Proposing Person	The term Proposing Person means the shareholder(s) requesting that an item or a proposal be included on the agenda of a General Meeting.
Traktandierende Person Information	Der Begriff Traktandierende Person Information bezeichnet (a) den Namen und die Adresse der Traktandierenden Person, wie sie im Aktienbuch der Gesellschaft eingetragen sind; (b) die Anzahl der Aktien, welche die Traktandierende Person direkt oder indirekt als wirtschaftlich Berechtigter oder die sie als eingetragener Aktionär hält (einschliesslich aller Aktien der Gesellschaft jeder Klasse oder Kategorie, für welche die Traktandierende Person ein Recht auf Erwerb der wirtschaftlichen Berechtigung hat, unabhängig davon, ob dieses Recht sofort oder erst nach Zeitablauf ausgeübt werden kann); (c) alle wesentlichen hängigen oder angedrohten Gerichtsverfahren, an denen die Gesellschaft, eine Konzerngesellschaft der Gesellschaft oder einer deren Verwaltungsräte oder Führungskräfte beteiligt ist, bei welchen die Traktandierende Person oder mit ihr verbundene oder assoziierte Personen Partei sind; und (d) jede andere Informationen in Bezug auf die Traktandierende Person, die in einem Proxy Statement oder einer anderen Eingabe gemäss Section 14(a) des Exchange Act in Zusammenhang mit der allgemeinen Aufforderung zur Abgabe von Stimmrechtsvollmachten oder Zustimmungen durch die betreffende Traktandierende Person zur Unterstützung des an der Generalversammlung beantragten Geschäfts offengelegt werden müssten.	Proposing Person Information	The term Proposing Person Information means (a) the name and address of such Proposing Person, as they appear on the Company’s share register; (b) the number of Shares directly or indirectly beneficially owned or held of record by such Proposing Person (including any shares of any class or series of the Company as to which such Proposing Person has a right to acquire beneficial ownership, whether such right is exercisable immediately or only after the passage of time); (c) any material pending or threatened legal proceeding involving the Company, any affiliate of the Company or any of their respective directors or officers, to which such Proposing Person or its affiliates is a party; and (d) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required pursuant to Section 14(a) of the Exchange Act to be made in connection with a general solicitation of proxies or consents by such Proposing Person in support of the business proposed to be brought before the General Meeting.
Verwaltungsrat	Der Begriff Verwaltungsrat hat die in Artikel 4 Abs. 1 dieser Statuten aufgeführte Bedeutung.	Board	The term Board has the meaning assigned to it in Article 4 para. 1 of these Articles.

Exhibit B-1
Rights and Obligations
Under
Hong Kong Listing Rules
The following is a summary of the material differences under HK Listing Rules as compared to the proposed rights of BeiGene shareholders under Swiss law and the Proposed Swiss Articles and organizational regulations disclosed in the proxy statement/prospectus. The following summary, however, is not complete and does not identify all differences that may, under given situations, be material to BeiGene’s HKEx shareholders and is subject in all respects, and is qualified by reference, to the HK Listing Rules and applicable Hong Kong law.
Comparison of our Articles and the Proposed Swiss Articles
Set out below is a summary of the provisions of our existing Articles and the provisions of the Proposed Swiss Articles which will become effective upon Continuation of the Company in Switzerland and their differences.

(a)
Company Name

Summary
Under BeiGene (Cayman)’s Articles, the name of the Company is BeiGene, Ltd. and the Chinese name of the Company is 百濟神州有限公司.
Under the Proposed Swiss Articles, the name of the Company is BeOne Medicines Ltd. (BeOne Medicines AG) (BeOne Medicines SA).
Material Difference
The name of the Company will change from “BeiGene, Ltd.” to “BeOne Medicines Ltd.” and the Chinese name of the Company will remain unchanged.

(b)
Authorized Share Capital / Issued Share Capital

Summary
Under BeiGene (Cayman)’s Articles, the authorized share capital of the Company is US$1,000,000 dividend into: (i) 9,500,000,000 Ordinary Shares of a par value of US$0.0001 each and (ii) 500,000,000 shares of a par value of US$0.0001 each of such a class or classes (howsoever designated) as the Board of Directors may determine.
Under the Proposed Swiss Articles, the issued share capital of the Company upon the effectiveness of the Continuation is expected to be the par value of US$0.0001 multiplied by the number of issued Ordinary Shares of BeiGene (Cayman) immediately prior to the effective time of the Continuation. The actual issued share capital and number of issued shares will be based on the number of Ordinary shares issued at the time of the Continuation.
In addition, the Proposed Swiss Articles provide for a capital band and a conditional share capital that will provide the Board of Directors and the Company, respectively, with the power to issue Registered Shares without shareholder approval.
Material difference
Under our Articles, the Company is limited to issuing shares up to the maximum authorized share capital; under the Proposed Swiss Articles, the Company may issue shares within a capital band or through conditional share capital or by seeking shareholder approval at a general meeting to issue new

B-1-1

shares in an ordinary share capital increase and amend the Proposed Swiss Articles to reflect the increase in the issued share capital of the Company.

(c)
Shareholders’ Right to Receive Dividends

Summary
Under our Articles, subject to any rights and restrictions then applicable to any Shares, the Directors may from time to time declare dividends (including interim dividends) and other distributions on Shares in issue and authorize payment of the same out of the funds of the Company lawfully available therefor. The Company by ordinary resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.
Under the Proposed Swiss Articles, the Board of Directors is required to submit its proposals on the appropriation of available earnings, including by way of a dividend distribution, and the repayment of capital contribution reserves for approval by shareholders at a general meeting. Shareholders must approve the proposed appropriation or the repayment of capital distribution reserves. The Board of Directors may only propose to shareholders that a distribution of dividend or a repayment of capital contribution reserves be made but cannot itself authorize such a distribution or such a repayment.
Available earnings may also be distributed based on audited unconsolidated interim financial statements of BeiGene (Switzerland) at an extraordinary general meeting. If the Board of Directors intended to propose a repayment of capital contribution reserves at an extraordinary general meeting, it would generally do so on the basis of the audited annual (unconsolidated) financial statements of BeiGene (Switzerland), subject to the receipt of an audit confirmation by BeiGene (Switzerland)’s statutory auditor that such a repayment continues to be permissible.
Resolutions on the appropriation of available earnings, including by way of a distribution of dividends, and the repayment of capital contribution reserves require the affirmative vote of a simple majority of the votes cast at a general meeting (whereby abstentions, broker non-votes, blank or invalid ballots shall be disregarded for purposes of establishing the majority).
Material differences
Under our Articles, the Board of Directors has authority to declare dividend distributions; under Swiss law and the Proposed Swiss Articles, the authority to declare dividends is vested in our shareholders.

(d)
Shareholders’ Right to Liquidated Assets

Summary
Under our Articles, the liquidator may, subject to the rights attaching to any Shares and with the sanction of a special resolution of the Company and any other sanction required by the applicable law, divide among the shareholders in kind the whole or any part of the assets of the Company and determine how the division shall be carried out as between the shareholders or different classes of shareholders.
Under the Proposed Swiss Articles, the liquidators shall be entitled to sell assets in private transactions under liquidation of the Company, and the assets shall be distributed to the shareholders in proportion to the capital paid-in upon discharge of all liabilities of the Company.
Material differences
There is no material difference between our Articles and the Proposed Swiss Articles.

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(e)
General Meeting

(i)
Time period required for annual general meeting

Summary
Under our Articles, the Company shall hold a general meeting for each financial year as its annual general meeting to the extent required by the designated stock exchange rules as applicable from time to time.
Under the Proposed Swiss Articles, the Company shall hold a general meeting with respect to each financial year within the time period required by law and the designated stock exchange rules as applicable from time to time, and in any event within six months after the end of the Company’s financial year.
Material differences
There is no difference between our Articles and the Proposed Swiss Articles.
(ii)
Ordinary resolution

Summary
Under our Articles, an ordinary resolution refers to a resolution passed by a simple majority of the votes cast by shareholders who are entitled to do so at the general meeting or a resolution approved in writing by all the shareholders entitled to vote at a general meeting.
Whilst there is not specific definition as to ordinary resolutions under the Proposed Swiss Articles and Swiss law, the Proposed Swiss Articles stipulate that shareholders shall pass resolutions by a simple majority of the votes cast at the general meeting, unless a different voting standard is required by law, by the designated stock exchange rules or the Proposed Swiss Articles.
Material differences
There is no material difference between our Articles and the Proposed Swiss Articles.
(iii)
Definition of special resolution

Summary
Under our Articles, a special resolution refers to a resolution passed by a majority of at least two-thirds of the votes cast by shareholders who are entitled to do so at the general meeting or a resolution approved in writing by all the Shareholders entitled to vote at a general meeting.
Whilst there is not a specific definition as to special resolutions under the Proposed Swiss Articles and Swiss law, the Proposed Swiss Articles and Swiss law provide for resolutions on the introduction of new share classes, amendments of the rights of existing share classes and the voluntary dissolution of the Company. These resolutions can only be passed with a majority of two-thirds of the votes present and represented at the general meeting.
Under Swiss law, certain matters (for details, please referred to the section headed “Scope of special resolutions”) can only be passed by shareholders at a general meeting by at least a majority of two-thirds of the votes and a majority of the par value of shares, each as represented at the general meeting.
Material differences
There is no material difference between our Articles and the Proposed Swiss Articles on the two-thirds voting requirement.

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(iv)
Scope of special resolutions

Summary
Under our Articles, the following actions require a special resolution:
(1)
altering or adding to our Articles of Association;

(2)
altering or adding to our Memorandum of Association with respect to any objects, powers or other matters specified therein;

(3)
reducing our share capital or any capital redemption reserve fund;

(4)
winding up BeiGene (Cayman), if such winding is initiated by the directors;

(5)
merging or consolidating with one or more constituent companies;

(6)
registering by way of continuation in a jurisdiction outside the Cayman Islands; or

(7)
changing our name.

Under Article 704 of the Swiss Code of Obligations, the following matters each require a resolution passed by shareholders at a general meeting, with a majority of at least two-thirds of the votes represented and a majority of the par value of shares represented:
(1)
any amendment of the company’s objects;

(2)
the consolidation of shares;

(3)
capital increase by way of a conversion of equity capital, in return for contributions in kind or by offset with a claim, and the granting of special privileges;

(4)
restriction or cancellation of subscription rights;

(5)
introduction of contingent capital or a capital band, or creation of reserve capital;

(6)
conversion of participation certificates into shares;

(7)
any restriction on the transferability of registered shares;

(8)
introduction of shares with preferential voting rights;

(9)
any change in the currency of the share capital;

(10)
introduction of a casting vote for the person chairing the general meeting;

(11)
a provision of the articles of association on holding the general meeting abroad;

(12)
delisting of the equity securities of the Company;

(13)
relocation of the seat of the Company;

(14)
introduction of an arbitration clause in the articles of association;

(15)
dispensing with the designation of an independent voting representative for conducting a virtual general meeting for companies whose shares are not listed on a stock exchange; and

(16)
dissolution of the Company.

Material differences
Swiss law provides a broader scope of matters that require resolutions passed by shareholders at a general meeting with a majority of at least two-thirds of the votes represented and a majority of the par value of shares represented.

B-1-4

(v)
Requirement for shareholders to abstain from voting on resolutions

Summary
Under our Articles, any votes cast by a shareholder in contravention of any requirement under requirement or restriction under the HK Listing Rules to abstain from voting on any particular resolution or is restricted to voting only for or only against any particular resolution by or on behalf of any shareholder shall not be counted to the Company’s knowledge.
Under the Proposed Swiss Articles, where any shareholder, Director, or officer is required, by the HK Listing Rules, to abstain from voting on any particular resolution of the general meeting or is restricted to voting only for or only against any particular resolution of the general meeting (each such person an “Interested Shareholder”, and each shareholder that is not an Interested Shareholder, a “Disinterested Shareholder”), the relevant majority under the Proposed Swiss Articles or applicable laws for a resolution of the general meeting to be passed shall be (a) the default majority under applicable law or the provisions of the Proposed Swiss Articles, and (b) the majority of the votes cast by the Disinterested Shareholders (the “Dual-Majority Threshold”).
Material differences
There is no material difference between our Articles and the Proposed Swiss Articles with the introduction of the Dual-Majority Threshold.
(vi)
Types of resolutions eligible shareholders may propose at the annual general meeting

Summary
Under our Articles, shareholders shall have no right to propose resolutions to be considered or voted upon at general meetings of the Company except as permitted under our Articles. Our Articles provide that shareholders holding in aggregate not less than one-tenth of the voting rights of the issued shares of the Company may requisition a general meeting and that they shall also have the right to propose any ordinary resolutions to be considered and voted upon at the general meeting.
Under the Proposed Swiss Articles, shareholders may request that items be placed on the agenda for a general meeting, provided they alone or together with other shareholders hold at least 0.5% of the share capital or of the votes in the Company.
Material differences
The Proposed Swiss Articles allows for shareholders in aggregate hold at least 0.5% of the share capital or of the votes in the Company to request for resolutions to be voted on at a general meeting, whilst our Articles do not confer such right to the shareholders unless a meeting is requisitioned by shareholders holding not less than one-tenth of the voting rights of the issued shares of the Company and such shareholders propose an ordinary resolution.
(vii)
Shareholders’ requisition right to convene the general meeting

Summary
Under our Articles, shareholders holding in aggregate not less than one-tenth of the voting rights of the issued shares of the Company shall be entitled to requisition a general meeting, following which the Board of Directors or the chairman shall forthwith proceed to convene a general meeting.
Under the Proposed Swiss Articles, shareholders may request that a general meeting be convened, provided they alone or together with other shareholders hold at least 5% of the share capital or of the votes.

B-1-5

Material differences
The shareholding threshold required for the shareholders to make requisitions for convening a general meeting of the Company decreases from 10% under our Articles to 5% under the Proposed Swiss Articles.
(viii)
Attendance quorum required for the general meeting

Summary
Under our Articles, the attendance quorum required for a general meeting of the Company at which an ordinary resolution has been proposed shall be shareholders (either present in person or by proxy) together holding shares which carry the right to at least a simple majority of all votes capable of being exercised on a poll. The quorum required for a general meeting at which a special resolution has been proposed consists of such shareholders (whether present in person or by proxy) who together hold shares which carry the right to at least two-thirds of all votes capable of being exercised on a poll.
Under the Proposed Swiss Articles, the adoption of any resolution or election at a general meeting of the Company requires that a majority of all the shares entitled to vote be present or represented at the commencement of the meeting (whereby broker non-votes shall be included for purposes of determining the presence quorum).
Material differences
The quorum required for a general meeting of the Company at which a resolution that requires at least two-thirds voting to passed is changed from holders of the shares which carry the voting rights to at least two-thirds under our Articles to simple majority under the Proposed Swiss Articles.
We believe that the foregoing change in the attendance quorum from our current Articles will enable the Company to maintain an optimal balance between adequate shareholder protection in line with current market practice in Switzerland, and allowing for sufficient flexibility for the Company to effectively and efficiently manage its business operations and financial matters.
(ix)
Notice period of the general meeting

Summary
Our Articles require at least 21 calendar days’ advance notice and 14 calendar days’ advance notice to be given for the Company’s annual general meeting and extraordinary general meeting, respectively.
The Proposed Swiss Articles requires for a notice period of at least 21 calendar days for holding a general meeting of the Company.
Material differences
The Proposed Swiss Articles requires a longer notice period of at least 21 calendar days, instead of at least 14 calendar days as required under our Articles, for general meetings other than annual general meetings.
(x)
Venue for the general meeting

Summary
Under our Articles, the Board of Directors shall determine the general meeting to be held as a physical meeting at a location in any part of the world, an electronic meeting without a physical location, or a hybrid meeting which allows shareholders to attend physically and electronically.

B-1-6

Under the Proposed Swiss Articles, the Board of Directors shall determine the general meeting to be held as a physical meeting in or outside of Switzerland, as a virtual without physical location, as a hybrid meeting or as a meeting that can be held simultaneously at different locations.
Material differences
There is no difference between our Articles and the Proposed Swiss Articles.
(xi)
Powers of the general meeting

Summary
Under our Articles, the Company may by special resolution take an action set out above under heading “(iv) — Scope of special resolutions” in respect of our Articles and may, by ordinary resolution:
(1)
increase its share capital by such sum as the ordinary resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(2)
consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(3)
convert all or any of its paid-up shares into stock, and reconvert that stock into paid-up shares of any denomination;

(4)
by subdivision of its existing shares or any of them divide the whole or any part of its share capital into shares of smaller amount than is fixed by the memorandum of association or into shares without par value;

(5)
cancel any shares that at the date of the passing of the ordinary resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

(6)
repurchase its own shares if the manner and terms of such purchase have been approved by the Directors or by ordinary resolution (provided that no repurchase may be made contrary to the terms or manner recommended by the Board of Directors);

(7)
sanction a higher than 8% per annum interest rate on an advance of moneys uncalled and unpaid on any partly paid shares;

(8)
remove any director (with or without cause) (provided that for this purpose an ordinary resolution means a resolution passed by Shareholders who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of the Company and who together hold a simple majority of the issued Shares carrying the right to vote as at the record date of such general meeting);

(9)
remove any secretary or assistant secretary appointed by the Board of Directors;

(10)
subject to the rights and restrictions then applicable to any shares, declare dividends, but no dividend shall exceed the amount recommended by the Board of Directors;

(11)
authorize the inspection of any account or book or document of the Company;

(12)
appoint an auditor; and

(13)
if the Company is unable to pay its debts as they fall due, wind up the Company.

Under the Swiss Code of Obligations, which includes Swiss law on corporations, the general meeting of shareholders has in particular the following authorities:
(1)
determine and amend the Proposed Swiss Articles;

B-1-7

(2)
elect the members of the board of directors and the external auditors;

(3)
elect the chair of the board of directors;

(4)
elect the members of the compensation committee;

(5)
elect the independent voting representatives;

(6)
vote on compensation of the board of directors, the executive management team, and the board of advisors;

(7)
approve the management report and the consolidated financial statements;

(8)
approve the standalone financial statements and allocation of profit, in particular the distribution of dividends;

(9)
determine the interim dividend and approve the interim account required therefor;

(10)
pass resolutions on repaying the statutory capital reserve (i.e., distributing dividends out of capital contribution reserves);

(11)
discharge the members of the board of directors and management from liability for previous business conduct, to the extent such conduct is known to the shareholders;

(12)
delist the equity securities of the company;

(13)
approve stock splits and reverse stock splits;

(14)
approve a capital increase from equity capital in return for contributions in kind or by offset with a claim, and the granting of special privileges;

(15)
approve the withdrawal of preferred subscription rights;

(16)
approve the introduction or the amendment of a capital band or a conditional share capital;

(17)
approve any restriction on the transferability of registered shares;

(18)
approve the introduction of shares with privileged voting rights;

(19)
approve a change of currency of the share capital;

(20)
approve a provision of the articles of association on holding the general meeting abroad;

(21)
approve a statutory merger, demerger or transformation;

(22)
approve a continuation;

(23)
dissolve the company, including by way of liquidation; and

(24)
pass resolutions concerning matters reserved to the general meeting by law or the articles of association.

Material differences
Swiss law provides a broader scope of matters that require shareholders’ approval.

(f)
Board of Directors

(i)
Classified directors

Summary
Under our Articles, the directors can be classified into Class I, Class III and Class III whereby the directors falling into these categories can serve until the first, second and third annual general meeting following February 8, 2016 and for each successive three-year term thereafter.

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It is not permissible under the Proposed Swiss Articles for the Board of Directors to be staggered or classified into different classes. Members of the Board of Directors are up for election at every annual general meeting.
Material difference
Staggered or classes of directors will no longer be allowed under the Proposed Swiss Articles, as opposed to our Articles.
(ii)
Election and appointment of directors

Summary
Under our Articles, the Board of Directors may from time to time appoint any person to be a director to fill a casual vacancy arising from the resignation of a former director or as an addition to the existing Board of Directors, whom shall hold office only until the next following annual general meeting of the Company and shall then be eligible for re-election at that meeting.
Under the Proposed Swiss Articles, the appointment of a person to the Board of Directors requires an election by shareholders at a general meeting. Directors hold office for a one-year term until the completion of the next annual general meeting of the Company. They are eligible for renewed terms. The Board of Directors cannot fill a vacancy on the Board of Directors but could appoint observers to the Board of Directors. Such observers would not have any voting rights.
Material difference
The Board of Directors no longer has the right to fill a vacancy or appoint a director as an addition to the Board of Directors under the Proposed Swiss Articles. Only the shareholders have the right to appoint a director to the Board of Directors.
(iii)
Removal of directors

Summary
Under our Articles, any directors may be removed, with or without cause, by an ordinary resolution passed by the shareholders.
Under the Proposed Swiss Articles and Swiss law, any Directors could be removed by resolutions at an extraordinary general meeting. The applicable majority for a resolution by shareholders to remove Directors during their term is a simple majority of the shares entitled to vote at the relevant general meeting.
Material difference
There is no difference between BeiGene (Cayman)’s Articles and the Proposed Swiss Articles.
(iv)
Disqualification of directors

Summary
Under our Articles, any director can be disqualified and be vacated from his/her office if he/she:
(1)
becomes bankrupt or makes any arrangement or composition with his creditors generally;

(2)
dies or is found to be of unsound mind;

(3)
resigns his/her office by notice in writing to the Company; or

(4)
without special leave of absence from the Board of Directors, is absent from meetings of the Board of Directors for three consecutive meetings and the Board of Directors resolves that his office be vacated.

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Although the grounds for disqualification of a director under the Proposed Swiss Articles are not specified, under the Swiss law, any director can be disqualified and be vacated from his/her office if there is permanent conflict of interest under Swiss law. If a director dies or resigns from office, the respective term of that director terminates immediately. Any other vacation from the office would require shareholder approval at a general meeting of shareholders.
Material difference
Although the Proposed Swiss Articles do not specify any grounds for disqualification of a director, the grounds for disqualification under our Articles and the Swiss law do not have any material differences.
(v)
Voting requirements for directors’ remuneration

Summary
Under our Articles, the remuneration of the directors and any person to hold office in the Company as the directors may think necessary for the administration of the Company shall be determined by the Board of Directors.
Under the Proposed Swiss Articles, the shareholders shall approve or ratify proposals of the Board of Directors in relation to:
(1)
the maximum aggregate compensation of the Board of Directors for the period until completion of the next annual general meeting;

(2)
the maximum aggregate compensation of the company’s executive management team for fiscal year commencing after the annual general meeting; and

(3)
on an advisory basis, the compensation report for the preceding financial year, which includes the compensation of the Board of Directors and the executive management team.

If the maximum aggregate compensation of the executive management team as ratified by the shareholders is insufficient to cover the compensation of one or more persons who becomes an executive management team member following such ratification, the Board of Directors is authorized to pay such new executive management team member(s) a capped supplementary amount during the compensation period(s) that have already been ratified.
Material difference
The shareholders shall have the power to approve or ratify the maximum aggregate compensation of the Board of Directors and the executive management team under the Proposed Swiss Articles, instead of conferring such right to the Board of Directors under our Articles.
(vi)
Notice and notice period of the Board of Directors meetings

Summary
Under our Articles, proper notice of the meeting of the Board of Directors (unless otherwise such notice been waived or the directors have consented to holding the meeting, or minutes thereof have been approved by such directors) is required to be given to all directors.
Whilst there is no notice requirement for convening of a meeting of the Board of Directors under the Proposed Swiss Articles, the Swiss organizational regulations to be adopted by the Board of Directors provide that notice of meetings of the Board of Directors should be given to each director at least 48 hours prior to the meeting date if by mail and at least 24 hours prior if by electronic means, which notice requirement may be waived by a director.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles and Swiss organizational regulations.

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(vii)
Quorum required for the Board of Directors meeting

Summary
Under our Articles, the quorum required for a meeting of the Board of Directors shall be a simple majority of the directors then in office, unless so fixed at another number by the Board of Directors.
Under the Proposed Swiss Articles and the Swiss organizational regulations to be adopted by the Board of Directors, the quorum required for a meeting of the Board of Directors shall be majority of the directors then in office. However, a quorum of the Board of Directors shall not be required at meetings convened only to record the completion of increases in share capital that have been approved by shareholders (including in the form of a capital band or conditional share capital), or a change in the currency of the share capital and related amendments to the Proposed Swiss Articles.
Material difference
There is no difference between our Articles and the Proposed Swiss Articles, apart from the specific instances provided for under the Swiss organizational regulations.
(viii)
Voting requirements for the Board of Directors meeting

Summary
Under our Articles, questions arising at any meeting of the Board of Directors shall be decided by a simple majority of votes and each director present shall be entitled to one vote. In case of an equality of votes the chairman of the meeting shall have a second or casting vote.
Under the Proposed Swiss Articles, and the organizational regulations to be adopted by the Board of Directors, the Board of Directors shall adopt its resolutions by a majority of votes cast. In the case of a tie, the acting chair shall have a casting vote.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles.
(ix)
Appointment and removal of senior management

Summary
Under our Articles, the Board of Directors may from time to time appoint any person to hold such office in the Company as the Board of Directors may think necessary for the administration of the Company, and with such powers and duties as the Board of Directors may think fit. Any person so appointed by the Board of Directors may be removed by the Board of Directors.
Under the Proposed Swiss Articles and Swiss law, the Directors may from time to time appoint any person as members of the executive management team as the Board of Directors may think appropriate.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles.

(g)
Maintenance of Share Register

Summary
Under our Articles, the register of members of the Company shall be kept at the registered office or such place as the Board of Directors may from time to time determine, provided that during such times

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as the shares are listed on a stock exchange, the register of members is kept in accordance with the relevant stock exchange rules (as applicable).
Under the Proposed Swiss Articles, the Company is required to maintain a share register.
Swiss law requires that a share register be maintained must be accessible from Switzerland.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles.

(h)
Continuous Supervision Requirements

(i)
Requirements for directors to disclose conflict of interest

Summary
Under our Articles, any director with a conflict of interest shall declare the nature of his interest at a meeting of the Board of Directors. Subject to the relevant stock exchange rules and disqualification by the chairman of the relevant meeting of the Board of Directors, the director with a conflict of interest may vote in respect of the proposed contract or transaction notwithstanding that he may be interested and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Board of Directors.
Under the Swiss Code of Obligations, a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. The Swiss Code of Obligations expressly requires members of the Board of Directors to inform each other immediately and fully of any conflicts of interest affecting them. It is then the responsibility of the Board of Directors to take the measures necessary to safeguard the interests of the company. Generally, a material conflict of interest disqualifies that director from participating in any board discussions and decisions affecting his or her interest. Breach of these principles may also entail personal liability of the directors to the company.
Material difference
Although the Proposed Swiss Articles do not contain express provisions requiring a director to disclose any conflict of interest, underlying Swiss law applies and there is no material difference.
(ii)
Fiscal year

Summary
Under our Articles, unless the Board of Directors otherwise prescribe, the financial year of the Company shall end on December 31 each year and shall begin on January 1 in each year.
Under the Proposed Swiss Articles, the Company’s financial year shall be determined by the Board of Directors.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles.

(i)
Other Matters

(i)
Procedures on mergers and consolidations

Summary
Under our Articles, the Company may, with the approval of a special resolution, have the power to merger or consolidate with one or more constituent companies (as defined in the Cayman Companies Act), upon such terms as the Board of Directors may determine.

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Whilst there is no specific provision in the Proposed Swiss Articles in relation to the rights of shareholders of the Company for approving merger and consolidations, Swiss law imposes a supermajority requirement of at least two-thirds of the voting rights and a majority of the par value of the Registered Shares, each as represented at a general meeting, for the approval of resolutions in relation to transactions among corporations based on the Merger Act, including a merger, demerger, or conversion of a corporation.
Material difference
There is no material difference between our Articles and requirement under Swiss law on the two-thirds voting requirement for approving merger and consolidations.
(ii)
Procedures on liquidation and dissolution

Summary
Under our Articles, the Company may be wound up only (a) if the winding up is initiated by the Board of Directors, by a special resolution; or (b) if the Company is unable to pay its debts as they fall due, by an ordinary resolution; or (c) in any other case, by a special resolution, and, for the purposes of any such special resolution, the requisite majority shall be 100%.
Under the Proposed Swiss Articles, liquidation shall be effected pursuant to applicable law and voluntary dissolution of the Company can only be passed with a majority of two-thirds of the votes present or represented at the general meeting of the Company.
Material difference
There is no material difference between our Articles and the Proposed Swiss Articles on the two-thirds voting requirement.
(iii)
Exclusive jurisdiction

Summary
Under our Articles, unless the Company consents in writing to the selection of an alternative forum, the courts of Cayman Islands shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the shareholders of the Company, (iii) any action asserting a claim arising pursuant to any provision of the Cayman Companies Act or our Articles, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine.
Under the Proposed Swiss Articles, the exclusive place of jurisdiction for any disputes arising under, out of or in connection with, or related to the corporate relationship shall be at the Company’s place of incorporation, which will be Basel, Switzerland.
Material difference
The exclusive jurisdiction of the Company shall be Switzerland instead of the Cayman Islands following the de-registration of the Company in the Cayman Islands and the continuation of the Company to Switzerland.

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Exhibit B-2
Rights and Obligations
Under
STAR Market Listing Rules
Pursuant to the applicable listing rules of the STAR Market (the “STAR Market Listing Rules”), the shareholders’ protection level of the Company shall generally not be lower than that required by applicable PRC laws and regulations (the “Shareholders’ Protection Requirement”). The following is a summary of the material differences under STAR Market Listing Rules as compared to the proposed rights of BeiGene shareholders under Swiss law and the Proposed Swiss Articles and organizational regulations disclosed in the proxy statement/prospectus. The following summary, however, is not complete and does not identify all differences that may, under given situations, be material to BeiGene’s STAR Market shareholders and is subject in all respects, and is qualified by reference, to the STAR Market Listing Rules and applicable law.
Comparison of Shareholder Rights
Voting Rights
Pursuant to the STAR Market Listing Rules, the general meeting of shareholders has the exclusive right to determine the following matters:
•
the company’s business policies and investment plans;

•
election and replacement of members of the Board of Directors and the Board of Supervisors who are not representatives of the employees, and remuneration of the directors and supervisors;

•
approval of the reports of the Board of Directors and the Board of Supervisors;

•
approval of the company’s annual financial budgets and final accounts;

•
approval of the company’s profit distribution plans and loss recovery plans;

•
approval of the increase and decrease of the company’s registered capital;

•
approval of the issuance of corporate bonds;

•
approval of merger, split, dissolution, liquidation, and change of corporate form of the company;

•
amendment of the company’s articles of association;

•
appointment and dismissal of auditors;

•
approval of certain guarantees provided by the company;

•
approval of purchases and disposals of material assets which amount to more than 30% of the company’s latest audited total assets within 1 year;

•
approval of changes in the use of raised proceeds; and

•
approval of equity incentive plans.

For the scope of matters subject to shareholders’ approval under Swiss law and the Proposed Swiss Articles, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights — Voting Rights — BeiGene (Switzerland).”
Generally speaking, the scope of matters subject to shareholders’ approval under Swiss law and the Proposed Swiss Articles already includes material matters that are subject to shareholders’ approval under the STAR Market Listing Rules, thus satisfying the Shareholders’ Protection Requirement.
Supermajority Voting
Pursuant to the STAR Market Listing Rules, certain matters require approval by a majority of at least two-thirds of the voting rights cast at the general meeting of shareholders. These matters include, but are not limited to:

B-2-1

•
approval of the increase and decrease of the company’s registered capital;

•
approval of merger, split, dissolution and liquidation of the company;

•
amendment of the company’s articles of association;

•
approval of purchases and disposals of material assets, and provision of guarantees, which amount to more than 30% of the company’s latest audited total assets within 1 year; and

•
approval of equity incentive plans.

For supermajority voting requirements under Swiss law and the Proposed Swiss Articles, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights — Supermajority Voting — BeiGene (Switzerland).”
Generally speaking, the scope of matters subject to shareholders’ supermajority approval under Swiss law and the Proposed Swiss Articles already includes material matters that are subject to shareholders’ supermajority approval under the STAR Market Listing Rules, thus satisfying the Shareholders’ Protection Requirement.
Meetings of Shareholders
Requisition Right to Convene the Meetings
Pursuant to the STAR Market Listing Rules, shareholder(s) individually or jointly holding at least 10% of the company’s shares are entitled to (i) request the Board of Directors to convene an extraordinary general meeting, and (ii) request the Board of Supervisors to convene an extraordinary general meeting in cases where the Board of Directors refuses to do so or fails to provide timely feedback. Shareholder(s) individually or jointly holding at least 10% of the company’s shares for at least 90 consecutive days may convene an extraordinary general meeting independently in cases where the Board of Supervisors does not issue the meeting notice in a timely manner.
For details on shareholders’ requisition right to convene the general meetings under Swiss law and the Proposed Swiss Articles, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights — Meetings of Shareholders — BeiGene (Switzerland).”
Based on the above, the shareholding threshold for shareholders to request the convening of an extraordinary general meeting under Swiss law and the Proposed Swiss Articles is lower than that under the STAR Market Listing Rules, thus satisfying the Shareholders’ Protection Requirement.
Notices
Pursuant to the STAR Market Listing Rules, at least 20 calendar days’ advance notice shall be given for the company’s annual general meeting and at least 15 calendar days’ advance notice shall be given for the company’s extraordinary general meeting.
For the notice period of the general meeting of shareholders under Swiss law and the Proposed Swiss Articles, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights — Meetings of Shareholders — BeiGene (Switzerland).”
Based on the above, the notice period for general meetings of shareholders under Swiss law and the Proposed Swiss Articles meets the requirement under the STAR Market Listing Rules, thus satisfying the Shareholders’ Protection Requirement.
Shareholder Proposals
Pursuant to the STAR Market Listing Rules, shareholder(s) individually or jointly holding at least 3% of the company’s shares are entitled to submit proposals for consideration at a general meeting to the company, and shareholder(s) individually or jointly holding at least 1% of the company’s shares are entitled to nominate independent directors.

B-2-2

For details on shareholders’ right to submit shareholder proposals under Swiss law and the Proposed Swiss Articles, see “Proposal No. 1: Approval of the Continuation — Comparison of Shareholder Rights — Director Nominations/Shareholder Proposals — BeiGene (Switzerland).”
Based on the above, the shareholding threshold for shareholders to request a proposal be considered at a general meeting of shareholders under Swiss law and the Proposed Swiss Articles is lower than that under the STAR Market Listing Rules, thus satisfying the Shareholders’ Protection Requirement.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20.
INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We believe, based on the interpretation of leading Swiss legal scholars, that under Swiss law, the Company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. The Proposed Swiss Articles make indemnification of directors and officers and advancement of expenses to defend claims against directors and officers mandatory on the part of BeiGene (Switzerland) to the fullest extent allowed by law. Under The Proposed Swiss Articles, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer. Swiss law permits the Company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers. BeiGene (Switzerland) may obtain such insurance from one or more third-party insurers or captive insurance companies. BeiGene (Switzerland) also plans to enter into indemnification agreements with each of its directors and executive officers, upon the completion of the Continuation, that will provide for indemnification and expense advancement and include related provisions meant to facilitate the indemnitee’s receipt of such benefits. The agreements provide that BeiGene (Switzerland) will indemnify each such director and executive officer if such director or executive officer acted in good faith and reasonably believed he was acting in the best interest of BeiGene (Switzerland) and, in addition, with respect to any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. The agreements provide that expense advancement is provided subject to an undertaking by the indemnitee to repay amounts advanced if it is ultimately determined that he is not entitled to indemnification.
The disinterested members of the Board of Directors or an independent counsel will determine whether indemnification payment should be made in any particular instance. In making such determination, the Board of Directors or the independent counsel, as the case may be, must presume that the indemnitee is entitled to such indemnification, and BeiGene (Switzerland) has the burden of proof in seeking to overcome such presumption. If the Board of Directors or the independent counsel determines that the director or executive officer is not entitled to indemnification, the agreements provide that such person is entitled to seek an award in arbitration with respect to his right to indemnification under such agreement.
ITEM 21.
EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)
Exhibits — See the Exhibit Index which is hereby incorporated herein by reference.

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
3.1		Proposed Form of Articles of Association of the Registrant (included as Exhibit A to the proxy statement/prospectus forming a part of this registration statement)	X
3.2		Proposed Form of Organizational Regulations of the Registrant	X
4.1	.1	Deposit Agreement, dated February 5, 2016, by and among the Company, the Depositary and holders and beneficial owners of the American Depositary Shares			8-K (Exhibit 4.1)	2/11/2016	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.2	Amendment No. 1 to Deposit Agreement, dated April 11, 2016, by and among the Registrant, Citibank, N.A. and holders and beneficial owners of the American Depositary Shares			8-K (Exhibit 4.1)	4/11/2016	001-37686
	.3	Letter Agreement, dated as of July 11, 2016, between the Registrant and Citibank, N.A.			10-Q (Exhibit 4.7)	8/10/2016	001-37686
	.4	Form of Letter Agreement between the Registrant and Citibank, N.A.			10-Q (Exhibit 4.9)	5/10/2017	001-37686
	.5	Form of American Depositary Receipt (included in Exhibit 4.1.1)
4.2	.1	Form of Amended and Restated Deposit Agreement between the Registrant and Citibank, N.A.	X
	.2	Form of American Deposit Receipt under the Amended and Restated Deposit Agreement (included in Exhibit 4.2.1)	X
4.3	.1	Second Amended and Restated Investors’ Rights Agreement, dated as of April 21, 2015, by and among the Registrant and certain shareholders named therein			S-1 (Exhibit 4.4)	10/16/2015	333-207459
	.2	Amendment No. 1 to Second Amended and Restated Investors’ Rights Agreement, dated January 26, 2016, by and among the Registrant and certain shareholders named therein			S-1 (Exhibit 10.21)	1/27/2016	333-207459
4.4	.1	Registration Rights Agreement, dated as of November 16, 2016, by and among the Registrant and the investors named therein			8-K (Exhibit 4.1)	11/17/2016	001-37686
	.2	Amendment No. 1 to Registration Rights Agreement, dated December 1, 2020, between the Company and the Investors			8-K (Exhibit 10.1)	12/2/2020	001-37686
	.3	Amendment No. 2 to Registration Rights Agreement, dated May 3, 2023, between the Company and the Investors			10-Q (Exhibit 10.3)	5/4/2023	001-37686
5.1		Opinion of Homburger AG	X

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
8.1		Opinion of Homburger AG re: Swiss tax matters	X
8.2		Opinion of Mourant Ozannes (Cayman) LLP re: Cayman Islands tax matters	X
8.3		Opinion of Goodwin Procter LLP re: U.S. tax matters	X
Collaboration, License and Commercial Agreements
10.1		Share Subscription Agreement, dated July 5, 2017, by and between Celgene Switzerland LLC and the Registrant			8-K (Exhibit 10.1)	7/6/2017	001-37686
10.2#		Letter Agreement, dated June 14, 2019, by and among the Registrant, BeiGene Switzerland GmbH, Celgene Corporation and Celgene Switzerland LLC, to terminate the Amended and Restated Exclusive License and Collaboration Agreement, dated August 31, 2017			10-Q (Exhibit 10.1)	8/8/2019	001-37686
10.3	.1#	Share Purchase Agreement, dated October 31, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.9)	3/2/2020	001-37686
	.2	Amendment No. 1 to Share Purchase Agreement, dated December 6, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.10)	3/2/2020	001-37686
	.3	Restated Amendment No. 2 to Share Purchase Agreement, dated September 24, 2020, by and between the Registrant and Amgen Inc.			8-K (Exhibit 10.1)	9/24/2020	001-37686
	.4	Amendment No. 3 to Share Purchase Agreement, dated January 30, 2023, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.4.4)	2/27/2023	001-37686
10.4	.1#	Collaboration Agreement, dated October 31, 2019, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-K (Exhibit 10.11)	3/2/2020	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.2#	First Amendment to Collaboration Agreement, dated April 20, 2022, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-Q (Exhibit 10.1)	8/8/2022	001-37686
	.3#	Second Amendment to Collaboration Agreement, dated February 26, 2023, by and among the Registrant, BeiGene Switzerland GmbH and Amgen Inc.			10-Q (Exhibit 10.1)	5/4/2023	001-37686
10.5		Guarantee, dated October 31, 2019, by and between the Registrant and Amgen Inc.			10-K (Exhibit 10.12)	3/2/2020	001-37686
10.6	.1	Mutual Termination and Release Agreement, dated July 10, 2023, by and between BeiGene Switzerland GmbH and Novartis Pharma AG			10-Q (Exhibit 10.1)	8/2/2023	001-37686
	.2#	Mutual Termination and Release Agreement, dated September 17, 2023, by and between BeiGene Switzerland GmbH and Novartis Pharma AG			10-Q (Exhibit 10.2)	11/9/2023	001-37686
Equity and Other Compensation Plans
10.7†		2011 Option Plan, as amended, and form of option agreements thereunder			S-1 (Exhibit 10.1)	10/16/2015	333-207459
10.8	.1†	Third Amended and Restated 2016 Share Option and Incentive Plan			8-K (Exhibit 10.1)	6/5/2024	001-37686
	.2†	Form of Global Performance Share Unit Award Agreement for Employees under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.5)	8/7/2024	001-37686
	.3†	Form of Global Restricted Share Unit Award Agreement for Non-Employee Directors under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.5)	8/2/2023	001-37686
	.4†	Form of Global Restricted Share Unit Award Agreement for Employees under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.6)	8/7/2024	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.5†	Form of Global Restricted Share Unit Award Agreement for Consultants under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.7)	8/7/2024	001-37686
	.6†	Form of Global Non-Qualified Share Option Agreement for Employees under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.8)	8/7/2024	001-37686
	.7†	Form of Global Non-Qualified Share Option Agreement for Non-Employee Directors under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.9)	8/2/2023	001-37686
	.8†	Form of Global Non-Qualified Share Option Agreement for Non-Employee Consultants under the Third Amended and Restated 2016 Share Option and Incentive Plan			10-Q (Exhibit 10.9)	8/7/2024	001-37686
10.9†		Fourth Amended and Restated 2018 Employee Share Purchase Plan			8-K (Exhibit 10.2)	6/5/2024	001-37686
10.10†		Senior Executive Cash Incentive Bonus Plan			S-1 (Exhibit 10.19)	1/19/2016	333-207459
10.11†		Independent Director Compensation Policy, as amended			8-K (Exhibit 10.1)	3/20/2024	001-37686
Agreements with Executive Officers and Directors
10.12†		Form of Indemnification Agreement, entered into between the Registrant and its directors and officers			S-1 (Exhibit 10.3)	1/19/2016	333-207459
10.13†		Employment Agreement, dated April 25, 2017, by and between the Registrant and John V. Oyler			8-K (Exhibit 10.1)	4/26/2017	001-37686
10.14	.1†	Executive Employment Agreement, dated April 28, 2018, by and between BeiGene (Beijing) Co., Ltd. and Xiaobin Wu			10-Q (Exhibit 10.1)	8/9/2018	001-37686

Exhibit No.		Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
	.2†	Amended and Restated Employment Apportionment Agreement, dated June 16, 2023, by and between BeiGene (Beijing) Co., Limited, BeiGene Guangzhou Biologics Manufacturing Co., Ltd., BeiGene Pharmaceutical (Shanghai) Co., Ltd. and Xiaobin Wu			10-Q (Exhibit 10.4)	8/2/2023	001-37686
10.15†		Separation and Transition Agreement, dated July 17, 2024, by and between the Registrant and Julia Wang			10-Q (Exhibit 10.4)	8/7/2024	001-37686
10.16†		Consulting Agreement, dated December 7, 2023, by and between the Registrant and Xiaodong Wang			10-K (Exhibit 10.16)	2/26/2024	001-37686
10.17†		Employment Agreement, dated December 30, 2021, by and between BeiGene (Shanghai) Co., Ltd. and Lai Wang			10-K (Exhibit 10.20)	2/28/2022	001-37686
10.18†		Offer Letter, dated June 10, 2022, by and between the Registrant and Chan Lee			10-Q (Exhibit 10.3)	8/2/2023	001-37686
10.19†		Offer Letter, effective July 22, 2024, by and between the Registrant and Aaron Rosenberg			10-Q (Exhibit 10.3)	8/7/2024	001-37686
10.20†		Consulting Agreement, dated January 23, 2024, by and between the Registrant and Thomas Malley			10-Q (Exhibit 10.2)	3/20/2024	001-37686
Other Agreements
10.21		Facility Agreement, dated as of July 28, 2023, by and between the Registrant and China Merchants Bank Co., Ltd.			10-Q (Exhibit 10.2)	8/2/2023	001-37686
10.22#		Settlement and Termination Agreement, dated as of August 1, 2023, by and between the Registrant, BeiGene Switzerland GmbH, Bristol-Myers Squibb Company, Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation and Celgene Logistics Sàrl			10-Q (Exhibit 10.1)	11/9/2023	001-37686

Exhibit No.	Exhibit Description	Filed/ Furnished Herewith	Previously Filed	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/ Reg. Number
10.23#	First Amendment to the Settlement and Termination Agreement, dated as of January 10, 2024, by and between the Registrant, BeiGene Switzerland GmbH, Bristol-Myers Squibb Company, Celgene Corporation, Celgene Switzerland LLC, Celgene Kappa Holdings LLC, Celgene Holdings East Corporation and Celgene Logistics Sàrl			10-K (Exhibit 10.21)	2/26/2024	001-37686
10.24	Facility Agreement, dated as of December 9, 2024, by and between the Company and China Merchants Bank Co., Ltd.			8-K (Exhibit 10.1)	12/10/2024	001-37686
21.1	List of Subsidiaries of the Registrant	X
23.1	Consent of Ernst & Young LLP	X
23.2	Consent of Ernst & Young Hua Ming LLP	X
23.3	Consent of Homburger AG (included in Exhibit 5.1)	X
23.4	Consent of Homburger AG (included in Exhibit 8.1)	X
23.5	Consent of Mourant Ozannes (Cayman) LLP (included in Exhibit 8.2)	X
23.6	Consent of Goodwin Procter LLP (included in Exhibit 8.3)	X
23.7	Consent of Fangda Partners	X
24.1	Power of Attorney (included on signature page)		X
99.1	Form of Proxy Card	X
107	Filing Fee Table	X

†
Indicates a management contract or any compensatory plan, contract or arrangement.

#
Certain portions of the exhibit have been omitted by means of redacting a portion of the text and replacing it with “[*],” because they are both (i) not material and (ii) the type of information that the Registrant treats as private or confidential.

ITEM 22.
UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, if a primary offering of securities of the undersigned registrant is deemed to occur pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, and if the securities are deemed to be offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)   that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)   That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
(8)   That every prospectus (i) that is filed pursuant to paragraph (g)(1) of Item 512 of Regulation S-K or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(9)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(10)   To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(11)   To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Grand Cayman, Cayman Islands, on January 21, 2025.
BEIGENE, LTD.
Date: January 21, 2025	By:	/s/ John V. Oyler

John V. Oyler
Chief Executive Officer and Chairman
(Principal Executive Officer)
POWER OF ATTORNEY
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.
Signature	Title	Date
/s/ John V. Oyler John V. Oyler	Chief Executive Officer and Chairman (Principal Executive Officer)	January 21, 2025
/s/ Aaron Rosenberg Aaron Rosenberg	Chief Financial Officer (Principal Financial Officer)	January 21, 2025
/s/ Titus Ball Titus Ball	Chief Accounting Officer (Principal Accounting Officer)	January 21, 2025
* Olivier Brandicourt	Director	January 21, 2025
* Margaret Dugan	Director	January 21, 2025
* Michael Goller	Director	January 21, 2025
* Anthony C. Hooper	Director	January 21, 2025
* Ranjeev Krishana	Director	January 21, 2025
* Alessandro Riva	Director	January 21, 2025
* Corazon (Corsee) D. Sanders	Director	January 21, 2025

Signature	Title	Date
* Xiaodong Wang	Director	January 21, 2025
* Qingqing Yi	Director	January 21, 2025
/s/ Shalini Sharp Shalini Sharp	Director	January 21, 2025
*By: /s/ Chan Lee Name: Chan Lee Title: Attorney-in-fact
BeiGene USA, Inc.	Authorized Representative in the United States	January 21, 2025
By: /s/ Chan Lee Name: Chan Lee Title: Senior Vice President, General Counsel